As filed with the Securities and Exchange Commission on December 9, 2024

File No. 000-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

VistaOne, L.P.

(Exact name of registrant as specified in charter)

Delaware	33-1386882
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, 20th Floor San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

(415) 765-6500

(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, DC 20001	Mark Brod Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Limited Partnership Units

Class B Limited Partnership Units

Class D Limited Partnership Units

Class I Limited Partnership Units

Class A-S Limited Partnership Units

Class A-B Limited Partnership Units

Class A-D Limited Partnership Units

Class A-I Limited Partnership Units

Class F-S Limited Partnership Units

Class F-B Limited Partnership Units

Class F-D Limited Partnership Units

Class F-I Limited Partnership Units

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

VistaOne, L.P. is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future and to comply with applicable requirements thereunder.

In this Registration Statement, except where the context suggests otherwise:

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the term “Aggregators” refers collectively to VistaOne Aggregator I, L.P., a Delaware limited partnership (“Aggregator I”), VistaOne Aggregator II, L.P., an exempted Cayman limited partnership (“Aggregator II”), and VistaOne Aggregator III, L.P., an exempted Cayman limited partnership (“Aggregator III”) and, collectively with Aggregator I and Aggregator II and including any successor vehicles or other vehicles used to aggregate the holdings of the Fund (as defined below) and any Parallel Funds (as defined below), and each, individually, an “Aggregator”;

•	the term “Business Day” is any day on which securities markets in the United States are open;

•	the term “Feeder” refers to VistaOne (TE), L.P., a Delaware limited partnership;

•	the term “Feeder Fund” refers to the Feeder and any other feeder funds;

•	the terms “Fund,” “we,” “us,” “our,” and “VistaOne,” refer to VistaOne, L.P., a Delaware limited partnership;

•	the term “General Partner” refers to VistaOne GP, L.P., a Delaware limited partnership, our general partner;

•	the term “Initial Offering” refers to the date of the initial acceptance by the Fund of a subscription for Units (as defined below) by persons that are not affiliates of the General Partner;

•	the term “Intermediate Entity” refers to entities (including corporations) used to acquire, hold or dispose of any investment asset or otherwise facilitate the Fund’s investment activities;

•	the term “Lower Funds” refers to one or more vehicles used to aggregate the holdings of the Fund (including the Aggregators and any successor vehicles thereto);

•	the term “Manager” refers to VEPF Management, L.P., a Delaware limited partnership, our manager;

•

the term “net asset value” or “NAV” refers to, as the context requires, Transactional NAV (as defined below) determined in accordance with the valuation policies of the Fund, as updated from time to time. For the calculation of the Fund’s net asset value for financial reporting purposes, the Fund will use accounting principles generally accepted in the United States of America (“GAAP”);

•

the term “Parallel Funds” refers to one or more parallel vehicles established by, or at the direction of, Vista to invest alongside the Fund, but excluding VistaOne Lux (as defined below) (as determined in the General Partner’s discretion);

•	the term “Portfolio Company” refers to companies in which investments are made by the Fund;

•	the term “Subscription Agreement” refers to a subscription agreement executed by each prospective investor which shall also bind the prospective limited partner, as applicable, to the Fund LPA;

•	the term “Subscription Date” refers to the first calendar day of the month immediately following the Fund’s receipt of the subscription request, if accepted by the Fund;

i

•

the term “Transactional NAV” refers to the price at which transactions in the Fund’s Units are made, which, for purposes of calculating the Fund’s Transactional NAV (and not for financial reporting purposes), (i) the Initial Expense Support paid by the Manager through one year following the Initial Offering will be recognized as a reduction to NAV in the month the Fund reimburses the Manager for such costs, (ii) Unitholder Servicing Fees, as applicable, are recognized as a reduction to NAV on a monthly basis as such fees are accrued and (iii) contingent tax liabilities of certain Intermediate Entities that are not expected to be recognized due to the expected structure of the divestment of the associated underlying investment may not be recognized as a reduction to NAV (although tax liabilities of those same Intermediate Entities may be taken into account in determining the fair value of the associated underlying investment);

•	the term “Ultimate General Partner” refers to VistaOne GP Management, LLC, a Delaware limited liability company, the general partner of the General Partner;

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the term “Unitholders” refers to holders of our limited partnership units (the “Units”). There are twelve classes of Units available to investors through the Fund (each a “Class”): Class S (“Class S” or the “Class S Units”), Class B (“Class B” or the “Class B Units”), Class D (“Class D” or the “Class D Units”), Class I (“Class I” or the “Class I Units”), Class A-S (“Class A-S” or the “Class A-S Units”), Class A-B (“Class A-B” or the “Class A-B Units”), Class A-D (“Class A-D” or the “Class A-D Units”), Class A-I (“Class A-I” or the “Class A-I Units”), Class F-S (“Class F-S” or the “Class F-S Units”), Class F-B (“Class F-B” or the “Class F-B Units”), Class F-D (“Class F-D” or the “Class F-D Units”), Class F-I (“Class F-I” or the “Class F-I Units”). Additionally, Class E (“Class E” or the “Class E Units”) and Class V (“Class V” or the “Class V Units”) (together “Vista Units”) are available to Vista and certain of its affiliates and employees and the Fund’s employees, officers and directors and are not being offered to other investors;

•	the term “Vista” refers to Vista Equity Partners Management, LLC and its subsidiaries and affiliated entities;

•

the term “Vista Capital Markets” refers to an affiliate of the Manager and General Partner that (i) will be a U.S. regulated broker dealer or a non-U.S. equivalent thereof or (ii) otherwise conducts a financial services, investment banking, loan origination, structuring, placement, advisory or other similar business, including acting as a broker, dealer, distributor, financial advisor, syndicator, arranger, underwriter or originator of securities or loans;

•

the term “Vista Funds” refers to Vista Equity Fund II, L.P. (“VEF II”), Vista Equity Partners Fund III, L.P. (“VEPF III”), Vista Equity Partners Fund IV, L.P. (“VEPF IV”), Vista Equity Partners Fund V, L.P. (“VEPF V”), Vista Equity Partners Fund VI, L.P. (“VEPF VI”), Vista Equity Partners Fund VII, L.P. (“VEPF VII”), Vista Equity Partners Fund VIII, L.P. (“VEPF VIII”, and collectively with VEF II, VEPF III, VEPF IV, VEPF V, VEPF VI and VEPF VII, the “Vista Flagship Funds”), Vista Foundation Fund I, L.P. (“VFF I”), Vista Foundation Fund II, L.P. (“VFF II”), Vista Foundation Fund III, L.P. (“VFF III”), Vista Foundation Fund IV, L.P. (“VFF IV”), Vista Foundation Fund V, L.P. (“VFF V” and collectively with VFF I, VFF II, VFF III and VFF IV, the “Vista Foundation Funds”), Vista Equity Endeavor Fund I, L.P. (“VEEF I”), Vista Equity Endeavor Fund II, L.P. (“VEEF II”), Vista Equity Endeavor Fund III, L.P. (“VEEF III”, and collectively with VEEF I and VEEF II, the “Vista Endeavor Funds” and collectively with the Vista Flagship Funds and the Vista Foundation Funds, the “Vista PE Funds”), Vista Equity Partners Perennial, L.P. (“VEPP” or “Vista Perennial Fund”), Vista Credit Opportunities Fund I, L.P. (“VCOF I”), Vista Credit Opportunities Fund II, L.P. (“VCOF II”), Vista Credit Partners Fund III, L.P. (“VCPF III”), Vista Credit Partners Fund IV, L.P. (“VCPF IV,” and collectively with VCOF I, VCOF II and VCPF III, the “Vista Credit Flagship Funds”), Vista Opportunistic Credit Fund I, L.P. (“VOCF I”), Vista Opportunistic Credit Fund II, L.P. (“VOCF II”), Vista Opportunistic Credit Fund III, L.P. (“VOCF III”), Vista Opportunistic Credit Fund IV, L.P. (“VOCF IV” and collectively with VOCF I, VOCF II and VOCF III, the “Vista Credit Opportunistic Funds”); Vista Capital Solutions Fund, L.P. (“VCSF”, and collectively with the Vista Credit Flagship Funds and the Vista Credit Opportunistic Funds, the “Vista Credit Funds”), Vista Credit Strategic Lending Corp. (“VCSL”), and, in the case of each of the aforementioned fund vehicles, each entity formed as a parallel fund, executive fund, companion vehicle, feeder vehicle, co-investment vehicle or alternative investment vehicle thereof; and

•	the term “VistaOne Lux” refers to VistaOne (Lux) Feeder, SICAV SA, a Luxembourg alternative investment fund.

The Fund is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).

This Registration Statement does not constitute an offer of VistaOne or any other Vista fund and an offering may only be made pursuant to the Fund’s private placement memorandum. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, the Fund, directors, executive officers and principal unitholders will be subject to the reporting requirements of Section 16 of the Exchange Act.

Forward-Looking Statements; Risk Factor Summary

This Registration Statement may contain forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “will,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Potential investors should not rely on these statements as if they were fact. We assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

References herein to “expertise” or any party being an “expert” are based solely on the belief of Vista, are intended only to indicate proficiency as compared to an average person and in no way limit any exculpation provisions or alter any standard of care applicable to Vista. Additionally, any awards, honors, or other references or rankings referred to herein with respect to Vista or any investment professional are provided solely for informational purposes and are not intended to be, nor should they be construed or relied upon as, any indication of future performance or other future activity. Any such awards, honors, or other references or rankings may have been based on subjective criteria and may have been based on a limited universe of participants, and there are other awards, honors or other references or rankings given to others and not received by Vista and/or any investment professional of Vista.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. A summary of the principal risk factors that make investing in our securities risky and might cause our actual results to differ is set forth below. The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. This summary should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in the section entitled “Item 1A. Risk Factors” in this Registration Statement.

•

Although Vista has extensive investment experience generally, the Fund and the General Partner are recently formed entities with minimal operating history upon which to evaluate the Fund’s likely performance, and the Fund will employ a strategy that differs from that of prior Vista PE Funds.

•

There is no current public trading market for the Units, and Vista does not expect that such a market will ever develop. Therefore, the repurchase of Units by the Fund will likely be the only way to dispose of Units. The Fund intends to implement a Repurchase Program (as defined below) for the Investor Units (as defined below) and Class E Units whereby the Fund would repurchase, in any calendar quarter, up to 5% of the aggregate NAV attributable to Investor Units and Class E Units as of the close of the previous calendar quarter, but there is no guarantee that the Fund will be able to make such repurchases. Furthermore, the Repurchase Program is at the sole discretion of the General Partner, and the Fund may choose to repurchase fewer Units than have been requested in any particular quarter to be repurchased under its Repurchase Program, or none at all, in the General Partner’s discretion at any time.

•

The calculation of the Fund’s Transactional NAV for purposes of subscriptions, repurchases and other purposes described herein shall be made in accordance with the methodology set forth in the Fund’s Valuation Policy (as defined below), which may differ in certain respects from the methodology required pursuant to GAAP (as defined below). The Fund’s accounting standards may not correspond to the accounting standards of other underlying entities, resulting in different financial information appearing on their respective financial statements.

•

The Fund may directly or indirectly incur leverage on a portfolio or investment basis at the level of Portfolio Companies, or at the level of assets or any asset-level holding entities, whether on a temporary or long-term basis. While investments in leveraged companies offer the opportunity for capital appreciation, such investments also involve a higher degree of risk.

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The private equity industry generally, and the Fund’s investment activities in particular, are affected by general economic and market conditions, as well as a number of other economic factors that are likewise outside of Vista’s control, such as interest rates, availability and spreads of credit, credit defaults, inflation rates, economic uncertainty, changes in tax, currency control and other applicable laws and regulations (including laws and rates relating to the taxation of the investments), trade barriers, general economic and market conditions and activity (such as consumer spending patterns), technological developments and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations) and foreign ownership restrictions. The activity of identifying, buying and selling private equity investments is highly competitive, involves a high degree of uncertainty and is subject in some cases to the prevailing capital market, regulatory or political environment.

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The Fund’s Investments (as defined below) will be concentrated in the software sector. Concentration in a single sector may involve risks greater than those generally associated with diversified investment funds, including significant fluctuations in returns. Moreover, since all of the Fund’s Investments cannot reasonably be expected to perform well or even return capital, for the Fund to achieve above-average returns, one or a few of its Investments must perform very well. There can be no assurance that this will be the case.

Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described herein in “Item 1A. Risk Factors” in this Registration Statement, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Registration Statement and in our other periodic filings. The forward-looking statements speak only as of the date of this Registration Statement, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

v

Item 1.	Business

(a) General Development of Business

VistaOne’s investment program is designed to offer eligible individual investors access to the investment strategies of the Vista PE Funds, which primarily focus on acquiring controlling interests in “Small Cap,” middle-market and “Mid Cap” and upper middle market and “Large Cap” enterprise software, data and technology-enabled solutions companies with significant value creation opportunities, as well as future Vista-managed private equity strategies (collectively, the “Vista Strategies”). Our General Partner and our Manager are affiliates of VistaOne. As used herein, “Affiliate” means, with respect to a person, any other person that either directly or indirectly controls, is controlled by or is under common control with the first person.

We expect to conduct a continuous private offering (the “Private Offering”) of our Units in reliance on exemptions from the registration requirements of the 1933 Act to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and rules thereunder). The Fund is structured as a perpetual vehicle, with monthly, fully funded subscriptions and periodic repurchase offers, which Vista believes enables investors to manage exposure to the private equity asset class.

(b) [Reserved]

(c) Description of Business

The Fund – VistaOne, L.P.

The Fund, a limited partnership, was formed on September 30, 2024, under the laws of the State of Delaware. We are a private investment fund exempt from registration pursuant to Section 3(c)(7) of the 1940 Act.

In addition to the Fund, Vista expects to form one or more other collective investment vehicles or other arrangements for certain other investors to invest in the Fund, including Feeder Funds. In particular, Vista has formed the Feeder for certain investors with particular tax characteristics, such as certain U.S. tax-exempt investors and certain non-U.S. investors. The Feeder intends to invest all of its investable assets in a non-U.S. entity treated as a corporation for U.S. federal income tax purposes (a “Non-U.S. Corporation”), which, in turn, intends to invest in Class A-I Units, Class F-I Units and Class I Units of the Fund.

The Fund anticipates forming one or more vehicles used to aggregate the holdings of the Fund (any such vehicles, including the Aggregators and any successor vehicles thereto, the “Lower Funds”), through which it expects to hold certain of its Investments (as defined below), directly or indirectly through one or more intermediate entities (including corporations) used to acquire, hold or dispose of any investment asset or otherwise facilitate the Fund’s investment activities (each, an “Intermediate Entity”), as determined by the General Partner. Vista may also form one or more Parallel Funds to invest alongside the Fund.

Investment Objective and Strategy

The Fund’s principal focus will be on acquiring interests in enterprise software, data and technology-enabled solutions companies with significant value creation opportunities. Vista seeks to invest in opportunities in which Vista believes it can drive operational change. Over the last 24 years, Vista has demonstrated its ability to create value through a disciplined investment focus, leveraging its proprietary operational capabilities within companies that offer mission-critical enterprise software, data and technology-enabled solutions and have strong recurring revenue attributes. The Fund intends to primarily invest alongside all Vista Strategies, with the objective of creating a dynamically managed portfolio of Investments (as defined below) with diverse end-market exposure through solutions that are critical to core functions of a wide variety of vertical and horizontal markets (end-markets including but not limited to sales and marketing, financial services, education, healthcare, energy, infrastructure, cybersecurity and more). While the Fund invests globally, exposure of the Vista Strategies and the Fund will predominantly be to companies based in the United States, which Vista believes to be the largest and fastest growing enterprise software market globally.

The Fund will also be able to invest in opportunistic deals which do not fall under one of Vista’s existing or future core private equity strategies, thereby providing the Fund with an opportunity to create an additional value-add for investors.

We believe a robust private market opportunity exists to invest in enterprise software, with few companies in the space being accessible via public markets. The Fund, alongside the Vista Strategies, as applicable, will seek to identify high quality enterprise software, data and technology-enabled solutions companies that can be acquired and transformed through the implementation of proprietary processes and methodologies developed and refined by Vista, known as the “Vista Best Practices”, into profitable growth businesses with predictable cash flows. These Vista Best Practices are underpinned by over two decades of experience exclusively investing in enterprise software, dedicated investment and operating professionals and a network of C-Suite executives with multiple tours of duty at Vista companies. Vista believes these businesses exist in virtually every vertical market. The vertical market focus of such companies is a core reason why they can become highly successful, as they offer their customers unique, mission-critical capabilities that result in what we believe are high quality, recurring revenue streams. Additionally, this vertical market focus can provide the Fund significant and natural diversification across a wide number of industries through the companies that the Fund invests in.

In addition to vertical software companies, the Fund will also look for opportunities in the horizontal solutions segment, alongside the Vista Strategies, as applicable. Vista believes that the proliferation of devices and data has created a significant need for companies in most, if not all, industries to obtain technological infrastructure and solutions that help them manage, organize, store and secure that data. In this context, the Fund will target companies that seek to address those needs in data, future of work, infrastructure, security, governance, risk and compliance, back office, enterprise resource management, system-of-record workflow applications and other applications that have potential use-cases in multiple end-markets. The Fund will also focus on platforms that it believes are category leaders, innovators and established or next-generation category disruptors taking market share from legacy incumbents, thereby potentially establishing greenfield opportunities.

Across companies with both horizontal and vertical market focuses, the Fund will target companies with (i) mission-critical solutions, (ii) strong customer and revenue retention, (iii) high levels of contractually recurring revenue or recurring revenue, (iv) established and diversified customer bases or an attractive addressable market with a diverse customer base, (v) attractive products with strong competitive positioning or defensible competitive positioning and products and/or (vi) capital efficient growth and/or potential for high free cash flow.

In pursuing these core investment attributes, Vista believes that the Fund, alongside the Vista Strategies, as applicable, will be able to identify a significant opportunity set of companies for the Fund to pursue. The Fund will in particular seek to pursue companies that present opportunities for Vista to drive further improvement of the core investment attributes through its proprietary Vista Best Practices. Vista believes its operational focus and specialized network enables Vista to enjoy less competition from private and public capital and drive greater growth potential relative to other less operationally-focused managers.

The combination of these attributes, broad end-market diversification through the services Vista portfolio companies provide for their customers and Vista’s ability to systematically drive operational improvements throughout each portfolio company by leveraging Vista Best Practices, highlights the strength of the Vista investment strategy.

Portfolio Allocation Targets

The Fund will focus on direct investments, generally alongside the Vista Strategies (“Direct Investments”), but also has the ability to participate in secondary market purchases of existing investments in Target Funds1 managed by Vista or third-party fund managers (“Secondary Investments”) and to make primary capital commitments to Target Funds managed by Vista or third-party fund managers (“Primary Commitments”). Direct Investments may include, without limitation, private and public investments in equity instruments, preferred equity instruments, convertible debt or equity derivative instruments, warrants, options, “PIK” (paid-in-kind) notes, mezzanine debt and “PIPE” (private investments in public equity) transactions.

[1]

“Target Fund” means any collective investment scheme and/or similar pooled investment vehicle (whether regulated or unregulated and whether based in the United States or abroad) in which any Vista Entity holds, directly or indirectly, or is considering to make, an investment.

The Fund will target an allocation of up to 25% of its NAV in debt and other type of liquid securities, including but not limited to loans, debt securities, public equities, shares and/or units of exchange traded funds, collateralized debt obligations, collateralized loan obligations, asset-backed securities, mortgage-backed securities and other securitized products, derivatives, money market instruments, cash and cash equivalents, as a means of generating income, facilitating capital deployment and providing a potential source of liquidity (each such transaction or series of transactions in single or multiple assets, a “Debt and Other Securities Investment” and together with the Direct Investments, Secondary Investments and Primary Commitments, the “Investments” ). We expect to appoint Vista Credit Partners, L.P. as a sub-manager with respect to the Fund’s investments into Debt and Other Securities Investments.

For temporary defensive and/or liquidity management purposes (including, without limitation, in connection with implementing changes to the Fund’s asset allocations) and/or pending the deployment of subscription monies in investments, VistaOne may allocate a substantially higher portion of its assets to Debt and Other Securities Investments. In addition, the Fund’s direct or indirect investments at any given time may exceed and/or otherwise vary materially from the allocation targets set out above (including but not limited to during the ramp-up period). Such material variation in the Fund’s Investments from these indicative allocation ranges may be caused by factors such as a large inflow of capital over a short period of time, the Manager’s assessment of the relative attractiveness of opportunities or an increase in anticipated cash requirements or repurchase requests, subject to any limitations or requirements relating to applicable law. Certain Investments could be characterized by the Manager, in its discretion, as Direct Investments, Secondary Investments, Primary Commitments or Debt and Other Securities Investments depending on the terms and characteristics of such Investments.

The General Partner and the Manager

VistaOne GP, L.P., a Delaware limited partnership, is the Fund’s General Partner. Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors. The General Partner delegates the portfolio management function regarding the Fund to the Manager. The Manager, a wholly owned subsidiary of Vista that is registered with the SEC as a “relying adviser” through a single “umbrella” registration with Vista Equity Partners Management, LLC, manages the Fund pursuant to the terms of the Investment Management Agreement and supports the Fund in managing its Investments and fulfilling its objectives investing in enterprise software, data and technology-enabled solutions companies and implementing its proprietary set of Vista Best Practices to seek to rapidly and aggressively implement change, create value and generate positive returns for investors.

Since 2000, Vista has been investing exclusively in enterprise software and pioneered the software buyout industry. Over time, Vista has built a unique ecosystem with capabilities to source, acquire and operate software companies across the spectrum of the “Small Cap”, “Mid Cap” and “Large Cap” opportunity set. Vista has also added strategic structured minority investments to its investment strategy when such positions align with Vista’s long-term leadership position in a company. The Manager will apply Vista’s disciplined investment focus to the Fund, investing in companies that provide mission-critical software, data and technology-enabled solutions, have attractive recurring revenue attributes and offer opportunities for improvement in their operations, across a broad range of maturity. The Vista private equity team has significant experience executing private equity and private equity-related transactions.

VistaOne Structure

Note: For illustrative purposes only. Certain Intermediate Entities are not reflected.

Market Opportunity

Vista was formed in 2000 to capitalize on the large and rapidly growing number of buyout opportunities in the enterprise software segment of the high technology market. Over its 24-year history, Vista has been a pioneer investor in the sector and has engineered an operational approach and unique organizational design that is purpose-built to investing in and operating enterprise software companies. Through a systematic approach and best practices honed by over two decades investing exclusively in enterprise software, Vista has delivered consistently favorable risk-adjusted returns for its investors. Vista believes that its deep domain expertise, industry experience, executive network, and institutional knowledge make it well-positioned to create significant value across a variety of investment opportunities available in the present market.

Vista believes that enterprise software represents one of the key drivers behind efficiency gains and innovation for businesses of all sizes over the last fifty years and expects this theme will continue. Automation, workflow, proprietary data sets and analytical best practices offered by enterprise software are mission-critical to industries throughout the global economy and accordingly Vista expects enterprise software to remain a key part of the infrastructure of these industries going forward. Notably with the advent of Generative AI, enterprise software—with sovereignty and dominion over some of the world’s most valuable data sets—is expected to be a primary beneficiary of this innovation. The future presents a generational investment opportunity for enterprise software, and as illustrated below, the current size and growth rates associated with the software industry detail its fundamental role in driving the transformation and innovation of economies around the world.

In addition to the enhanced productivity, data access and growth credited by enterprise software, Vista believes that the enterprise software business model has unique characteristics inherent to the industry that has the potential to offer a combination of lower-risk, attractive cash flow and potentially high returns, which compare favorably to other segments of the high technology market as well as many other industries traditionally targeted by buyout investors. Over the last decade, the enterprise software industry has generally transformed from a licensing and publishing revenue model driven by the delivery of on-premise products to one defined by a subscription driven model enabled by applications and infrastructure delivered via private, hybrid and public clouds.

The establishment of SaaS as the dominant business model for enterprise software companies has further entrenched the structural advantages of enterprise software, namely, recurring revenue, sticky enterprise customers, high gross margins and low working capital expenditure requirements. Enterprise software companies have low to negative working capital and low capital expenditure requirements versus companies across many sectors. The major input cost in software is human capital, largely a variable cost, in contrast to certain other industries that have significant fixed costs, including expensive raw material inputs, inventory, large factories and warehouses or large capital expenditures.

Vista continues to see attractive opportunities in enterprise software businesses that have either established, or demonstrate the potential to achieve, a meaningful market position through product superiority, innovation and operational excellence. These businesses tend to demonstrate low to moderate growth profiles at or just above their end-markets, with strong gross margins and the opportunity to generate meaningful earnings and free cash flow. Over time, this segment of the enterprise software market has seen increased competition from other financial sponsors and strategic investors. However, Vista believes its hands-on operational approach, expansive network and deep industry experience gives Vista a distinct edge in identifying attractive opportunities and de-risking the types of transformational strategic initiatives it undertakes as an owner of these businesses to achieve outcomes that others either do not see or cannot achieve at lower scales and with less sector-specific expertise.

Enterprise Software Business Model

The enterprise software business model possesses many characteristics that Vista believes make it a long-term, highly attractive investment opportunity for investors with the appropriate domain knowledge and operational expertise. These characteristics enable companies to generate high levels of cash flow and profitability with significant predictability. The following summarizes the characteristics of enterprise software businesses that are most attractive to Vista:

•	significant operational burden to switching vendors;

•	control over unique, proprietary data sets;

•	recurring revenue from subscriptions, maintenance, support, term license and hosting fees;

•	long term customer contracts;

•	products provide mission-critical technology that enhances efficiency and productivity;

•	end-market diversification;

•	develop once to sell many subscriptions/licenses; and

•	the only raw materials are people.

The Board of Directors

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors (the “Board of Directors” or “Board”). The Board is responsible for overseeing the Fund’s periodic reports under the Exchange Act and certain conflicts of interest related to Vista in accordance with the provisions of the Fund LPA and any policies of the General Partner. The Board of Directors will initially comprise certain members, at least one of whom will be independent of the Fund and Vista (“Independent Directors”), as determined by the

General Partner consistent with the independence tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or any other policy as determined by General Partner. The Independent Directors shall be unaffiliated with the General Partner, the Manager or any of their Affiliates. The General Partner may appoint directors to the Board from time to time. Our Board currently consists of    members. We intend to appoint additional directors (under the rules of the New York Stock Exchange) prior to our Initial Offering.

Each Director will serve a term of three years, which is renewable by the General Partner in its sole discretion. Specifically, the Independent Directors will (i) review and approve or disapprove any potential conflicts of interest in any transaction or relationship between the Fund and the General Partner or any employee or affiliate thereof that the General Partner determines to present to the Independent Directors (as defined below) and (ii) review and approve any matter (x) for which approval is required under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), including Sections 205(a) and 206(3) thereof, (y) as provided for under the Fund LPA or (z) as deemed appropriate by the General Partner.

The General Partner may appoint additional directors to the Board from time to time. The Independent Directors shall be unaffiliated with the Fund, Vista, the General Partner, the Manager or any of their affiliates. The General Partner shall have the right to change or replace any Independent Director for “Cause” (as defined in the Fund LPA) and any Director, other than an Independent Director, with or without Cause. The approval or consent of the Board will constitute equivalent approval or consent with respect to any Intermediate Entity or Lower Fund to the extent such approval or consent is sought by the General Partner. The Board will function in accordance with the Fund’s governance guidelines and Vista’s code of ethics. Members of the Board have the benefit of certain exculpation and indemnification provisions set forth in the Fund LPA. See “Item 5. Directors and Executive Officers—Biographical Information” for further information regarding the members of the Board.

The Fund shall also have an audit committee (the “Audit Committee”), which is comprised solely of the Independent Directors. The Audit Committee will, among other matters, approve the Fund’s auditor (as selected by the General Partner) and the Fund’s financial statements.

Investment Management Agreement

The description below of the Investment Management Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Management Agreement attached as an exhibit to this Registration Statement.

The Manager will provide investment advisory services to us pursuant to the Investment Management Agreement. Under the terms of the Investment Management Agreement, the Manager is responsible for the following:

•	originating and recommending investment opportunities, consistent with the investment objective and strategy of the Fund;

•	monitoring and evaluating our Investments;

•

analyzing and investigating potential portfolio companies, including their products, services, markets, management, financial situation, competitive position, market ranking and prospects for future performance and analyzing other Investments, including Primary and Secondary Investments in funds;

•	analyzing and investigating potential dispositions of Investments, including identification of potential acquirers and evaluations of offers made by such potential acquirers;

•	structuring of acquisitions of Investments;

•	identifying bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financing proposals;

•	supervising the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Investment;

•	monitoring the performance of portfolio companies and, where appropriate, providing advice to the management of the portfolio companies at the policy level during the life of an Investment;

•	arranging and coordinating the services of other professionals and consultants, including Vista; and

•

providing us with such other services as the General Partner may, from time to time, appoint the Manager to be responsible for and perform, consistent with the terms of the Investment Management Agreement.

The Manager’s services under the Investment Management Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, the management, policies and operations of the Fund shall be the ultimate responsibility of the General Partner acting pursuant to and in accordance with the Fund LPA (as defined below). See “Item 1(c). Description of Business—Fund LPA” below for further information.

Compensation of the Manager and the General Partner

Management Fee

In consideration for its investment management services, the Manager will be entitled to receive a management fee (the “Management Fee”) payable by the Fund directly or indirectly through a Lower Fund or Intermediate Entity in an amount equal to 1.25% per annum of the month-end NAV attributable to the Investor Units, before giving effect to any accruals for the Management Fee, the Performance Participation Allocation (as defined below) and the Servicing Fee (as defined below), Unit repurchases for that month, any distributions and without taking into account any taxes (whether paid, payable, accrued or otherwise) of any Intermediate Entity or Lower Fund through which the Fund indirectly invests in a Portfolio Company, as determined in the good faith judgment of the General Partner; provided, that (i) with respect to Anchor Units (as defined below), the Management Fee shall be equal to 0.75% per annum of the month-end NAV attributable to the Anchor Units for a period of 36-months beginning with the Initial Offering and such Anchor Units will receive a Management Fee waiver for the first six months of such period and (ii) with respect to Founder Units (as defined below), the Management Fee shall be equal to 0.75% per annum of the month-end NAV attributable to the Founder Units for a period of 36-months beginning with the initial closing of the Founder Units. The Management Fee will accrue monthly (subject to pro-rating for partial periods) and be paid monthly. Vista Units (as defined below) do not pay a Management Fee.

Class	Applicable Management Fee Percentage
Class S	1.25% per annum of month-end NAV

Class B	1.25% per annum of month-end NAV

Class D	1.25% per annum of month-end NAV

Class I	1.25% per annum of month-end NAV

Class A-S	Waived for the first 6-month period beginning on the Initial Offering; 0.75% per annum of month-end NAV for the following 30-month period

Class A-B	Waived for the first 6-month period beginning on the Initial Offering; 0.75% per annum of month-end NAV for the following 30-month period

Class A-D	Waived for the first 6-month period beginning on the Initial Offering; 0.75% per annum of month-end NAV for the following 30-month period

Class A-I	Waived for the first 6-month period beginning on the Initial Offering; 0.75% per annum of month-end NAV for the following 30-month period

Class F-S	0.75% per annum of month-end NAV for the first 36-month period beginning on the initial closing of Founder Units

Class F-B	0.75% per annum of month-end NAV for the first 36-month period beginning on the initial closing of Founder Units

Class F-D	0.75% per annum of month-end NAV for the first 36-month period beginning on the initial closing of Founder Units

Class F-I	0.75% per annum of month-end NAV for the first 36-month period beginning on the initial closing of Founder Units

Class E	None

Class V	None

The Manager may elect to receive the Management Fee in cash, Class V Units and/or shares or units of any Lower Fund. Class V Units are not subject to the Repurchase Program and are subject to a separate repurchase arrangement.

The Management Fee shall be subject to certain offset mechanics as referenced in “Item 2—Expenses—Fee Offset.”

Performance Participation Allocation

The General Partner or an affiliate thereof (the “Recipient”), directly or indirectly through a Lower Fund or an Intermediate Entity, will be allocated and paid as a distribution an incentive allocation (the “Performance Participation Allocation”) equal to 15.0% of the Total Return, subject to a 5.0% annual Hurdle Amount and a High Water Mark with a 100% Catch-Up (each term defined herein). Such allocation will be measured and allocated or paid annually and accrued monthly (subject to pro-rating for partial periods), payable to the Recipient either in cash, Units of the Fund and/or units or interests of any Lower Fund. The Performance Participation Allocation is calculated based on the Fund’s Transactional NAV attributable to Investor Units. The Recipient may elect to receive the Performance Participation Allocation in cash, Class V Units and/or shares or units of any Lower Fund. Vista Units do not pay a Performance Participation Allocation. For further information regarding the Performance Participation Allocation (as defined herein), see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Performance Participation Allocation” below.

Vista Units do not pay a Performance Participation Allocation.

Fund LPA

The description below of the Fund’s Amended and Restated Agreement of Limited Partnership (as amended, restated or supplemented from time to time, the “Fund LPA”) is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Fund LPA attached as an exhibit to this Registration Statement.

VistaOne GP, L.P., a Delaware limited partnership, is the Fund’s General Partner. Overall responsibility for oversight of the Fund rests with the General Partner, subject to certain oversight rights held by the Fund’s Board with respect to the periodic reports under the Exchange Act and certain situations involving conflicts of interest. Without limitation, and subject to the terms of the Fund LPA, the General Partner is responsible for and authorized with the following, without approval of any Unitholder or other person:

•	the management and operation of the Fund;

•	any and all of the objects and purposes of the Fund;

•	to perform all acts and enter into and perform all contracts, other documents and tasks as it may deem necessary or advisable for the Fund;

•	selecting, approving, making and managing Investments generally, including in or alongside any Vista Entities (as defined herein);

•	making all decisions concerning the investigation, evaluation, selection, monitoring, acquisition, holding and disposition of Investments;

•

structuring the Fund’s holdings and business operations in a manner that would allow the Fund (including the Feeder) to rely on a different exclusion from the definition of “investment company” under the 1940 Act, register as an investment company under the 1940 Act or elect to be regulated as a business development company under the 1940 Act; and

•	directing the formulation of investment policies and strategies for the Fund.

Investment Process

For the past 24 years, Vista has developed and refined a disciplined, scalable process to source and evaluate potential investment opportunities, structure and execute transactions and implement value-added operational strategies, ultimately designed to generate and realize attractive returns. Vista’s process emphasizes detailed analysis of investment opportunities, vetting of the investment and the operating improvement plan (the “Value Creation Plan”) through Vista’s investment committee process, post-investment action plans and open communication and discussion at all levels. Vista plans to follow this investment process in the sourcing and evaluation of opportunities for the Fund but may adapt its process as necessary.

Deal Sourcing

Vista has adopted a proactive approach to deal sourcing that augments the traditional channels for identifying investment opportunities in the software industry. Because Vista focuses exclusively on the enterprise software, data and technology-enabled solutions market, Vista’s investment professionals spend considerable time focused on the vertical and/or horizontal segments impacted by software. Additionally, Vista routinely conducts its own supplemental proprietary research into different thematic or niche vertical markets, often identifying targets within each segment. This proprietary research process can also help Vista understand the dynamics, competitors, trends, risks and opportunities of a segment, enabling Vista to target selected companies proactively and approach them regarding a sale of their business. Performing this thematic analysis before engaging with a company helps Vista be more credible with management teams and owners as well as complete due diligence more quickly, both of which Vista believes can be significant competitive advantages.

Vista’s proprietary database of prospective investment opportunities is an important resource of Vista leveraged across Vista PE Funds. This database continues to grow as Vista’s investment professionals and research team identify new opportunities. Vista expects to continue to leverage its strong sourcing engine and pipeline for prospects on behalf of the Fund.

In addition to its proactive approach of reaching out directly to companies, Vista has established relationships with a large number of boutique and bulge bracket investment banks, late-stage venture, growth equity and smaller private equity firms, current and former software company executives, founders, board directors and industry consultants who have access to investment opportunities. With regard to investment banks, Vista maintains a coordinated coverage effort targeting key investment banks, leveraging the marketing apparatus and direct contact from senior investment professionals from the Vista team.

Vista believes that its exclusive focus on enterprise software, data and technology-enabled solutions companies, coupled with its investment track record, has earned the team a strong reputation in the software industry which contributes to high demand from institutions and founders to work with Vista across its various business lines. This credibility can be highly influential as management teams select an investment partner, and in several situations, Vista was able to acquire a company involved in a competitive auction without offering the highest price or was the sole private equity sponsor bidding on the transaction.2 Vista believes this is primarily a result from management’s confidence that Vista will add the most value and complete its diligence the fastest, thereby increasing the certainty of closing a transaction.

[2]	Past performance is not necessarily indicative of future results. There can be no assurance that the Fund or any of its investments will achieve comparable results.

Deal Execution

Vista’s investment team endeavors to take a highly disciplined, analytical approach to deal execution. Leveraging Vista’s software domain expertise, the team typically can move rapidly through company due diligence and also find potential value-creation opportunities in circumstances where Vista believes its competitors may not. Target companies are evaluated against Vista’s Critical Factors for Success (“CFSs”) for software companies to determine if a company’s CFSs will be within Vista’s control. Because the Fund is primarily investing alongside the Vista Funds, when Vista will be issuing any bid or indication of value on a potential acquisition being assessed by the Fund, the deal team will bring the transaction to the applicable Vista Fund’s investment committee for discussion. Prior to the signing of a deal, the investment committee will typically formally discuss the deal multiple times as it reaches certain milestones or decision points throughout the due diligence and sales process providing valuable input into deal strategy, diligence review and transaction oversight. The respective Vista Funds’ investment committees include Vista firm leadership as well as senior heads and leaders of the applicable Vista Fund strategy.

Once Vista decides to proceed with a potential investment, the deal team prepares an in-depth investment analysis that includes the operational risks and opportunities inherent in the company and a specific post-acquisition operating plan focused on implementing the processes required to pursue the CFSs. The Value Creation Team (“VCT”) (see also “Item 1A.—Risks Related to Taxation—Potential Conflicts of Interest—Value Creation Team”) also forms a critical part of the underwriting process, delivering an assessment of the architecture and code of the software, the management team, potential growth and operational improvement levers, security and ESG risks and opportunities inherent to the potential investment. The VCT will also help the deal team to develop the details of the post-acquisition Value Creation Plan. The Value Creation Plan is formally presented to the applicable Vista Fund’s investment committee and company management team around the time of the closing of the transaction, thereby seeking to ensure rapid progress with regard to installing the Vista Best Practices and accelerating the time to value creation. Upon approval by the applicable Vista Fund’s investment committee, VistaOne’s investment committee (the “Investment Committee”) will convene to assess VistaOne’s participation in the transaction and its desired allocation to the proposed transaction. Additionally, VistaOne’s Investment Committee may also choose to review transactions that the Vista Funds’ investment committees declined to participate in and proceed with such transactions should it achieve the investment objectives of the Fund. The Investment Committee will initially be made up of 10 members.

Deal Structures

Vista is often agnostic to the transaction structure, having invested in leveraged buyouts and take-private situations as well as recapitalizations, private investments in public equity and general buyouts. Vista believes flexibility of its transaction structures provides a competitive advantage for Vista as each transaction can be tailored to meet the needs of the seller and the situation.

The Fund may invest in a variety of securities, including equity and equity-related instruments. Transaction structures are flexible and can be tailored to meet the needs of the sellers and the company. The Vista investment team consists of experienced and sophisticated investment professionals who have worked with companies both large and small as well as across a range of transaction structures. Vista has successfully created value in portfolio companies acquired through a variety of transactions including purchasing privately held companies, taking public companies private and making significant investments in public and private companies. In addition, with the operational skills of its investment and operating teams, Vista believes that it is well-positioned to create, and has successfully created, strong and profitable stand-alone businesses through acquisitions of divisions of larger companies, also known as “carve-outs.”

Competition

The activity of identifying, buying and selling private equity investments is highly competitive, involves a high degree of uncertainty and is subject in some cases to the prevailing capital market, regulatory or political environment. The Fund will encounter competition from other entities having similar investment objectives. Potential competitors include other investment partnerships and corporations, governments, individuals, financial institutions, family offices, strategic industry acquirers and other financial investors, including hedge funds, investing directly or through affiliates, and special purpose acquisition companies (“SPACs”), including potentially SPACs that are affiliates of Vista or the Fund. Further, over the past several years, an ever-increasing number of private equity funds have been or are being formed (and many existing funds have grown in size). Additional funds with similar investment objectives may be formed in the future by other unrelated parties. Some of these competitors may have more relevant experience, greater financial resources, a greater willingness to take on risk and more personnel than the General Partner and the Manager, the Fund and their affiliates. Vista expects that competition for appropriate investment opportunities may increase, which may also require the Fund to participate in auctions, the outcome of which cannot be guaranteed, thus reducing the number of investment opportunities available to the Fund and/or adversely affecting the terms upon which Investments can be made. Participating in auctions will also increase the pressure on the Fund with respect to pricing of a transaction. For example, given the increasingly more competitive environment, Vista has found it more difficult to obtain buyer-favorable terms in a transaction, such as receiving an indemnification by the seller for a breach of representations or warranties, the ability to terminate a transaction if financing sources become unavailable or unwilling to fund or the ability to terminate the transaction if there has been a material adverse change in the company’s business prior to closing of the investment. In addition, Vista has found competitors for investment opportunities are willing to offer seller-favorable terms in a transaction, such as providing a “reverse break-up fee” and fund-level guarantees. In the event a financing-related closing condition is not available to the Fund or if the Fund is required to provide a reverse break-up fee or guarantee in connection with a potential investment, the Fund may become obligated to consummate a transaction on less favorable terms or may be required to fund the reverse break-up or similar fee in connection with a potential investment that is not made. There can be no assurance that the Fund will be able to locate, complete and exit investments which satisfy the Fund’s rate of return objectives, or realize upon their values, or that it will be able to invest fully its capital. To the extent that the Fund encounters competition for investments, returns to Unitholders may decrease including as a result of higher pricing, foregoing opportunities or negotiating fewer transactional protections in order to remain competitive. Additionally, the Fund may incur bid, due diligence, negotiating, consulting or other costs of investments which may not be successful. As a result, the Fund may not recover all of its costs, which would adversely affect returns.

Material Conflicts of Interest

The General Partner and Manager will face potential conflicts of interest as a result of, among other things, the allocation of investment opportunities among the Fund and other Vista Funds, the allocation of time and attention of its investment professionals and the compensation that will be paid to Vista. Potential conflicts of interests may include, but are not limited to:

•

the General Partner’s Performance Participation Allocation, which creates a greater incentive for Vista to make more speculative investments on behalf of the Fund or time the purchase or sale of Investments in a manner motivated by the personal interest of Vista personnel than if such performance based compensation did not exist;

•	the amount of time and attention Vista devotes to other Vista Funds in order to conduct its affairs in an appropriate manner;

•	differing interests of other Vista Funds and their respective portfolio companies; and

•	the allocation of investment opportunities between other Vista Funds.

See “Item 1A. Risk Factors—Potential Conflicts of Interest” for more information on the conflicts of interest we may face.

Allocation of Investment Opportunities

Vista currently manages several other investment entities besides the Fund (collectively, the “Vista Entities”), which currently includes, without limitation, the Vista Funds (which, as described in the Explanatory Note, includes the Vista PE Funds, the Vista Credit Funds, VEPP and VCSL), VistaOne Lux, any companion funds and all Co-Invest Funds (as defined below) formed as a part of Vista’s Co-Investment Strategies (as defined below), and all other co-invest vehicles established to invest alongside the Vista Funds), as well as portfolio companies similar to those in which the Fund is expected to invest in, and direct certain relevant investment opportunities to those investment entities and investments. Vista reserves the right to also manage additional investment funds, managed accounts (and other similar arrangements) and vehicles and SPACs in the future, including successor entities to the Vista Entities listed above, all of which are treated as Vista Entities for purposes of this Registration Statement, as applicable. Some of the Vista Entities may have investment objectives similar to or that overlap with those of the Fund and/or engage in transactions in the same type of investments as the Fund or in different Investments of the same issuers in which the Fund invests. This overlap may from time to time create conflicts of interest, which the General Partner will seek to manage in a fair and reasonable manner in their sole discretion and in accordance with policies and procedures reasonably designed to mitigate such conflicts. The Unitholders acknowledge that these relationships and the activities of VistaOne Lux and the other Vista Entities may raise actual and/or potential conflicts of interest, including the determination of whether and to what extent investments should be allocated to the Fund and/or such other Vista Entities, and there can be no assurances that the Fund will participate in any particular investment made by the other Vista Entities. The General Partner will determine whether and to what extent an investment opportunity is appropriate for the Fund, VistaOne Lux and/or the other Vista Entities.

To the extent any other Vista Entities have investment objectives or guidelines that overlap with those of the Fund, in whole or in part, investment opportunities that fall within such common objectives or guidelines will be allocated among the Fund and such other Vista Entities on a basis that Vista determines to be fair and reasonable, taking into account factors the General Partner deems relevant, including the requirements of such other Vista Entities and/or existing corporate investments, the sourcing of the transaction, the nature of the investment focus of the other Vista Entity, the relative amounts of capital available for investment, the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals for the Fund and each such other Vista Entity, client or arrangement and other considerations deemed relevant by Vista in good faith (such other considerations, for example and without limitation, may include the potential return available from a debt investment as compared to an equity investment). Each Unitholder acknowledges that in light of the foregoing, there can be no assurance that any opportunity will be allocated to the Fund. To the extent the Fund, VistaOne Lux and/or any other Vista Entity participate in the same Investment, the General Partner will allocate any expenses incurred by the Fund, VistaOne Lux and/or such other Vista Entity relating to such Investment in a manner it believes in good faith to be fair and equitable, but in its sole discretion. Such expenses may be apportioned to, and borne solely by, the investors participating in the Fund, Feeder Funds, Intermediate Entities, Lower Funds and/or any Parallel Funds, as applicable, or be allocated among the Fund, Feeder Funds, Intermediate Entities, Lower Funds and/or any Parallel Funds as determined by the General Partner in its reasonable discretion.

While the Fund generally expects to invest pari passu with certain other Vista Entities, the Fund may also participate in opportunistic deals in which other Vista Entities cannot or may not participate. The Fund may, in the future, invest alongside other Vista Entities utilizing new strategies. While the Fund does not expect to benefit from any priority allocation for any such future strategies, it is possible that the Fund will be a primary source of capital for acquisitions within such future strategies.

Leverage

The Fund may utilize leverage, incur indebtedness and provide other credit support to one or more other investment funds and entities managed by Vista (including on a joint, several, joint and several or cross-collateralized basis) for any purpose, including to fund all or a portion of the capital necessary for an Investment, to provide funds for distributions to Unitholders and to fund repurchases. Leverage may be used more heavily by certain investment strategies, particularly during the ramp-up period. Other than borrowings incurred solely to provide interim financing prior to the receipt of capital (and not for permanent or long-term financing with respect to Portfolio Companies or Fund Expenses), the Fund does not intend to incur cash borrowings if such borrowings would cause the aggregate amount of recourse indebtedness for borrowed money incurred by the Fund to exceed 30% of the Fund’s total assets, measured at the time of such borrowings. There is, however, no limit on the amount the Fund may borrow with respect to Portfolio Companies or joint ventures, provided that such borrowing is not recourse to the Fund. During the initial ramp-up period of the Fund, its leverage may exceed the 30% target. The Fund may also exceed a leverage ratio of 30% at other times, particularly during a market downturn or in connection with a large acquisition. Additionally, the Fund may incur additional indebtedness for borrowed money that causes the leverage ratio to exceed 30% to the extent the General Partner expects at the time of each such incurrence that the leverage ratio shall be reduced to less than or equal to 30% within 12 months from the date the leverage ratio initially exceeded 30%.

From time to time, the Fund may enter into one or more revolving credit facilities with one or more unaffiliated third-party lenders pursuant to which the Fund may borrow for various purposes, including, but not limited to, funding investments, providing liquidity to portfolio investments, paying operating expenses, making distributions, financing the repurchase of Units, and otherwise providing the Fund with liquidity. In addition, the Fund may enter into an unsecured line of credit with Vista or one of its affiliates for such purposes. Vista or one of its affiliates may face conflicts of interest in connection with any borrowings or disputes that arise relating to any such unsecured line of credit. Third-party lenders to such credit facilities or credit lines may obligate the Fund to (i) pledge some or all assets of the Fund, including, but not limited to, liquid assets, economic and beneficial interests in and rights to receive distributions in respective of portfolio investments, and (ii) comply with financial and negative covenants, which could limit the ability of the Fund to repurchase Units in certain circumstances.

Term

The Fund intends to continue in existence indefinitely but is subject to earlier dissolution and termination as further described in the Fund LPA.

Size

The initial equity capitalization of the Fund will be determined by the General Partner in its sole discretion, and there shall be no minimum or maximum size of the Fund.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the 1933 Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Units that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). We cannot predict if investors will find our Units less attractive because we may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Distribution Reinvestment Plan

The Fund intends to adopt an “opt out” distribution reinvestment plan (“DRIP”), pursuant to which the Fund will reinvest all cash distributions declared by the General Partner on behalf of the Unitholders who do not elect to receive their distributions in cash as provided below. As a result, if the General Partner authorizes, and the Fund declares, a cash distribution to Unitholders, then Unitholders who have not opted out of the DRIP will have their cash distributions automatically reinvested in additional Units (a “Reinvestment”) as described below, rather than receiving such cash distribution. For the avoidance of doubt, the General Partner is not required to make distributions to Unitholders upon the disposition of an investment, but may declare cash distributions to Unitholders in its sole discretion. Distributions on fractional Units (whether made through the DRIP or paid in cash) will be credited to each participating Unitholder’s account to two decimal places or paid in cash, as applicable. Units received through the DRIP will not be subject to the Early Repurchase Deduction (as defined below). The number of Units issued pursuant to a Reinvestment will be based on the NAV of the relevant Class of Units as of the date of the Reinvestment. Units issued pursuant to the Fund’s DRIP will have the same rights as the Units offered pursuant to this Registration Statement.

No action is required on the part of a registered Unitholder to have his, her or its cash distribution reinvested in the Units of the same class. Unitholders can elect to “opt out” of the DRIP in their Subscription Agreements (other than clients of certain participating brokers that do not permit automatic enrollment in the DRIP). Clients of certain participating brokers that do not permit automatic enrollment in the DRIP will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Units of the same class. If a Unitholder elects to opt out of the DRIP, it will receive any distributions the Fund declares in cash.

If any Unitholder initially elects not to participate in the DRIP, they may at any point become a participant by completing and executing an enrollment form or distribution authorization form as may be available from SS&C GIDS, Inc. (the “Transfer Agent”). Participation in the DRIP will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. Units will be purchased under the DRIP as of the first calendar day of the month following the record date of the distribution.

If a Unitholder seeks to terminate its participation in the DRIP, notice of termination must be received by the Transfer Agent five (5) Business Days in advance of the first calendar day of the next month in order for a Unitholder’s termination to be effective for such month. Any transfer of Units by a participant to a non-participant will terminate participation in the DRIP with respect to the transferred Units. If a participant elects to have its Units repurchased in full, any Units issued to the participant under the DRIP subsequent to the participant’s repurchase submission but prior to the expiration of the repurchase offer will be considered part of the participant’s repurchase submission. If all Units are repurchased, the participant’s participation in the DRIP will be terminated as of the expiration date of the repurchase offer, and any distributions to be paid to such Unitholder on or after such date will be paid in cash on the scheduled distribution payment date. For the avoidance of doubt, if a Unitholder’s repurchase request is pro-rated in a quarterly repurchase offer, the Unitholder will remain in the DRIP unless such Unitholder has “opted out” of the DRIP.

There will be no Subscription Fee (as defined below) charged to Unitholders for Units received pursuant to the DRIP, but the Units will incur any applicable Servicing Fee. The Fund will pay the Transfer Agent fees under the DRIP. If Units are held by a broker or other financial intermediary, a Unitholder may change its election by notifying its broker or other financial intermediary of its election.

Tax Distributions

The Fund and its subsidiaries are permitted to make distributions to Vista and its affiliates in amounts intended to enable the Recipient and its direct and indirect owners to discharge their income tax liabilities arising from the allocations of income or gain to the Recipient. Any such distributions will reduce the amount of subsequent distributions that the Recipient would otherwise receive.

Repurchase Program

The Fund intends to implement a Unit repurchase program for the Investor Units and Class E Units (the “Repurchase Program”), pursuant to which it expects to periodically offer to repurchase in each quarter up to 5% of the Fund’s aggregate NAV attributable to Investor Units and Class E Units as of the close of the previous calendar quarter. For the avoidance of doubt, any Units acquired by the General Partner (or any person designated by it, where applicable) as payment of the Management Fee, the Performance Participation Allocation, the Initial Expense Support and/or issued in exchange for an in-kind contribution of a Warehoused Asset (as defined herein) will be Class V Units. Class V Units will be subject to a separate repurchase arrangement and will not be subject to the Repurchase Program. Class V Units will not be taken into account for the purpose of calculating the 5% quarterly repurchase limitation. Repurchase offers are expected to commence the second quarter in the same calendar year as the Initial Offering (e.g., on or around May 1, 2025). However, the Repurchase Program is at the sole discretion of the General Partner, and the Fund may choose to repurchase fewer Units than have been requested in any particular quarter to be repurchased under its Repurchase Program, or none at all, in the General Partner’s discretion at any time.

Unit repurchases are expected to be offered on the last calendar day of each calendar quarter (each, a “Repurchase Date”) at the NAV measured as of the Repurchase Date. The Fund intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act.

In the event that the amount of Units submitted for repurchase during a quarter exceeds the repurchase offer amount, Units will be repurchased on a pro rata basis after the Fund has repurchased all Units for which repurchase has been requested due to death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Unitholder. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the Repurchase Program, as applicable.

The Fund may fund repurchase requests from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds and the sale of its assets, and the Fund has no limits on the amounts it may fund from such sources. In an effort to have adequate cash available to support the Repurchase Program, the Fund may reserve borrowing capacity under an unsecured line of credit with Vista or one of its affiliates. The Fund could then elect to borrow against this line of credit in part to repurchase Units presented for repurchase during periods when the Fund does not have sufficient proceeds from operating cash flows or the sale of Units in this continuous offering to fund all repurchase requests. If the Fund determines to obtain a line of credit, the Fund expects that it would afford the Fund borrowing availability to fund repurchases.

The Fund will have no obligation to repurchase Units, including if the repurchase would violate the restrictions on distributions under federal law or state law. Furthermore, the Fund may pledge some or all of its assets, including the Fund’s liquid assets, to third-party lenders pursuant to credit facilities it enters into in the future or may be subject to contractual restrictions in such credit facilities, which could limit the Fund’s ability to repurchase Units submitted pursuant to the Repurchase Program. The limitations and restrictions described above may prevent the Fund from accommodating any or all repurchase requests made in any quarter. Unitholders who are exchanging a class of the Units for an equivalent aggregate NAV of another class of the Units will not be subject to, and will not be treated as repurchases for the calculation of, the 5% quarterly limitation on repurchases and will not be subject to the Early Repurchase Deduction (as defined below). For the avoidance of doubt, if a Unitholder’s repurchase request is pro-rated in a quarterly repurchase offer, the Unitholder will remain in the DRIP unless such Unitholder has “opted out” of the DRIP.

The quarterly unit repurchase limit, repurchase price and Early Repurchase Deduction (as defined below) are calculated based on the Fund’s Transactional NAV for Investor Units and Class E Units, which is the price at which the Fund sells and repurchases its Units.

Under the Fund’s Repurchase Program and subject to the terms of the Fund LPA, requests for repurchase of the Investor Units and Class E Units are subject to an early repurchase deduction of up to 5% of the NAV of the Units repurchased from a Unitholder if Units are repurchased within 24 months of the Subscription Date of such Units (the “Early Repurchase Deduction”).

The General Partner may, from time to time, waive the Early Repurchase Deduction in its discretion, including without limitation in the case of repurchases resulting from death, qualifying disability or divorce, in the case of repurchases arising from the rebalancing of a model portfolio sponsored by a financial intermediary, trade or operational errors and in certain other circumstances.

The Fund may require a Unitholder to surrender and have all or any portion of its Units repurchased at any time, if the General Partner determines that it would be in the interest of the Fund for the Fund to repurchase the Units. To the extent the Fund requires the compulsory repurchase of any Units of any Unitholder, such repurchase will not be subject to the repurchase limits under the Fund’s Repurchase Program or the Early Repurchase Deduction, unless otherwise determined by the General Partner in its sole discretion, and such Unitholder’s enrollment in the DRIP (if applicable) will be terminated as of the date of the repurchase.

A Unitholder that has less than all of its Units repurchased must maintain a minimum account balance after the repurchase is effected, the amount of which will be established by the Fund from time to time and is currently $2,500. If a Unitholder requests the repurchase of a number of Units that would cause the aggregate NAV of the Unitholder’s holdings to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the Unitholder so that the required minimum balance is maintained. In the alternative, the Fund may also repurchase all of such a Unitholder’s Units in the Fund. The General Partner may waive the minimum account balance from time to time in its sole discretion.

Repurchase Arrangement for Class V Units

The General Partner has adopted an arrangement to repurchase any Class V Units acquired by Vista or its affiliates on the last calendar day of each month. On each such date, the Fund expects to offer to repurchase Class V Units from Vista and its affiliates up to an aggregate NAV (the “Monthly Repurchase Amount”) equal to (i) the net proceeds from new subscriptions accepted during such month less (ii) the aggregate repurchase amount (excluding any amount of the aggregate repurchase price paid using Excess Operating Cash Flow) of Units repurchased by the Fund in such month, if any, pursuant to the Repurchase Program. In addition to the Monthly Repurchase Amount for the applicable month, the Fund will offer to repurchase any Monthly Repurchase Amounts from prior months that have not yet been repurchased. The price per Class V Unit for repurchases will be the NAV per Class V Unit as of the immediately preceding month. This repurchase arrangement is not subject to any time limit and will continue indefinitely. “Excess Operating Cash Flow” means, for any given quarter, the Fund’s net cash provided by operating activities, if any, less any amounts of such cash used, or designated for use, to pay distributions to Unitholders.

Notwithstanding the foregoing, no repurchase offer will be made to Vista during any month in which (1) the 5% quarterly repurchase limitation of the Repurchase Program has been decreased or (2) the full amount of all Units requested to be repurchased under the Repurchase Program is not repurchased. Additionally, the Fund may elect not to offer to repurchase Units from Vista, or may offer to purchase less than the Monthly Repurchase Amount, if, in the General Partner’s judgment, offering to repurchase the full Monthly Repurchase Amount would place an undue burden on the Fund’s liquidity, adversely affect its operations or risk having an adverse impact on the Fund as a whole. Further, the General Partner may modify, suspend or terminate this share repurchase arrangement if it deems such action to be in the best interests of the Fund and the best interests of its Unitholders.

Compulsory Repurchases

A Unitholder may be required to withdraw from the Fund in whole or in part without consent or other action by the Unitholder or other person if the General Partner determines that:

(i)

(a) all or any portion of the assets of the Fund may be characterized as assets of a Plan (as defined herein) for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, or pursuant to any applicable Similar Law (as defined in the Fund LPA), whether or not such Unitholder is subject to ERISA, the Code or any Similar Law without such withdrawal or (b) the General Partner (or other persons responsible for the operation of the Fund and/or investment of the Fund’s assets) may be considered a fiduciary with respect to any Unitholder, for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Law (as defined in the Fund LPA);

(ii)	the Fund, the General Partner, or any Unitholder is reasonably likely to be subject to any requirement to register under the 1940 Act or any other securities laws of any jurisdiction;

(iii)

a significant delay, extraordinary expense or material adverse effect on the Fund or any of its affiliates, the General Partner, any Unitholder, any Portfolio Company, Investment or any prospective investment is likely to result; provided, that any such Unitholder shall remain liable to the Fund to the extent of any breach of a representation or covenant made by such Unitholder to the Fund or the General Partner arising out of or relating to such withdrawal;

(iv)

in the General Partner’s sole and absolute discretion, a violation of or non-compliance with any law, rule or regulation (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Fund (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the U.S. International Money Laundering Abatement and the Anti-Terrorist Financing Act of 2001 and the Foreign Account Tax Compliance Act (“FATCA”)) or any material adverse effect on the Fund or any Unitholder is likely to result from such Unitholder’s continued interest in the Fund;

(v)

holding by such Unitholder in a particular class has fallen below the minimum account balance, where such Unitholder does not meet or ceases to meet investor eligibility criteria and conditions set out in this Memorandum (including with respect to a specific class), or Unitholders (or the relevant underlying investor(s)) are not otherwise entitled to acquire or possess these Units;

(vi)	the Units have vested in any person by operation of law as a result of the death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Unitholder;

(vii)

continued ownership of the Units by a Unitholder may be harmful or injurious to the business or reputation of the Fund, the General Partner, the Manager, Vista or any of their affiliates, or may subject the Fund or any Unitholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

(viii)	any of the representations and warranties made by a Unitholder or other person in connection with the acquisition of Units was not true when made or has ceased to be true; or

(ix)	it would be in the interest of the Fund for the Fund to repurchase the Units.

The General Partner may require any Unitholder to provide it with any information that it may consider necessary for the purpose of determining whether or not the Fund needs to repurchase the Units. Further, Unitholders shall have the obligation to immediately inform the Fund to the extent any of the above becomes true to the ultimate beneficial owner of the Units held by such Unitholders.

Unless the General Partner determines otherwise in its sole discretion, the effective date of the compulsory repurchase shall be the last day of the month in which notice of such repurchase is given (the “Compulsory Repurchase Date”). Units will be repurchased at the NAV per Unit of the applicable class of Units as of the Compulsory Repurchase Date. Unitholders whose Units are repurchased by the Fund will not be entitled to a return of any amount of Subscription Fees that was charged in connection with the Unitholder’s purchase of such Units. To the extent the Fund requires the compulsory repurchase of any Units of any Unitholder, such repurchase will generally not be subject to the repurchase limits under the Repurchase Program or the Early Repurchase Deduction, unless otherwise determined by the General Partner in its sole discretion, and such Unitholder’s enrollment in the DRIP (if applicable) will be terminated as of the Compulsory Repurchase Date.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the General Partner, the Manager or their affiliates pursuant to the terms of the Investment Management Agreement and the Fund LPA. See “Item 1(c). Description of Business—Investment Management Agreement” and “—Fund LPA.”

The Offering

The Fund intends to conduct a continuous private offering of Units on a monthly basis to prospective investors who are both (i) accredited investors (as defined in Regulation D under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)) and (ii) qualified purchasers (as defined in the 1940 Act and rules thereunder) in reliance on exemptions from the registration requirements of the Securities Act, including under Regulation D and Regulation S. Accordingly, the Fund is primarily intended for investors with such financial intermediary relationships. Investors should consult with their financial intermediary to discuss potential eligibility and suitability to invest in the Fund.

Separate eligibility requirements, including under Regulation S under the Exchange Act, may apply to non-U.S. investors in one or more Parallel Funds. Each potential Unitholder must also satisfy any eligible Unitholder qualifications as set forth in the Subscription Agreement and any additional qualifications required by their financial intermediary.

Subscriptions for Units may be made on an ongoing basis but will only be accepted as of the first calendar day of the month immediately following the Fund’s receipt of the subscription request (the “Subscription Date”), unless the General Partner determines otherwise in its sole discretion. A prospective Unitholder generally must notify the Fund of its desire to subscribe for Units by 5 p.m. ET at least five (5) Business Days prior to the Subscription Date and provide payment of the full purchase price of the requested purchase amount at least two Business Days prior to the Subscription Date (in each case, unless waived by the General Partner in its sole discretion). Late subscription orders will be automatically resubmitted for the next available Subscription Date, unless such subscription order is withdrawn or revoked before 5 p.m. ET on the last Business Day before such Subscription Date (subject to the General Partner’s discretion to accept after such time).

To be accepted, a subscription amount request must be made with a completed and executed Subscription Agreement in good order, including (a) satisfying any additional requirements imposed by the subscriber’s placement agent or financial intermediary, (b) satisfying the “know your client,” terrorist financing and anti-money laundering checks carried out by the Fund or its agent and (c) payment of the full purchase price of the requested purchase amount.

The Fund is currently offering twelve classes of Units to investors: Class S Units, Class B Units, Class D Units and Class I Units (together with Class S Units, Class B Units and Class D Units, the “Standard Units”); Class A-S Units, Class A-B Units, Class A-D Units and Class A-I Units (together with Class A-S Units, Class A-B Units and Class A-D Units, the “Anchor Units”); and Class F-S Units, Class F-B Units, Class F-D Units and Class F-I Units (together with Class F-S Units, Class F-B Units and Class F-D Units, the “Founder Units” and together with the Anchor Units and the Standard Units, the “Investor Units”).

The Anchor Units are only available to investors who subscribe during one of the first three closes of third-party capital of the Fund (beginning with the Initial Offering).

The Founder Units are only available to investors who subscribe during close four through close twelve of third-party capital of the Fund.

The Vista Units are held only by Vista, certain of its affiliates and employees and the Fund’s employees, officers and directors and are not being offered to other investors. Vista may, in its own discretion, purchase the Vista Units to hold on its balance sheet for subsequent distribution to employees and affiliates of Vista.

The key differences among the classes relates to the Management Fee, the Performance Participation Allocation, ongoing servicing fees and upfront subscription fees, as described herein. The Fund may determine to offer additional classes of Units in the future, as determined by the General Partner in its sole discretion.

Certain financial intermediaries may charge Unitholders upfront selling commissions, placement fees, subscription fees or similar fees (the “Subscription Fee”) of up to (i) 3.5% of NAV on Class A-S Units, Class F-S Units and Class S Units, (ii) 3.5% of NAV on Class A-B Units, Class F-B Units and Class B Units and (iii) 1.5% of NAV on Class A-D Units, Class F-D Units and Class D Units sold in the Private Offering. No Subscription Fee will be paid with respect to Class A-I Units, Class F-I Units, Class I Units, the Vista Units or any Units issued pursuant to the DRIP.

The Anchor Units and Founder Units are subject to a lower Management Fee, and the Anchor Units are subject to an additional fee waiver, as described above in “Item 1(c). Description of Business—Investment Management Agreement—Compensation of the Manager and General Partner.”

Valuation

The Fund is expected to determine its first NAV for each class of Units as of the end of the first full month after the Initial Offering. Thereafter, the General Partner will determine the NAV for each class of Units monthly. The General Partner will prepare valuations with respect to each Investment in accordance with the valuation policies and procedures adopted by the Fund (as may be amended from time to time in the General Partner’s sole discretion, the “Valuation Policy”). The NAV per Unit for each class will be determined by dividing the total assets of the Fund (i.e., the value of Investments, plus cash or other assets, including interest and distributions accrued but not yet received) attributable to such class, less the value of any liabilities (including accrued expenses, any accrued/allocated Management Fee, Performance Participation Allocation, Servicing Fee and Administration Fee applicable to certain classes) of such class, by the total number of outstanding Units of such class. Classes of Units may have a different NAV per Unit as a result of different fees charged to different classes.

Unless the context requires otherwise, references herein to NAV shall refer to the Transactional NAV, which is the price at which transactions in the Fund’s Units are made. For purposes of calculating the Fund’s Transactional NAV (and not for financial reporting purposes), (i) the Initial Expense Support paid by the Manager through one year following the Initial Offering will be recognized as a reduction to NAV in the month the Fund reimburses the Manager for such costs, (ii) Unitholder Servicing Fees, as applicable, are recognized as a reduction to NAV on a monthly basis as such fees are accrued and (iii) contingent tax liabilities of certain Intermediate Entities that are not expected to be recognized due to the expected structure of the divestment of the associated underlying investment may not be recognized as a reduction to NAV (although tax liabilities of those same Intermediate Entities may be taken into account in determining the fair value of the associated underlying investment).

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future and to comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.

From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website.

Investment Advisers Act of 1940

The Manager is registered with the SEC as a “relying adviser” through a single registration with Vista Equity Partners Management, LLC under the Advisers Act.

The SEC has adopted Rule 206(4)-6 under the Advisers Act (the “Rule”), which requires registered investment advisers that exercise voting authority over client securities to implement proxy voting policies. Because the Manager may be deemed to have authority to vote proxies relating the companies in which the Fund invests, the Manager has adopted a set of policies and procedures (together, the “Policy”) in compliance with the Rule. To the extent the Manager exercises or is deemed to be exercising voting authority over the Fund’s securities, the Policy is designed and implemented in a manner reasonably expected to ensure that voting with respect to proxy proposals, amendments, consents or resolutions (collectively, “proxies”) is exercised in a manner that serves the best interest of the Fund, as determined by the Manager in its discretion. Notwithstanding the foregoing, because proxy proposals and individual company facts and circumstances may vary, the Manager may not always vote proxies in accordance with the Policy. In addition, many possible proxy matters are not covered in the Policy. Generally, the Manager will vote proxies (i) in favor of management’s recommendation for the election of the board of directors and (ii) to approve the financial statements as presented by management.

Each proxy is voted on a case-by-case basis taking into consideration any relevant facts and circumstances at the time of the vote. In situations where the Manager wishes to vote differently from what is recommended in the Policy, or where a potential material conflict of interest relating to the proxy vote exists, the Manager will take such actions as are required by the Policy.

Unitholders may request a copy of the Policy and the voting records relating to proxies as provided by the Rule by contacting the Manager.

Certain U.S. Tax Considerations

The discussion of tax matters set forth in this Registration Statement is not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. The discussion was written to support the promotion or marketing of the offering of the Units. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

This summary discusses certain U.S. federal income tax considerations relating to an investment in the Fund. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), on the regulations promulgated thereunder and on published administrative rulings and judicial decisions now in effect, all of which are subject to change or different interpretation, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, thrifts, insurance companies, dealers and other investors that do not own their Units as capital assets and investors required to accelerate the recognition of any item of gross income with respect to the Fund or its investments as a result of such income being recognized on an applicable financial statement, may be subject to special rules. Tax-exempt organizations and Non-U.S. Unitholders (as defined below) are discussed separately below. The actual tax consequences of the purchase and ownership of Units in the Fund will vary depending upon the investor’s circumstances.

For purposes of this discussion, a “U.S. Person” or a “U.S. Unitholder” is an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes, a corporation or an entity treated as a corporation for such purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. Person. A “Non-U.S. Unitholder” is a Unitholder (other than a partnership) that is not a U.S. Person.

The Feeder is intended to be treated as a partnership for U.S. federal income tax purposes and will invest in the Fund indirectly through a Non-U.S. Corporation. An investment in the Feeder by a Unitholder is not expected give rise to either ECI or UBTI (each as defined below).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of a partner will generally depend upon the status of the partner in the partnership and the activities of the partnership. Partners of a partnership holding Units in the Fund should consult their own tax advisors. This discussion does not constitute tax advice and is not intended to substitute for tax planning.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF UNITS IN THE FUND.

Partnership Status. Subject to the discussion of “publicly traded partnerships” set forth below, a domestic business entity (such as the Fund and the Feeder) that has two or more members and that is not organized as a corporation under federal or state law will generally be classified as a partnership for U.S. federal income tax purposes. The classification of an entity as a partnership for such purposes may not be respected for state or local tax purposes.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership.” An exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

The General Partner intends to operate each of the Fund and the Feeder so that it will either not be a publicly traded partnership or meet the Qualifying Income Exception in each taxable year, although no assurances can be given. In addition, the portion of the Fund’s and the Feeder’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of the Fund’s or the Feeder’s gross income in any year will constitute qualifying income. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”), and the IRS has made no determination as to the Fund’s or the Feeder’s status for U.S. federal income tax purposes or whether the Fund’s or the Feeder’s operations generate “qualifying income” under Section 7704 of the Code.

Subject to the discussion of partnership audits below under “—Other Matters,” an organization that is classified as a partnership for U.S. federal income tax purposes is generally not subject to U.S. federal income tax itself, although it must file an annual information return.

However, in the absence of a ruling from the IRS (which the Fund does not intend to obtain), there can be no assurance that the IRS will not attempt to recharacterize either the Fund or the Feeder as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. If either the Fund or the Feeder were determined to be taxable as a corporation, it would be taxable on its earnings at the corporate income tax rate and any distributions to the partners would be taxable as dividends to the Unitholders to the extent of the earnings and profits of the Fund or the Feeder, as applicable. In any event, the assets of the Feeder and significant amounts of the assets of the Fund are expected to be held through entities taxable as corporations for U.S. federal income tax purposes and may be subject to U.S. corporate federal (and applicable state and local) income tax. The remainder of this discussion assumes that each of the Fund and the Feeder will be treated as a partnership for U.S. federal income tax purposes.

Taxation of U.S. Unitholders

Each U.S. Unitholder will be required to take into account, as described below, its distributive share of each item of the Fund’s income, gain, loss, deduction and credit for each taxable year of the Fund ending with or within the U.S. Unitholder’s taxable year. See “—Allocations of Income, Gain, Loss and Deduction” below. Generally, each item will have the same character and the same source (either U.S. or foreign), as though the U.S. Unitholder realized the item directly. U.S. Unitholders must report those items regardless of the extent to which, or whether, they receive cash distributions from the Fund for such taxable year. Moreover, the Fund may invest (directly or indirectly) in certain securities, such as original issue discount obligations or preferred stock with repurchase or repayment premiums, or in stock of certain types of foreign corporations, such as a “controlled foreign corporation” or “passive foreign investment company” (each as defined below), that could cause the Fund, and consequently, the U.S. Unitholders, to recognize taxable income without receiving any cash. Thus, taxable income allocated to a U.S. Unitholder may exceed cash distributions, if any, made to such Unitholder, and no assurance can be given that the Fund will be able to make cash distributions to cover such tax liabilities as they arise, in which case such Unitholder would have to satisfy tax liabilities arising from any investment in the Fund from a Unitholder’s own funds. Accordingly, the Unitholders should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from the Unitholder’s ownership of Units in the Fund. Investment in a “passive foreign investment company” could also, in the absence of a specific election, cause a U.S. Unitholder to pay an interest charge on taxable income that is treated as having been deferred. If the Fund’s preparation of its return is delayed, it may be advisable for Unitholders to request extensions for filing their own income tax returns.

With respect to non-corporate Unitholders, certain dividends paid by a corporation, including certain qualified foreign corporations, may be subject to reduced rates of taxation (subject to holding period and other requirements). A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradable on an established securities market in the United States. Non-corporate Unitholders will not be eligible for reduced rates of taxation on any dividends if the payor is a “passive foreign investment company” in the taxable year in which such dividends are paid or in the preceding taxable year. Prospective Unitholders should consult their own tax advisors regarding the application of the foregoing rules to their particular circumstances.

Medicare Tax. U.S. Unitholders that are individuals, estates or trusts are subject to a Medicare tax of 3.8% on “net investment income” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties, rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in the Fund will be included in a U.S. Unitholder’s “net investment income” subject to this Medicare tax.

Fund Distributions. Distributions of cash from the Fund to a U.S. Unitholder in any year will reduce the adjusted basis of the U.S. Unitholder’s partnership interest by the amount of such cash distribution. To the extent such distributions exceed the adjusted basis of a U.S. Unitholder’s partnership interest, such U.S. Unitholder will be treated as having recognized gain from the sale or exchange of such interest. In general, distributions (other than liquidating distributions) of property other than cash will reduce the adjusted basis (but not below zero) of a U.S. Unitholder’s partnership interest by the amount of the partnership’s adjusted basis in such property immediately before its distribution but will not result in the realization of taxable income to the Unitholder. For these purposes, a reduction in a U.S. Unitholder’s share of the Fund’s debt, including when a new Unitholder is admitted to the Fund, will result in a deemed cash distribution to the Unitholder in an amount equal to the reduction.

Basis. A U.S. Unitholder’s adjusted basis in its partnership interest is, in general, equal to the amount of cash the U.S. Unitholder has contributed to the Fund, increased by the U.S. Unitholder’s share of income and liabilities of the Fund and decreased by the U.S. Unitholder’s proportionate share of cash distributions, losses and reductions in such liabilities. Each U.S. Unitholder will (subject to certain limits discussed below) be entitled to deduct its allocable share of the Fund losses to the extent of its tax basis in its Units at the end of the tax year of the Fund in which such losses are recognized.

Allocations of Income, Gain, Loss and Deduction. Pursuant to the Fund LPA, items of the Fund’s income, gain, loss and deduction are allocated so as to take into account the varying interests of the Unitholders in the Fund. Treasury Regulations provide that allocations of items of partnership income, gain, loss, deduction or credit will be respected for tax purposes if such allocations have “substantial economic effect” or are determined to be in accordance with the partners’ interests in a partnership. The Fund believes that, for U.S. federal income tax purposes, allocations pursuant to the Fund LPA should be given effect, and the General Partner intends to prepare tax information returns based on such allocations. If the IRS were to redetermine the allocations to a particular U.S. Unitholder, such redetermination could be less favorable than the allocations set forth in the Fund LPA.

Deduction for Certain Qualified Business Income. Non-corporate taxpayers may be allowed a deduction of 20% of certain domestic business income (excluding capital gains, dividend income and certain types of compensation) received from partnerships engaged in business other than specified service businesses (i.e., businesses in the fields of law, health, accounting, financial services or brokerage services, businesses where the principal asset of the business is the reputation or skill of its employees or owners or businesses which involve the performance of services consisting of investing and investment management). A high income taxpayer’s deduction is limited to the greater of (a) 50% of its pro-rata share of W-2 wages paid by the partnership or (b) the sum of 25% of such W-2 wages plus 2.5% of the tax basis of certain depreciable property used in the trade or business. Certain allocations from publicly traded partnerships may also benefit from the 20% deduction, without the foregoing limitations. A substantial amount of income of the Fund may not be eligible for the deduction. This deduction will sunset after December 31, 2025.

Limitations on Deductions. While the Fund is not intended as a “tax shelter,” it is possible that losses and expenses could exceed the Fund’s income and gain in a given year. The ability of a Unitholder to deduct such a net loss from its taxable income from other sources may be subject to a number of limitations under the Code. For example, each U.S. Unitholder will not be entitled to deduct its share of the Fund’s losses in excess of its tax basis at the end of the tax year of the Fund in which such losses are recognized. Other limitations include the limitation on “tax-exempt use loss” under Section 470 of the Code, and for certain investors, such as individuals, the “at risk” rules of Section 465 of the Code and the limitations on, or for tax years beginning before January 1, 2026, disallowance of, miscellaneous itemized deductions under Section 67 of the Code, limitations on interest deductions under Section 163 of the Code and the limitations on passive activity losses of Section 469 of the Code. Because of some of those limitations, it is possible that, if the Fund has losses and income from different types of activities, certain investors may not be able to use losses from the Fund to reduce income therefrom.

Organization, Management and Syndication Expenses. In general, neither the Fund nor any Unitholder may deduct organization or syndication expenses. An election may be made by a partnership to amortize organizational expenses over a 180-month period, although the Fund does not intend to make such election. Syndication fees (which would include any sales or placement fees or commissions), however, must be capitalized and cannot be amortized or otherwise deducted. The Management Fees paid to the Manager may not be deductible (or if deductible, may be subject to limitations on deductibility).

Limitations on Deduction of Business Interest. Deductions for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses, or the pass-through income deduction described above, are disallowed. Business interest includes any interest on indebtedness related to a trade or business, but excludes investment interest, to which separate limitations apply.

Sale or Disposition of the Fund Units. A U.S. Unitholder that sells or otherwise disposes of an interest in the Fund in a taxable transaction generally will recognize gain or loss equal to the difference, if any, between the adjusted basis of the interest and the amount realized from the sale or disposition. The amount realized will include the Unitholder’s share of the Fund’s liabilities outstanding at the time of the sale or disposition. If the Unitholder holds the interest as a capital asset, such gain or loss will generally be treated as capital gain or loss to the extent a sale of assets by the Fund would qualify for such treatment and will generally be long-term capital gain or loss if the Unitholder had held the interest for more than one year on the date of such sale or disposition, provided, that a capital contribution by the Unitholder within the one-year period ending on such date will cause part of such gain or loss to be short-term. In addition, if the capital contribution of a new Unitholder is distributed to the Unitholders (other than such new Unitholder), for U.S. federal income tax purposes such distributions will likely be treated as a taxable sale of a portion of their interests by Unitholders receiving such distributions. In the event of a sale or other transfer of an interest at any time other than the end of the Fund’s taxable year, the share of income and losses of the Fund for the year of transfer attributable to the interest transferred will be allocated for U.S. federal income tax purposes between the transferor and the transferee on an interim closing-of-the-books basis, pro rata basis, or other reasonable method determined by the General Partner reflecting the respective periods during such year that each of the transferor and the transferee owned the interest.

Foreign Tax Credit Limitations. U.S. Unitholders will generally be entitled to a foreign tax credit with respect to creditable foreign taxes paid on the income and gains of the Fund. Complex rules may, however, depending on each U.S. Unitholder’s circumstances, limit the availability or use of foreign tax credits. In particular, gain recognized on the sale of a non-U.S. investment will generally be treated as U.S. source gain with respect to a U.S. Unitholder for foreign tax credit purposes and therefore a U.S. Unitholder may not be able to claim a credit for any foreign taxes imposed upon such sale unless such credit can be applied against tax due on other income treated as derived from foreign sources. Further, U.S. Unitholders will generally not be entitled to an indirect foreign tax credit with respect to foreign taxes paid by an entity in which the Fund invests that is treated as a corporation for U.S. federal income tax purposes. Capital gains realized by the Fund may be considered to be from sources within the U.S., which may effectively limit the amount of foreign tax credit allowed to the U.S. Unitholder. Certain losses arising from the Fund may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Non-U.S. Currency Gain or Loss. The Fund may engage in transactions involving non-U.S. currencies, including non-U.S. currency hedging transactions, and the Fund and the U.S. Unitholders may experience foreign currency gain or loss with respect to the Fund’s investments. In general, subject to certain exceptions, non-U.S. currency gain or loss is treated as ordinary income or loss. U.S. Unitholders should consult with their individual tax advisors with respect to the tax treatment of non-U.S. currency gain or loss.

Issues Relating to Foreign Corporations. U.S. Unitholders may be subject to special rules applicable to indirect investments in foreign corporations, including those discussed below.

Controlled Foreign Corporations. If a U.S. Person, including any U.S. Unitholder, owns actually or constructively at least 10% of the voting stock or value of a foreign corporation, such U.S. Person is considered a “United States Shareholder” with respect to the foreign corporation. If United States Shareholders in the aggregate own more than 50% of the voting power or value of the stock of such corporation, the foreign corporation will be classified as a “controlled foreign corporation” (a “CFC”). If the Fund owns an interest in a non-U.S. corporation, the Fund will be treated as a United States Shareholder of any non-U.S. corporation in which its share ownership reaches this 10% threshold. If the corporation qualifies as a CFC at any time during the taxable year, the United States Shareholders of the CFC may be subject to current U.S. tax on certain types of income of the foreign corporation (e.g., dividends, interest, certain rents and royalties, gain from the sale of property producing such income, certain income from sales and services and certain low-taxed foreign income), regardless of cash distributions from the CFC. In addition, gain on the sale of the CFC’s stock by a United States Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend. It is possible that one or more of the foreign corporations in which the Fund invests (directly or indirectly) may be classified as CFCs and that the Fund may be treated as a United States Shareholder. Recently finalized regulations would allow U.S. Persons to look through the Fund for purposes of determining any current inclusions under the CFC rules but would still require a portion of gain on sale to be classified in whole or in part as dividend income.

Passive Foreign Investment Companies. U.S. tax law contains special provisions dealing with “passive foreign investment companies” (“PFICs”). A PFIC is defined as any foreign corporation in which either (i) 75% or more of its gross income for the taxable year is “passive income” or (ii) 50% or more of its assets (by value) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC with respect to a U.S. Unitholder, it is, subject to certain exceptions, always treated as a PFIC with respect to such Unitholder, regardless of whether it satisfies either of the qualification tests in subsequent years. If the Fund were to invest in a PFIC, any gain on disposition of stock of the PFIC as well as income realized on certain “excess distributions” by the PFIC, would be treated as though realized ratably over the shorter of a U.S. Unitholder’s holding period of its Units or the Fund’s holding period for the PFIC. Such gain or income would be taxed as ordinary income. In addition, an interest charge would be imposed on the U.S. Unitholder based on the tax treated as deferred from prior years. If the Fund were to invest in a PFIC and the Fund elected to treat its interest in the PFIC as a “qualified electing fund” (a “QEF”) under the Code, in lieu of the foregoing treatment, such U.S. Unitholder would be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified fund, even if not distributed to the Fund or the Unitholders. In order to make such election, the PFIC must, among other things, supply the IRS with an information statement. Recently proposed U.S. Treasury Regulations would require that a U.S. Unitholder, rather than the Fund, make the QEF election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized, and any pre-existing QEF election made by the Fund (or any U.S. alternative investment vehicle treated as a partnership for U.S. federal income tax purposes) prior to that date would continue for any U.S. Unitholder that owns an interest in a PFIC through the Fund on the date the proposed regulations are finalized. Alternatively, an election may be made in the case of certain “marketable stock” to “mark to market” the stock of a PFIC on an annual basis. Pursuant to such an election, a U.S. Unitholder would include in income each year as ordinary income the excess, if any, of the fair market value of the stock at the end of the taxable year over the Fund’s adjusted basis and will be permitted an ordinary loss deduction in respect of the excess, if any, of the adjusted basis of the stock over its fair market value at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the election). There can be no assurance that a company in which the Fund invests will not qualify as a PFIC, that a PFIC in which the Fund invests will provide the information necessary for a QEF election to be made or that stock of a PFIC will qualify as “marketable stock.” The Fund may seek to avoid investing directly in PFICs in order to streamline tax reporting to investors and may instead hold such entities through U.S. Corporations.

Certain Reporting Requirements. U.S. Unitholders may be subject to substantial penalties if they fail to comply with special information reporting requirements with respect to their investments in the Fund or the Feeder. In addition, U.S. Persons that own stock in foreign corporations, including CFCs and PFICs, are subject to special reporting requirements under the Code.

Taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual U.S. federal income tax return. It is possible that the Fund or the Feeder may engage in transactions that subject the Fund or the Feeder and potentially its Unitholders to such disclosure. A Unitholder disposing of an interest in the Fund or the Feeder at a taxable loss may also be subject to such disclosure.

U.S. individuals (and possibly certain entities) must file certain information with their annual U.S. federal income tax return regarding interests they hold in foreign entities or accounts worth more than $50,000 at the end of the year or more than $75,000 at any time during the year. If the General Partner were to offer a structure where U.S. Unitholders own their investment in the Fund through a non-U.S. entity, it is possible any such U.S. Unitholders would be subject to such information reporting. In addition, a separate obligation to file an annual Report of Foreign Bank and Financial Accounts (an “FBAR”) applies to any United States person who has a financial interest in, or signature or other authority over, non-U.S. financial accounts worth more than $10,000 at any time during the year. The FBAR regulations continue to reserve on the application of the FBAR rules to ownership by a U.S. Person of an interest in a foreign private fund entity. Depending on the nature of future guidance, if the General Partner were to offer a structure where U.S. Unitholders own their investment in the Fund through a non-U.S. entity, it is possible any such U.S. Unitholders would also be subject to the FBAR filing requirements. Potential investors should discuss the application of the above rules with their own advisers in light of their individual circumstances.

Prospective U.S. Unitholders should consult their own tax advisors regarding the above reporting requirements.

Tax-Exempt Investors. Qualified pension, profit-sharing and stock bonus plans, educational institutions and other tax-exempt entities (including private foundations as discussed below) are generally subject to U.S. federal income taxation on their UBTI. Subject to certain exceptions described below, UBTI is defined as the gross income derived by such a tax-exempt entity from an unrelated trade or business (including a trade or business conducted by a partnership of which the tax-exempt entity is a partner), less the deductions directly connected with that trade or business. UBTI generally does not include dividends, interest, certain types of rents from real property and gain or loss derived from the sale of property (other than gain or loss derived from the sale of inventory and property sold to customers in the ordinary course of a trade or business). UBTI does include operating income from certain asset categories owned directly or through entities treated as transparent for U.S. federal income tax purposes. In addition, fee income actually received or deemed to be received by the Fund or the Unitholders (including any fee income that might be deemed to be received because, although paid to the Manager, or its affiliates, such income results in a reduction in the Management Fee) may be treated as UBTI in certain circumstances. The Fund intends to take the position that Unitholders do not share in fee income by virtue of such a reduction in Management Fee. The IRS may take a contrary view, however. If that view were ultimately sustained, tax-exempt U.S. Unitholders could be required to pay U.S. federal income tax on that income as UBTI.

If a tax-exempt entity’s acquisition of an interest in a partnership is debt-financed, or a partnership incurs “acquisition indebtedness” that is allocated to the acquisition of a partnership investment, then UBTI may include a percentage of gross income (less the same percentage of deductions) derived from such investment regardless of whether such income would otherwise be excluded as dividends, interest, rents, gain or loss from sale of eligible property, or similar income. The Fund expects to incur debt either directly or indirectly, which could generate UBTI for U.S. tax-exempt Unitholders (given that generally debt incurred by a partnership is attributed to its partners). In addition, the Fund or the entities through which it invests may earn operating income that would be UBTI if earned by a U.S. tax-exempt Unitholder directly. Due to the anticipated operations of the Fund, it is possible that the Fund will incur income treated as UBTI. In addition, U.S. tax-exempt Unitholders may not be permitted to offset losses from one trade or business against the income or gain from another trade or business (even if those trades or businesses are both conducted by the Fund). Each tax-exempt investor is urged to consult with its own tax counsel as to the U.S. federal income tax consequences as a result of incurring UBTI.

In order to mitigate the incurrence of UBTI for U.S. tax-exempt investors (and ECI for Non-U.S. Unitholders), the General Partner has formed the Feeder (Units of which are being offered through this Registration Statement), which will be treated as a partnership for U.S. federal income tax purposes and will invest in the Fund indirectly through a Non-U.S. Corporation. As a result, investors that invest through the Feeder will generally derive returns from such investments in the form of dividends or capital gain, which are generally excluded from UBTI so long as such investors’ acquisition of interests in a Feeder is not debt-financed. Moreover, debt incurred by the Fund would generally be allocated to the Feeder and not to its owners. Although it is possible that the IRS could seek to disregard the Feeder and apply the debt-financed property or other UBTI rules to tax-exempt investors, the Fund believes such treatment should not apply. A tax-exempt investor is not expected to incur UBTI solely by reason of an investment in the Feeder.

A Non-U.S. Corporation through which the Feeder invests will generally be subject to the U.S. federal income tax treatment described below under “Taxation of Non-U.S. Unitholders.” Thus, gains from the sale of stock or securities generally are not subject to U.S. federal income tax and the exemption of interest income under the portfolio interest rules would apply to a Non-U.S. Corporation to the extent so described below. However, U.S.-source dividends and effectively connected income (including gains from the sale of United States real property interest) are subject to U.S. federal income tax. Significant amounts of the assets of the Feeder are expected to be held through one or more Corporations and significant incremental tax may be incurred from the use of such Corporations. When determining whether to invest in the Fund through the Feeder, U.S. tax-exempt Unitholders should consider the taxes imposed as a result of investing in the Feeder as compared to any tax payment on or filing obligation with respect to UBTI that may arise from a direct investment in the Fund.

If a U.S. tax-exempt Unitholder is not otherwise taxable under the UBTI provisions with respect to its Units in the Feeder (for example, as debt-financed income), it would not generally be subject to tax under the PFIC rules or the CFC rules. U.S. tax-exempt Unitholders should consult their own tax advisors as to the application of the above rules to their particular situations.

Certain Issues Pertaining to Private Foundations. In some instances, an investment in the Fund by a private foundation could be subject to an excise tax to the extent that it constitutes an “excess business holding” within the meaning of the Code. For example, if a private foundation (either directly or after taking into account the holdings of its disqualified persons) acquires more than 20% of the profits interest of the Fund (or 35%, if the private foundation does not directly or indirectly “control” the Fund), the private foundation may be considered to have an excess business holding unless at least 95% of the Fund’s gross income is from passive sources within the meaning of Section 4943(d)(3)(B) of the Code and the private foundation does not own, through the Fund, an excess amount of the voting stock or equivalent in any business enterprise owned by the Fund.

Additionally, if a private foundation generates a substantial amount of UBTI, it may risk losing its tax-exempt status. Private foundations should consult their own tax advisors regarding the excess business holdings provisions and all other aspects of Chapter 42 of the Code as they relate to an investment in the Fund, including the level of UBTI that a private foundation may generate as a result of an investment in the Fund. Private foundations should consult their own tax advisors regarding the tax consequences of an investment in the Fund.

Certain tax-exempt investors may be subject to an excise tax if the Fund engages in a “prohibited tax shelter transaction” or a “subsequently listed transaction” within the meaning of Section 4965 of the Code. In addition, if the Fund engages in a “prohibited tax shelter transaction,” tax-exempt investors may be subject to substantial penalties if they fail to comply with special disclosure requirements and managers of such tax-exempt investors may also be subject to substantial penalties. Although the Fund does not expect to engage in any such transaction, the rules are subject to interpretation and therefore there can be no assurance that the rules of Section 4965 of the Code will not apply to a tax-exempt Unitholder. Tax-exempt Unitholders should consult their own tax advisors regarding these rules.

Taxation of Non-U.S. Unitholders

General. Investments made by the Fund in the United States may constitute a U.S. trade or business. In general, in that event, Non-U.S. Unitholders would themselves be considered engaged in a trade or business in the United States through a permanent establishment. Thus, Non-U.S. Unitholders that invest in the Fund directly or through an entity that is transparent for U.S. federal income tax purposes should be aware that the Fund’s income and gain from (as well as gain on the sale of Units in the Fund that is attributable to) U.S. Investments may be treated as effectively connected with the conduct of a U.S. trade or business through a permanent establishment and thus be subject to U.S. federal income tax (and possibly state and local income tax), even though such investor has no other contact with the United States.

Although it is generally expected that the Fund will hold certain investments expected to generate ECI through one or more U.S. Corporations, it is possible that the Fund may recognize FIRPTA gain (as defined below). Regardless of whether the Fund’s activities constitute a trade or business giving rise to U.S. “effectively connected” income, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), Non-U.S. Unitholders (other than certain qualified foreign pension funds) are taxed on the gain derived from the dispositions of U.S. real property interests (including gain allocated to a Non-U.S. Unitholder upon a sale of such property interests by the Fund). A U.S. real property interest includes an interest in a U.S. real property holding corporation. Under FIRPTA, Non-U.S. Unitholders treat gain or loss from dispositions of U.S. real property interests as if the gain or loss were “effectively connected” with a U.S. trade or business and, therefore, are required to pay U.S. taxes at regular U.S. rates on such gain or loss.

To the extent the Fund is engaged in a U.S. trade or business for U.S. federal income tax purposes, the Fund would be required to withhold and pay over to the U.S. tax authorities a percentage equal to the highest applicable U.S. tax rate of each Non-U.S. Unitholder’s distributive share of Fund’s income that is effectively connected with such trade or business, and each Non-U.S. Unitholder would be required to file U.S. tax returns and pay U.S. tax on its share of the Fund’s net effectively connected income. In such a case, all or a portion of the gain on the disposition (including by repurchase) by a Non-U.S. Unitholder of its interests may be taxed as effectively connected income to the extent such gain is attributable to assets of the Fund that generate effectively connected income. Furthermore, the transferee of an interest in a partnership engaged in a U.S. trade or business may also be required to withhold up to 10% of the amount realized (and the partnership would be required to withhold from future distributions to the transferee if the transferee fails to properly withhold). In addition, a Unitholder which is a non-U.S. corporation may also be subject to an additional branch profits tax of 30% on its share of the Fund’s effectively connected earnings and profits, adjusted as provided by law (subject to reduction by any applicable tax treaty).

Each non-U.S. Unitholder is expected to participate in the Fund through the Feeder, as defined above. The Feeder will invest in the Fund through a non-U.S. Corporation, which will be subject to corporate income tax and branch profits tax on any ECI, and dividend withholding on U.S. source non-ECI, as applicable. Significant incremental tax may be incurred from the use of such Corporations. Consequently, an investment through the Feeder will not necessarily reduce the U.S. federal income tax liability associated with an investment in the Fund but it is expected to reduce the administrative burdens associated with filing U.S. tax returns with respect to such an investment.

In general, Non-U.S. Unitholders who are not themselves engaged in a U.S. trade or business (or deemed to be engaged in a U.S. trade or business through an investment in the Fund) will not be subject to any U.S. tax with respect to gains from the sale of stock or debt securities held for investment, provided that such gains are not effectively connected to the conduct of a U.S. trade or business by the Fund. However, a non-resident individual present in the U.S. for 183 or more days in the taxable year of the sale, calculated by taking account a portion of the days such individual was present in the United States in the preceding two years, would be taxed by the U.S. on any such gain if either (a) such individual’s tax home for U.S. federal income tax purposes is in the U.S. or (b) the gain is attributable to an office or other fixed place of business maintained in the U.S. by such individual. In addition, special rules would apply to dispositions of “United States real property interests” which include stock in a U.S. corporation 50% or more of the assets of which consist of U.S. real property. Special rules may also apply in the case of non-U.S. investors: (i) that have an office or fixed place of business in the U.S. or (ii) that are former citizens of the U.S., CFCs, PFICs and corporations which accumulate earnings to avoid U.S. federal income tax. Such persons are urged to consult their U.S. tax advisors before investing in the Fund.

The Fund will make investments that generate U.S. source interest or dividends. The Fund would not generally be required to withhold tax on portfolio interest income. Portfolio interest generally includes (with certain exceptions) interest paid on registered obligations with respect to which the beneficial owner provides a statement that it is not a U.S. Person. The portfolio interest exemption is not available with respect to interest paid to a 10% shareholder of the issuer of the indebtedness and is subject to certain other limitations. In addition, certain types of “contingent interest” (generally, interest the amount of which is determined by the receipts, sales, cash flow, income or profits of the debtor or a related person, or by dividends or partnership distributions made by the debtor or related person) are excluded from portfolio interest income. The Fund would be required to withhold at the rate of 30% on U.S. source interest (other than portfolio interest), dividends and certain other U.S. source income, including certain dividend equivalent amounts governed by Section 871(m) of the Code. A Non-U.S. Unitholder who is resident for tax purposes in a country with respect to which the U.S. has an income tax treaty may be eligible for a reduced rate of withholding in respect of U.S. source dividend and interest income pursuant to such treaty.

Other Matters

Indemnity; Reserves. Each Unitholder will be required to indemnify the Fund for any withholding or other tax obligations imposed on the Fund with respect to such Unitholder. The Fund may reserve certain amounts otherwise distributable to Unitholders in light of such potential obligations. The amount of any taxes paid by the Fund or entities in which the Fund holds a direct or indirect interest and amounts withheld for taxes will be treated as distributions to such Unitholder to the extent determined by the General Partner to be appropriate.

Partnership Representative. The General Partner will act as or appoint the “partnership representative” of the Fund and the Feeder, with the authority, subject to certain restrictions, to act on behalf of the Fund and the Feeder in connection with any administrative or judicial review of items of the Fund’s income, gain, loss, deduction or credit of the Fund and the Feeder, as applicable.

U.S. federal income tax audits of partnerships are conducted at the partnership level, and, unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership. Under such alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If the Fund or the Feeder is able to and in fact elects this alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge.

There can be no assurance that the Fund or the Feeder will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If the Fund or the Feeder does not or is not able to make such an election, then (1) the then-current Unitholders, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had the Fund or the Feeder elected the alternative procedure, and (2) a given Unitholder may indirectly bear taxes attributable to income allocable to other Unitholders or former Unitholders, including taxes (as well as interest and penalties) with respect to periods prior to such Unitholder’s ownership of interests in the Fund or the Feeder. Accordingly, it is possible that a Unitholder will bear tax liabilities unrelated to its ownership of interests in the Fund or the Feeder. Amounts available for distribution to the Unitholders may be reduced as a result of the Fund’s obligations to pay any taxes associated with an adjustment.

The partnership representative of the Fund or the Feeder will be the only person with the authority to act on behalf the Fund with respect to audits and certain other tax matters and may decide not to elect (or may be unable to elect) the alternative procedure for any particular adjustment. In addition, the Fund, the Feeder and each Unitholder will be bound by the actions taken by the partnership representative on behalf of the Fund or the Feeder, as applicable during any audit or litigation proceeding concerning U.S. federal income taxes.

Prospective investors should consult their own tax advisors regarding all aspects of these rules as they affect their particular circumstances.

A tax return preparer may not sign a return without itself incurring a penalty unless either in its view each position taken on such return is more likely than not to be sustained if challenged by the IRS or such position is separately disclosed on the return. The Fund may adopt positions that require such disclosure, which may increase the likelihood the IRS will examine the Fund’s tax returns or may forego otherwise valid reporting positions to avoid such disclosure, which may increase the tax payable by a Unitholder.

Taxes in Other Jurisdictions. In addition to U.S. federal income tax consequences, prospective investors should consider potential U.S. state and local and non-U.S. tax consequences of an investment in the Fund in the state or locality in which they are a resident for tax purposes. A Unitholder may be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in jurisdictions in which the Fund invests or carries on activities. Income or gains from investments held by the Fund may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable treaties. Unitholders that wish to claim the benefit of an applicable income tax treaty may be required to submit information to tax authorities in such jurisdictions. Potential investors should consult their own tax advisors regarding the U.S. state and local and non-U.S. tax consequences of an investment in the Fund.

FATCA. FATCA requires all entities in a broadly defined class of foreign financial institutions (“FFIs”) to comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments, and requires non-U.S. entities which are not FFIs to either certify they have no substantial U.S. beneficial ownership or to report certain information with respect to certain U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to nonparticipating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under current regulations; however, the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments. Withholding on these payments is not set to apply until two years after the publication of final regulations defining “foreign passthru payment” in the Federal Register. In general, non-U.S. investment funds, such as the Feeder and certain non-U.S. entities in which the Fund may invest, are expected to be considered FFIs. The reporting obligations imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS, or, if subject to an intergovernmental agreement (“IGA”), register with the IRS and comply with the reporting regime of the IGA and any implementing legislation enacted hereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of the reported information with the IRS. In the event FFIs are unable to do comply with the preceding reporting requirements, certain payments made to FFIs may be subject to a U.S. withholding tax, which would reduce the cash available to investors in the Fund. These reporting requirements may apply to investors who are FFIs, or to underlying funds in which the Fund invests, and Vista will have no control over whether any underlying fund complies with the reporting regime. Such withheld amounts that are allocable to a Unitholder may, in accordance with the Fund LPA, be deemed to have been distributed to such Unitholder to the extent the taxes reduce the amount otherwise distributable to such Unitholder. Prospective investors should consult their own tax advisors regarding all aspects of FATCA as it affects their particular circumstances.

Certain Proposed United States Federal Income Tax Legislation. A number of items of legislation are currently proposed, or have been proposed in the past, that could significantly alter certain of the U.S. federal income tax consequences of an investment in the Fund or the Feeder. It currently is uncertain whether any such proposed legislation (or similar legislation) will be enacted into law. Prospective investors should consult their own tax advisors regarding proposed legislation.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in the Fund by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) “plans” described in Section 4975 of the Code that are subject to Section 4975 of the Code (including, without limitation, individual retirement accounts (“IRAs”) and “Keogh” plans), (iii) plans, accounts and other arrangements that are subject to the provisions of other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Other Plan Laws”) and (iv) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii), (iii) or (iv) pursuant to ERISA or applicable law (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (as defined below) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (ii) “plans” within the meaning of Section 4975 of the Code to which Section 4975 of the Code applies (including, without limitation, IRAs and “Keogh” plans) and (iii) entities whose underlying assets are considered to include plan assets by reason of an investment in such entity by an employee benefit plan and/or plan described in clauses (i) and (ii) above (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).

In considering an investment in the Fund of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in the Fund, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Other Plan Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code. The acquisition and/or ownership of Units by a Benefit Plan Investor with respect to which the Fund is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of investments in the Fund. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of the Units, but not apply to some other aspect of such acquisition or holding. Fiduciaries of Benefit Plan Investors considering acquiring Units in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisor to assure it is applicable to their particular circumstances. There can be no assurance that any of the foregoing exemptions or any other exemption will be available, or that all of the conditions of any such exemptions will be satisfied with respect to any or all otherwise prohibited transactions that may occur in connection with an investment in the Fund.

Plan Assets

Under ERISA and the regulations promulgated thereunder by the DOL, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), when a Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest in such entity and an undivided interest in each of the underlying assets of the entity unless it is established either that (i) less than 25% of the total value of each class of equity interests in the entity is held by Benefit Plan Investors (the “25% Test”) or (ii) the entity is an “operating company” (each within the meaning of the Plan Asset Regulations). For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. Thus, absent satisfaction of another exception under ERISA, if 25% or more of the total value of any class of equity interests of the Fund were held by Benefit Plan Investors, an undivided interest in each of the underlying assets of the Fund would be deemed to be “plan assets” of any Benefit Plan Investor that invested in the Fund.

The Fund will not be an investment company under the 1940 Act. Under the Plan Asset Regulation, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration statement under the 1933 Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act. The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a “venture capital operating company” (a “VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors), are invested in operating companies (other than VCOCs) (i.e., operating entities that (a) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital or (b) qualify as “real estate operating companies,” as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the DOL has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

The General Partner will use commercially reasonable efforts such that the Fund’s Units qualify as “publicly offered” securities or that the Fund satisfies another exception to holding “plan assets” within the meaning of ERISA and the Plan Asset Regulations. However, no assurance can be given that this will be the case.

Under the Fund LPA, the General Partner will have the power to take certain actions to avoid having the assets of the Fund characterized as “plan assets,” including, without limitation, the right to cause a Unitholder that is a Plan to withdraw from the Fund and/or the Feeder. While the General Partner and the Fund do not expect that the General Partner will need to exercise such power, neither the General Partner nor the Fund can give any assurance that such power will not be exercised.

The Fund may require any person proposing to acquire Units to furnish such information as may be necessary to determine compliance with an exception under ERISA or the Plan Asset Regulations, including whether such person is a Benefit Plan Investor. In addition, the Fund has the power to (a) exclude any Unitholder or prospective investor from purchasing any class of the Units and (b) prohibit any repurchase of Units if the General Partner determines that there is a substantial likelihood that such Unitholder’s purchase, ownership or repurchase of Units would result in (i) the Fund’s assets to be characterized as plan assets for purposes of the fiduciary responsibility or prohibited transaction provisions of ERISA, Section 4975 of the Code or any provisions of any Other Plan Laws or (ii) the Fund, the Manager or any affiliates thereof to be considered a fiduciary of any Unitholder for purposes of the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Laws and all Units shall be subject to such terms and conditions.

Plan Asset Consequences

If the assets of the Fund were deemed to be “plan assets” of one or more Benefit Plan Investors within the meaning of the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the General Partner, the Manager and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the General Partner. With respect to an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Benefit Plan Investor may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Benefit Plan Investor. In such case, a fiduciary of a Benefit Plan Investor who has appointed an investment manager will generally not be liable for the acts of such investment manager. The Fund does not expect to be an “investment manager” within the meaning of ERISA. Consequently, if the Fund’s assets are deemed to constitute “plan assets” of any Unitholder which is a Benefit Plan Investor, the fiduciary of any such Benefit Plan Investor would not be protected from liability resulting from the Fund’s decisions.

The interests issued by the Feeder are not expected to qualify as “publicly-offered securities” and it is possible that the Feeder may not satisfy the 25% Test, in which case the assets of the Feeder will constitute “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. However, the Feeder is intended to be structured as an intermediate vehicle for purposes of an investment in the Fund with limited discretion with respect to the investment, management and disposition of the assets of the Feeder. In this regard, when investing in the Fund through the Feeder, each investor in the Feeder will, by making a capital contribution to the Feeder, be deemed to (i) direct the general partner (or similar managing entity) of the Feeder to invest the amount of such capital contribution in the Fund and acknowledge that during any period when the underlying assets of the Feeder are deemed to constitute “plan assets” for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or applicable Other Plan Law, the general partner (or similar managing entity) of the Feeder will act as a custodian with respect to the assets of such investor but is not intended to be a fiduciary with respect to any such investor for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, or of any applicable Other Plan Law, (ii) represent that such capital contribution, and the transactions contemplated by such direction, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a violation of any applicable Other Plan Law and (iii) acknowledge and agree that during any period when the underlying assets of the Feeder are deemed to constitute “plan assets” subject to Title I of ERISA, in satisfaction of any “indicia of ownership” requirements, the general partner (or similar managing entity) of the Feeder will, or will cause an affiliate of the general partner (or similar managing entity), to hold the counterpart of the signature page of the Feeder’s partnership agreement (or similar governing document) in the United States. However, there can be no assurance that the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Code or applicable Other Plan Law will not be applicable to activities of the Feeder.

Other Plans

While Plans such as governmental plans, certain non-electing church plans and non-U.S. plans may not be subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, such Plans may nevertheless be subject to Other Plan Laws. Fiduciaries of any such Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Fund and the considerations discussed above, if applicable.

Representation

By acceptance of any Units, each Unitholder will be deemed to have represented and warranted that either (i) the Unitholder is not, and is not investing on behalf of, any Plan or (ii) (a) the purchase and holding of the Units by such Unitholder will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Other Plan Laws and (b) if it is, or is investing on behalf of, a Plan subject to Other Plan Laws its purchase and holding of the Units will not result in the assets of the Fund or the Feeder being deemed to constitute the asset of such Plan under any applicable laws or regulations.

Reporting of Indirect Compensation

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to include information regarding their assets, expenses and liabilities. To facilitate such a plan administrator’s compliance with these requirements, it is noted that the descriptions of the fees contained in this Registration Statement, including the Management Fee payable to the Manager, the Performance Participation Allocation payable to the General Partner and the Servicing Fee, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 Annual Return/Report may be available.

This Registration Statement and the Fund LPA do not constitute an undertaking to provide impartial investment advice and it is not the Fund’s intention to act in a fiduciary capacity with respect to any Plan. The General Partner, Manager and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in Units on account of the fees and other compensation they expect to receive (as the case may be) from the Fund and their other relationships with the Fund as contemplated hereunder. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities, (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Other Plan Law) with respect to the Plan’s investment in the Units who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Units and any related transactions.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Fund or the Feeder. As indicated above, Other Plan Laws governing the investment and management of the assets of Plans such as governmental and non-U.S. plans may contain fiduciary responsibility and prohibited transaction requirements similar to those under ERISA and the Code. Accordingly, fiduciaries of such Plans, in consultation with their advisors, should consider the impact of their respective laws and regulations on an investment in the Fund and the considerations discussed above, if applicable. Prospective investors should not construe the contents of this Registration Statement as, nor do the contents of this Registration Statement constitute, a recommendation or representation with respect to the notes (i) that is based on any prospective investor’s particular needs or individual circumstances or (ii) that the investment satisfies a particular prospective investor’s specific legal or other requirements for investment. Each Plan fiduciary should consult with its own legal advisors concerning the potential consequences under ERISA, Section 4975 of the Code and any applicable Other Plan Law before making an investment in the Fund or Feeder.

Each Plan fiduciary should consult its legal advisor concerning the potential consequences under ERISA, the Code and any applicable Other Plan Law before making an investment in the Fund directly or indirectly through the Feeder.

Item 1A.	Risk Factors

A purchase of Units in the Fund involves a high degree of risk that should be considered before making any investment. There can be no assurance that the Fund investment objectives will be achieved or that an investor will receive a return of the amount it invested. The possibility of partial or total loss of capital will exist and Unitholders must be prepared to bear capital losses that could result from investments. An investor should only invest in the Fund as a part of an overall investment strategy and only if the investor is able to withstand a total loss of its investment. Further, the long-term strategy of the Fund increases the likelihood that the Fund will be impacted by one or more of the risks described herein and the extent of any such impact. The following considerations, among others, should be carefully evaluated before making an investment in the Fund, however, they should not be seen as an exhaustive list of potential risks or conflicts. Additional risks and uncertainties not currently known to the Fund, or that have not been noted in this Registration Statement, also may have a negative or adverse effect, which could be material, on the performance of the Fund and the value of the Units.

RISKS RELATED TO THE BUSINESS AND FUND STRUCTURE

Performance Information. The past performance of the portfolio investments of Vista and its affiliates is not necessarily indicative of future results. With respect to unrealized or partially unrealized investments, forward-looking operating results will often be based on the judgment of the management team of the portfolio company, with adjustments to such forward-looking results made by the General Partner and/or the Manager in their discretion. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. General economic conditions, which are not predictable, can have a material adverse effect on the reliability of such financial projections and the ultimate realized results could be materially different. There can be no assurance that the Fund will generate investment returns commensurate with the past performance of the Vista Funds. Among other factors, the past performance of individual portfolio investments does not reflect the management fees, carried interest, taxes, transaction costs and other expenses to be borne by the Unitholders, which in the aggregate are expected to be significant.

In addition, there can be no assurance that the General Partner and/or Manager will be successful in identifying investment opportunities. Although the Fund may invest in other Vista Entities, the investment portfolio of such other Vista Entities may differ materially from the current investment strategy of the Fund, including in terms of the level of sectoral and geographic diversification.

Furthermore, performance shown may not reflect returns experienced by any particular investor in the Fund. Performance for individual investors may vary from the Fund’s overall performance as a result of the timing of an investor’s admission to the Fund; the redemption or increase of any part of a Unitholder’s interest in the Fund, and the Class of Units in which they invest (including, without limitation, as a result of different Subscription Fees and Servicing Fees). Prospective Unitholders should note that any Parallel Funds, to the extent applicable, may invest through intermediate vehicles, which may pay additional taxes which would further reduce returns experienced by Unitholders participating therein.

The Performance Participation Allocation that the Recipient is entitled to is based on a Total Return metric adjusted to exclude the impact of Fund Expenses, which include expenses related to distributions, and therefore such Total Return measure will differ from the performance that investors will experience. Further, investors will experience performance that is net of any Performance Participation Allocation received by the Recipient.

No Assurance of Investment Return. The Fund cannot provide assurance that it will be able to choose, make and realize investments in any particular company or portfolio of companies. There is no assurance that the Fund will be able to generate returns for the Unitholders or that the returns will be commensurate with the risks of investing in the type of companies and transactions described herein. There can be no assurance that expected returns for the Fund will be achieved, that the Fund will otherwise be able to carry out its investment program successfully or that an investor will receive a return of its capital. An investment in the Fund should only be considered by persons or entities who can afford a loss of their entire investment.

Uncertainty of Targeted or Projected Returns. The Fund will normally make investments based on estimates or projections of internal rates of return and current returns prepared by the target Portfolio Company’s management (with adjustments to such projections and estimates made by the General Partner and/or the Manager in its discretion), which in turn are based on, among other considerations, assumptions regarding the performance of the Portfolio Companies and the manner and timing of dispositions, all of which are subject to significant uncertainty. In addition, events or conditions that have not been anticipated may occur and may have a significant effect on such projections and estimates and accordingly, the actual rate of return received upon the Fund’s investments. The Fund may make investments that have different degrees of associated risk.

No Operating History. Although Vista has extensive investment experience generally, the Fund and the General Partner are recently formed entities with minimal operating history upon which to evaluate the Fund’s likely performance, and the Fund will employ a strategy that differs from that of prior Vista PE Funds. The Fund will primarily invest alongside current Vista-managed private equity strategies (the principal focus of which is on acquiring controlling interests in “Small Cap”; middle market and “Mid Cap”; upper middle-market and “Large Cap” enterprise software, data and technology-enabled solutions companies with significant value creation opportunities) and future Vista-managed private equity strategies. The Fund will focus on Direct Investments, generally alongside the Vista Strategies, but also has the ability to participate in secondary market purchases of existing investments in Target Funds managed by Vista or third-party fund managers and to make primary capital commitments to Target Funds managed by Vista or third-party fund managers. Direct Investments may include, without limitation, private and public investments in equity instruments, preferred equity instruments, convertible debt or equity derivative instruments, warrants, options, “PIK” (paid-in-kind) notes, mezzanine debt and “PIPE” (private investments in public equity) transactions. The past performance of the Vista PE Funds is not necessarily indicative of future performance of the Fund.

Dynamic Investment Strategy. While the General Partner generally intends to seek attractive returns for the Fund, primarily through making private equity investments as described herein, the General Partner reserves the right to pursue additional investment strategies and to modify or depart from its core investment strategy, investment process and investment techniques as it determines appropriate. The General Partner reserves the right to pursue investments outside of the industries and sectors in which the other Vista PE Funds have previously made investments or have internal operational experience.

Certain Reporting Obligations Not Applicable to Private Companies. The Fund will be subject to regulations not applicable to private companies, such as the Exchange Act and provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect the Fund.

The Fund is filing this Form 10 Registration Statement with the SEC voluntarily and is establishing the Fund as a reporting company under the Exchange Act. Upon the effectiveness of the Form 10 Registration Statement, the Fund will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act. The Fund will make available to its Unitholders annual reports containing audited financial statements, quarterly reports, and such other periodic reports as the Fund determines to be appropriate or as may be required by law. Unitholders and the public may access the Fund’s public filings at www.sec.gov or obtain information by calling the SEC at (202) 551-8090.

The Fund will be subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Management may be required to report on the Fund’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act by the time the Fund files its second annual report on Form 10-K. The Fund is required to review on an annual basis its internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in its internal control over financial reporting. As a new company, developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact the Fund’s financial performance and its ability to make distributions. This process also will result in a diversion of the management’s time and attention. The Fund cannot be certain of when its evaluation, testing and remediation actions will be completed or the impact of the same on its operations. In addition, the Fund may be unable to ensure that the process is effective or that its internal controls over financial reporting are or will be effective in a timely manner. In the event that the Fund is unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, the Fund may be adversely affected.

The Fund’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting until there is a public market for its Units, which is not expected to occur.

Policies and Procedures. This Registration Statement describes, in summary fashion, certain policies, guidelines, procedures and practices relating to Vista’s current approach to sourcing, evaluating, structuring, making, creating value in and exiting investments (in particular, please see “Item 1(c). Description of Business—Investment Strategy”) (collectively, the “Current Procedures”). Over time, some or all of these policies, guidelines, procedures and practices may change, and there can be no assurance that Vista will not vary from its Current Procedures with respect to the Fund in the future. In addition, from time to time, the General Partner and the Manager will adopt, revise or rescind investment-related policies with respect to the Fund for the purposes of regulatory compliance, including for the purpose of establishing regulatory categorization or regulatory treatment of the Fund, the General Partner, the Manager and/or their respective affiliates. Such policies may limit or restrict activities of the Fund and shall be operative to the extent provided in such policies.

Reliance on the General Partner and the Manager. The General Partner and the Manager will have exclusive responsibility for the Fund’s activities, subject to certain oversight rights held by the Board. Unitholders will not be able to make decisions with respect to the acquisition, management, disposition or other realization of any investment, or other decisions regarding the conduct of the Fund’s business and affairs. The Unitholders will also not have the opportunity to evaluate the relevant economic, financial and other information that will be utilized by the General Partner and/or the Manager in its selection of investments, nor to receive some of the financial information with respect to future opportunities that are available to the General Partner and the Manager. Unitholders must rely entirely on the General Partner and the Manager, with limited oversight by the Board, to conduct and manage the affairs of the Fund. The General Partner and the Manager will be responsible for making all investment decisions on behalf of the Fund and the Fund’s future profitability will depend largely upon the business and investment acumen of the General Partner and the Manager’s personnel. There is an ever-increasing competition among alternative asset firms, financial institutions, private equity firms, investment managers and other industry participants for hiring and retaining qualified investment professionals. There can be no assurance that the key personnel of the General Partner and the Manager will remain with the General Partner and the Manager. There can be no assurance that the key personnel will not be solicited by and join competitors or other firms or that Vista will be able to hire and retain any new personnel or add to its roster of investment professionals. The loss of the services of one or more of the key personnel could have an adverse impact on the Fund’s ability to realize its investment objectives. In addition, certain changes in the General Partner and the Manager or circumstances relating to the General Partner and the Manager may have an adverse effect on the Fund or one or more of its Portfolio Companies, including potential acceleration of debt facilities.

Significant Liquidity Requirements. The Fund will have significant liquidity requirements, and adverse market and economic conditions may adversely affect the Fund’s sources of liquidity, which could adversely affect the Fund’s business operations in the future. The Fund expects that its primary liquidity needs will consist of cash required to meet various obligations, including, without limitation, to:

•	repurchase its Units in connection with the Repurchase Program;

•	grow its businesses, including acquiring Portfolio Companies and otherwise supporting its Portfolio Companies;

•

service debt obligations including the payment of obligations at maturity, on interest payment dates or upon redemption, as well as any contingent liabilities, including from litigation, that may give rise to future cash payments;

•	fund cash operating expenses and contingencies, including for litigation matters; and

•	pay any cash distributions in accordance with its distribution policy for the Units, if any.

These liquidity requirements may be significant. In addition, credit facilities that the Fund enters into with third-party lenders may contain covenants that limit the Fund’s ability to repurchase Units and may obligate the Fund to pledge some or all of its assets, including liquid assets, for the benefit of such lenders. The Fund’s commitments to its Portfolio Companies may require significant cash outlays over time, and there can be no assurance that the Fund will be able to generate sufficient cash flows from sales of Units to Unitholders. Moreover, in light of the nature of the Fund’s continuous monthly private offering in relation to the Fund’s acquisition strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential acquisition opportunities, if the Fund has difficulty identifying and purchasing suitable Portfolio Company holdings on attractive terms, there could be a delay between the time the Fund receives net proceeds from the sale of Units and the time the Fund uses the net proceeds to acquire Portfolio Company holdings. The Fund may also from time to time hold cash pending deployment into acquisition opportunities or have less than the Fund’s targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when the Fund is receiving high amounts of offering proceeds and/or times when there are few attractive acquisition opportunities. Such cash may be held in an account for the benefit of the Unitholders that may be invested in money market accounts or other similar temporary investments, each of which is subject to management fees.

If the Fund is unable to find suitable acquisition opportunities, such cash may be maintained for longer periods which would be dilutive to overall portfolio returns. This could cause a substantial delay in the time it takes for a Unitholder’s investment to realize its full potential return and could adversely affect the Fund’s ability to pay any potential distributions of cash flow from operations to Unitholders. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into Portfolio Companies will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event the Fund fails to timely utilize the net proceeds of sales of the Fund’s Units or do not deploy sufficient capital to meet the Fund’s targeted leverage, the Fund’s results of operations and financial condition may be adversely affected. In the event that the liquidity requirements were to exceed available liquid assets for the reasons specified above or for any other reasons, the Fund may increase its indebtedness or be forced to sell assets.

Cyber Security Breaches and Identity Theft. Cyber-attacks and other malicious Internet-based activity continue to increase globally in frequency and magnitude and will likely continue to increase in frequency in the future. As part of its business, Vista processes, stores and transmits large amounts of electronic information, including information relating to the transactions of the Fund and personally identifiable information of the Unitholders. Similarly, service providers of Vista, for instance, an administrator, may process, store and transmit such information. Techniques used to sabotage, or to obtain unauthorized access to, systems or networks change frequently and may be difficult to detect for long periods of time. Therefore, companies, as well as their third-party partners (including vendors and portfolio companies), may be unable to anticipate these techniques, react in a timely manner, or implement adequate preventive measures. Vista and its Portfolio Companies’ information and technology systems may be vulnerable to actual or perceived damage or interruption from computer viruses, malware, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes, typhoons, earthquakes, wars, systemic risk associated with cyber-kinetic warfare, terrorist attacks, catastrophic nation-state hacks and other similar events. Such risks may be more prevalent in emerging markets where cybersecurity and compliance infrastructure may be less developed. Cyber-attacks may also take the form of socially-engineered frauds, such as “phishing”. There have been reports of alleged foreign government actors’ hacking attempts on American corporate intellectual property and Vista (including the Fund and its Portfolio Companies) may be at risk of cyber-attacks. Third-parties may also attempt to fraudulently induce employees, customers, third-party service providers or other users of Vista’s systems to disclose sensitive information in order to gain access to Vista’s data or that of the Fund’s investors or Portfolio Companies. In addition, companies and service providers have also been increasingly subject to “ransomware” attacks, which could further result in losses to Vista, the Fund or its Portfolio Companies.

Vista, the Fund’s Portfolio Companies, the Fund’s service providers, and other market participants depend on complex and often interconnected information technology and communications systems to conduct business functions. As set forth above, these systems are subject to a number of different threats and other risks that could adversely affect the Fund and the Unitholders, despite efforts to adopt technologies, processes, and practices intended to mitigate these risks and protect the security of their computer systems, software, networks, and other technology assets, as well as the confidentiality, integrity and availability of information belonging to the Fund and the Unitholders. For example, unauthorized third-parties may attempt to improperly access, modify, disrupt the operations of or prevent access to these systems of Vista, the Fund’s Portfolio Companies, the Fund’s service providers, counterparties or data within these systems or to transfer funds to unauthorized third parties. To the extent that a Portfolio Company is subject to cyber-attack or other unauthorized access is gained to a Portfolio Company’s systems, such Portfolio Company may be subject to substantial losses in the form of stolen, lost, or corrupted (i) customer data or payment information; (ii) customer or Portfolio Company financial information; (iii) Portfolio Company software, contact lists, or other databases; (iv) Portfolio Company proprietary information or trade secrets or (v) other items. If a service provider fails to adopt or adhere to adequate data securities policies, or in the event of a breach of its networks, information relating to the Fund, including information normally made available to Unitholders, may become inaccessible and personally identifiable information of the Unitholders may be lost or improperly accessed, used or disclosed. Notwithstanding the diligence that Vista performs on its service providers, Vista often is not in a position to verify the risks or reliability of their respective information technology systems.

Although Vista has implemented various measures to manage risks relating to these types of events, if these systems are compromised, become inoperable for extended periods of time or cease to function properly, Vista, the Fund and/or a Portfolio Company may incur specific time or expense to fix or replace them and to seek to remedy the effects of such issues. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in Vista’s, the Fund’s and/or a Portfolio Company’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to investors (and the beneficial owners of investors). Cyber threats and/or incidents or data privacy breaches could cause financial costs from the theft of Fund assets (including proprietary information and intellectual property) as well as numerous unforeseen costs including, but not limited to: costs related to regulatory intervention or fines (including under the GDPR and proposed SEC rules), litigation costs, costs of responding to regulatory inquiries, settlement costs, compliance costs, preventative and protective costs, remediation costs and costs associated with reputational damage, any one of which could be materially adverse to the Fund. Such a failure could harm the Fund’s and/or a Portfolio Company’s reputation, subject any such entity and their respective affiliates to legal claims and otherwise affect their business and financial performance. In addition, Vista’s, the Fund’s and/or a Portfolio Company’s insurance coverage may be insufficient to compensate any such entity and its respective affiliates for incurred liabilities. The costs related to cyber or other security threats or disruptions or data privacy breaches may not be fully insured or indemnified by other means.

Data taken in such breaches may be used by criminals in identity theft, to commit insider trading, in obtaining loans or payments under false identities and in attempting extortion and other crimes that could affect the Unitholders directly as well as affect the value of assets in which the Fund invests. These risks can disrupt the ability to engage in transactional business, cause direct financial loss and reputational damage, lead to violations by the Manager or the Fund of applicable securities laws and other laws, such as those related to data and privacy protection and consumer protection, or incur regulatory penalties, all or part of which may not be covered by insurance. Cybersecurity risks also result in ongoing prevention and compliance costs, many of which will be borne by the Fund, such as any costs pertaining to reviewing and monitoring on an ongoing basis a Portfolio Company’s cybersecurity. In addition, Vista and/or the Fund may incur substantial costs related to forensic analysis of the origin and scope of a cybersecurity breach (including a breach of a Portfolio Company), relating to increased and upgraded cybersecurity tools and additional service providers, as well as substantial costs relating to, among other things, identity theft, social engineering attacks, unauthorized use of proprietary information, attempted extortion, system disruptions, adverse Unitholders reaction or litigation.

In addition, there are increased risks relating to Vista’s reliance on its computer systems if Vista’s personnel are required to work remotely for extended periods of time as a result of events such as an outbreak of infectious disease or other adverse public health developments or natural disasters, including an increased risk of cyber-attacks and unauthorized access to Vista’s systems.

Indemnification. The Fund will be required to indemnify the Board, the General Partner, the Manager, their respective owners, members, managers, shareholders, partners, directors, officers, employees, agents, advisors, assigns, representatives and affiliates, and all of their respective successors, heirs and assigns, for liabilities incurred in connection with the affairs of the Fund and otherwise as provided in the Fund LPA, except in the case of bad faith, intentional and material breach of the Fund LPA, fraud, willful misconduct or gross negligence. Such liabilities may be material and have an adverse effect on the returns to the Unitholders. For example, in their capacity as directors of Portfolio Companies, the partners or affiliates of the General Partner may be subject to fraudulent transfer, derivative or other similar claims brought by shareholders or creditors of such companies. The indemnification obligation of the Fund would be payable from the assets of the Fund. It should be noted that the General Partner may cause the Fund to purchase insurance for the Fund, the General Partner, the Manager, the Board and their employees, agents and representatives.

Litigation and Investigations. In the ordinary course of its business, Vista, the Fund or the Fund’s Portfolio Companies are expected to be subject to litigation, or the threat of litigation, including certain of the Warehoused Assets. The Fund intends to make investments that include control of the management of a Portfolio Company, which creates additional risks of liability in case the customary limited liability characteristic of business operations is disregarded. Litigation proceedings or investigations associated with litigation or threatened litigation can be costly and time consuming, without certainty of the outcome or the scope of adverse effects of such outcomes. The outcome of such proceedings may materially adversely affect the value of an investment in the Fund and may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the Vista’s time and attention and/or the time and attention of the Fund’s key personnel, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation. See also “—Risks Related to the Fund’s Investments—Control Position Risk”, “—Risks Related to the Fund’s Investments—Assumption of Contingent Liabilities” and “—Risks Related to the Fund’s Investments—Contingent Liabilities Upon Disposition”. Please contact Vista for additional information.

Liability of the Fund, the General Partner and the Unitholders. The General Partner has unlimited liability for all debts and obligations of the Fund. Except as provided below, the total liability of a Unitholder is limited to the amount of its investments. Any Unitholder’s investment is susceptible to risk of loss as a result of any liability of the Fund. If the Fund is otherwise unable to meet its obligations, the Unitholders may, under applicable law, be obligated to return to the Fund or to creditors whose interests have been injured distributions previously received by them pursuant to any rules regarding fraudulent conveyances. In addition, a Unitholder may be liable under applicable bankruptcy law to return distributions made during the Fund’s insolvency.

Director Liability. The Fund expects to obtain the right to appoint one or more representatives to the board of directors (or similar governing body) of the Portfolio Companies in which it invests. Serving on the board of directors (or similar governing body) of a Portfolio Company exposes the Fund’s representatives, and ultimately the Fund, to potential liability. Not all Portfolio Companies may obtain insurance with respect to such liability, and the insurance that Portfolio Companies do obtain may be insufficient to adequately protect officers and directors from such liability. In addition, involvement in litigation can be time consuming for such persons and can divert the attention of such persons from the Fund’s investment activities.

Recourse to the Fund’s Assets. The Fund’s assets, including any investments made by the Fund and any funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have that liability satisfied may have recourse to the Fund’s assets generally and not be limited to a specific asset.

Limited Access to Information. Unitholders’ rights to information regarding the Fund and the General Partner and its affiliates will be specified, and strictly limited, in the Fund LPA. In particular, it is anticipated that the General Partner and/or its affiliates will obtain certain types of material information from investments that will not be disclosed to Unitholders because such disclosure is prohibited for contractual, legal or similar obligations outside of the General Partner’s control. Decisions by the General Partner to withhold information may have adverse consequences for Unitholders in a variety of circumstances.

Vista Capital Markets. Vista Capital Markets is, or is expected in the future to be, authorized to conduct private placements (including on behalf of the Fund) and to engage in certain capital markets and lending activities, including (i) managing, arranging or otherwise participating in underwriting syndicates and/or selling groups with respect to Portfolio Companies of the Fund or a SPAC (either entirely or in part, and whether or not the SPAC is owned in whole or in part by the Fund) and (ii) arranging or otherwise engaging in the private placement of debt or equity securities or instruments issued by the Fund’s Portfolio Companies and non-controlling entities in or through which the Fund may invest. Subject to certain consents, as applicable, Vista Capital Markets also is expected to engage in such activities on behalf of other Vista Entities, including serving as an arranger, lead lender or in another capacity with respect to loans or other credit activities on behalf of the Vista Credit Funds. As a consequence of such activities, Vista Capital Markets is expected from time to time to hold positions in instruments and securities issued by the Fund’s Portfolio Companies on an interim basis. Furthermore, the business and activities of Vista Capital Markets are expected to continue to evolve and expand over time, and it is anticipated the Vista Capital Markets will engage in other transactions and activities over time (including certain activities as it is authorized to engage in as a registered broker-dealer if it becomes a registered broker-dealer with the SEC and a member of FINRA). Although Vista Capital Markets initially intends to provide services only with respect to the Vista Entities and their portfolio companies, it reserves the right in the future to provide such services to third parties.

Subject to applicable law, Vista Capital Markets is expected to receive underwriting fees, arranger fees, placement commissions, syndication fees, underwriting discounts, financing fees, interest payments and/or other compensation and expense reimbursements with respect to such activities, which amounts will not reduce or offset the Fund’s Management Fees and are not otherwise required to be shared with the Fund or the investors. The amount and terms of the compensation paid to Vista Capital Markets will vary based on the services it is providing, but in some cases will be derived based on a percentage of value of the applicable transaction or a percentage of the offering underwritten by Vista Capital Markets and is generally expected to be significant. The terms of such compensation generally will be determined among the transacting parties, including the applicable Vista Entity or relevant portfolio company, Vista Capital Markets and other participants (e.g., other underwriters or syndicate members). Vista and its affiliates are subject to potential conflicts of interest to the extent they negotiate, determine or approve any such compensation, and while Vista will seek compensation that it believes is reasonable and generally charged at market rates based on its knowledge of the market but not necessarily as a result of benchmarking, such compensation may not in each case be negotiated at arm’s length, and there can be no assurance that other market parties would not charge lower amounts. The compensation payable to Vista Capital Markets also creates an incentive for Vista and its affiliates to seek to refer, allocate or recommend an investment or transaction to the Fund (and/or other Vista PE Funds) that it might not otherwise if the potential for such compensation did not exist, and the lack of offset regarding such compensation provides Vista an incentive to seek higher fees in connection with such arrangements. Where Vista Capital Markets acts to place a Vista Entity’s limited partner (or similar) interests, including those of the Fund, no commission or other compensation will be received from the relevant Vista Entity for such placement services.

Where Vista Capital Markets serves as underwriter with respect to a Portfolio Company’s securities, the Fund may be subject to a “lockup” period following the offering under applicable regulations or agreements during which time its ability to sell any securities that it continues to hold is restricted. This may prejudice the Fund’s ability to dispose of such securities at an opportune time.

In addition, in circumstances where a Vista Entity or the relevant portfolio company becomes distressed and the participants in an offering undertaken by such Vista Entity or portfolio company have a valid claim against the underwriter, the Fund would have a conflict in determining whether to sue a Vista-affiliated broker-dealer. In circumstances where a non-affiliate broker-dealer has underwritten an offering, the issuer of which becomes distressed, the Fund may also have a conflict in determining whether to bring a claim on the basis of concerns regarding Vista’s relationship with such broker-dealer.

Vista’s relationship with Vista Capital Markets gives rise to potential conflicts of interest between Vista, on the one hand, and other Vista Entities that have an interest in any portfolio company or other entity to which Vista Capital Markets provides services, on the other hand. Vista and Vista Capital Markets may share certain personnel and enter into compensation and expense sharing arrangements. Vista generally has an incentive to exercise its control or influence over portfolio companies, their management teams and other Vista Entities such that they retain Vista Capital Markets instead of other service providers. Vista will evaluate transactions on a case-by-case basis to seek to mitigate such conflicts in light of Vista’s ongoing obligations to other Vista Entities. To the extent any Vista Entity engages in a “principal transaction” with Vista Capital Markets, or Vista Capital Markets acts as a compensated broker in connection with an “agency cross transaction” involving a Vista Entity, Vista will review the related transaction in an effort to ensure compliance with the requirements of Section 206(3) of the Advisers Act and the Fund LPA.

Structuring. Prospective investors should be aware that the Fund may be open to investment by many different types of investors. Accordingly, it is unlikely that the structure of the Fund and any Investments will be equally suitable for all investors. Vista will endeavor to make decisions regarding the structuring of Investments by considering the interests of the Fund as a whole. Investments made by the Fund may be made through intermediate vehicles or other entities in order to minimize applicable taxes or for regulatory or securities reasons. However, no assurance is given that such structuring will be suitable for all investors in the Fund and, in certain circumstances, such structures may lead to additional costs and/or reporting obligations for some or all of the investors in the Fund. The Fund, its investment structures, Investments and Unitholders may be subject to income or other tax, in jurisdictions in which underlying vehicles are located and/or investments are made. Moreover, withholding tax or other taxes (e.g., branch profits taxes) may be imposed on earnings of the Fund from investments in such jurisdictions. In addition, local tax incurred in such jurisdictions by the Fund or vehicles through which it invests may not be creditable to or deductible by the Unitholders in their respective jurisdictions.

Inside Information. From time to time, the General Partner, the Manager or their affiliates will be in possession of material, non-public information concerning a company in which the Fund has made an investment, or in which it intends to make an investment, or for which it serves as a director. The possession of such information will limit the ability of the Fund to buy or sell such investments regardless of if such information was obtained in the context of the investment activities of any Vista PE Fund. Accordingly, the Fund will be required to refrain from buying or selling such investments at times when the General Partner and the Manager or the Fund’s key personnel might otherwise believe that the Fund should buy or sell such investments (see “—Potential Conflicts of Interest—Material Non-Public Information” and “—Potential Conflicts of Interest—Restrictions on Participation in Initial Public Offerings” below). To partially mitigate the foregoing risks, Vista has established permanent information barriers between various of its business units (e.g., private equity, credit, public strategy) that restrict communications between each of those business units.

Use of Artificial Intelligence. Recent technological advances in artificial intelligence and machine learning technologies (collectively, “AI Technologies”), including, for example, the OpenAI ChatGPT application, create opportunities for Vista, its funds, investment vehicles and accounts and portfolio companies, as well as risks. Vista is beginning to build AI capabilities into its business, operations and offerings, and Vista expects its usage of AI to continue to grow. As with many disruptive innovations, AI presents risks, challenges and unintended consequences that could affect its accuracy and adoption and therefore Vista’s business. While Vista intends the use of any AI to make processes more efficient, AI models may not achieve sufficient levels of accuracy to achieve the desired results. AI algorithms may be flawed and the datasets on which such algorithms are trained may be insufficient, raise privacy concerns or contain biased information, which could undermine the decisions, predictions or analysis that AI applications produce, subjecting Vista to competitive harm, legal liability, regulatory action and/or brand or reputational harm. Some AI scenarios present ethical issues. If Vista uses, enables or offers AI solutions that are controversial because of their impact on human rights, privacy, employment or other social issues, Vista may experience brand or reputational harm. Additionally, building AI capabilities into Vista’s business, operations and offerings may result in increased investment costs, including due to the diversion of resources and management attention from current operations and the use of alternative investment, governance or compensation structures that may fail to adequately align incentives or otherwise accomplish their objectives. In addition, AI Technologies may be competitive with the business of Portfolio Companies or increase the potential for obsolescence of a Portfolio Company’s products or services, particularly as the capabilities of AI Technologies improve, and accordingly the increased adoption and use of AI Technologies may have an adverse effect on Portfolio Companies or their respective businesses. For additional risks, see “—Cyber Security and Data Protection Laws and Regulations” below and “—Cyber Security Breaches and Identity Theft” above.

Moreover, use of AI Technologies by any of the parties described in the previous paragraphs could include the input of confidential Vista information (including material non-public information and personal information) by third parties in contravention of non-disclosure agreements or by Vista personnel or other related parties in contravention of Vista’s policies and procedures (or by any such parties in accordance with Vista policies, procedures and/or non-disclosure agreements), and in any case, could result in such confidential information becoming part of a dataset that is accessible by AI Technologies applications and users. The use of AI Technologies, including potential inadvertent disclosure of confidential Vista information, could also lead to legal and regulatory investigations and enforcement actions.

AI Technologies and their current and potential future applications including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is impossible to predict the full extent of current or future risks related thereto. For additional risks, see “—Investments in Artificial Intelligence” below.

Proxy Statements, Unitholder Proposals and Other Matters. Unitholders are not entitled to vote in the election of the Fund’s directors. Accordingly, the Fund is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of Unitholders is required under Delaware law. Moreover, Unitholders are not able to bring matters before meetings of unitholders or nominate directors at such meeting, nor are they generally able to submit unitholder proposals under Rule 14a-8 of the Exchange Act except on matters on which such Unitholders have voting rights, if any.

RISKS RELATED TO THE FUND’S INVESTMENTS

Broad Strategy. The General Partner and/or Manager is expected to implement on behalf of the Fund such strategies or discretionary approaches within its broad mandate which the General Partner and/or Manager believes from time to time may be best suited to prevailing market conditions, as further set out in this Registration Statement. There can be no assurance that the General Partner and/or Manager will be successful in applying any strategy or discretionary approach to the Fund’s trading or investment activities. The investment strategies of these entities may involve risks that are not described in this Registration Statement. Such risks could prove substantial and therefore investments in the Fund are suitable only for investors that are able to bear the potential loss of their entire investment in the Fund.

Competition for Investments. The activity of identifying, buying and selling private equity investments is highly competitive, involves a high degree of uncertainty and is subject in some cases to the prevailing capital market, regulatory or political environment. The Fund will encounter competition from other entities having similar investment objectives. Potential competitors include other investment partnerships and corporations, governments, individuals, financial institutions, family offices, strategic industry acquirers and other financial investors, including hedge funds, investing directly or through affiliates, and SPACs, including potentially SPACs that are affiliates of Vista or the Fund. Further, over the past several years, an ever-increasing number of private equity funds have been or are being formed (and many existing funds have grown in size). Additional funds with similar investment objectives may be formed in the future by other unrelated parties. Some of these competitors may have more relevant experience, greater financial resources, a greater willingness to take on risk and more personnel than the General Partner and the Manager, the Fund and their affiliates. Vista expects that competition for appropriate investment opportunities may increase, which may also require the Fund to participate in auctions, the outcome of which cannot be guaranteed, thus reducing the number of investment opportunities available to the Fund and/or adversely affecting the terms upon which Investments can be made. Participating in auctions will also increase the pressure on the Fund with respect to pricing of a transaction. For example, given the increasingly more competitive environment, Vista has found it more difficult to obtain buyer-favorable terms in a transaction, such as receiving an indemnification by the seller for a breach of representations or warranties, the ability to terminate a transaction if financing sources become unavailable or unwilling to fund or the ability to terminate the transaction if there has been a material adverse change in the company’s business prior to closing of the investment. In addition, Vista has found competitors for investment opportunities are willing to offer seller-favorable terms in a transaction, such as providing a “reverse break-up fee” and fund-level guarantees. In the event a financing-related closing condition is not available to the Fund or if the Fund is required to provide a reverse break-up fee or guarantee in connection with a potential investment, the Fund may become obligated to consummate a transaction on less favorable terms or may be required to fund the reverse break-up or similar fee in connection with a potential investment that is not made. There can be no assurance that the Fund will be able to locate, complete and exit investments which satisfy the Fund’s rate of return objectives, or realize upon their values, or that it will be able to invest fully its capital. To the extent that the Fund encounters competition for investments, returns to Unitholders may decrease including as a result of higher pricing, foregoing opportunities or negotiating fewer transactional protections in order to remain competitive. Additionally, the Fund may incur bid, due diligence, negotiating, consulting or other costs of investments which may not be successful. As a result, the Fund may not recover all of its costs, which would adversely affect returns.

In addition, certain other Vista PE Funds may have investment objectives that are adjacent to or overlap with those of the Fund (whether now in existence or subsequently established) or such other Vista Entities may share and/or receive priority with respect to certain investment opportunities falling within the primary focus of the Fund or otherwise receive allocations of investments otherwise appropriate for the Fund (including, for example, other Vista Entities established to primarily pursue investments relating to specific geographic regions, sectors and/or asset classes). The Fund has no priority with respect to such investment opportunities and any conflicts that arise regarding allocation of investments may not necessarily be resolved in favor of the Fund.

Due Diligence and Conduct of Portfolio Companies. Before making investments, the General Partner and/or the Manager will typically conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, investment banks and other third-parties may be involved in the due diligence process to varying degrees depending on the type of investment. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the General Partner and/or the Manager’s reduced control of the functions that are outsourced. In addition, if the General Partner and/or the Manager is unable to timely engage third-party providers, its ability to evaluate and acquire more complex targets could be adversely affected. When conducting due diligence and making an assessment regarding an investment, the General Partner and/or the Manager will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that the Manager carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. There can be no assurance that attempts to provide downside protection with respect to investments will achieve their desired effect and potential investors should regard an investment in the Fund as being speculative and having a high degree of risk. There can be no assurance that the Fund will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices during the due diligence phase or during its efforts to monitor the investment on an ongoing basis or that any risk management procedures implemented by the Fund will be adequate. In the event of fraud by any Portfolio Company, any of its affiliates or their employees, the Fund may suffer a partial or total loss of capital invested in that Portfolio Company. An additional concern is the possibility of material misrepresentation or omission on the part of the Portfolio Company or the seller. Such inaccuracy or incompleteness may adversely affect the value of the Fund’s investment in such Portfolio Company. The Fund will rely upon the accuracy and completeness of representations made by Portfolio Companies and in certain instances their former owners in the due diligence process when it makes its investments but cannot guarantee such accuracy or completeness. Under certain circumstances, payments to the Fund may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment. In addition, conduct occurring at Portfolio Companies, even activities that occurred prior to the Fund’s investment therein, could have an adverse impact on the Fund. For example, the European Commission recently held that certain private fund entities associated with a financial sponsor that were owners of a former portfolio company that was found to have participated in anticompetitive cartel activities were liable for the underlying conduct on the basis that funds had exercised decisive influence over the former portfolio company. This precedent illustrates the risk that even if private equity funds are only involved in the high-level strategy and commercial policy of their portfolio companies, it does not exclude them from liability in a context of aggressive courts and/or regulators.

Uncertainty of Projections and Outside Reports. The General Partner and the Manager will generally establish the capital structure of Portfolio Companies and the terms and targeted returns of investments on the basis of financial and other projections for such investment. Estimates or projections of economic and market conditions, supply and demand dynamics and other key investment-related considerations are key factors in evaluating potential investment opportunities and valuing the Fund’s investment program. It is possible for such estimates and projections to be significantly revised from time to time, creating significant changes in the value of any such Portfolio Company subject to such factors. Projected operating results will normally be based primarily on management judgments or third-party reports. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. There can be no assurance that any projections, forecasts or estimates referred to herein will prove to be accurate or that projected, forecasted or estimated results will be obtained. Actual results may vary significantly from the projections, forecasts or estimates set forth herein. General economic, natural and other conditions, which are not predictable, can have a material adverse impact on the reliability of such projections, forecasts or estimates. Assumptions or projections about asset lives, the stability, growth or predictability of costs, demand or revenues generated by an investment or other factors associated therewith may, due to various risks and uncertainties including those described herein, differ materially from actual results. Certain Portfolio Companies, as well as the Fund, will from time to time rely on the reports of technical consultants when evaluating the condition of certain assets. The actual condition of the assets may be worse than anticipated, requiring additional capital or maintenance expenditures that may not be recoverable, allocable to end-users or economical from a stand-alone perspective.

Non-Controlling Investments and/or Investments with Third Parties in Joint Ventures and Other Entities. The Fund may make Investments through arrangements with operating partners, including through partnerships, joint ventures or other entities. Operating partners, if used, generally would be expected to provide various services to portfolio entities through which such Investments are made, including acquisition-related services (such as sourcing, evaluating, structuring, due diligence and execution with respect to actual or potential investment opportunities) and management-related services with respect to such Investments (including day-to-day asset management and oversight). The operating partners with respect to a particular portfolio Investment could also provide the same or similar services with respect to one or more other Investments of the Fund and/or Vista PE Funds in addition, potentially, to third parties unaffiliated with the Fund, other Vista PE Funds or Vista. The Fund may invest alongside third parties, including third-party fund managers, which third parties might have larger or controlling ownership interests in, or governance rights in respect of, such Investments. Although Vista will attempt to acquire the necessary governance rights to exercise enough influence to implement its value creation strategies, in some cases certain major decisions will require the consent of other investors, thereby lessening Vista’s control and therefore its ability to protect the position of the Fund. It may also be more difficult for the Fund to sell its interest in any joint venture, partnership or entity with other owners than to sell its interest in other types of investments (and any such investment may be subject to a buy-sell right). The Fund may grant operating partners and other third parties approval rights with respect to major decisions concerning the management and disposition of the investment, which would increase the risk of deadlocks or unanticipated exits from an investment. A deadlock could delay the execution of the business plan for the investment or require the Fund to engage in a buy-sell of the venture with the operating partner and other third party or conduct the forced sale of such portfolio company or require alternative dispute resolution in order to resolve such deadlock. As a result of these risks, the Fund may be unable to fully realize its expected return on any such portfolio company. In addition, there may be instances in which the Fund makes an investment in publicly traded securities without the intent to control or influence the securities, properties and other assets in which it invests, and in such cases, the Fund will be significantly reliant on the existing management, board of directors and other shareholders of such companies, which will include representation of other financial investors with whom the Fund is not affiliated and whose interests may conflict with the interests of the Fund.

In addition, it is possible that, from time to time, the Fund and/or Vista could enter into exclusivity, non-competition or other arrangements with one or more joint venture partners, operating partners or other third parties (each, an “Exclusive JV Partner”) with respect to potential Investments in a particular geographic region or with respect to a specific industry or asset type pursuant to which the Fund and/or Vista, could agree, among other things, not to make Investments in such region or with respect to such industry or asset type outside of its arrangement with such Exclusive JV Partner. Accordingly, there could be circumstances in which Vista could source a potential investment opportunity or be presented with an opportunity by a third party, and, as a result of such arrangements with an Exclusive JV Partner, the Fund could be precluded from pursuing such investment opportunity.

Such investments will involve risks in connection with such third-party involvement, including the possibility that a third party could have financial difficulties resulting in a negative impact on such investments. Furthermore, a third-party co-investor or manager or operator may cause the investment to be reviewable by the Committee of Foreign Investments in the United States (“CFIUS”) or another U.S. or other national security investment clearance regulator, might have economic or business interests or goals that are inconsistent or conflict with those of the Fund or could be in a position to take (or block) action in a manner contrary to the investment objectives of the Fund. The Fund might also in certain circumstances be liable for the actions of such third parties. While the Fund can seek to obtain indemnities to mitigate such risk, such efforts might not be successful. Investments made with such third parties in joint ventures or other entities could involve arrangements whereby the Fund would bear a disproportionate share of the expenses of the joint venture and/or portfolio entity, as the case may be, including any overhead expenses, management fees or other fees payable to the joint venture partner (or the management team of the joint venture portfolio entity), employee compensation, diligence expenses or other related expenses in connection with backing the joint venture or the build out of the joint venture portfolio entity. Such expenses can be borne directly by the Fund as Fund Expenses or indirectly as the Fund bears the start-up and ongoing expenses of the newly formed joint venture portfolio entity.

The compensation paid to joint venture and operating partners, if any, could be comprised of various types of arrangements, including one or more of the following management or other fees, including, for example, origination fees and development fees payable to the joint venture partner (or the management team of the joint venture portfolio entity), carried interest distributions and/or other profit sharing arrangements payable to the joint venture partner (or the management team of the joint venture portfolio entity), including profits realized in connection with the disposition of a single asset, the whole joint venture portfolio entity or some combination thereof and other types of fees, bonuses and compensation not otherwise specified above. None of the compensation or expenses described above, if any, will be offset against any Management Fee and/or Performance Participation Allocation (or similar distributions) payable to Vista in respect of the Feeder. In the event that the Fund has a non-controlling interest in any such Investment, there can be no assurance that minority rights will be available to it or that such rights will provide sufficient protection of the Fund’s interests. In addition, the Fund’s investment strategies in certain Investments could, but are not expected to, depend on its ability to enter into satisfactory relationships with joint venture or operating partners. There can be no assurance that Vista’s future relationship with any such partner or operator would continue (whether on currently applicable terms or otherwise) with respect to the Fund or that any relationship with other such persons would be able to be established in the future as desired with respect to any sector or geographic market and on terms favorable to the Fund.

The Fund may rely upon its joint venture partner to manage the day-to-day operations of the joint venture and underlying assets, as well as to prepare financial information for the joint venture and any failure to perform these obligations may have a negative impact on the Fund’s performance and results of operations.

In addition, there is the possibility of fraud or misconduct by the joint venture partner, and disputes between the Fund and its joint venture partner may result in litigation or arbitration that would increase the Fund’s expenses and prevent the Fund’s officers and directors from focusing their time and efforts on the Fund’s business. Any of the above might subject the Fund to liabilities and thus reduce its returns on the investment with the joint venture partner.

Expedited Transactions. Investment analyses and decisions by the General Partner and the Manager may often be undertaken on an expedited basis in order for the Fund to take advantage of investment opportunities. In such cases, information available to the General Partner and the Manager at the time of an investment decision may be limited, and the Manager may not have access to the detailed information necessary for a full evaluation of the investment opportunity.

Risk of Investment Concentration. Investors should note that the primary focus of the Fund is to invest alongside one or more Vista Funds. As a result, the universe of investment opportunities the Fund may seek to invest in is necessarily limited. This can create risks as certain different types of investments may be better suited to perform well in certain economic climates or in other situations than others, and the Fund will not necessarily have access to such investments. Investors should maintain a suitably diversified portfolio of investments and are encouraged to seek the advice of their financial advisors with a view to achieving the same. Furthermore, the Fund will participate in a limited number of Investments and, as a consequence, the aggregate return of the Fund may be substantially adversely affected by the unfavorable performance of any single Investment. Moreover, since all of the Fund’s Investments cannot reasonably be expected to perform well or even return capital, for the Fund to achieve above-average returns, one or a few of its Investments must perform very well. There can be no assurance that this will be the case. In addition, other than as set forth in “—Concentration of Investments in Software Industries” below, Unitholders have no assurance as to the degree of diversification of the Fund’s Investments, either by geographic region, asset type or sector. To the extent the Fund concentrates Investments in a particular issuer, industry, security or geographic region, its Investments will become more susceptible to fluctuations in value resulting from adverse economic, political, regulatory and business conditions with respect thereto. Furthermore, to the extent that the capital raised is less than the targeted amount, the Fund reserves the right to invest in fewer portfolio companies than it would ordinarily target and thus be less diversified. If the Fund invests alongside other private equity funds, including another Vista PE Fund, a Unitholder may have exposure to Investments through more than one fund. In circumstances where the General Partner and/or the Manager intend to refinance all or a portion of the capital invested in a transaction, there will be a risk that such refinancing may not be completed, which could lead to increased risk as a result of the Fund having an unintended long-term Investment as to a portion of the amount invested and/or reduced diversification. In addition, as the Fund expects to allocate a significant majority of its assets in Investments which will be managed, operated and/or advised by the General Partner and Manager, the Fund may be less diversified, and more subject to concentration risk and/or Vista-specific risk, than other funds. In particular, the Fund will be susceptible to contagion such that events which negatively impact the General Partner, Manager or another Vista Fund may adversely affect the Fund on the basis that the General Partner, Manager and/or other Vista Fund are part of Vista. This may particularly be the case where Vista or one or more of the Vista Funds in which the Fund invests alongside with suffers an adverse reputational, regulatory or similar impact, which negatively affects the ability of the General Partner and Manager to perform their roles in respect of the Fund and/or cause investors redeem their Units where they otherwise would not have (and hence potentially limit the Fund’s ability to implement its investment strategy).

Concentration of Investments in Software Industries. The Fund’s Investments will be concentrated in the software sector. Concentration in a single sector may involve risks greater than those generally associated with diversified investment funds, including significant fluctuations in returns. Software companies serve virtually every vertical market. The vertical market focus of such companies is a core reason for their stability and longevity, as these businesses offer their customers unique, industry specific capabilities typically not available from general purpose software vendors or new technology startups. The software industry is, however, challenged by various factors, including rapidly changing market conditions and/or participants, new competing products, changing consumer preferences, short product life cycles, services and/or improvements in existing products. The software sector as a whole is highly cyclical. The Fund’s Portfolio Companies will compete in this potentially volatile environment. In addition, certain countries in which the Fund may invest may have less-developed laws regarding the protection of intellectual property rights. There is no assurance that products or services sold by the Portfolio Companies will not be rendered obsolete or adversely affected by competing products and services or that the Portfolio Companies will not be adversely affected by other challenges. Moreover, competition can result in significant downward pressure on pricing. Instability, fluctuation or an overall decline within the software industry will likely not be balanced by Investments in other industries not so affected. In the event that the software sector as a whole declines, returns to Unitholders may decrease.

Growth Equity Transactions. The Fund’s strategy may include growth-equity investments. While growth equity investments offer the opportunity for significant capital gains, such investments may involve a higher degree of business and financial risk that can result in substantial or total loss. Growth equity portfolio companies may operate at a loss or with substantial variations in operating results from period to period, and many growth equity portfolio companies will need substantial additional capital to support additional research and development activities or expansion, to achieve or maintain a competitive position, and/or to expand or develop management resources. Growth equity portfolio companies may face intense competition, including from companies with greater financial resources, better brand recognition, more extensive development, marketing and service capabilities, and a larger number of qualified managerial and technical personnel.

Investing in Emerging Growth Software Companies. The Fund reserves the right to invest in emerging growth software companies. These companies are often characterized by short operating histories, new technologies and products, evolving markets, intense competition and management teams that may have limited experience working together. The products of emerging growth software companies, and of other companies in which the Fund may invest, may be unproven at commercial scale. A portfolio company’s ability to succeed will be dependent not only upon its ability to develop the right products for the right market, but to constantly evolve its business to be sure that its products keep pace with changing technologies and markets. Such a portfolio company will need to implement appropriate sales and marketing, inventory, finance, personnel and other operational strategies in order to become and remain successful. In addition, emerging growth companies may be more susceptible to macroeconomic effects and industry downturns, including those resulting from pandemics, acts of terrorism and war.

Competition in the Technology Sector; New Technologies. Many of the areas in which the Fund and its Portfolio Companies are expected to participate evolve rapidly with changing and disruptive technologies, shifting user needs and frequent introductions of new products and services. Competitors of the Fund and its Portfolio Companies will range in size from diversified global companies with significant research and development resources to small, specialized firms whose narrower product lines may enable them to be more effective in deploying technical, marketing and/or financial resources. Barriers to entry in the technology industry are low, and technology products can be distributed broadly and quickly at relatively low cost. In addition, the emerging nature and rapid evolution of technology products and services generally require portfolio companies in the technology industry to continually improve the performance, features and reliability of their products and/or services, particularly in response to competitive offerings. There can be no assurance that the Fund’s Portfolio Companies will be successful in building or acquiring new equipment and other assets, upgrading existing equipment or achieving widespread acceptance of their products and/or services before competitors offer products and services with similar or improved performance, features and reliability. The widespread introduction and/or adoption of new technologies or standards could require substantial expenditures by such portfolio companies to modify or adapt their products or services. To the extent that the Fund’s target sectors experience rapid and significant technological advancements and introductions of new products and services using new technologies, as a result of technological advancements or new products or services from competitors, portfolio companies may be placed at a competitive disadvantage, and competitive pressure may result in significant downward pressure on pricing and force portfolio companies to implement new technologies at a substantial cost. Such expenditures may negatively affect the profitability of such portfolio companies and, in turn, the Fund’s operating results and performance.

Investments in Artificial Intelligence. AI technology companies often face specific risks which the Fund will also be exposed to by investing in such companies. Such risks typically include: (1) rapidly changing technologies; (2) technological developments which may quickly render existing technologies obsolete; (3) scarcity of management, technical, scientific, research and marketing personnel with appropriate training; (4) the possibility of lawsuits related to patents and other intellectual property and their associated rights and (5) rapidly changing investor and/or consumer sentiments and preferences with regard to the AI technology sector. AI algorithms used by the Fund or a Portfolio Company may be flawed and the datasets on which such algorithms are trained may be insufficient, raise privacy concerns or contain biased information, which could undermine the decisions, predictions or analysis that AI applications produce. Many potential portfolio companies rely on a combination of patent, copyright, trademark and trade secret protection and non-disclosure agreements to establish and protect proprietary rights. There can be no assurance that the Fund or a Portfolio Company will be able to protect these rights or will have the financial resources to do so, or that competitors will not develop technologies substantially equivalent or superior to a Portfolio Company’s technologies. Competitors of Vista, the Fund or the Fund’s Portfolio Companies have instituted or may institute low cost, high speed financial applications and services based on AI, and new competitors may enter the asset management or technology space using new investment platforms or technologies based on AI. The absence of harmonized patent laws makes it more difficult to ensure consistent protection of intellectual property rights. Reductions in the legal protections for software intellectual property rights could also adversely affect portfolio companies. It will be imperative that the Fund’s Portfolio Companies continue to improve their current products and develop new ones; accordingly, research and development is a key undertaking for the Fund’s Portfolio Companies. New technologies may be untested or unproven, and delays and cost overruns from unforeseen technical issues may occur. Research and development can be costly, requiring substantial capital, and there is no way to ensure that the research and development performed will yield positive financial results for any of the Fund’s Portfolio Companies. Because it is generally not possible to predict the amount of time required or the costs involved in achieving certain research and development objectives, actual development costs of the Fund’s Portfolio Companies may exceed budgeted amounts. A number of governments are considering imposing regulations on AI and AI companies, which could adversely affect the Fund’s Portfolio Companies and their businesses. Additionally, Vista expects the Fund’s Portfolio Companies to face additional competition as they utilize, introduce or acquire new products, as their existing products evolve or as other companies introduce new products and services, including as part of efforts to develop or innovate through the application of new AI-related technologies.

Investments in Companies with Exposure to Virtual Currencies, Blockchain or Distributed Ledger Technology. The Fund reserves the right to invest a portion of its assets in certain portfolio companies that have exposure to virtual currencies, blockchain, distributed ledger technology or other peer-to-peer financial services (collectively, “Digital Assets”). Digital Assets are new technological innovations with a limited history and involve a high degree of business and financial risk that can result in substantial or total loss of investment. Digital Assets face a number of market, operational, legal and regulatory risks distinct from other types of assets in which the Fund invests.

Portfolio Companies with exposure to Digital Assets such as virtual currencies, face a number of market and operational risks, including volatile prices, disparate prices across different virtual exchanges, risk of an illiquid market, valuation risk, custody risk, risk associated with “mining” or verifying virtual currency transactions, risk of not converting virtual currencies into fiat currencies and risk that a virtual currency exchange fails or closes due to a security breach, a distributed denial of service attack, fraud or other failure. Virtual currencies may be particularly vulnerable to virtual currency network attacks, hacking or security breaches.

Virtual currencies also present a number of legal and regulatory risks as U.S. federal, U.S. state or foreign government bodies or agencies maintain different classifications for virtual currencies within their respective jurisdictions. For example, in the U.S., the SEC has found that certain virtual tokens offered in an initial coin offering are securities that require the offering to be registered or exempt from registration, the CFTC treats bitcoin and other virtual currencies as commodities, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) requires administrators or exchanges to register as a registered money services business, and while the IRS treats virtual currencies as property for U.S. federal income tax purposes, tax treatment issues remain with respect to valuation, timing of certain calculations and applicability of Foreign Bank Account Reporting laws, among others. Furthermore, the global regulatory framework governing virtual currencies varies from country-to-country and continues to evolve. Some countries have taken an accommodating approach to the regulation of virtual currencies while others have banned their use.

Accordingly, the promulgation of any U.S. or international laws or rules, an adverse change in applicable legal or regulatory requirements, or an adverse review by an applicable judicial authority of any such law or regulation, could have a material adverse effect of the price of certain Digital Assets and on the operations and/or financial performance of portfolio companies with exposure to virtual currencies.

Portfolio Companies with exposure to Digital Assets, such as blockchain and distributed ledger technology companies, may face a number of market and operational risks, including the risk of rapid technological change, introduction of competing blockchain products or applications, risk of hacking or other cyber-security breaches, and failure to implement or adopt such technology. Furthermore, blockchain technology presents a number of legal and regulatory risks as national or international regulation is rapidly changing and developing as the technology evolves. Although the prevalence and scope of applications of blockchain and similar distributed ledger technologies is growing, the technology is also nascent and may be vulnerable to certain risks such as those detailed above. Such risks could have a material adverse effect of the price of certain Digital Assets and on the operations and/or financial performance of portfolio companies with exposure to blockchain or distributed ledger technology.

Investment in Junior Securities. The securities in which the Fund will invest may be among the most junior in a Portfolio Company’s capital structure and thus subject to the greatest risk of loss. Generally, there will be no collateral to protect the Fund’s Investment once made.

Unspecified Investments. A purchaser of Units in the Fund must rely upon the ability of the General Partner and the Manager to identify, structure and implement Investments consistent with the Fund’s investment objectives and policies. The Fund may be unable to find a sufficient number of attractive opportunities that meet its investment objectives.

Risks Related to Warehousing. In connection with the Initial Offering, Vista and/or a third-party warehouse facility will acquire certain portfolio company interests and plan to contribute or sell such interests (each such portfolio company interest, a “Warehoused Asset”) in kind, at cost, at cost plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer to the Fund, at fair value, or at fair value plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer to the Fund, in exchange for cash and/or Class V Units. Each Warehoused Asset contributed in kind to the Fund in exchange for cash and/or Class V Units will be contributed in compliance with procedures put in place to mitigate conflicts of interest and other related concerns, which will include, among other things, approval by the Independent Directors of the price, terms and conditions of the transfer. For more information on the Warehoused Assets already acquired by the Fund, please refer to the Fund’s periodic reports, which will be publicly filed on an ongoing basis and will be incorporated by reference herein. As a result, the Fund may pay more or less than the current market value of such assets when the Fund acquires them. Additionally, the Fund will bear its proportionate fees, costs and expenses in connection with developing, negotiating, structuring and holding any Warehoused Asset that is transferred to the Fund. As a result, the Fund may pay additional costs in connection with acquiring Warehoused Assets as compared to purchasing the assets directly.

Additionally, the Fund may not be able to raise sufficient funds to purchase all of the Warehoused Assets. In that case, the Fund may determine to purchase some but not all of the Warehoused Assets. In that case, there is no guarantee that the assets the Fund purchases from Vista and/or a third-party warehouse facility will ultimately be the best-performing assets of those available. The Fund may also borrow to obtain funds necessary to purchase the Warehoused Assets.

Reliance on Portfolio Company Management Teams. Each Portfolio Company’s day-to-day operations will be the responsibility of such company’s management team. Although the General Partner and the Manager will be responsible for monitoring the performance of each portfolio investment and the Fund seeks to invest in companies operated by strong management, there can be no assurance that the existing management team, or any successor, will be able to operate the Portfolio Company successfully. The success of many of Vista’s portfolio companies is heavily dependent on the management of such companies. There can be no assurance that the management team of a Portfolio Company on the date a portfolio investment is made will remain the same or continue to be affiliated with the company throughout the period the portfolio investment is held. Further, the business and operations of software, data and technology companies in which the Fund may invest often experience rapid organizational change that may strain the performance of the portfolio companies’ management teams. In addition, the General Partner and the Manager will generally establish the capital structure of companies in which the Fund invests on the basis of financial projections for such companies. Projected operating results will normally be based primarily on the judgment of the management team of the Portfolio Company, with adjustments to such projections made by the General Partner and the Manager in their discretion. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. There can be no assurance that the projected results will be obtained, and actual results may vary significantly from the projections. General economic conditions, which are not predictable, can have a material adverse impact on the reliability of projections.

Risks in Effecting Operating Improvements. In some cases, the success of the Fund’s investment strategy will depend, in part, on the ability of the Fund to restructure and effect improvements in the operations of a Portfolio Company. The activity of identifying and implementing operating improvements at portfolio companies entails a high degree of uncertainty. In addition, executing operational improvements may divert the attention of key personnel and disrupt normal business. There can be no assurance that the Fund will be able to successfully identify and implement such improvements.

Investments in Restructurings. The Fund reserves the right to make investments in restructurings that involve Portfolio Companies that are experiencing or are expected to experience financial difficulties. These financial difficulties may never be overcome and may cause such Portfolio Companies to become subject to bankruptcy proceedings. Such investments could, in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the original investments. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Fund and distribution by the Fund to the Unitholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by local statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims.

Distressed Investments. The Fund reserves the right to invest in the securities and obligations, including debt obligations that are in covenant or payment default, of companies experiencing or expected to experience significant financial difficulties and material operating issues, including companies that may have been, are or will become involved in bankruptcy proceedings or other restructuring, recapitalization or liquidation processes. Investments in such companies involve a substantial degree of risk that is generally higher than the risk involved in investing in companies that are not in financial or operational distress. Given the heightened difficulty of the financial analysis required to evaluate distressed companies, there can be no assurance that Vista will correctly evaluate the value of the assets of a distressed company securing its debt and other obligations or correctly project the prospects for the successful restructuring, recapitalization or liquidation of such company. Therefore, in the event that a portfolio company does become involved in bankruptcy proceedings or a restructuring, recapitalization or liquidation is required, the Fund may lose some or all of its investment or may be required to accept illiquid securities with rights that are materially different than the original securities in which the Fund invested.

Investments in Smaller or Less Established Companies. The Fund reserves the right to invest a portion of its assets in the securities of smaller or less established companies. Investments in such smaller or less established companies may involve greater risks than generally are associated with investments in larger or more established companies. Such companies are typically subject to a greater degree of change in earnings and business prospects than companies with larger market capitalizations. In addition, such securities typically trade in lower volume and are more volatile than the securities of companies with larger market capitalizations. To the extent there is any public market for the securities held by the Fund, such securities may be subject to more abrupt and erratic market price movements than those of larger, more established companies. Smaller or less established companies tend to have lower capitalizations and fewer resources and, therefore, often are more vulnerable to financial failure. Such companies also may have shorter operating histories on which to judge future performance, or enough operating history that would allow the General Partner and the Manager to make objective pricing decisions in acquiring these companies, and the purchase prices of these companies are expected to be based upon projections as to the expected operating results of such companies, subjecting the Fund to risks that such companies may not achieve anticipated operating results or may not achieve these results within anticipated time frames. Investments in smaller or less established companies could be more susceptible to irregular accounting or other fraudulent practices. In the event of fraud by any company in which the Fund invests, the Fund may suffer a partial or total loss of capital invested in that company. Additionally, such smaller or less established companies can carry an increased risk of litigation. Some of such smaller or less established companies may be in an early-stage of development, which are often characterized by shorter operating histories, new technologies and products, quickly evolving markets and management teams that may have limited experience working together, all of which enhance the difficulty of evaluating these investment opportunities. Substantial operational risks to which these companies are subject include uncertain market acceptance of the company’s products or services, a high degree of regulatory risk for new or untried and/or untested business models, products and services, high levels of competition among similarly situated companies, lower capitalizations and fewer financial resources and the potential for rapid organizational or strategic change. Early-stage investments may also need additional capital to support growth or to maintain their competitive position. Such capital may not be available on attractive terms from private sources to the same extent as more mature businesses and the public market for early-stage companies is highly volatile. Such volatility may adversely affect the ability of Portfolio Companies to raise capital when needed, the ability of the Fund to dispose of investments and the value of the Fund’s investment securities on the date of sale or distribution.

Toehold Investments. While not a primary focus of the Fund’s strategy, the Fund may accumulate minority positions in the outstanding debt securities or in voting stock, or securities convertible into the voting stock, of potential portfolio companies. While Vista will seek to achieve such accumulation through open market purchases, registered tender offers, negotiated transactions or private placements, Vista may be unable to accumulate a sufficiently large position in a Portfolio Company to execute its strategy. In such circumstances, the Fund may dispose of its position in the Portfolio Company within a short time of acquiring it; there can be no assurance that the price at which the Fund can sell such securities will not have declined since the time of acquisition. Moreover, this may be exacerbated by the fact that securities of the companies that the Fund may target may be thinly traded and that the Fund’s position may nevertheless have been substantial, although not controlling, and its disposal may depress the market price for such securities.

Illiquid and Long-Term Investments. Many of the Investments will be highly illiquid and there can be no assurance that the Fund will be able to realize returns on such Investments in a timely manner or at all. Although certain Investments by the Fund may generate current income, the return of capital and the realization of gains to the Fund and the Unitholders, if any, from a portfolio investment generally will occur only upon the partial or complete disposition of such investment. While a portfolio investment may be sold at any time, it is not generally expected that this will occur for a number of years after such portfolio investment is made. Losses on unsuccessful investments may be realized before gains on successful investments are realized. The Fund will generally acquire securities that cannot be sold except pursuant to a registration statement filed under the Securities Act, or in a private placement or other transaction exempt from registration under the Securities Act. In some cases, the Fund may be prohibited by contract from selling certain securities for a period of time. Even where the Fund holds freely tradable publicly traded securities, the Fund’s position may represent a significant portion of the outstanding public float of a particular company, creating a degree of illiquidity when the Fund wishes to dispose of or reduce its position in such company by selling shares into the market. Additionally, trading such publicly traded securities may be blocked to the extent the Fund has access to material, non-public information due to director positions it holds at such public companies. Furthermore, the direct or indirect expenses of operating the Fund (including the Management Fee payable to the Manager or its designated affiliate) may exceed its income, thereby requiring that the difference be paid from the Fund’s capital. In addition, there can be no assurance that the Fund will have sufficient cash flow to permit it to make distributions, if applicable, in the amounts necessary for the Unitholders to pay all tax liabilities resulting from a Unitholders’ ownership of Units.

Investment in the Fund may not result in rates of return that are equal to or better than the average rate of return on investments in other private investment funds or asset classes. The success or failure of any portfolio investment will rely in part on the success or failure of the investment decisions made by the investment management team.

Investments in Privately Held Companies. The Fund’s investment portfolio may consist primarily of securities issued by privately held companies, and operating results in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

Public Company Holdings. The Fund’s investment portfolio may include securities issued by publicly held companies, which may be sensitive to movements in the stock market and trends in the overall economy. Such investments may subject the Fund to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of the Fund to acquire or dispose of such securities at certain times, including due to potential material, non-public information (“timing restrictions”), increased likelihood of shareholder litigation and insider trading allegations against such companies’ executives and board members, including employees, representatives or associates of the General Partner and the Manager or the Fund, and increased costs associated with each of the aforementioned risks. Vista will, from time to time, restrict or otherwise limit the Fund’s ability to make an investment in a publicly-traded company (including a SPAC) to avoid subjecting the Fund or other Vista PE Funds to timing restrictions.

Minority Investments. The Fund is permitted to invest in minority positions of companies and in companies over which the Fund has no right to exert significant influence. In such cases, the Fund will be significantly reliant on the existing management teams and boards of directors of such companies, which may include representatives of other investors with whom the Fund is not affiliated and whose interests may conflict with the interests of the Fund. Where the Fund holds a minority stake, it may be more difficult for the Fund to liquidate its interests than it would be had the Fund owned a controlling interest in such company. When taking non-control positions, to the extent consistent with applicable regulations, the Fund will generally seek to obtain negative controls and veto rights on major decisions. However, even if the Fund has contractual rights to seek liquidity of the Fund’s minority interests in such companies, it may be very difficult to sell such interests or seek a sale of such company upon terms acceptable to the Fund, especially in cases where the interests of the other investors in such company have different business and investment objectives and goals. As such, there can be no assurance that the Fund will be able to control the timing or occurrence of an exit strategy for such portfolio companies in a manner that maximizes or protects value or that there will be any minority rights or that such rights will provide sufficient protection of the Fund’s interests.

Minority Investment Alongside Third-Parties. The Fund reserves the right to invest alongside third-party investors, thereby acquiring a non-controlling interest in companies. In such cases, the Fund will not have control over the investment and, therefore, may have limited ability to protect its position therein. This type of investment will involve risks not present in majority investments where a third-party is not involved and such third-parties may have economic or business interests or goals or tax or other considerations that differ from or are inconsistent with those of the Fund or its Unitholders or may be in a position to take action contrary to the Fund’s business, tax or other interests, and the Fund may not be in a position to limit such contrary actions or otherwise protect the value of its investment. In addition, the Fund may in certain circumstances be liable for the actions of the third-party investors that participate in the investment.

Control Position Risk. Although the Fund may make non-control investments, the Fund primarily intends to make investments that allow the Fund to acquire control or exercise influence over management and the strategic direction of a portfolio company. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise management and other types of liability in which the limited liability characteristic of business operations may be ignored. The exercise of control over an investment could expose the assets of the Fund to claims by such portfolio company, its shareholders and its creditors. While the General Partner intends to manage the Fund in a manner that will minimize the exposure of these risks, the possibility of successful claims cannot be precluded.

Need for Follow-On Investments/Additional Capital. Following its initial investment in a given Portfolio Company, the Fund may decide to provide additional capital to such Portfolio Company and/or its subsidiaries or consider the opportunity to increase its investment in a Portfolio Company (whether for opportunistic reasons, to fund the needs of the business, as an equity cure under applicable debt documents or for other reasons). There is no assurance that the Fund will make follow-on investments or that the Fund will have sufficient funds to make all or any of such investments. Any decision by the Fund not to make follow-on investments or its inability to make such investments may have a substantial negative effect on a Portfolio Company in need of such an investment (including an event of default under applicable debt documents). Additionally, such failure to make such investments may result in a lost opportunity for the Fund to increase its participation in a Portfolio Company or the dilution of the Fund’s ownership in a Portfolio Company if a third-party or co-investor invests in such Portfolio Company and in circumstances where the follow-on investment is offered at a discount to market value, may result in a loss of value for the Fund. In addition, certain of the Fund’s Investments, particularly those in “platform” phase, may need additional capital to sustain their working capital needs and/or acquisition strategies. The amount of such additional capital needed will depend upon the maturity and objectives of the particular Portfolio Company. Each such round of financing (whether from the Fund or other investors) is typically intended to provide a Portfolio Company with enough capital to reach the next major corporate milestone. If the capital provided by the Fund is not sufficient, or if the Fund is unable to provide additional capital, a Portfolio Company may have to raise further capital at a price unfavorable to existing investors, including the Fund. To the extent a Portfolio Company in which the Fund invested receives additional funding in subsequent financings and the Fund does not participate in such additional financing rounds, the interests of the Fund in such Portfolio Company would be diluted. In the event that the Fund does not make a potential follow-on investment, such follow-on investment may be made by one or more co-investing funds or other Vista PE Funds, whether or not such co-investing fund or Vista PE Fund has participated in the initial investment in such Portfolio Company.

Follow-On Investments. Following and the Fund’s initial investment alongside a relevant Vista PE Fund in an investment opportunity, such relevant Vista PE Fund may decide to make additional investments in, or with respect to, such opportunity, in which case the Fund will be offered the opportunity to also make an additional investment in such opportunity. In certain circumstances the relevant Vista PE Fund and/or the Fund may be prevented from doing so, including due to having insufficient commitments available for such additional investment or because such additional investment represents a de minimis amount (in which case such additional investment opportunity may not be presented or offered to the Fund for participation). In addition, Vista may elect, on behalf of the Fund, not to participate in its share of a relevant follow-on opportunity. Any decision not to make follow-on investments may have a substantial negative effect on the Portfolio Company in need of such an investment, may result in a lost opportunity for the relevant Vista PE Fund and/or the Fund to increase its participation in a successful enterprise, may result in the investments in the Portfolio Company becoming diluted and if the follow-on investment is offered at a discount to market value, may result in a loss of value for the relevant Vista PE Fund and the Fund.

Guarantee, security interests and other credit support. In furtherance of the Fund’s operations (including, without limitation, in connection with the Fund’s investment objective, investment policy, leverage and/or hedging program), the Fund (and/or any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds) (including any direct or indirect intermediate vehicles, hedging companies and special purpose vehicles thereof) may, without limitation, enter into guarantees and/or grant security, pledge, charge, otherwise encumber and/or enter into any other credit support arrangement, in each case in respect of any or all of its assets (including for the avoidance of doubt any Debt and Other Securities Investments) and/or bank account in favor of third parties and/or related parties (including, without limitation, the General Partner, Manager and/or any other Fund (and/or any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds) including to secure any obligation of any Fund (and/or any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds) and/or any entity investing alongside the Fund (including on a joint, several, joint and several basis).

Furthermore, in the same circumstances as set out above, the General Partner and/or Manager may (without any obligation) grant any assistance to any Vista Entity (including any direct or indirect intermediate vehicles, hedging companies and special purpose vehicles thereof), including, but not limited to, assistance in the management and the development of such Vista Entity and its portfolio and/or financial assistance, including, without limitation, through loans, advances, preferred equity and/or guarantees or security interests over all or part of its assets. For the avoidance of doubt, the General Partner and Manager are under no obligation to grant any such assistance and such assistance, if granted, may give rise to a conflict of interests.

Portfolio Level Facilities. The General Partner is permitted to cause the Fund and/or one or more subsidiaries or special purpose vehicles to enter into asset-backed or net asset value facilities (each, a “Portfolio Level Facility”) in order to finance its operations (including, without limitation, to provide financing to existing Portfolio Companies of the Fund, to finance acquisition of the Fund’s new platform investments or follow-on investments to existing platforms, and for payment of expenses and distributions to Unitholders), which generally will be secured in whole or in part by any or all of the Fund’s or a borrowing subsidiary’s or special purpose vehicle’s assets, including the Fund’s Investments, Portfolio Companies or right to receipt of dividends and/or distributions in respect thereof. Such Portfolio Level Facilities are generally outside the scope of the Fund’s borrowing limitations, and, as such, the Manager may be incentivized to rely more on such financing arrangements which would increase the overall leverage of the Fund and its Portfolio Companies, amplifying risks relating to the Fund’s use of leverage such as a failure to generate sufficient distributions from the Fund’s portfolio to fully pay outstanding obligations under its credit facilities. In utilizing a Portfolio Level Facility, the Fund could experience worse performance than if it had not taken on such additional leverage. Portfolio Level Facility lenders may foreclose on some or all of the assets of the Fund, a borrowing subsidiary or a special purpose vehicle if such entity fails to pay the outstanding obligations under a Portfolio Level Facility either at maturity or as a result of an acceleration due to event of default under the facility. Such a foreclosure could have a material adverse effect on a Unitholder’s investment in the Fund, including, without limitation, material reduction in value of the Unitholder’s interest in the Fund.

In addition, in connection with a Portfolio Level Facility not directly borrowed or guaranteed by the Fund, a lender may require that the Fund, a borrowing subsidiary or a special purpose vehicle, or the relevant general partner on behalf of such entities, enter into so-called “bad boy” or “non-recourse carve-out” guarantees, which are generally excluded from the borrowing limitations of the Fund (contrary to “recourse carveout” guarantees) and typically provides that the lender can recover losses from the guarantors for certain bad acts, which may include, but are not limited to, (i) fraud or intentional material misrepresentation, (ii) intentional waste, (iii) willful misconduct, (iv) criminal acts, (v) misappropriation or prohibited transfers of the collateral under the Portfolio Level Facility or the funds due to the special purpose vehicle borrowers, administrative agent, collateral agent or lenders under the Portfolio Level Facility, (vi) material consensual liens, security interests, charges or other encumbrances being imposed on any or all of the collateral under the Portfolio Level Facility in violation of the Portfolio Level Facility (subject to a permitted liens carve-out), (vii) voluntary incurrence of prohibited debt, (viii) environmental losses sustained by the lender and (ix) voluntary bankruptcy. If the Fund, the General Partner or any of their affiliates are required to enter into such “bad boy” guarantees on behalf of the Fund in connection with a Portfolio Level Facility, and the General Partner, any of its indemnified persons and/or any other applicable Vista person under the Fund LPA incurs liabilities resulting from such guarantee, then the Fund will be responsible for any amounts payable to lenders or other third parties resulting from conduct triggering such guarantee. While borrowing under a Portfolio Level Facility may result in a lower cost of capital for a Portfolio Company than the Portfolio Company would be able to obtain independently in a financing transaction, ultimately the Fund, a borrowing subsidiary or a special purpose vehicle has the potential to face direct credit risk. The market for Portfolio Level Facilities is relatively new and continues to evolve. Deal structures are likely to continue to change over the course of time and, as a result, may present different risks than those described in the foregoing paragraphs.

Non-U.S. Investments. The Fund expects to invest a portion of its assets in portfolio companies that are organized or headquartered or have substantial sales or operations outside of the United States, its territories and possessions. Non-U.S. securities involve certain factors not typically associated with investing in U.S. securities, including risks relating to: (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various foreign currencies in which the Fund’s foreign investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences between the U.S. and foreign securities markets, including potential price volatility in and relative liquidity of some foreign securities markets, the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation; (iii) certain economic, social and political risks, including potential exchange control regulations and restrictions on foreign investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation or other changes in law; (iv) differences between U.S. and foreign market contract terms (e.g., foreign contracts do not typically include many of the closing conditions that are commonly found in U.S. contracts); (v) the application of complex U.S. and non-U.S. tax rules to cross-border investments, including the possible imposition of non-U.S. taxes on the Fund and/or the Unitholders with respect to the Fund’s income, and possible non-U.S. tax return filing requirements for the Fund and/or the Unitholders; (vi) less developed corporate laws regarding fiduciary duties, the protection of Unitholders and intellectual property; and (vii) foreign investment controls limiting or precluding foreign investment above certain ownership levels or in certain sectors of the country’s economy. Additionally, certain countries in which the Fund may invest, have in the past and may in the future, experience political and social instability that could adversely affect the Fund’s investments in such countries. Such instability could result from, among other things, popular unrest associated with demands for improved political, economic and social conditions and popular unrest in opposition to government policies that facilitate direct foreign investment. Governments of certain countries have exercised and continue to exercise substantial influence over many aspects of the private sector in such countries. The Fund generally does not intend to obtain political risk insurance. Accordingly, government actions in the future could have a significant effect on economic conditions in such countries, which could affect private sector companies and the return from investment. Exchange control regulations, expropriations, confiscatory taxation, nationalization, restrictions on repatriation of capital, denunciation of foreign debt, political, economic or social instability, or other economic or political developments could adversely affect the assets of the Fund held in a particular country. Prospective investors should also note the considerations discussed in “Item 1(c). Description of Business—Regulatory, Tax and ERISA Considerations.”

In addition, the Fund may be less influential than other market participants in jurisdictions where it or Vista does not have a significant presence.

Multi-Investment Structuring Risks. For tax, regulatory or similar reasons, the Fund may hold certain non-U.S. investments, including investments in India, through one or more alternative investment funds, trusts or other arrangements (“Trust Arrangements”) which reflect participation in multiple investments. Due to the difficulty in acquiring assets in such jurisdictions or for other reasons, it is possible that such Trust Arrangements may, subject to applicable law, hold a mixture of assets, with interests in individual assets being for the account or benefit of (i) the Fund, individually, (ii) the Fund, jointly with one or more other Vista PE Funds, or (iii) solely one or more such other Vista PE Funds. In such circumstances, the Trust Arrangement (or a holding company set up to hold interests therein) may issue one or more classes or series of interests, or other tracking interests, although there can be no assurance such issuance will be possible. The General Partner shall not require the consent of the Fund or any Unitholder to establish such classes. Utilizing a single Trust Arrangement to hold investments on behalf of different vehicles may give rise to certain risks and conflicts of interest, including in connection with potential liability exposure and/or cross-collateralization, allocation of expenses and other operational risks and decisions. There can be no assurance that any such conflict would not be resolved in a manner adverse to the Fund and/or its Unitholders. Except for the contractual limitations negotiated within such Trust Arrangement (which may be limited by application of local law), it is possible that assets of the Fund would be available to meet liabilities of the Trust Arrangement that were not specific to, or even unrelated to, the Fund, regardless of the separate classes to which such assets or liabilities are attributable (if any). Vista intends to seek to cause counterparties with the Trust Arrangements pertaining to a particular Vista PE Fund to limit their recourse to the value of the assets allocated thereto, but there can be no assurance that Vista will be successful in these efforts or that such arrangements would be enforceable. If such agreements are not deemed to adequately “ringfence” the assets of the Fund or such other funds, Vista would generally endeavor, subject to a number of factors, to cause the relevant Vista Entities to enter into agreements to reimburse or indemnify one another for losses or expenses properly allocable to another vehicle. Similarly, Vista may have conflicts of interest in allocating the costs for the startup, overhead, licensing and maintenance of such Trust Arrangements across the various funds which do (or may) invest through such arrangements. Vista shall seek to allocate such expenses in a manner it believes to be fair and equitable.

Investments in Emerging and Frontier Markets. The Fund may make investments in emerging and frontier markets. Investing in emerging markets involves additional risks and special considerations not typically associated with investing in other, more established economies or markets. Such risks may include, among others, (i) increased risk of nationalization or expropriation of assets or confiscatory taxation; (ii) greater social, economic and political uncertainty, including conflict or social unrest; (iii) increased likelihood of governmental involvement in, and control over, the economy; (iv) governmental decisions to cease support of economic reform programs or to impose central planning of the economy; (v) less extensive regulation of financial and other markets; (vi) greater regulatory uncertainty; (vii) greater volatility, less liquidity and smaller capitalization of markets; (viii) greater volatility in currency exchange rates; (ix) greater risk of inflation; (x) higher dependence on exports and the corresponding importance of international trade; (xi) greater controls on foreign investment and limitations on the realization of investments, repatriation of invested capital and on the ability to exchange local currencies for U.S. dollars; (xii) less developed corporate laws, including regarding fiduciary duties of officers and directors and the protection of investors; (xiii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (xiv) maintenance of the Fund’s investments with non-U.S. brokers and securities depositories; (xv) risks associated with differing cultural expectations and norms regarding business practices; (xvi) less developed compliance culture; (xvii) differences in auditing and financial reporting standards, which may result in the unavailability of material information about portfolio companies; (xviii) less developed, reliable or independent judicial systems for the enforcement of contracts or claims; (xix) public health issues, including less developed public health infrastructure that is not able to adequately respond to public health emergencies, including outbreaks of infectious diseases such as SARS, H1N1/09 flu, avian flu, Ebola and the novel and highly contagious form of coronavirus (“COVID-19”); and (xx) threats or incidents of corruption or fraud that may cause the Fund not to pursue certain investments, or to alter certain activities, liquidate certain Investments or liquidate such Investments prior to or after the time when the General Partner and the Manager would otherwise choose to liquidate to achieve optimal returns, all of which may cause losses or have other negative impacts on the Fund or its Investments.

Repatriation of investment income, assets and the proceeds of sales by foreign investors, such as the Fund, may require governmental registration and/or approval in some emerging markets. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for such repatriation or by withholding taxes imposed by emerging market countries on interest or dividends paid on financial instruments held by the Fund or gains from the disposition of such financial instruments and other assets.

In emerging markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. Any regulatory supervision that is in place may be subject to manipulation or control. Many emerging market countries do not have mature legal systems comparable to those of more developed countries. Moreover, the process of legal and regulatory reform may not proceed at the same pace as market developments, which could result in investment risks. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among tribal, local, regional and national requirements or authorities. In certain cases, the laws and regulations governing investments in securities and/or assets may not exist or may be subject to inconsistent or arbitrary application or interpretation. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in some countries. The Fund may also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts.

Certain of the markets in which the Fund may invest are frontier markets that are subject to many of the same risks as investments in emerging markets, as well as heightened or additional risks, including political instability, conflict and corruption. Investments may be made in territories where border disputes exist, making the legal, political and security climate uncertain, and there can be no assurances that such potential instability will ease. Transactions in such regions may depend upon accessing appropriate and reputable intermediaries. Despite a growing trend toward democratic processes, some frontier economies are in countries with a history of military conflict and corruption. If such activities were to recur, they could reverse favorable trends toward economic and market reform, privatization and the removal of trade barriers, and result in significant disruptions in markets.

Use of Leverage. The Fund may directly or indirectly incur leverage on a portfolio or investment basis at the level of Portfolio Companies, or at the level of assets or any asset-level holding entities, whether on a temporary or long-term basis. While investments in leveraged companies offer the opportunity for capital appreciation, such investments also involve a higher degree of risk. The Fund’s Investments may involve varying degrees of leverage, as a result of which recessions, operating problems and other general business and economic risks (as well as particular risks associated with investing in software companies described above) may have a more pronounced effect on the profitability or survival of such companies. Moreover, any rise in interest rates may significantly increase a Portfolio Company’s interest expense, causing losses and/or the inability to service debt levels. If a Portfolio Company cannot generate adequate cash flow to meet debt obligations, the Fund may suffer a partial or total loss of capital invested in the Portfolio Company. Moreover, the Fund may incur or increase its leverage by obtaining loans secured by a portfolio of some or all of the Portfolio Companies acquired. In the event that the Fund is unable to repay any credit facility borrowings from its cash flows, the Fund may be required to dispose of investments to repay the lender(s). If the Fund is required to dispose of investments in order to repay lender(s) at an inopportune time or on an expedited basis, it may not realize as much value upon such disposition as it would receive in connection with an orderly disposition.

The Fund reserves the right to incur leverage on a joint and several basis with one or more other investment funds and entities managed by Vista and may have a right of contribution, subrogation or reimbursement from or against such entity. In addition, in certain situations, more than one investment held by the Fund with the use of leverage may be held with the same bank, custodian or dealer. In such instances, these multiple leveraged investments may be linked and used to “cross-collateralize” the borrowings of the Fund. In the event that such investments are “cross-collateralized,” the Fund could experience concurrent liquidation on multiple investments to satisfy its borrowing obligations, and an adverse event or condition at or with respect to one Portfolio Company could negatively affect and/or cause a loss of a different investment that would not otherwise be subject to such adverse event or condition. To the extent the entities or parties entering into a joint or cross-collateralized borrowing arrangement are Portfolio Companies or entities holding investments (and not the Fund itself), such borrowings will not be subject to the limits on borrowings by the Fund that are set forth in the Fund LPA.

The Fund expects to incur indebtedness and enter into guarantees and other credit support arrangements, or incur any other obligations in connection with the Fund’s investment activities, for any proper purpose, including, without limitation, to fund all or a portion of the capital necessary for an Investment, to cover Fund Expenses (as defined below), Organizational and Offering Expenses (as defined below) and Management Fees, to provide permanent financing or refinancing, provide cash collateral to secure outstanding letters of credit, to provide funds for distributions to Unitholders, and to fund repurchases. Leverage may be used more heavily by certain investment strategies, particularly during the ramp-up period. Borrowings and guarantees by the Fund may be deal-by-deal or on a portfolio basis, and may be on a joint, several, joint and several or cross-collateralized basis (which may be on an investment-by-investment or portfolio wide basis) with co-investment vehicles and Vista PE Funds (including, for the avoidance of doubt, VistaOne Lux), joint venture partners and managers of such joint venture partners. Such arrangements will not necessarily impose joint and several obligations on such other vehicles that mirror the obligations of the Fund (e.g., the Fund may provide credit enhancement through recourse to assets outside of a loan pool, whereas other vehicles may not provide such enhancement). The interest expense of any such borrowings will generally be allocated among the Fund and such other vehicles or funds pro rata (and therefore indirectly to the Unitholders pro rata) based on principal amount outstanding, but other fees and expenses, including upfront fees and origination costs, could be allocated by a different methodology, including entirely to the Fund. Furthermore, in the case of indebtedness on a joint and several or cross-collateralized basis, the Fund could be required to contribute amounts in excess of its pro rata share of the indebtedness, including additional capital to make up for any shortfall if the other joint and several obligors are unable to repay their pro rata share of such indebtedness. The Fund could lose its interests in performing investments in the event such performing investments are cross-collateralized with poorly performing or non-performing investments of the Fund and such other vehicles. The Fund may also be obligated in some circumstances to reimburse co-investors for their losses resulting from cross-collateralization of their investments with assets of the Fund that are in default. Obligations of the Fund due to the cross-collateralization of obligations with other investment vehicles are permitted but not counted against the Fund’s leverage limitations. Borrowings under any such facilities (and expenses related thereto) may initially be made with respect to an investment opportunity based on preliminary allocations to the Fund and/or other Vista PE Funds, and such preliminary allocations may be subject to change and may not take into account excuse rights, investment limits, differences among the relevant entities and other considerations. Although Vista will seek to use leverage in a manner it believes is appropriate, the use of leverage involves a high degree of financial risk.

Borrowing by the Fund will generally be secured by the Fund’s assets, and documentation relating to such borrowing may provide that during the continuance of a default under such borrowing, the interests of the Unitholders may be subordinated to Fund-level borrowing and there may be limitations on the Fund’s ability to make distributions and fund repurchases of Units. Use of leverage by a Portfolio Company, a subsidiary of the Fund on a non-recourse basis, or otherwise at the asset-level, will not be considered borrowing by the Fund for any purposes under the Fund LPA. The Fund may also grant security interests in other assets of the Fund, including Portfolio Companies. While the Fund is subject to certain limits on borrowings as set forth in the Fund LPA, Portfolio Companies, holding companies and/or special purpose entities formed by the Fund to hold investments may engage in borrowings and incur leverage, which will not count towards any caps on borrowings and guarantees contained in the Fund LPA. This is the case even if such borrowings or leverage by entities owned by the Fund engage in joint borrowings and/or are cross-collateralized with or among other such entities, such that multiple Portfolio Companies are pledged to and at risk with respect to a borrowing with respect to one single investment. Additionally, Vista may use “back leverage,” where a lender borrows money from a third party to finance its loan to a borrower, for certain Investments. The use of back leverage potentially enhances the return profile of investments, and accordingly, of the applicable fund (including the Fund) overall, but also increases the risk profile of such investments.

The Fund’s use of borrowings to create leverage will subject the Fund to additional risks. For example, depending on the type of facility, a decrease in the market value of the Fund’s Portfolio Companies would increase the effective amount of leverage and could result in the possibility of a “margin call,” pursuant to which the Fund must either deposit additional funds or securities with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in the value of the Fund’s assets, the Fund might not be able to liquidate assets quickly enough to pay off its debt. In addition, the Fund may have to make exceptions to, modify or suspend, in whole or in part, its Repurchase Program further to the occurrence of an event of default or similar event under a financing arrangement. With respect to any asset-backed facility entered into by the Fund (or an affiliate thereof), a decrease in the market value of the Fund’s Portfolio Companies would increase the effective amount of leverage and could result in the possibility of a violation of certain financial covenants or financial ratios pursuant to which the Fund must either repay the borrowed funds to the lender or suffer foreclosure or forced liquidation of the pledged assets. The Fund may incur indebtedness under such credit facility that bears interest at a variable rate. Economic conditions could result in higher interest rates, which could increase debt service requirements on variable rate debt and could reduce the amount of cash available for various Fund purposes.

The extent to which the Fund uses leverage may have the following consequences to the Unitholders, including, but not limited to: (i) greater fluctuations in the net assets of the Fund, (ii) use of cash flow for debt service rather than distributions, or other purposes and (iii) in certain circumstances the Fund may be required to prematurely dispose of Portfolio Companies to service its debt obligations. So long as the Fund is able to realize a higher net return on its Portfolio Companies than the then-current cost of any leverage together with other related expenses, the effect of the leverage will be to cause holders of Units to realize higher current net investment income than if the Fund were not so leveraged. On the other hand, the Fund’s use of leverage will result in increased operating costs. Thus, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Fund’s Portfolio Companies, the benefit of leverage to holders of Units will be reduced, and if the then-current cost of any leverage together with related expenses were to exceed the net return on the Fund’s Portfolio Companies, the Fund’s leveraged capital structure would result in a lower rate of return to holders of Units than if the Fund were not so leveraged. There can also be no assurance that the Fund will have sufficient cash flow to meet its debt service obligations. As a result, the Fund’s exposure to losses may be increased due to the illiquidity of its assets generally.

In certain circumstances, due to separate evaluations of creditworthiness by lenders or facility providers, a Portfolio Company or other Fund subsidiary is expected to bear higher rates under a borrowing facility than are borne by the Fund, resulting in a potential net benefit to the Fund, or additional potential liquidity constraints or other burdens on the relevant Portfolio Company or Fund subsidiary.

In other circumstances, lenders and other market participants are expected to seek “cross default” rights under which the Fund will be treated as in default under the relevant facility in the event of a default by another Vista PE Fund or a Vista affiliate relating to their respective lending or other facilities; if any such provision were to be triggered, the Unitholders could suffer adverse effects resulting from any default by any other Vista PE Fund or a Vista affiliate, whether or not related to the Fund in which such Unitholders have invested.

Tax-exempt Unitholders should note that the use of leverage by the Fund may create UBTI to Unitholders. Such investors should refer to the discussion of “—Risks Related to Taxation—UBTI & ECI; Tax Treatment of Corporations” in “Item 1(c). Business—Regulatory, Tax and ERISA Considerations” and should consider an investment in the Feeder.

Cross-Guarantees and Cross-Collateralization. In certain circumstances the Fund and its Portfolio Companies can be expected to enter into cross-collateralization or any cross-guarantee or similar arrangements (including with respect to Asset Pools (as defined below)) with other Vista Entities (including co-investment vehicles) and their portfolio companies, particularly in circumstances in which better financing terms are available through such arrangements. Also, it is expected that cross-collateralization will generally occur at the level of the portfolio companies rather than the Fund for obligations that are non-recourse to the Fund except in limited circumstances such as “bad boy” events. Any cross-collateralization arrangements with other Vista Entities could result in the Fund losing its interests in otherwise performing Investments (or other Vista Entities) due to poorly performing or non-performing investments of other Vista Entities in the collateral pool or such persons otherwise defaulting on their obligations under the terms of such arrangements (and for the avoidance of doubt, the Fund’s obligations under such cross-collateralization arrangements are expected to apply to investments in which the Fund has not participated). The Fund can, in certain circumstances, be exposed to risks associated with borrowings or other indebtedness of other Vista Entities when such other entities are not in turn exposed to risks associated with the Fund’s borrowing for a similar purpose if, for example, such other entities or the partners thereof are excused from cross-collateralizing certain partnership expenses, management fees or other obligations of the Fund and other Vista Entities.

Similarly, a lender could require that it lend to only one portfolio company of the Fund and other Vista Entities, even though multiple portfolio companies of the Fund and other Vista Entities benefit from the lending, which will typically result in (i) the portfolio company facing the lender being solely liable with respect to the entire obligation, and therefore being required to contribute amounts in respect of the shortfall attributable to other portfolio companies, and (ii) portfolio companies of the Fund and other Vista Entities being jointly and severally liable for the full amount of the obligation, liable on a cross-collateralized basis or liable for an equity cushion (which cushion amount may vary depending upon the type of financing or refinancing (e.g., cushions for re-financings may be smaller)). The portfolio companies of the Fund and other Vista Entities benefiting from a financing can be expected to enter into a back-to-back or other similar reimbursement agreement whereby each agrees that no portfolio company shall bear more than its pro rata portion of the debt and related obligations. It is not expected that the portfolio companies would be compensated (or provide compensation to other portfolio companies) for being primarily liable, or jointly liable, for other portfolio companies’ pro rata share of any financing.

Preferred Financing; Margin Loans. In addition to secured financing arrangements, the Fund could employ preferred financing arrangements or margin loans with respect to some or all of the Fund’s Investments. In such arrangements, a third party typically provides cash liquidity in exchange for the right to receive a return of such amount plus a preferred return thereon prior to the return of any additional proceeds to us. Subject to the Fund LPA, such arrangements could be employed to provide for additional capital for new or follow-on investments by the Fund and will not be treated as borrowings incurred by the Fund for purposes of determining the Fund’s adherence to the 30% target. These arrangements could result in the Fund receiving a lower overall return of distributions than the Fund would otherwise have received if, for example, an Investment is held for a long period of time, resulting in a compounding preferred return in favor of the third party financing provider, or where the proceeds of the financing are reinvested in Investments that do not perform as well as the original Investment(s) that were subject to the financing arrangement. In addition, in the event of a margin call, the Fund will be obligated to contribute additional capital in connection with the investment in order to avoid a default on the margin loan. Furthermore, to the extent a margin loan is entered into on behalf of both the Fund and a co-investment vehicle on a cross-collateralized basis, in the event of a margin call, the Fund and such co-investment vehicle will both be obligated to contribute additional capital in connection with the investment in order to avoid a default on the margin loan. Because co-investment vehicles frequently have limited or no remaining unpaid capital commitments, co-investors may have an option (but not an obligation) to increase their capital commitment to fund their share of such margin call, and in the event that one or more co-investors decline to do so, the Fund is expected to be liable for such amounts. Because margin calls are most likely to occur at times when the underlying investment has declined in value, the likelihood that co-investors elect not to fund their share of such margin call is greater than in the case of ordinary course follow-on investments, and the Fund’s exposure to further decreases in value of the related investment may be higher as a result. Similar risks and potential adverse results will be present where the Fund co-invests alongside other Vista Entities and the relevant Portfolio Company requires additional capital, and such other Vista Entities have insufficient capital to participate in a follow-on investment, or an option on whether to participate.

The use of margin borrowings results in certain additional risks to the Fund. For example, such margin financing arrangements secured by a pledge of equity of a Portfolio Company are not necessarily treated as borrowings incurred by the Fund to the extent not recourse to the Fund for purposes of determining the Fund’s adherence to the 30% leverage ratio target set forth in this Registration Statement. For example, should the securities pledged to brokers to secure the Fund’s margin accounts decline in value, the Fund could be subject to a “margin call,” pursuant to which the Fund must either deposit additional funds or securities with the broker, or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden drop in the value of the Fund’s assets, the Fund might not be able to liquidate assets quickly enough to satisfy its margin requirements.

The Fund may be subject to margin calls in connection with its derivative transactions that are subject to variation margin requirements. The dynamic nature of the margin models utilized by the clearinghouses and the fact that the margin models might be changed at any time could subject the Fund to an unexpected increase in collateral obligations to clearinghouses during a volatile market environment, which could have a detrimental effect on the Fund. Clearinghouses may also limit collateral that they will accept to cash, U.S. treasuries and, in some cases, other highly rated sovereign and private debt instruments, which in certain circumstances would require the Fund to borrow eligible securities from a dealer to meet margin calls and would raise the Fund’s costs of cleared trades.

Leverage Limit Risk. There is no guarantee that the relevant leverage ratio will remain equal to or below 30%. Investors should be aware that where the Fund makes an Investment and utilizes leverage at the time of acquisition, in the event that the value of the Investment decreases from the purchase price, the relevant leverage ratio may increase and, where such leverage ratio has increased above the relevant leverage target in such circumstances, the Fund will not be required to undertake remedial action to reduce such leverage ratio below the applicable leverage target. In circumstances where the relevant leverage ratio exceeds the relevant leverage target, the Fund’s ability to secure further financing in respect of its future or existing Investments may be reduced and this may have an adverse effect on the returns of the Fund.

Securitizations; Back Leverage; Holding Vehicles. To finance investments or otherwise manage the Fund’s capital needs, the Fund may securitize or otherwise restructure or repackage some or all of its Investments and/or other assets on an individual or cross-collateralized basis with other Investments and/or assets held by the Fund and/or other Vista Entities (and the General Partner and/or Manager may otherwise structure or package some or all Investments and/or assets held by other Vista Entities in holdings vehicles as described herein, unrelated to any financing arrangements, but which will nevertheless give rise to similar risks). This would typically involve the Fund creating one or more investment or holding vehicles, contributing assets to such vehicle or a related entity, and issuing debt or preferred equity interests in such entity or having such entity make borrowings or incur other indebtedness or engaging in such transactions with existing investment or holding vehicles. To the extent such financing arrangements are entered into by any such vehicle or entity (and not the Fund itself), such financing arrangements will not be subject to the limits on borrowings or other indebtedness (or any limits on issuing additional interests) by the Fund that are set forth in this Registration Statement. In connection with the foregoing, distributions from Investments may be used to pay interest and/or principal (or the equivalent amounts regarding preferred securities) or other obligations.

If the Fund were to utilize one or more investment vehicles for any such purpose, the Unitholders would be exposed to risks associated with the Fund’s interest in Investments and/or other assets contributed to such vehicles. For example, in the event that the value of an investment were to meaningfully deteriorate, there could be a margin call on the Fund’s facility, in response to the decrease in the collateral value. A decline in the value of such investment could also result in increased costs of borrowing for the Fund as a whole. Unitholders may also have an interest in certain investments that are disproportionate to their exposure to leverage through cross-collateralization on other investments. Similar circumstances could arise in a situation where the Fund and a co-invest vehicle participate in borrowings that experience a margin call, and the co-invest vehicle’s investors already have funded their full commitments to such vehicle and accordingly have the option (and not the obligation) to fund additional amounts or otherwise be diluted by the Fund and/or other Vista Entities. In addition, if the Fund is excused or excluded from or otherwise does not participate in an investment, through cross-collateralization, the Fund may nevertheless be indirectly exposed to risks associated with leverage on investments made by other Vista Entities in which the Fund is not invested and distributions from unrelated investments may be used to satisfy obligations with respect to such investment, in which case the Unitholders may receive such proceeds later than they otherwise would have, in a reduced amount, or not at all. The Unitholders and/or the Fund could also have an interest in certain Investments that are disproportionate to their exposure to leverage through cross-collateralization on other Investments. In addition, the Fund would depend on distributions from an investment vehicle’s assets out of its earnings and cash flows to enable the Fund to make distributions to Unitholders (in the event any are made). The ability of such an investment vehicle to make distributions will be subject to various limitations, including the terms and covenants of the debt/preferred equity it incurs. For example, tests (based on interest coverage or other financial ratios or other criteria) may restrict the Fund’s ability, as the holder of an investment vehicle’s common equity interests, to receive cash flow from these investments. There is no assurance any such performance tests will be satisfied. Also, an investment vehicle could take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or be required to prepay all or a portion of its cash flows to pay outstanding obligations to credit parties. As a result, there could be a lag, which could be significant, between the repayment or other realization from, and the distribution of cash out of, such an investment vehicle, or cash flow may be completely restricted for the life of the relevant investment vehicle. To the extent any such investment vehicle defaults in its obligations to any credit parties, such credit parties may be entitled to foreclose on any collateral pledged by the applicable investment vehicle(s) and/or otherwise exercise rights and remedies as a creditor against the assets of any such investment vehicle(s), which could result in a loss of all or a part of the Fund’s interest in any applicable investment and/or distributions therefrom.

The Fund expects that the terms of the financing that any investment vehicles enter into will generally provide that the principal amount of assets must exceed the principal balance or market value of the related debt/preferred equity by a certain amount, commonly referred to as “over-collateralization.” The Fund anticipates that the financing terms could provide that, if certain delinquencies and/or losses exceed specified levels, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Failure to obtain favorable terms with regard to over-collateralization could materially and adversely affect the liquidity of the Fund. If assets held by such investment vehicles fail to perform as anticipated, their over-collateralization or other credit enhancement expenses may increase, resulting in a reduction in income and cash flow to the Fund from these investment vehicles.

In addition, a decline in the quality of assets in an investment vehicle due to poor operating results of the relevant issuer or declines in the value of collateral (whether due to poor operating results or economic conditions), among other things, may force an investment vehicle to sell certain assets at a loss, reducing its earnings and, in turn, cash, potentially available for distribution to the Fund for distribution to the Unitholders, or in certain cases a margin call or mandatory prepayment may be triggered by such perceived decrease in value which may require a large amount of funding on short notice.

The equity interests that the Fund will hold in such an investment vehicle will not be secured by the assets of the investment vehicle, and the Fund will rank behind all known or unknown creditors and other stakeholders, whether secured or unsecured, of the investment vehicle. To the extent that any losses are incurred by the investment vehicle in respect of any collateral, such losses will be borne first by the Fund as owner of common equity interests.

Asset Pooling. The Fund may pool certain or all Investments with one or more Vista Entities (any such pool, an “Asset Pool”), including for the purposes of obtaining leverage or other financing, or seeking a full or partial exit from one or more Investments including through securitization. In such circumstances an Asset Pool may be managed or controlled by the General Partner or any of its affiliates (or other Vista Entities) and securities or other interests in the Asset Pool will be owned by the Fund and other Vista Entities. The consummation of any such transaction will generally not require the consent of the Board of Directors and will involve the exercise of the General Partner’s and its affiliates’ discretion with respect to a number of material matters, which may give rise to actual or potential conflicts. For example, in connection with such transactions, the General Partner and its affiliates will have broad discretion to determine (i) whether and to what extent such a transaction constitutes a disposition of the contributed assets for any purposes, (ii) the proportionate interest of the Fund and the other Vista Entities in the Asset Pool (or particular classes or tranches of securities or others interests in the Asset Pool), which will require the General Partner and its affiliates to determine the relative value of assets contributed to the Asset Pool and value of securities or interests (or particular classes or tranches thereof) issued by the Asset Pool and (iii) how interests in or proceeds from the Asset Pool are attributed to Unitholders or the Fund, each of which may have a material impact on Unitholders’ returns in respect of such investments or the Fund more generally. In making these determinations the General Partner and its affiliates may, but are not required to, engage or seek the advice of any third-party independent expert. However, even if such advice was sought, valuing such assets and interests and, therefore, the value of the Fund’s interest in, or proceeds received from, any Asset Pool, will be subjective. The Fund will generally be exposed to the performance of all assets in an Asset Pool and those investments contributed to the Asset Pool by the other Vista Entities may not perform as well as those investments contributed by the Fund. Accordingly, the returns of the Fund in respect of investments contributed by it may be lower than if they had not been contributed to the Asset Pool. The receipt, use and recontribution by such Asset Pools of any such proceeds shall not be considered distributions received by, or contributions made by, the Fund or the Unitholders for any purposes (including, for example, that such proceeds will not be subject to the Performance Participation Allocation, the Hurdle Amount or the High Water Mark and will not be subject to the requirements described in this Registration Statement with respect to the timing of distribution of proceeds) and may result in higher or lower reported returns than if such proceeds had otherwise been distributed (or deemed distributed) to the Fund or the Unitholders.

Benchmark Rates. To the extent that (i) the Fund’s investments (whether made, acquired or otherwise) and/or (ii) the Fund’s and/or its affiliates’ credit arrangements or facilities, hedging activities, derivative-or other structures, in each case, are subject to, utilize or otherwise reference, whether directly or indirectly, a variable interest rate that is based on (or calculated with reference to) benchmark or reference rates, including the Euro Interbank Offered Rate, the Secured Overnight Financing Rate, the Sterling Overnight Index Average, or any other reference rate, benchmark or index, including in each case, any permutations thereof and any credit spread adjustments thereto (collectively, the “Benchmark Rates”), the Fund may be subject to certain material risks, including the risk that a Benchmark Rate is terminated, ceases to be published or otherwise ceases to be broadly used by the market. Regulators, central banks, governments and other market participants have transitioned historical instruments and contracts away from the London Interbank Offered Rate to new Benchmark Rates. This transition includes the potential to: increase volatility or illiquidity in markets; cause delays in or reductions to financing options for the Funds and their Portfolio Companies; increase the cost of borrowing; reduce the value of certain instruments or the effectiveness of certain hedges; cause uncertainty under applicable legal documentation; or otherwise impose costs and administrative burdens relating to factors that include document amendments and changes in systems. Future transitions to and from Benchmark Rates have the potential to have similar effects.

While Vista has prior experience in investing during the period of Benchmark Rate transition, there can be no assurance that Vista will be able to manage the Fund’s business or performance in a profitable manner after future transition.

Bridge Financings. The Fund will, from time to time, provide interim financing, including in connection with any co-investment opportunities allocated to third-party co-investors in order to facilitate a Portfolio Company investment, to Portfolio Companies on a short-term, unsecured basis in anticipation of a future issuance of equity or long-term debt securities or other refinancing or syndication. Such bridge loans would typically be convertible into a more permanent, long-term security; however, for reasons not always within the Fund’s control, such long-term securities may not be issued or such co-investment may not occur, and such bridge loans may remain outstanding. In such event, the interest rate on such loans or the terms of such interim investments may not adequately reflect the risk associated with the unsecured position taken by the Fund.

Assumption of Contingent Liabilities. In connection with an investment, the Fund reserves the right to assume, or acquire a Portfolio Company subject to, contingent liabilities. These liabilities may be material and may include liabilities associated with pending litigation, regulatory investigations, environmental actions, or payment of indebtedness among other things. To the extent that these liabilities are realized or the Fund is unable to negotiate or collect on any indemnification relating thereto, they may materially adversely affect the value of a Portfolio Company. In addition, if the Fund has assumed or guaranteed these liabilities, the obligation would be payable from the assets of the Fund.

Contingent Liabilities Upon Disposition. In connection with the disposition of a portfolio investment, the Fund and the General Partner may be required to make (and/or be responsible for another person’s or entity’s breach of) representations and warranties, e.g., about the business and financial affairs of the Portfolio Company typical of those made in connection with the sale of any business and may be responsible for the content of disclosure documents under applicable securities laws. They may also be required to indemnify the purchasers of such portfolio investment or underwriters to the extent that any such representations, warranties or disclosure documents turn out to be inaccurate. These arrangements may result in contingent liabilities, which shall be borne by the Fund.

Hedging Policies/Risks; Related Regulations. In connection with financing and/or holding certain Investments, the Fund reserves the right to employ hedging techniques designed to reduce the risks of adverse movements in interest rates, securities prices and currency exchange. The Fund is authorized to incur costs related to hedging arrangements, which may be undertaken in exchange-traded or over-the-counter (“OTC”) contexts, including futures, forwards, swaps, options and other instruments. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices or currency exchange rates may result in poorer overall performance by the Fund than if it had not entered into such hedging transactions.

In some cases, particularly in OTC contexts, hedging arrangements will subject the Fund to the risk of a counterparty’s inability or refusal to perform under a hedging contract, or potential loss of assets held by a counterparty, custodian or intermediary in connection with such hedging. OTC contracts may expose the Fund to additional liquidity risks if such contracts cannot be adequately settled.

Certain hedging arrangements may create for the General Partner and/or one of its affiliates an obligation to register with the CFTC or other regulator or comply with an applicable exemption. Losses may result to the extent that the CFTC or other regulator imposes position limits or other regulatory requirements on such hedging arrangements, including under circumstances where the ability of a Fund or a Portfolio Company to hedge its exposures becomes limited by such requirements. See “Item 1(c). Description of Business—Regulatory, Tax and ERISA Considerations—U.S. Federal Commodities Regulation.”

Derivatives. Derivatives are financial instruments that have a value that depends upon, or is derived from, the value of one or more underliers, such as securities, pools of securities, indexes or currencies. Gains or losses involving derivative instruments may be substantial, particularly where they are used to achieve a leveraged return with respect to the underlier. Derivative instruments in which the Fund invests may expose the Fund to risks, including counterparty credit risk, leverage risk, hedging risk, correlation risk, liquidity risk, funding risk, operational risk and legal and documentation risk.

The Fund may use both exchange-traded and OTC derivatives. OTC derivatives are bilateral arrangements where the counterparty to the Fund will generally be a financial institution and the Fund will be exposed to credit and operational risks of its counterparty. For derivatives that are traded on an exchange or cleared through a clearinghouse, the Fund will be exposed to the credit and operational risks of both the exchange or clearinghouse as well as the broker/clearing member that acts as an intermediary between the Fund and the exchange or clearinghouse.

Derivatives markets are now subject to extensive regulation in a number of jurisdictions, which is continuing to be implemented, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Regulatory obligations applicable to parties to derivative contracts include the mandatory clearing of certain classes of OTC derivative contracts and mandatory collateral exchange for certain uncleared derivatives as well as reporting requirements and other transparency obligations. The cost to parties of complying with such regulations may increase the costs of derivative transactions to the Fund and may reduce liquidity in the derivatives markets. The increased costs may affect the performance of the Fund and therefore the return to investors.

Credit Risks of Investments in Debt Instruments. The Fund reserves the right to, from time to time, also invest in debt securities, which are subject to credit and interest rate risks. To the extent the Fund makes a debt investment, the risks generally applicable to a debt investment will apply to the Fund. “Credit risk” refers to the likelihood that an obligor will default on the payment of principal and/or interest on a debt investment. Financial strength and solvency of an obligor are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or credit enhancement for a debt investment may affect its credit risk. Credit risk may change over the life of an investment.

Debt investments that are rated by rating agencies (potentially including any investments acquired by the Fund through syndicated debt markets) are often reviewed and may be subject to downgrade, which generally results in a decline in the market value of such investment. “Interest rate risk” refers to the risks associated with market changes in interest rates. Adjustable-rate investments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). Interest rate sensitivity is generally more pronounced and less predictable in investments with uncertain payment or prepayment schedules. The ability of companies or businesses in which the Fund may invest to refinance debt instruments or repay debt obligations (including making payments to the Fund as creditors with respect thereto) may depend on their ability to obtain financing, including by selling new securities or instruments in the high yield debt or bank financing markets, which at certain points over the last several years have been extraordinarily difficult to access at favorable rates. Volatility and instability in the securities market may also increase the risks inherent in the investments. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate credit instrument and falling interest rates will have a positive effect on price. Adjustable-rate instruments also react to interest rate changes in a similar manner, although generally to a lesser degree. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules. Additional factors that may affect market interest rates include, without limitation, inflation, slow or stagnant economic growth or recession, unemployment, international disorders, and instability in domestic and foreign financial markets. The Fund expects that it will periodically experience imbalances in their assets and liabilities as a result of changes in interest rates. In a changing interest rate environment, the Fund may not be able to manage this risk effectively. If the Fund is unable to manage interest rate risk effectively, the Fund’s performance could be adversely affected. While the Fund may seek to do so, the Fund is not required to hedge their interest rate risk. See also “—Hedging Policies/Risks; Related Regulations.”

RISKS RELATED TO AN INVESTMENT IN THE UNITS

No Market for Units; Restrictions on Transfers. An investment in the Fund is likely to be a long-term commitment. It is anticipated that there will be a significant period of time before the Fund will have completed its investing in Portfolio Companies. Units in the Fund have not been registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction and therefore cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws, or unless an exemption from registration is available. It is not contemplated that registration of the interests in the Fund under the Securities Act or other securities laws will ever be effected. There is no public market for Units in the Fund and none is expected to develop. Each Unitholder will be required to represent that it is a “qualified purchaser” (as defined in the 1940 Act and rules thereunder) and “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act) under applicable securities laws and that it is acquiring its Units for investment purposes and not with a view towards resale or distribution. Except by operation of law, a Unitholder will not be permitted to assign, sell, exchange or transfer any of its interest, rights or obligations with respect to its Units, unless the Unitholder provides 60 calendar days’ notice to the General Partner (or such reasonably shorter period as agreed to by the General Partner (such period, the “Notice Period”)), and submit an executed form to the Transfer Agent, which form shall be provided by the Transfer Agent upon request. Such transfer will be recorded on the books and records of the Fund and be effective as of the first calendar day of the quarter immediately following the end of the Notice Period. The General Partner may refuse such requested transfer for certain reasons. Therefore, repurchase of Units by the Fund will likely be the only way for a Unitholder to dispose of its Units. The Fund expects to continue to repurchase Units at a price equal to the transaction price of the class of Units being repurchased on the date of repurchase (which will generally be equal to the Fund’s NAV per Unit, as of the last month of the prior calendar quarter) and not based on the price at which a Unitholder initially purchased its Units. Repurchase requests under the Repurchase Program will be subject to the Early Repurchase Deduction if the Units are repurchased within 24 months of the original issue date of such Units. As a result, a Unitholder may receive less than the price it paid for its Units when the Unitholder sells them to the Fund pursuant to the Repurchase Program.

Limited Liquidity; Repurchase Program. There is no current public trading market for the Units, and Vista does not expect that such a market will ever develop. Therefore, the repurchase of Units by the Fund will likely be the only way to dispose of Units. The Fund intends to implement a Repurchase Program for the Investor Units and Class E Units, pursuant to which it will offer to repurchase in each quarter up to 5% of the Fund’s aggregate NAV attributable to Investor Units and Class E Units as of the close of the previous calendar quarter, commencing on the second quarter in the same calendar year as the Initial Offering. However, the Repurchase Program is offered at the discretion of the General Partner and there is no guarantee that the Fund will be able to make such repurchases. At the sole discretion of the General Partner, the Fund may choose to repurchase fewer Units than have been requested in any particular quarter to be repurchased under its Repurchase Program, or none at all, in the General Partner’s discretion at any time. The Fund may repurchase fewer Units than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond its control, the need to maintain liquidity for its operations or to ensure compliance with any of the Fund’s credit facilities which have restrictive covenants limiting certain activities, including the repurchase of Units or because the Fund has determined that acquiring or continuing to hold Portfolio Companies is a better use of its capital than repurchasing the Units. Further, the General Partner may make exceptions to, modify or suspend the Repurchase Program if it deems such action to be in the best interest of the Fund and the best interest of the Unitholders. This means that an investment in the Units could be more illiquid than other investment products or portfolios. If the full amount of all Units of the Fund requested to be repurchased in any given quarter is not repurchased, funds will be allocated pro rata based on the total number of Units of the Fund being repurchased without regard to class and subject to the volume limitation. All unsatisfied requests must be resubmitted in the next quarterly repurchase offer, or upon the recommencement of the Repurchase Program, as applicable. As a result, a Unitholder’s ability to have its Units repurchased by the Fund may be limited and at times the Unitholder may not be able to liquidate its investment.

Subject to limited exceptions, as further described in “Item 1(c). Description of Business—Repurchases—Repurchase Program—Early Repurchase Deduction” any repurchase request of Units will be subject to an Early Repurchase Deduction of 5% of the value of the NAV of the Units being repurchased (calculated as of the Repurchase Date) if Units are repurchased within 24 months of the original issue date of such Units. As a result, Unitholders may receive less than the price they paid for their Units when Unitholders sell them to the Fund pursuant to the Repurchase Program.

Effects of Repurchase Requests. Economic events affecting the U.S. economy could cause Unitholders to seek to have their Units repurchased pursuant to the Repurchase Program at a time when such events are adversely affecting the performance of the Fund’s assets. Even if the Fund decides to satisfy all resulting repurchase requests, the Fund’s cash flow could be materially adversely affected. In addition, if the Fund determines to sell assets to satisfy repurchase requests, it may not be able to realize the return on such assets that it may have been able to achieve had it sold at a more favorable time, and the Fund’s results of operations and financial condition, including, without limitation, the breadth of the Fund’s portfolio by property type and location, could be materially adversely affected.

Compulsory Repurchase. The General Partner may require a Unitholder to surrender and have all or any portion of its Units repurchased at any time, if the General Partner determines that it would be in the interest of the Fund for the Fund to repurchase the Units. To the extent the Fund requires the compulsory repurchase of any Units of any Unitholder, such repurchase will not be subject to the repurchase limits under the Repurchase Program or the Early Repurchase Deduction, unless otherwise determined by the General Partner in its sole discretion. See “Item 1(c). Description of Business—Compulsory Repurchase” for more information.

No Regular Distributions. The Fund does not expect to make distributions on a regular basis. Distributions to Unitholders will be made only if, as and when declared by the Fund. Unitholders may or may not receive distributions. In addition, some of the distributions may include a return of capital. The Fund cannot make assurances as to when or whether cash distributions will be made to Unitholders, the amount of any such distribution, or the availability of cash for any such distribution, since the ability to make distributions will be dependent upon the cash flow, capital raising, financial condition and other factors relating to the Fund’s Portfolio Companies. Such factors include the ability to generate sufficient cash from operations to pay expenses, service debt and to satisfy other liabilities as they come due. Furthermore, the Manager, in its sole discretion, may use or set aside cash for working capital purposes, or for the funding of present or future reserves or contingent liabilities, taxes, the Fund’s operating activities, or the actual or anticipated Management Fee. If the Manager determines that all or any portion of net capital event proceeds are not necessary for ongoing expenses (including debt payments and fees), anticipated acquisitions, capital expenditures and reserves, such amounts may be used to satisfy repurchase requests at the Manager’s discretion. Accordingly, the payment of cash distributions is subject to the discretion of the Manager. Neither the Manager nor any of its respective affiliates is obligated to support or guarantee any level of distributions. In addition, because the Manager does not charge a Management Fee on and Vista does not receive a Performance Participation Allocation for Vista Units, the per Unit amount of distributions on the Vista Units could be higher compared to the Investor Units.

Multiple Levels of Fees and Expenses. In addition to the direct expenses and management costs borne by the Fund, it may also bear its pro rata share of certain expenses and management costs incurred directly or indirectly by Target Funds in which it invests. This would result in more expenses being borne (indirectly) by Unitholders than if the Unitholders were able to invest directly in the Target Funds. With respect to the Fund’s Primary Commitments to other Vista Entities only, the Fund is not expected to pay or otherwise bear carried interest, management fees or other incentive compensation in connection with such other Vista Entities except in limited circumstances, in which case such carried interest, management fees or other incentive compensation paid will be rebated dollar-for-dollar. The Fund will indirectly bear other expenses in connection with an Investment in or alongside a Target Fund, including any investment related expenses and expenses paid to affiliates of Vista, administrative expenses and other expenses included in the definition of Fund Expenses above as applicable to such Target Fund (to the extent applicable). In certain limited circumstances the Fund will bear carried interest, management fees or other incentive compensation, including in connection with interests in other Vista Entities purchased on the secondary market as part of a portfolio transaction and equity interests in certain structured investments (e.g., CLOs). These various levels of costs and expenses will be charged whether or not the performance of the Fund generates positive returns. As a result, the Fund, and indirectly the Unitholders, may bear multiple levels of expenses, which in the aggregate would exceed the expenses which would typically be incurred by an investment in a single fund investment, and which would offset the Fund’s profits. In addition, because of the fees and expenses payable by the Fund pursuant to such Investments, its returns on such Investments will be lower than the returns to a direct investor in the Target Funds. Such returns will be further diminished to the extent the Fund is also charged management fees and/or bears carried interest or other similar performance-based compensation in connection with its Secondary Investments in Target Funds.

Differing Performance among Classes. Performance for individual investors may vary from the Fund’s overall performance as a result of the timing of an investor’s admission to the Fund, the redemption or increase of any part of an investor’s interests in the Fund and the Class in which they invest (including as a result of different fee structures between the Classes).

Valuations of Portfolio Companies. Valuations of the Fund’s Portfolio Companies are estimates of fair value and may not necessarily correspond to realizable value. Within the parameters of the Fund’s Valuation Policy, the valuation methodologies used to value the Fund’s Portfolio Companies will involve subjective judgments and projections and that ultimately may not materialize. Ultimate realization of the value of a Portfolio Company depends to a great extent on economic, market and other conditions beyond the Fund’s control and the control of the General Partner and the Manager. Rapidly changing market conditions or material events may not be immediately reflected in the Fund’s NAV.

Among the Fund’s important features are the provisions relating to the purchase and repurchase of Units. The valuation of Units upon purchase, the amount payable to investors upon repurchase and certain other valuations are generally based upon the Fund’s NAV per Unit as of the end of the immediately preceding month. Because the price a Unitholder will pay for Units in the private offering, and the price at which the Units may be repurchased under the Repurchase Program by the Fund, are based on NAV per Unit, the Unitholder may pay more than realizable value or receive less than realizable value for the investment. The Fund will rely on the General Partner and its affiliates for valuation of the Fund’s assets and liabilities.

The values of the Fund’s Portfolio Companies are established in accordance with the Valuation Policy. The Fund will primarily own and control certain Portfolio Companies that will not have readily assessable market values. The General Partner will determine the estimated values of the Fund’s Portfolio Companies and the Fund will use the estimated values provided as well as inputs from other sources in computing the Fund’s monthly NAV per Unit.

The monthly valuations performed by the General Partner may vary from similar valuations performed by any independent third parties for similar types of portfolio companies. The valuation of illiquid Portfolio Company holdings is inherently subjective and subject to increased risk that the information utilized to value such portfolio companies or to create the pricing models may be inaccurate or subject to other error. In addition, valuations rely on a variety of assumptions, including assumptions about projected cash flows for the remaining holding periods for the portfolio companies, market conditions at the time of such valuation and/or any anticipated disposition of the portfolio companies, legal and contractual restrictions on transfers that may limit liquidity, and any transaction costs related to, and the timing and manner of, any anticipated disposition of the portfolio companies, all of which may materially differ from the assumptions and circumstances on which the valuations are based. The value of the Fund’s Portfolio Companies may also be affected by any changes in accounting standards, policies or practices as well as general economic, political, regulatory and market conditions, global equity market conditions, changes in credit markets and interest rates, foreign exchange rates, commodity prices, natural or man-made disasters or catastrophes and the actual operations of Portfolio Companies, which are not predictable and can have a material impact on the reliability and accuracy of such valuations. As such, the carrying value of a Portfolio Company may not reflect the price at which the Portfolio Company could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. Accordingly, such values may not accurately reflect the actual market values of the Portfolio Companies, and, thus, Unitholders will likely make decisions as to whether to purchase or submit for repurchase Units without complete and accurate valuation information.

Determining the impact of these factors on the valuation of portfolio companies involves a significant degree of judgment. Because valuations, and in particular valuations of portfolio companies for which market quotations are not readily available, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the General Partner’s fair value determinations may differ materially from the values that would have resulted if a ready market had existed.

During periods of market uncertainty and volatility, accurate valuations may be even more difficult to obtain. This is particularly true during periods of low transaction volume because there are fewer market transactions that can be considered in the context of a valuation. Changes in credit markets can also impact valuations and may have offsetting results when using discounted cash flow analysis for portfolio companies that do not have readily observable market prices. For example, if applicable interest rates rise, then the assumed cost of capital for portfolio companies would be expected to increase under the discounted cash flow analysis, and this effect would negatively impact their valuations if not offset by other factors. Rising U.S. interest rates may also negatively impact certain foreign currencies that depend on foreign capital flows.

In addition, Unitholders would be adversely affected by a higher Management Fee and by higher Performance Participation Allocations if the Fund’s NAV is overstated. Due to a wide variety of market factors and the nature of certain Portfolio Companies to be held by the Fund, there is no guarantee that the value determined by the Fund will represent the value that will be realized by the Fund on a realization of the value of a Portfolio Company or that would, in fact, be realized upon an immediate disposition of the Portfolio Companies. See also “—Valuation.”

Further, in connection with each subscription or repurchase of Units, a Unitholder will receive an amount of Units or cash, respectively, at a price that reflects the Fund’s most recent calculated NAV (which generally will be the Fund’s NAV as determined as of the last day of the immediately preceding calendar month). There is no requirement, and it is not anticipated, that a new valuation will be made in connection with any such purchase and related issuance of Units and, as a result, the price paid for Units may not accurately reflect the current NAV at the time of issuance.

Any discrepancy between the NAV of the Fund used in connection with the repurchase or issuance and the actual NAV of the Fund as of the date of such repurchase or issuance may have an adverse effect on the Unitholder from whom Units are repurchased, the Unitholder to whom Units are issued or the Fund as a whole, as applicable. Any such discrepancy may also lead the Fund to dispose of more Portfolio Companies than necessary, and potentially at less advantageous prices. For example, in the event the Fund were to liquidate certain of its holdings in order to satisfy repurchase requests based on a determination of NAV of the Fund used in connection with the repurchase that in retrospect turns out to be higher than the actual NAV of the Fund as of the repurchase date, a repurchasing Unitholder requesting to repurchase a certain percentage of its Units may receive a greater amount of repurchase proceeds than the repurchase proceeds it should have received in respect of such repurchase, thereby adversely affecting remaining Unitholders and the ability of the Fund to employ the excess amounts paid out for the Portfolio Companies of the Fund or other cash needs. If the Fund were to borrow amounts to satisfy such repurchase request, the amounts borrowed might be higher than the amounts the Fund would have borrowed had the correct NAV been used to calculate repurchase proceeds, and such higher borrowing may have an adverse effect on the remaining Unitholders. In addition, if a new purchase of Units by a new Unitholder is made based on such erroneously high NAV, the number of Units issued to such new Unitholder will be lower than the number of Units it should have received.

Valuation Risks. The valuation methodologies used to value certain of the Fund’s Investments may change over time and have subjective elements. Valuations are subject to determinations, judgements, opinions, and will, in certain circumstances, not be accurate, and other third parties or investors may disagree with such valuations. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuation methodologies may permit reliance on a prior period valuation of particular Investments. Ultimate realization of the value of an Investment depends to a great extent on economic, market and other conditions beyond the General Partner’s control. Accordingly, the carrying value of an Investment may not reflect the price at which such Investment could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. There will be no retroactive adjustment in the valuation of such assets, the net asset value per Unit, the price that the Fund paid to redeem the Fund’s Units, NAV-based fees, fees it paid, directly or indirectly, to the General Partner or amounts allocated to the General Partner to the extent such valuations prove to not accurately reflect the realizable value of the Fund’s Investments or the value as set out in financial statements issued subsequent to such valuation. While the General Partner believes that the NAV calculation methodologies are consistent with standard industry practices, there are other methodologies available to calculate NAV of the Fund (and its constituent entities). For the avoidance of doubt, neither the General Partner nor the Manager are obligated to monitor other Vista Entities’ investments for events that could be expected to have a material impact on any other Vista Entities’ NAV during a quarter.

Changes in Valuations. When the General Partner determines the fair value of Investments, with the assistance of the Manager, it updates the prior valuation by incorporating the latest available financial data for such Investments, as well as any cash flow activity related to the Investments during the relevant period of time. The General Partner will value Investments utilizing the valuation methodology it deems most appropriate and consistent with widely recognized valuation methodologies and market conditions in accordance with the Fund’s Valuation Policy. Accordingly, the NAV per Unit between two valuation dates (the last day of the immediately preceding calendar month) may materially differ as a result of the incorporation of the latest valuations of Investments in the subsequent valuation date. There will be no retroactive adjustment of the NAV per Unit reported for the previous period as a result of these changes in valuation of Investments. Therefore, because a new valuation may differ materially from the prior valuation, the adjustment to take into consideration the new valuation may cause the NAV per Unit to increase or decrease, and such increase or decrease will only occur in the period the adjustment is made.

Monthly NAV Calculations. Monthly NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards. The methods the Fund uses to calculate its monthly NAV, which is the basis for the offering price for its Units offered and the investment value published in customer account statements for its Unitholders, is not prescribed by the rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating monthly NAV, and the Fund’s monthly NAV is not audited by the independent registered public accounting firm. The Fund calculates and publishes the NAV of its Units monthly solely for purposes of establishing the price at which the Fund sells and repurchases its Units, and for publishing the value of each Unitholder’s investment in the Fund on such Unitholder’s customer account statement, and the monthly NAV should not be viewed as a measure of the Fund’s historical or future financial condition or performance. The components and methodology used in calculating the Fund’s monthly NAV may differ from those used by other companies now or in the future. Errors may occur in calculating the Fund’s monthly NAV, which could impact the price at which the Fund sells and repurchases its Units.

Accounting, Disclosure and Regulatory Standards. The Fund intends to use GAAP (as defined below) for the calculation of the Fund’s net asset value for financial reporting purposes, the valuation of the Fund’s Investments and the establishment of the Fund’s audited annual report. However, the calculation of the Fund’s Transactional NAV for purposes of subscriptions, repurchases, calculation of the Management Fee and the Performance Participation Allocation and other purposes described herein (including with respect to the calculation of Organizational, Offering and Operating Expenses (as defined below) and Servicing Fee) shall be made in accordance with the methodology set forth in the Fund’s Valuation Policy, which may differ in certain respects from the methodology required pursuant to GAAP. The Fund’s accounting standards may not correspond to the accounting standards of other underlying entities, resulting in different financial information appearing on their respective financial statements. Information available to Unitholders in the Fund’s audited annual reports on Form 10-K may differ from information available in the financial statements of underlying entities, including operations, financial results, capitalization and financial obligations, earnings and securities. Accounting, financial, auditing and other reporting standards, and practices and disclosure requirements in foreign countries that are not equivalent to U.S. GAAP may differ in fundamental ways from one another, including in areas such as valuation of assets, deferred taxation, contingent liabilities and foreign exchange transactions. Accordingly, information may be available to us that is not consistent with GAAP, including both general economic and commercial information and information concerning specific Investments, and such information may be less reliable and less detailed than information available in more financially sophisticated countries. For example, assets and profits appearing on the financial statements of a company (including, for example, a Chinese company) may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with GAAP. Reliance on such information could adversely impact, among other things, the General Partner’s and/or Manager’s due diligence activities (prior to making such investment) and reporting activities, and as a result, less information may be available to Unitholders. Even for financial statements prepared in accordance with GAAP, the accounting entries and adjustments may not reflect economic reality and actual value.

In addition, when making Investments in less developed countries, the Fund may not have access to all available information to determine fully the origination and underwriting practices utilized for the Investment or the manner in which the target company has been serviced and/or operated. As a result, the General Partner’s and/or Manager’s due diligence activities may provide less information than due diligence reviews conducted in more developed countries. Although the Fund will endeavor to conduct appropriate due diligence in connection with each Investment, in the case of Investments in less developed countries, no guarantee can be given that it will obtain the information or assurances that an investor in a more sophisticated economy would obtain before proceeding with an Investment.

Furthermore, for a company that keeps accounting records in a currency other than U.S. dollars, inflation accounting rules in certain markets require, for both tax and accounting purposes, that certain assets and liabilities be restated on the company’s balance sheet in order to express items in terms of a currency of constant purchasing power. As a result, financial data of prospective investments may be materially affected by restatements for inflation and may not accurately reflect actual value. Accordingly, the Fund’s ability to conduct due diligence in connection with an investment and to monitor the investment may be adversely affected by these factors.

No Knowledge of Purchase Price. Prospective Unitholders will not know the NAV per Unit of their investment until after their subscription has been accepted. Prospective Unitholders will be required to subscribe for a dollar amount, and the number of Units that such Unitholder receives will subsequently be determined based on the Fund’s NAV per Unit as of the end of the month immediately before such prospective Unitholder’s subscription is accepted by the Fund (e.g., a subscription for Units accepted by the Fund on September 1 of a calendar year will be based upon the NAV as of August 31 of that year, which NAV will generally not be available until around September 30 of that year). Prospective Unitholders will learn of such NAV and the corresponding number of Units represented by their subscription after the Fund publishes the NAV per Unit.

Suspension of the NAV. A suspension of the NAV of the Fund may occur under the circumstances set forth in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of NAV—Suspension of NAV” and would suspend subscriptions, redemptions and conversions to the Fund. While the suspension of the NAV at the level of the Fund is expected to be temporary, there can be no assurance that such suspension will not become permanent if the grounds for such suspension continue to persist. A temporary or permanent suspension of the Fund’s NAV could have a material adverse effect on the performance of the Fund, the Fund’s ability to raise capital and the ability of the Fund to achieve its investment objectives.

In-Kind Remuneration. The General Partner or its Recipient may elect to receive the Performance Participation Allocation in the form of Class V Units and/or shares or units of any Lower Fund, and the Manager (including any sub-investment manager, as applicable) may elect to receive the Management Fee and/or Expense Support Reimbursement in the form of Class V Units and/or shares or units of any Lower Fund. Additionally, the General Partner or its Recipient may elect to be issued Class V Units in exchange for the contribution of Warehoused Assets. Any of the foregoing issuances of units may have a dilutive effect in respect of Investors in the Fund. Redemptions of any Class V Units, units or shares used to satisfy the Management Fee, Performance Participation Allocation, Expense Support Reimbursement or contribution of Warehoused Assets are not subject to the Repurchase Program or the Early Redemption Deduction.

LEGAL AND REGULATORY RISKS

Parallel Fund and Feeder Funds (other than the Feeder). If it considers appropriate for any legal, tax, regulatory, accounting, compliance, structuring, policy and/or other considerations of the Fund or of certain current or prospective Unitholders, the General Partner may, in its sole discretion, establish one or more Parallel Funds to invest alongside the Fund and/or Feeder Funds to invest through the Fund. The costs and expenses associated with the organization and operation of any such Parallel Fund may be apportioned to, and borne solely by, the investors participating in such Parallel Fund or be allocated among the Fund and any Parallel Funds or Feeder Funds as determined by the General Partner in its reasonable discretion. As a result of the legal, tax, regulatory, accounting, compliance, structuring, policy and/or other considerations mentioned above, the terms of such Parallel Funds or Feeder Funds may differ substantially from those of the Feeder. In particular, such differences may cause Parallel Funds or Feeder Funds to subscribe at a different NAV per unit in the Fund or the Aggregators than the Feeder.

If it considers it appropriate for any legal, tax, regulatory, accounting, compliance, structuring, policy and/or other considerations, the General Partner may, in its sole discretion, establish and introduce one or more additional intermediate vehicles through which the Fund and/or any Parallel Funds shall invest in the Aggregators. As a result of the legal, tax, regulatory, accounting, compliance, structuring, policy and/or other considerations mentioned above, the terms of such intermediate vehicles may differ substantially from those of the Feeder.

Asset Manager in Certain Jurisdictions. Certain local regulatory controls and tax considerations may cause the Fund to appoint one or more third parties to manage some or all of the Fund’s Investments in certain jurisdictions. Although typically the General Partner and Manager oversee the operations of the Fund’s Investments, such third parties will be delegated responsibilities and may have influence over the affairs and operations of the applicable Investments. The costs and expenses of any such third-party will be borne by the Fund and will not offset the Management Fee and Performance Participation Allocation.

Investment Company Act of 1940. The Fund will not be subject to the provisions of the 1940 Act and the Fund and the Feeder currently intend to rely upon the exclusion from the definition of “investment company” set out in Section 3(c)(7) of the 1940 Act. Reliance on Section 3(c)(7) of the 1940 Act requires, among other things, that each purchaser be a “qualified purchaser.” A “qualified purchaser,” as such term is defined in the 1940 Act, including the rules and regulations thereunder, includes a natural person who owns not less than $5 million in investments or a company, acting for its own account or the accounts of other qualified purchasers, that owns and invests on a discretionary basis not less than $25 million in investments, and certain trusts. The Subscription Agreements and the Fund LPA will contain representations and restrictions on transfer designed to assure that the foregoing conditions are met.

While not currently expected, in light of the Fund’s perpetual structure, in the future the General Partner may determine in its sole discretion for the Fund and the Feeder to seek to rely on a different exclusion from the definition of “investment company” under the 1940 Act, to register as an investment company under the 1940 Act or elect to be regulated as a business development company under the 1940 Act. Additionally, if the Fund and the Feeder were to rely on a different exclusion from the definition of “investment company” under the 1940 Act, it is possible a change in the value of the Fund’s assets could cause the Fund to fall within the definition of “investment company” inadvertently.

As a result, the Fund may need to structure its holdings and business operations in a different manner, including restricting or limiting the scope of its operations or the types of acquisitions that it may make, modifying its organizational structure and tax treatment, or acquiring or disposing of assets that it might not have otherwise. The Fund may incur additional costs and expenses and be subject to increased regulatory scrutiny as a result of such a change.

Specifically, if the General Partner were to structure the Fund’s holdings and business operations in such a manner that in the future it does not meet the definition of an “investment company” set out in Section 3(a)(1) of the 1940 Act, it is expected that the Fund’s assets would primarily consist of majority-controlled portfolio companies or general partner or co-general partner interests in joint ventures (that in turn hold majority or primary control of portfolio companies). It is expected these joint ventures would generally be alongside other Vista Entities and in cases where the Fund is a co-general partner of the joint venture where another Vista Entity may be the other co-general partner. In such cases the relative economic interests of the co-general partners are expected to vary from joint venture to joint venture and such other Vista Entity may have certain governance rights that do not correspond with their economic interests on a pro rata basis. For additional information, see “Item 1A. Risk Factors—Allocation of Investment Opportunities.”

Any adjustment in the Fund’s business strategy, assets, tax treatment or other matters related to a change in the Fund’s treatment under the 1940 Act could negatively impact the value of the Units.

Complex Regulations. Complex regulations may limit the Fund’s ability to raise capital, increase the costs of its capital raising activities and may subject it to penalties. The Fund may rely on exemptions or exclusions in the United States from various requirements of the Securities Act, the 1940 Act and ERISA in conducting its business, which may also change from time to time, subject to certain limitations as set forth in the Fund LPA. These exemptions and exclusions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom the Fund does not control. If for any reason these exemptions or exclusions were to become unavailable to the Fund, it could become subject to additional restrictive and costly registration requirements, regulatory action or third-party claims and its business could be materially and adversely affected. For example, in offering and selling its Units to investors, the Fund intends to rely on private placement exemptions from registration under the Securities Act, including Rule 506 of Regulation D. However, Rule 506 becomes unavailable to issuers (including the Fund) if the issuer or any of its “covered persons” (certain officers and directors and also certain third parties including, among others, promoters, placement agents and beneficial owners of 20% of outstanding voting securities of the issuer) has been the subject of a “disqualifying event,” which includes a variety of criminal, regulatory and civil matters (so-called “bad actor” disqualification). If the Fund or any of the covered persons associated with the Fund are subject to a disqualifying event, the Fund could lose the ability to raise capital in a Rule 506 private offering for a significant period of time, which could significantly impair its ability to raise new funds, and, therefore, could materially and adversely affect its business, results of operations and financial condition. In addition, if certain of the Fund’s employees or any potential significant investor has been the subject of a disqualifying event, the Fund could be required to reassign or terminate such an employee or the Fund could be required to refuse the investment of such an investor, which could impair its relationships with investors, harm its reputation or make it more difficult to raise new funds.

The U.S. Dodd-Frank Act. The Fund’s ability to achieve its investment objectives, as well as the ability of Vista to conduct its operations, is based on laws and regulations which are subject to change through legislative, judicial or administrative action and could be adversely affected by future legislative, judicial or administrative action.

There has been significant discussion recently regarding enhanced governmental scrutiny and increased regulation of the private investment fund and financial services industries. In the aftermath of the global financial crisis in 2008, there have been unprecedented legislative and regulatory actions taken by numerous governments and their agencies. This enhanced oversight and regulation, and the need for additional rule-making by various governmental bodies, has created uncertainty in the financial markets, including the private fund industry. Many of the regulators to which the Fund, the

General Partner, the Manager or their respective affiliates are expected to be subject globally, including governmental agencies and self-regulatory organizations, are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of applicable licenses or members. Even if an investigation or proceeding did not result in a sanction or the sanction imposed against the Fund, the General Partner, the Manager or their respective affiliates were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm the Fund, the General Partner, the Manager or their respective affiliates’ reputations, which may adversely affect the Fund’s investment performance by hindering its ability to obtain favorable financing or consummate a potentially profitable investment.

The U.S. Dodd-Frank Act, which was enacted on July 21, 2010, significantly revised and expanded the rulemaking, supervisory and enforcement authority of U.S. federal bank, securities and commodities regulators. While regulators have implemented some rules, it remains unclear how these regulators will continue to exercise these revised and expanded powers and the extent to which their rulemaking, supervisory or enforcement actions will adversely affect the Fund.

The Dodd-Frank Act also establishes a general framework for systemic regulation. The full scope of such regime, and its application to investment advisers to private funds, such as Vista, will remain unclear until all the implementing regulations are developed and enacted. There can be no assurance that future regulatory actions authorized by the Dodd-Frank Act will not adversely affect the Fund.

A key feature of the Dodd-Frank Act is the extension of prudential regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to financial institutions that are not currently subject to such regulation but that potentially pose risk to the financial system. The Dodd-Frank Act defines a “nonbank financial company” as a company that is substantially engaged in activities that are financial in nature and provides the Federal Reserve with the authority to determine which of such companies are “significant”. The U.S. Financial Stability Oversight Council (the “FSOC”) (an interagency body created to monitor and address systemic risk) has the authority to subject such a company to regulation by the Federal Reserve (including capital, leverage and liquidity regulation) if the FSOC determines that material financial distress at the company would pose a threat to the financial stability of the United States. The Dodd-Frank Act does not contain any minimum size requirements for such a designation and it is possible that it could be applied to large private funds or that FSOC could seek to regulate activities of such funds. The Dodd-Frank Act also imposes a number of restrictions on the relationship and activities of banking organizations with private equity and hedge funds and other provisions that will affect the alternative asset management industry, either directly or indirectly. The Dodd-Frank Act, as well as future related legislation, may have an adverse effect on the alternative asset management industry generally and on Vista or the Fund, specifically.

Regulation and Enforcement. The regulatory environment for private investment funds is evolving, and changes in the regulation of private investment funds may adversely affect the value of investments held by the Fund and the ability of the Fund to effectively employ its investment strategies. Increased scrutiny and potential legislation applicable to private investment funds and their sponsors may also impose significant administrative burdens on Vista and may divert time and attention from portfolio management activities. In addition to, and in particular in light of, the changing global regulatory climate, the Manager, the General Partner and/or the Fund may be required to register under certain foreign laws and regulations, and need to engage distributors or other agents in certain non-U.S. jurisdictions in order to market interests to potential investors. The effect of any future regulatory change(s) on the Fund could be substantial and adverse. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action.

In addition to the risks regarding regulatory approvals, it should be noted that government counterparties or agencies may have rights and remedies under applicable law in addition to any contractual rights they may have. A Portfolio Company or project also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. Governments have considerable discretion in implementing regulations, including, for example, the possible imposition or increase of taxes on income earned by a Portfolio Company or gains recognized by the Fund on its investment in such Portfolio Company, that could impact a Portfolio Company’s business as well as the Fund’s return on investment with respect to such Portfolio Company. Portfolio Companies will be subject to the antitrust and competition rules that apply in those countries or regions in which they do business. Failure to comply with those rules could expose the infringing company to sanctions or penalties including fines and civil damage actions. In some situations, private equity sponsors could be held jointly and severally liable for any sanctions or penalties imposed on a current or previously-owned portfolio company for breach of the applicable antitrust rules. In recent years, there have been governmental investigations and lawsuits over whether certain club deals or consortium bids constituted an illegal attempt to collude and drive down the prices of acquisitions. Consortium bids are deals in which two or more unaffiliated entities either provide equity financing or divide the target business being acquired. These transactions can range in size from the large private equity club deals in which the target remains intact to much smaller deals in which a target is broken up and sold to multiple strategic buyers. Private equity firms that engage in potentially anti-competitive practices in an otherwise permissible and lawful club deal could be liable for monetary damages to former shareholders of target companies and be subject to U.S. Department of Justice investigation and civil and criminal prosecution resulting in fines. There can be no assurance that the Fund will not be subject to third-party litigation and/or investigations involving consortium bids.

In light of the heightened regulatory environment in which Vista operates and the ever-increasing regulations applicable to private investment funds and their investment advisers, it has become increasingly expensive and time-consuming for Vista and its affiliates to comply with such regulatory reporting and compliance-related obligations. Any further increases in the regulations applicable to private investment funds generally or the Fund, the General Partner or the Manager in particular may result in increased expenses associated with the Fund’s activities and additional resources of Vista being devoted to such regulatory reporting and compliance-related obligations, which may reduce overall returns for investors in the Fund or have an adverse effect on the ability of the Fund to effectively achieve its investment objective. Increased reporting, registration and compliance requirements may divert the attention of personnel and the management teams of the General Partner and the Manager, and may furthermore place the Fund at a competitive disadvantage to the extent that Vista is required to disclose sensitive business information.

Additional regulation could also increase the risks of third-party litigation. The transactional nature of the business of the Fund exposes the Fund, the General Partner and the Manager generally to this risk of third-party litigation. Vista and its related affiliates have been subject, historically, to such litigation. Under the Fund LPA, the Fund will generally be responsible for indemnifying the General Partner, the Manager and related parties for costs they may incur with respect to such litigation not covered by insurance. See “Item 12. Indemnification of Directors and Officers.”

Enhanced Scrutiny and Potential Regulation of the Private Equity Industry. The Fund’s ability to achieve their investment objectives, as well as the ability of Vista to conduct its operations, is based on laws and regulations, which are subject to change through legislative, judicial, or administrative action and could be adversely affected by future legislative, judicial, or administrative action.

There has been significant discussion recently regarding enhanced governmental scrutiny and increased regulation of the private investment fund and financial services industries. In the aftermath of the global financial crisis in 2008, there have been unprecedented legislative and regulatory actions taken by numerous governments and their agencies. This enhanced oversight and regulation, and the need for additional rulemaking by various governmental bodies, has created uncertainty in the financial markets, including the private fund industry. Many of the regulators to which the Fund, the General Partner, Vista, or their respective affiliates are expected to be subject globally, including governmental agencies and self-regulatory organizations, are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of applicable licenses or members. Even if an investigation or proceeding did not result in a sanction or the sanction imposed against any of the Fund, the General Partner, Vista or their respective affiliates were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm the Fund, the General Partner, Vista or their respective affiliates’ reputations, which may adversely affect the Fund’s investment performance by hindering its ability to obtain favorable financing or consummate a potentially profitable investment. In light of the heightened regulatory environment in which Vista operates and the ever-increasing regulations applicable to private investment funds and their investment advisers, it has become increasingly expensive and time-consuming for Vista and its affiliates to comply with such regulatory reporting and compliance-related obligations. Any further increases in the regulations applicable to private investment funds generally or the Fund, the General Partner or Vista in particular may result in increased expenses associated with the Fund’s activities and additional resources of Vista being devoted to such regulatory reporting and compliance-related obligations, which may reduce overall returns for investors in the Fund or have an adverse effect on the ability of the Fund to effectively achieve its investment objectives. Increased reporting, registration and compliance requirements may divert the attention of personnel and the management teams of the General Partner and may furthermore place the Fund at a competitive disadvantage to the extent that Vista is required to disclose sensitive business information.

Additionally, the SEC has proposed and enacted significant rules that will impact the business of Vista and the Fund. In particular, the SEC has adopted a number of new rules that impose significant changes on private fund advisers and their management of private funds, and the SEC is expected to propose and/or adopt additional rules in the future. Such current and future rulemaking is expected to materially impact Vista and its affiliates, the Fund and/or its investments. In addition, the Fund is expected to bear significant increased costs as a result of such enacted and proposed rules, including costs related to investor reporting and disclosures. Significant time and resources are expected to be required to comply with the new regulations, which potentially will detract from the time and resources dedicated to the Fund. Certain rules are or may become subject to legal challenge from private fund industry groups and others, and to the extent such legal challenges are successful, investors will not be afforded some or all of the protections provided by these rules.

SEC Examinations and Investigations. There can be no assurance that the Fund, the General Partner, the Manager, Vista or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future. Recent SEC enforcement actions and settlements involving U.S.-based private fund advisers have involved a number of issues, including, among others, failure to update Form ADV to report delivery of audited financial statements and the undisclosed (or insufficient disclosure of) allocation of fees, costs and expenses, including those related to co-investment transactions (i.e., the allocation of deal expenses). Although Vista believes certain practices related to the foregoing and other general practices have been common historically among private fund advisers within the U.S. private funds industry, if the SEC or any other governmental authority, regulatory agency or similar body were to take issue with past or future practices of Vista, then Vista and/or such affiliates may be at risk for regulatory sanction. Even if an investigation or proceeding did not result in a sanction or the sanctions imposed against Vista were small in monetary amount, the Fund, the General Partner, Vista or their respective affiliates may be subject to adverse publicity relating to the investigation, proceeding or imposition of any such sanction. Any such investigations could be costly, distracting and/or time consuming for Vista management. There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), or change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

In December 2022, the SEC informed Vista that it was conducting a non-public, fact-finding investigation concerning trading in the shares of a U.S. public company. The SEC has stated that the existence of this matter should not be construed as an indication that any violation of law has occurred. Vista is cooperating fully with the SEC on this matter. Vista does not believe the matter to be material to Vista or any Vista Entity.

Cyber Security and Data Protection Laws and Regulations. The Manager, the General Partner, the Fund and/or its Portfolio Companies, and/or each of their affiliates, may be subject to laws and regulations related to privacy, data protection and information security in the jurisdictions in which they do business (collectively, the “Data Protection Legislation”). Compliance with the applicable Data Protection Legislation may require adhering to stringent legal and operational obligations and therefore the dedication of substantial time and financial resources which may increase over time.

Failure to comply with the applicable Data Protection Legislation may lead to fines, other enforcement actions or reputational damage. For example, failure to comply with the European Union’s and United Kingdom’s General Data Protection Regulation (the “GDPR”), could attract regulatory penalties up to the greater of: (i) €20 million / £17.5 million (as applicable); or (ii) 4% of an entire group’s total annual worldwide turnover, as well as the possibility of other enforcement actions (such as suspension of processing activities and audits), and liabilities from third-party claims.

The United States operations of the Manager, the General Partner, the Fund and/or its Portfolio Companies, and/or each of their affiliates, in particular will be impacted by a growing movement to adopt comprehensive privacy and data protection laws similar to the GDPR, where such laws focus on privacy as an individual right in general. For example, California passed the California Consumer Privacy Act of 2018, as amended (the

“CCPA”), which took effect on January 1, 2020. The CCPA generally applies to businesses that collect personal information about California consumers and meet certain thresholds with respect to revenue or processing of consumers’ personal information. The CCPA imposes stringent legal and operational obligations on such businesses as well as certain affiliated entities that share common branding. Additionally, California voters passed the California Privacy Rights Act of 2020 (the “CPRA”) to amend and extend the protections of the CCPA, which went into effect on January 1, 2023. The CPRA provides consumers with additional rights with respect to their personal information and established a new state agency focused on enforcement (the CCPA was previously only enforceable by the California Attorney General). Violations of the CCPA (as amended by the CPRA) may result in civil penalties ranging from $2,500 to $7,500 per violation, and the CCPA (as amended by the CPRA) also provides consumers with a private right of action for certain data breaches.

Other jurisdictions, including other states in the United States, have either passed, proposed or are considering similar laws and regulations to the CCPA and GDPR, which could impose similarly significant costs, potential liabilities and operational and legal obligations. Such laws and regulations are expected to vary from jurisdiction to jurisdiction, thus increasing costs, operational and legal burdens, and the potential for significant liability on regulated entities.

Electronic Delivery of Certain Documents. Pursuant to the Fund LPA, each Unitholder will consent to electronic delivery (including email or posting on the Fund’s intranet website or other internet service of (i) any notices or communications required or contemplated to be delivered to the Unitholder by the General Partner, pursuant to applicable law or regulation, at the option of the person making such delivery and (ii) any notices, requests, demands or consents or other communications and any financial statements, reports, schedules, certificates or opinions required to be provided to the Unitholders pursuant to the Fund LPA or under any other agreement that may be applicable to a Unitholder’s investment in the Fund. There are certain risks (e.g., slow downloading time and system outages) associated with electronic delivery. Moreover, the General Partner cannot provide any assurance that these communication methods are secure and will not be responsible for any computer viruses, problems or malfunctions resulting from any computer viruses or related problems that may be associated with the use of an internet-based system.

Laws and Regulations Governing the Internet. The future success of many, if not all, portfolio companies, will depend upon the continued use of the Internet as a primary medium for commerce, communication and business services. Changes in laws and regulations, including recent developments in case law (including for example, the Supreme Court of the United States decision in South Dakota v. Wayfair, Inc., 138 S. Ct. 2080 (2018)) related to the Internet or changes in the infrastructure of the Internet itself may diminish the demand for portfolio companies’ products, including software solutions. U.S. federal, U.S. state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws and regulations affecting the use of the Internet as a commercial medium. Portfolio Companies may be required to modify their products in compliance with or in response to such changes in laws and regulations. Also, domestic and foreign government bodies and agencies and private organizations may begin to impose taxes, fees or other charges for accessing the Internet or for the commerce conducted via the Internet. Such charges and regimes could limit the growth of Internet-related commerce or communications generally, reduce demand for Internet-based products and business services.

Governmental Export and Import Controls. Companies may be subject to U.S. and other jurisdictions’ export controls for software and for incorporating encryption technology into any customer service platforms enabled through mobile applications. Such products incorporating encryption technology may only be exported with the required export authorizations, including by license, a license exception or other appropriate government authorizations. Also, various countries regulate the import of certain encryption technology, including through import permitting and licensing requirements, and have enacted laws that could limit the ability of companies to offer or distribute their products. Further, U.S. and other jurisdictions’ export control laws and economic sanctions prohibit the shipment of certain products and services to countries, governments and persons targeted by economic sanctions. Such governmental export and import controls could negatively impact Vista and the Fund by impairing the abilities of Portfolio Companies to compete in international markets or subject them to liability for violations, including possible civil and criminal penalties and repercussions.

Proprietary Rights. Many target portfolio companies rely on a combination of patent, copyright, trademark and trade secret protection and non-disclosure agreements to establish and protect proprietary rights. There can be no assurance that the Fund or a Portfolio Company will be able to protect these rights or will have the financial resources to do so, or that competitors will not develop technologies substantially equivalent or superior to a company’s technologies. While piracy adversely affects Portfolio Company revenue, the impact on revenue from outside the U.S. is significant, particularly in countries where laws are less protective of intellectual property rights. The absence of harmonized patent laws makes it more difficult to ensure consistent respect for patent rights. Reductions in the legal protection for software intellectual property rights could adversely affect portfolio companies.

Third-party Infringement Claims. The Fund (or an affiliate thereof) or a Portfolio Company may receive notices from others claiming the Fund (or an affiliate thereof) or such Portfolio Company has infringed their intellectual property rights. The number of these claims may grow because of constant technological change in the software industry, increased user-generated content, the extensive patent coverage of existing technologies, and the rapid rate of issuance of new patents. Additionally, portfolio companies may use “open source” software in their products or may use such software in the future. Such open-source software is generally licensed by its authors or other third- parties under open-source licenses. Licensing authors or third-parties may allege that a Portfolio Company has not complied with the conditions of one or more of these licenses. To resolve these and other intellectual property infringement claims, the Fund and/or Portfolio Companies may enter into royalty and licensing agreements on terms that are less favorable than currently available, stop selling or redesign affected products, or pay damages to satisfy indemnification commitments with customers. These outcomes may cause operating margins to decline. In addition to money damages, in some jurisdictions plaintiffs can seek injunctive relief that may limit or prevent importing, marketing and selling products that have infringing technologies. In some countries, such as Germany, an injunction can be issued before the parties have fully litigated the validity of the underlying patents.

Software Code Protection. The development and protection of source code is critical to many businesses in the technology industry. If an unauthorized disclosure of a significant portion of a Portfolio Company’s source code occurs, such Portfolio Company could potentially lose future trade secret protection for such source code. The loss of trade secret protection could make it easier for others to compete with such Portfolio Company’s products by copying their functionality, which could adversely affect such Portfolio Company’s revenue and operating margins. Unauthorized disclosure of source code could also increase security risks (e.g., viruses, worms, and other malicious software programs that attack a Portfolio Company’s products and services). Costs for remediating the unauthorized disclosure of source code and other cyber-security breaches potentially include those related to increased protection, reputational damage, loss of market share, liability for stolen assets or information and repairs to damaged systems. Remediation costs could also include incentives offered to maintain a Portfolio Company’s business and/or customer relationships following a security breach.

Foreign Investment Controls. Foreign investment in securities of companies in certain non-U.S. countries in which the Fund may invest is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment above certain ownership levels or in certain sectors of such country’s economy and increase the costs and expenses of the Fund. While regulation of foreign investment has generally liberalized in recent years throughout much of the world, there can be no assurance that more restrictive regulations will not be adopted in the future. Such non-U.S. countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales by foreign investors and foreign currency. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital interests and dividends paid on securities held by the Fund, and income on such securities or gains from the disposition of such securities may be subject to withholding taxes imposed by certain countries where the Fund invests or in other jurisdictions.

Registration under the U.S. Commodity Exchange Act. Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or as a “commodity trading advisor” or any change in the Fund’s operations necessary to maintain the General Partner’s ability to rely upon the exemptions from registration as described in “Item 1(c). Description of Business—Regulatory, Tax and ERISA Considerations—Commodity Exchange Act,” could adversely affect the Fund’s ability to implement its investment program, conduct its operations and/or achieve its objectives and subject the Fund to certain additional costs, expenses and administrative burdens. Furthermore, any determination by the General Partner to cease or to limit investing in interests which may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on the Fund’s ability to implement its investment objectives and to hedge risks associated with its operations.

CFTC Position Limits. Under the CFTC rules on position limits with respect to futures, swaps and certain other contracts on or linked to certain physical commodities, the positions in such contracts held by all Portfolio Companies in which the Fund owns a 10% or more equity interest may be aggregated in applying such position limits if certain trading information barrier and other requirements are not met. Position limits will not apply with respect to such positions held by a Portfolio Company that are bona fide hedging transactions defined under the CFTC rules. However, the definition of bona fide hedging transaction for this purpose is very narrow and, therefore, all or some of such positions held by portfolio companies for hedging reasons may not be treated as bona fide hedging transactions for purposes of the position limit calculation. In the event that the aggregate positions in a particular physical commodity were to exceed the level prescribed under the CFTC rules, one or more Portfolio Companies holding the relevant positions may be required to use other contracts or instruments for hedging purposes and such other contracts or instruments may be less efficient or more costly than the relevant futures or swap contracts. It is also possible that one or more such Portfolio Companies may not be able to hedge the relevant price volatility and other risk arising from the relevant physical commodity at all and may accordingly be exposed to such risk in its business operation.

Pay-to-Play Laws, Regulations and Policies. A number of U.S. states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with such state entities, including those seeking investments by public retirement funds. The SEC has adopted a rule that, among other things, prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates. If Vista, the General Partner, any of their employees or affiliates or any service provider acting on their behalf, fails to comply with such laws, regulations or policies, such non-compliance could have an adverse effect on the Fund.

Anti-Corruption Laws & Anti-Boycott Considerations. Vista and the Fund are committed to complying with all aspects of the U.S. Foreign Corrupt Practices Act (“FCPA”), the UK Bribery Act (“UKBA”) and other anti-corruption and anti-bribery laws and regulations, as well as anti-boycott regulations administered and enforced by the U.S. Department of Commerce and the IRS, to which they are subject. As a result, the Fund may be adversely affected or miss out on opportunities because of the Fund’s or Vista’s unwillingness to participate in transactions that potentially violate such laws and regulations. Such laws and regulations may make it difficult in certain circumstances for the Fund to act successfully on investment opportunities and for Portfolio Companies to obtain or retain business.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In particular, U.S. regulators recently have been focused on private equity firms and their compliance with the FCPA. In addition, the United Kingdom (the “UK”) has significantly expanded the reach of its anti-bribery laws. The UK government passed into law the UKBA in 2010. The UKBA criminalizes both the bribery of foreign public officials and commercial bribery. The UKBA also makes provision for a strict liability corporate offense of failing to prevent bribery committed by employees or third-parties associated with a company. The corporate offense applies to any organization which carries on business or part of a business in the UK. The corporate offense is subject to an affirmative defense which is engaged if a company can show that it had in place adequate procedures to prevent bribery committed on its behalf.

While Vista has developed and implemented policies and procedures reasonably designed to ensure compliance by Vista and its personnel, including third-parties engaged by Vista, with the FCPA and the UKBA, such policies and procedures may not be effective in all instances to prevent violations. In addition, in spite of Vista’s policies and procedures, affiliates and portfolio companies, particularly in cases where the Fund or another Vista sponsored fund or vehicle does not control such portfolio company, may engage in activities that could result in FCPA and/or UKBA violations. Any determination that Vista or the Fund has violated the FCPA, the UKBA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and/or a general loss of investor confidence, any one of which could adversely affect Vista’s business prospects and/or financial position, as well as the Fund’s ability to achieve its investment objective and/or conduct its operations. Moreover, any determination that a portfolio company has violated the FCPA, the UKBA or other applicable anti-corruption laws or anti-bribery laws could adversely affect the performance of such company and may result in negative publicity and loss of investor confidence for Vista and the Fund.

The Fund, the General Partner and Vista shall have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by any subscriber as a result of actions taken as deemed necessary by the Fund, the General Partner or Vista for compliance with anti-corruption and anti-bribery laws and regulations or compliance with anti-boycott laws and regulations.

Anti-Money Laundering and Anti-Terrorism Measures. In order to ensure compliance with applicable laws and regulations aimed at the prevention of money laundering and the countering of terrorist and proliferation financing the Fund is required to adopt and maintain procedures, and may require prospective investors (i.e., a subscriber for or a transferee of interests in the Fund) to provide evidence to verify their identity, the identity of their beneficial owners/controllers (where applicable) and source of funds and provide evidence that they maintain appropriate anti-money laundering policies and procedures. Where permitted, and subject to certain conditions, the General Partner may rely upon a suitable person for the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) or otherwise delegate the maintenance of such procedures to a suitable person (the “Relevant AML Person”).

Accordingly, the General Partner, or the Relevant AML Person on the General Partner’s behalf, reserve the right to request such information as considered necessary to verify the identity of a prospective investor (i.e., a subscriber for or a transferee of interests in the Fund), the identity of their beneficial owners/controllers (where applicable), and their source of subscription funds. Where the circumstances permit, the General Partner, or the Relevant AML Person on the General Partner’s behalf, may be satisfied that full due diligence may not be required at subscription where an applicable legal exemption applies under applicable law. However, in such circumstances, the General Partner, or the Relevant AML Person on the General Partner’s behalf, may require detailed verification information prior to the payment of any proceeds in respect of, or any transfer of, an interest in the Fund.

The General Partner, or the Relevant AML Person on the General Partner’s behalf, may refuse to accept any subscription application, or if the application has already occurred, may suspend or redeem the interest, if a prospective investor delays in producing or fails to produce any information required by the General Partner or the Relevant AML Person on the General Partner’s behalf for the purpose of verification and, in that event, to the fullest extent permitted by applicable law, the General Partner intends to return, without interest, any funds received by it to the account from which the funds were originally debited. Vista and the Fund could be or become subject to certain anti-money laundering and customer identification regulations promulgated pursuant to applicable anti-money laundering laws and regulations. Vista and the Fund will take such steps as they deem reasonably necessary to comply with any such applicable anti-money laundering regulations, as well as anti-money laundering regulations and policies of financial institutions, service providers or others providing financing or other services to Vista and the Fund. Such steps could include obtaining additional information with respect to the identity of investors and their beneficial owners, if any, and the source of an investor’s funds. Vista or the Fund could from time to time be obligated to file reports with regulatory authorities in various jurisdictions with regard to, among other things, the identity of the Fund’s Unitholders. The Fund and its affiliates may be required to remit certain information in filings to FinCEN pursuant to the Corporate Transparency Act, which became effective January 1, 2024. The Fund may be required to incur professional fees and costs in order to come into compliance with new or newly-applicable anti-money laundering laws and regulations in the future, including FinCEN’s recently issued final rule, effective January 1, 2026, which includes certain investment advisers in the definition of “financial institution” under the Bank Secrecy Act (“BSA”), prescribes minimum standards for anti-money laundering/countering the financing of terrorism (AML/CFT) programs to be established by certain investment advisers, requires certain investment advisers to report suspicious activity to FinCEN pursuant to the BSA, and makes several other related changes to FinCEN regulations.

Economic Sanction Laws. The Fund is subject to laws that restrict it from dealing with certain entities, individuals, organizations, industry sectors, securities and/or governments which are subject to applicable sanctions regimes. Enforcement of economic and trade sanctions laws in the U.S., UK, EU, and other countries is increasing, and the failure by Vista, the Fund, the General Partner, or Portfolio Companies to comply with U.S., UK, EU, or other relevant economic sanctions could have serious legal and reputational consequences. Sanctions and related laws of different jurisdictions in which the Fund makes investments could also conflict with one another, such that compliance with all applicable laws would be difficult or impossible. In addition, sanctions restrictions may prevent or delay consummation of an investment based on the need for enhanced due diligence or additional measures to mitigate sanctions risks, which may include causing the investment or prospective Portfolio Company to terminate business that may violate sanctions that will become applicable to the Portfolio Company because of its affiliation with the Fund. Changes in applicable sanctions in the future may cause the Fund or a Portfolio Company to terminate or wind-up certain business activities, including on terms that may be economically unfavorable to the Fund or such Portfolio Company.

The Fund will require that each prospective Unitholder represent and warrant, on a continuing basis, that it is not, and that to the best of its knowledge or belief its beneficial owners, controllers, authorized persons or agents (“Related Persons”) (if any) are not; (i) named on any list of sanctioned entities or individuals maintained by the U.S. government, including the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or pursuant to EU and/or UK Regulations, (ii) operationally based or domiciled in a country or territory in relation to which sanctions imposed by the United Nations, OFAC, the EU and/or the UK apply, or (iii) otherwise subject to sanctions imposed by the United Nations, OFAC, the EU and/or the UK (collectively, a “Sanctions Subject”).

Where a Unitholder or a Related Person is or becomes a Sanctions Subject, the Fund may be required immediately and without notice to such Unitholder to cease any further dealings with the Unitholder and/or the Unitholder’s interest in the Fund until the Unitholder ceases to be a Sanctions Subject, or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”). In the case of a Sanctioned Persons Event, the General Partner will have the sole discretion to determine the resolution, remedy and manner of compliance of the Fund with applicable laws, including without limitation a “freeze” on distributions and/or mandatory redemption from the relevant Unitholder and reporting to the relevant authorities. Adverse actions by any such authorities, including temporary or permanent stays or holds on the Fund’s activities, could materially and adversely affect the Fund. However, the Fund, the General Partner and Vista shall have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by any subscriber as a result of a Sanctioned Persons Event. See also “—Risks Related to an Investment in the Units—Compulsory Repurchase.”

In addition, should any investment made on behalf of the Fund subsequently become the subject of applicable sanctions, the Fund may immediately and without notice to Unitholders cease any further dealings with that investment until the applicable sanctions are lifted or a license is obtained under applicable law to continue such dealings.

Investments with Third-Parties. The Fund may co-invest with third-parties, thereby acquiring non-controlling interests in certain portfolio companies. The Fund may not have control over these companies and, therefore, may have a limited ability to protect its position therein. Such Investments may involve risks not present in portfolio investments where a third-party is not involved, including the possibility that a third-party partner or co-investor may have financial difficulties resulting in a negative impact on such portfolio investment, may have economic or business interests or goals which are inconsistent with those of the Fund, may cause the investment to be reviewable by the CFIUS or another U.S. or other national security investment clearance regulator, or may be in a position to take action contrary to the Fund’s investment objectives or narrow the array of potential exit strategies for the Fund. In addition, the Fund may in certain circumstances be liable for the actions of its third-party partners or co-investors. In those circumstances where such third-parties involve a management group, such third-parties may receive compensation arrangements relating to such investments, including incentive compensation arrangements.

Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur that may adversely affect the Fund, its Portfolio Companies or Unitholders. For example, from time to time the market for private equity transactions has been adversely affected by a decrease in the availability of senior and subordinated financing for transactions, in part in response to regulatory pressures on providers of financing to reduce or eliminate their exposure to such transactions. The Fund may invest in Portfolio Companies that operate in a highly regulated environment and are subject to extensive legal and regulatory restrictions and limitations and to supervision, examination and enforcement by regulatory authorities. There can be no assurance that any such scrutiny, regulation or focus will not have an adverse impact on the Fund’s activities, including the ability of the Fund to effectively and timely address new rules and regulations or otherwise execute its investment strategy or achieve its investment objectives. In particular, the Fund may be required to incur additional costs and expenses in implementing structural changes in the conduct of its business, including to establish greater substance in certain jurisdictions in which it invests or proposes to invest, and the Fund may also become directly or indirectly subject to additional tax liabilities (for example through restrictions on or denial of the deductibility of interest expenses against taxable profits). The foregoing may make it less attractive or impractical to continue to invest in one or more jurisdictions. New and existing regulations and burdens of regulatory compliance may directly impact the business and results of the operations of, or otherwise have a material adverse effect on, portfolio companies that are subject to regulation. Failure to comply with any of these laws, rules and regulations, some of which are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines, which may have material adverse effects. Additionally, foreign investment in securities of companies in certain of the countries in which the Fund may invest is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment above certain ownership levels or in certain sectors of the country’s economy and increase the costs and expenses of the Fund. While regulation of foreign investment has been liberalized in recent years throughout much of the world, there can be no assurance that more restrictive regulations will not be adopted in the future. Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales by foreign investors and foreign currency. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital interests and dividends paid on securities held by the Fund, and income on such securities or gains from the disposition of such securities may be subject to withholding taxes imposed by certain countries where the Fund invests or in other jurisdictions. Please see “Item 1(c). Description of Business—Regulatory, Tax and ERISA Considerations” for additional information regarding legal, tax and regulatory affairs and related risks.

RISKS RELATED TO THE CURRENT ENVIRONMENT

General Economic and Market Conditions. The private equity industry generally, and the Fund’s investment activities in particular, are affected by general economic and market conditions, as well as a number of other economic factors that are likewise outside of Vista’s control, such as interest rates, availability and spreads of credit, credit defaults, inflation rates, economic uncertainty, changes in tax, currency control and other applicable laws and regulations (including laws and rates relating to the taxation of the investments), trade barriers, general economic and market conditions and activity (such as consumer spending patterns), technological developments and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations) and foreign ownership restrictions. Market disruptions in a single country could cause a worsening of conditions on a regional and even global level. General fluctuations in the market prices of securities and interest rates or worsening of general economic and market conditions would likely affect the level and volatility of securities prices and the liquidity of the Fund’s investments, which could impair the Fund’s profitability, result in losses and impact the Unitholders’ investment returns. Vista’s financial condition may be adversely affected by a significant general economic downturn, and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Vista’s business and operations and thereby could impact the Fund. A depression, recession, slowdown and/or sustained slowdown in the global economy or one or more regional markets (or any particular segment thereof), a weakening of credit markets (including a perceived increase in counterparty default risk) or an adverse development in prevailing market trends would have a pronounced impact on Vista, the Fund and the Fund’s Portfolio Companies (which would likely be exacerbated by the presence of leverage in a particular Portfolio Company’s capital structure) and could adversely affect their profitability, creditworthiness and ability to effectively consummate and exit investments successfully and on favorable terms, execute on their business plans, satisfy existing obligations, may have an adverse impact on the availability of credit to businesses generally, including impairing the Fund’s ability to realize investments and originate or refinance credit or draw on existing financings and commitments, which in turn may have an adverse impact on the business and operations of the Fund.

Recent volatility in the global financial markets and political systems of certain countries may have adverse spill-over effects into the global financial markets generally and U.S. markets in particular. Moreover, a recession, slowdown and/or sustained downturn in the global economies (or any particular segment thereof) or weakening of credit markets will adversely affect the Fund’s profitability, impede the ability of the Fund’s Portfolio Companies to perform under or refinance their existing obligations, and impair the Fund’s ability to effectively exit investments on favorable terms. In addition, there exists material uncertainty in the global banking markets (particularly as a result of the recent failures of Silicon Valley Bank, Signature Bank and First Republic Bank), and there can be no assurance that other banks (including banks with which Vista, the Fund or Portfolio Companies have business relationships) will not suffer adverse effects. Any of the foregoing events could result in substantial or total losses to the Fund in respect of certain investments, which losses will likely be exacerbated by the presence of leverage in a particular Portfolio Company’s capital structure. Vista itself could also be affected by difficult conditions in the capital markets and any overall weakening of the financial services industry in particular or of the U.S. and/or global economies generally.

Financial Market Fluctuations; Availability of Financing. Declines or volatility in financial markets, including the securities and derivatives markets, would adversely affect the value of the Fund’s investments. A significant market fluctuation often decreases tolerance for counterparty risks, which can negatively impact financial institutions, even causing their failure as occurred in the most recent global economic downturn. The Fund and its Portfolio Companies are expected to regularly seek to obtain new debt and refinance existing debt, including in the liquid debt markets, and significant declines in pricing of debt securities or increases in interest rates, or other disruptions in the credit markets, would make it difficult to carry on normal financing activities, such as obtaining committed debt financing for acquisitions, bridge financings or permanent financings. Tightening of loan underwriting standards, which often occur during market disruptions, can have a negative impact including through reduction of permitted leverage levels and increased requirements for borrower quality. The Fund’s ability to generate attractive investment returns will be adversely affected by any worsening of financing terms and availability.

Financial Institution Risk; Distress Events. An investment in the Fund is subject to the risk that one of the banks, brokers, hedging counterparties, lenders or other custodians (each, a “Financial Institution”) of some or all of the Fund’s (or any Portfolio Company’s) assets fails to timely perform its obligations or experiences insolvency, closure, receivership or other financial distress or difficulty, similar to that experienced by Silicon Valley Bank and Signature Bank in March 2023 and First Republic Bank in April 2023 (each, a “Distress Event”). Distress Events can be caused by a variety of factors, including eroding market sentiment, significant withdrawals, fraud, malfeasance, poor performance or accounting irregularities. If a Financial Institution experiences a Distress Event, the General Partner, the Manager, the Fund or one of its Portfolio Companies may not be able to access deposits, borrowing facilities or other services, either permanently or for an extended period of time. Although assets held by regulated Financial Institutions in the United States frequently are insured up to stated balance amounts by organizations such as the Federal Deposit Insurance Corporation (“FDIC”), in the case of banks, and the Securities Investor Protection Corporation, in the case of certain broker-dealers, amounts in excess of the relevant insurance are subject to risk of total loss, and any non-U.S. Financial Institutions that are not subject to similar regimes pose increased risk of loss. While in recent years governmental intervention has at times resulted in additional protections for depositors and counterparties during Distress Events, there can be no assurance that such intervention will occur in a future Distress Event or that any such intervention undertaken will be successful or avoid the risks of loss, substantial delays or negative impact on banking or brokerage conditions or markets.

Any Distress Event has a potentially adverse effect on the ability of the General Partner and the Manager to manage the Fund and its investments, and on the ability of the General Partner, the Manager, the Fund and any Portfolio Company to maintain operations, which in each case could result in significant losses and in unconsummated investment acquisitions and dispositions, including the General Partner and/or the Manager being forced to default under its financing transactions in order to exercise “self-help” actions to mitigate any losses from a Distress Event. Such losses could include: a loss of funds; an obligation to pay fees and expenses in the event the Fund is not able to close a transaction (whether due to the inability to draw capital on a credit line provided by a Financial Institution experiencing a Distress Event, the inability of the Fund to access capital contributions or otherwise); the inability of the Fund to acquire or dispose of investments, or acquire or dispose of such investments at prices that the General Partner believes reflect the fair value of such investments; and the inability of Portfolio Companies to make payroll, fulfill obligations or maintain operations. If a Distress Event leads to a loss of access to the General Partner’s, the Manager’s, the Fund’s or one of its Portfolio Company’s deposits, borrowing facilities or other services, such loss may constrain the General Partner’s, the Manager’s or the Fund’s, as applicable, ability to support its Portfolio Companies and have an overall negative impact on the Fund’s internal rate of return. It is also possible that the Fund or a Portfolio Company will incur additional expenses or delays in putting in place alternative arrangements or that such alternative arrangements will be less favorable than those formerly in place (with respect to economic terms, service levels, access to capital, or otherwise) in a case of loss of access to services or otherwise during a Distress Event. Although the General Partner and/or the Manager expect to exercise contractual remedies under agreements with Financial Institutions in the event of a Distress Event, there can be no assurance that such remedies will be successful or avoid losses or delays. The Fund and its Portfolio Companies are subject to similar risks if a Financial Institution utilized by investors in the Fund or by suppliers, vendors, service providers or other counterparties of the Fund or a Portfolio Company becomes subject to a Distress Event, which could have a material adverse effect on the Fund.

Many Financial Institutions require, as a condition to using their services (including lending services) or otherwise, that the General Partner, the Manager and/or the Fund maintain all or a set amount or percentage of their respective accounts or assets with the Financial Institution, which heightens the risks associated with a Distress Event with respect to such Financial Institutions. To mitigate such risks, the General Partner, the Manager and/or the Fund may incur additional costs in connection with managing a more complex treasury operation designed to maximize FDIC insurance (or similar protections) or be required to agree to less favorable terms for Financial Institution services in order to avoid agreeing to maintain all or a set amount of its respective accounts or assets with the Financial Institution. Although the General Partner and/or the Manager seek to do business with Financial Institutions that they believe are creditworthy and capable of fulfilling their respective obligations to the Fund, the General Partner and/or the Manager are under no obligation to use a minimum number of Financial Institutions with respect to the Fund or to maintain account balances at or below the relevant insured amounts.

Inflation. The U.S. and other developed economies are experiencing higher-than-normal inflation rates. It remains uncertain whether substantial inflation in the U.S. and other developed economies will be sustained over an extended period of time and how significantly it will impact the U.S. or other economies. Inflation and rapid fluctuations in inflation rates have had in the past, and could in the future have, negative effects on economies and financial markets, particularly in emerging economies. For example, if a Portfolio Company is unable to increase its revenue in times of higher inflation, its profitability will likely be adversely affected, including, without limitation, as a result of increased operating costs. Portfolio Companies could have revenues linked to some extent to inflation, including, without limitation, by government regulations and contractual arrangements. Nevertheless, as inflation rises, even if a Portfolio Company earns more revenue, it will typically also incur higher expenses. Furthermore, as inflation declines, it is possible that a Portfolio Company will not be able to reduce expenses commensurate with any resulting reduction in revenue. Additionally, wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments.

Past governmental efforts to curb inflation have also involved more drastic economic measures that have had a materially adverse effect on the level of economic activity in the countries where such measures were employed, and similar governmental efforts could be taken in the future to curb inflation and could have similar effects. Certain countries, including the U.S., have recently seen increased levels of inflation and there can be no assurance that inflation will not become a more serious problem in the future and have a material adverse impact on the Fund’s returns.

U.S. Presidential Election and the Change of U.S. Administration. Results from U.S. presidential and other elections create significant uncertainty with respect to the legal, tax and regulatory regime in which the Fund, as well as Vista and its affiliates, will operate. The changes in the composition of the U.S. government following the election may result in a number of changes to U.S. and non-U.S. fiscal tax and other policies, as well as the global financial markets generally. Any significant changes in, among other things, economic policy, the regulation of the asset management industry, tax law, immigration policy and/or government entitlement programs could have a material adverse impact on the Fund and their investments.

Trade Policy. Political leaders in the U.S. and certain European nations have in the past been elected on protectionist platforms, fueling doubts about the future of global free trade. The U.S. government has previously indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries. In addition, the U.S. government has previously imposed tariffs on certain foreign goods, including steel and aluminum and has indicated a willingness to impose tariffs on imports of other products, particularly products imported from China. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods and have indicated a willingness to impose additional tariffs on U.S. products. Governments of other countries have introduced, or may in the future introduce, protectionist and other similar trade policies which could adversely affect free trade. There are no guarantees that such actions and retaliatory measures will not occur in the future between governments. Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of the Fund and its investments.

ESG Matters. Vista maintains a responsible investment policy (the “Responsible Investment Policy”) and seeks to integrate material ESG considerations into its investment process in accordance with its policy and subject to its fiduciary duty and any applicable legal, regulatory or contractual requirements. While ESG is only one of the many factors Vista will consider in making an investment, there is no guarantee that Vista will successfully implement its Responsible Investment Policy while enhancing long-term shareholder value and achieving financial returns. To the extent that Vista engages with companies on ESG-related practices and potential enhancements thereto, such engagements may not improve the performance of the investment, or the market or society may not view any such changes as desirable. Successful engagement efforts on the part of Vista will depend on Vista’s skill in properly identifying and analyzing material ESG and other factors and their value, and there can be no assurance that the strategy or techniques employed will be successful. The act of selecting and evaluating material ESG factors to investment decisions can be qualitative and subjective by nature, and Vista may be subject to competing demands from different investors and other stakeholder groups with divergent views on ESG matters, (including the role of ESG in the investment process). There is no guarantee that the criteria utilized or considered by Vista or any judgment exercised by Vista will reflect the beliefs or values, internal policies or preferred practices of any particular investor or other asset manager or reflect market trends. Additionally, ESG factors are only some of the many factors the General Partner and/or the Manager may consider in making an investment, and there is no guarantee that the General Partner and/or the Manager will make investments in companies that create positive ESG outcomes or that consideration of ESG factors will enhance long-term value and financial returns for the Fund. Although Vista views the consideration of ESG factors to be an opportunity to potentially enhance or protect the performance of its investments over the long-term, Vista cannot guarantee that its ESG program, which depends in part on qualitative judgments, will positively impact the performance of any individual investment or the Fund. For the avoidance of doubt, however, Vista does not expect to subordinate the Fund’s investment returns or increase a Fund’s investment risks as a result of (or in connection with) the consideration of any ESG factors, but rather to integrate ESG factors into the investment process and operating practices where such efforts can contribute to value creation.

The materiality of ESG factors on an individual asset or issuer and on a portfolio as a whole depends on many factors, including the relevant industry, location, asset class, and investment strategy. ESG factors, issues, and considerations do not apply in every instance and will vary by Fund and investment. In addition, in evaluating a company, Vista is dependent upon information and data obtained through voluntary or third-party reporting that may be incomplete, inaccurate, or unavailable, which could cause Vista to incorrectly assess a company’s ESG practices and/or related risks and opportunities. Vista does not intend to independently verify certain of the ESG information reported by investments of the Fund, and may decide in its discretion not to utilize, report on, or consider certain information provided by such investments. ESG-related practices differ by region, industry and issue, as well as the interpretations of their scope and materiality, and are evolving rapidly, and thus Vista’s approach may not align with the approach used by other asset managers or preferred by prospective investors or with future market trends. A company’s ESG-related practices or Vista’s assessment of such practices may evolve and change over time. In addition, Vista’s Responsible Investment Policy and associated procedures and practices are expected to change over time. Further, Vista may determine in its discretion that it is not feasible or practical to implement or complete certain of its ESG initiatives (either with respect to certain portfolio companies or in general) based on cost, timing or other considerations determined in their sole discretion. It is also possible that market dynamics or other factors will make it impractical, inadvisable, or impossible for the General Partner and/or the Manager to adhere to all elements of the Fund’s investment strategy, including with respect to ESG risk and opportunity management and impact, whether with respect to one or more individual investments or to the Fund’s portfolio generally. To the extent that Vista or the General Partner provides ESG reports to investors, such reports will be provided in Vista’s sole discretion.

Further, ESG practices are evolving rapidly and there are different principles, frameworks, methodologies, and tracking tools being implemented by asset managers. Vista’s adoption and adherence to various such principles, frameworks, methodologies and tools is expected to vary over time. For example, Vista’s Responsible Investment Policy does not represent a universally recognized standard for assessing ESG considerations. Any ESG-related initiatives to which Vista is or becomes a signatory, member, or supporter may not align with the approach used by other asset managers (or preferred by prospective investors) or with future market trends. For example, while Vista is currently a signatory to the United Nations’ Principles for Responsible Investment, there is no guarantee that Vista will remain a signatory, supporter or member of or continue to report at the intended cadence or at all under or in alignment with such initiatives or other similar industry frameworks.

Consideration and management of ESG factors may require Vista to rely on third-party information and data, which may be incomplete, inaccurate or unavailable. Limitations in such information and data may result in erroneous assessments by Vista. Vista does not intend to independently verify certain of the ESG information reported by its portfolio companies. To the extent that Vista provides event-related ESG reporting to Investors, such reports will be based on Vista’s subjective determination of the significance of that information.

Finally, there is also growing regulatory interest, particularly in the UK and EU, in improving transparency around how asset managers define and measure ESG performance, in order to allow investors to validate and better understand sustainability claims. Vista’s ESG practices could become subject to additional regulation in the future (including pursuant to the EU’s numerous sustainable finance regulatory initiatives, such as the Sustainable Finance Disclosure Regulation (EU) (2019/2088) and the Taxonomy Regulation (EU) (2020/852)). In addition, on September 20, 2023, the SEC adopted changes to Rule 35d-1 under the 1940 Act governing naming conventions for registered funds to specifically address funds with names that suggest a focus on investments or issuers with particular characteristics, including ESG-related characteristics.

The European Securities and Markets Authority (“ESMA”) also published its Sustainable Finance Roadmap for 2022 to 2024 in February 2022, which sets the priority areas for enforcement and specifies that tackling greenwashing and promoting transparency together constitute one of ESMA’s three priorities for its sustainable finance work over that period. A perception or accusation of greenwashing could damage Vista’s reputation, result in litigation or regulatory actions, and adversely impact Vista’s ability to raise capital and attract new investors. Conversely, anti-ESG sentiment has also gained momentum across the U.S., with more than 30 states and Congress having proposed or enacted “anti-ESG” policies, legislation or initiatives or issued related legal opinions.

Additionally, asset managers have been subject to recent scrutiny related to ESG-focused industry working groups, initiatives and associations, including organizations advancing action to address climate change or climate-related risk. Further, the Supreme Court’s ruling striking down race-based affirmative action in higher education has increased scrutiny of corporate diversity, equity and inclusion (“DEI”) programs and initiatives generally. Some conservative groups and Republican state attorneys general have begun to analogize the outcome of that case to private employment matters, asserting that certain corporate DEI practices are racially discriminatory and unlawful. Such scrutiny could expose Vista to the risk of antitrust investigations or challenges and enforcement by state or federal authorities, result in penalties and reputational harm and require certain investors to divest or discourage certain investors from investing in Vista’s funds. Vista’s ESG program, DEI initiatives, the General Partner and the Manager could become subject to additional regulation, and/or risk of regulatory scrutiny, penalties, or enforcement in the future, and Vista cannot guarantee that its current approach (including the Responsible Investment Policy) or the Fund’s investments will be able to comply with future reporting frameworks, regulatory requirements or best practices, or predict the manner in which any such future requirements (including any enforcement with respect thereto) could affect the Fund or its investments, including with respect to future administrative burdens and costs.

Uncertain Economic, Social and Political Environment. Consumer, corporate and financial confidence may be adversely affected by current or future tensions around the world, fear of terrorist activity and/or military conflicts, localized or global financial crises, pandemics or other sources of political, social or economic unrest. Such erosion of confidence may lead to or extend a localized or global economic downturn. A climate of uncertainty may reduce the availability of potential investment opportunities, and increases the difficulty of modeling market conditions, potentially reducing the accuracy of financial projections. In addition, limited availability of credit for consumers, homeowners and businesses, including credit used to acquire businesses, in an uncertain environment or economic downturn may have an adverse effect on the economy generally and on the ability of the Fund and its investments to execute their respective strategies and to receive an attractive multiple of earnings on the disposition of businesses. This may slow the rate of future investments by the Fund and result in longer holding periods for investments. Furthermore, such uncertainty or general economic downturn may have an adverse effect upon the Fund’s investments.

Outbreaks of Infectious or Contagious Diseases. From 2020 to 2022, in response to the COVID-19 pandemic, many countries instituted quarantine restrictions and took other measures to limit the spread of the virus. This resulted in labor shortages and disruption of supply chains and contributed to prolonged disruption of the global economy. It is difficult to predict the extent to which the ripple effects of the COVID-19 pandemic will continue to be felt and adversely affect the Fund’s investments. In addition, a widespread reoccurrence of COVID-19 (including any new or variant outbreaks) or another pandemic or global health crisis could increase the possibility of periods of increased restrictions on business operations, labor shortages and disruption of supply chains, which could have a significant adverse impact on the Fund’s and its Portfolio Companies’ business, financial condition, results of operations, liquidity and prospective investments and exacerbate many of the other risks discussed herein.

In the event of another pandemic or global health crisis like the COVID-19 pandemic, portfolio companies could experience decreased revenues and earnings, which could adversely impact Vista’s ability to realize value from such investments and in turn reduce the Fund’s performance. Investments in certain sectors, including hospitality, location-based entertainment, retail, travel, leisure and events, office and residential, and in certain geographies could be particularly negatively impacted, as was the case during the COVID-19 pandemic. Portfolio Companies could also face increased credit and liquidity risk due to volatility in financial markets, reduced revenue streams and limited access or higher cost of financing, which could result in potential impairment of the Fund’s investments. In the event of significant credit market contraction as a result of a pandemic or similar global health crisis, the Fund could be limited in its ability to sell assets at attractive prices or in a timely manner in order to avoid losses and margin calls from credit providers.

A pandemic or global health crisis can be expected to also pose enhanced operational risks. For example, Vista’s employees could become sick or otherwise unable to perform their duties for an extended period, and extended public health restrictions and remote working arrangements can be expected to impact employee morale, integration of new employees and preservation of Vista’s culture. Remote working environments could also be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts. Moreover, Vista’s third-party service providers could be impacted by an inability to perform due to pandemic-related restrictions or by failures of, or attacks on, their technology platforms. Additionally, restrictions on immigration and processing of visas and other work permits could affect the work force of Vista’s portfolio companies, some of which rely on foreign talent as an important part of their work force, which could have a material adverse impact on their ability to implement their business plans.

Non-U.S. Currency Risks. Although many of the Fund’s investments are expected to be U.S. dollar denominated, the Fund’s investments that are denominated in non-U.S. currencies are subject to the risk that the value of a particular currency will change in relation to one or more other currencies, including the U.S. dollar, the currency in which the books of the Fund are kept and contributions and distributions generally will be made. Consequently, the return realized on any investment by investors whose functional currency is not the currency of the jurisdiction in which the assets are located may be adversely affected by movements in currency exchange rates, costs of conversion and exchange control regulations, in addition to the performance of the investment itself. Among the factors that may affect currency values are trade balances between nations, the level of short-term interest rates, differences in relative value of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. The Fund may incur costs in converting investment proceeds from one currency to another. The General Partner and/or the Manager may, but is under no obligation to, employ hedging techniques to manage exposure, although there can be no assurance that such strategies will be effective (see “—Hedging Policies/Risks; Related Regulations” above). Non-U.S. prospective investors should note that interests in the Fund are denominated in U.S. dollars. Prospective investors subscribing for interests in the Fund in any country in which U.S. dollars are not the local currency should note that changes in value of foreign exchange between the U.S. dollar and such currency may have an adverse effect on the value, price or income of the investment to such prospective investors. There may be foreign exchange regulations applicable to investments in non-U.S. currencies in certain jurisdictions. Each prospective investor should consult with his or her own counsel and advisors as to all legal, tax, financial and related matters concerning an investment in the interests in the Fund.

Absence of Regulatory Oversight. The Fund is not registered, and does not currently intend to register, as an investment company under the 1940 Act or similar laws of any other country or jurisdiction and, accordingly, the provisions of the 1940 Act will not be applicable to the Fund.

In addition, neither the General Partner nor the Manager is registered as a broker-dealer under the Exchange Act or with the Financial Industry Regulatory Authority (“FINRA”) and, consequently, neither the General Partner nor the Manager is subject to the record-keeping and specific business practice provisions of the Exchange Act and the rules of the FINRA, although the Fund will be subject to FINRA rules governing retail communications, which are subject to higher scrutiny. However, the Manager is a registered investment adviser under the Advisers Act and, consequently, is subject to the record-keeping, disclosure and other fiduciary obligations specified in the Advisers Act.

National Security Investment Clearance. In some cases, investments by the Fund involving the acquisition of or investment in a U.S. business or assets with a nexus to U.S. interstate commerce (including a U.S. branch, assets, or subsidiary of a company domiciled outside of the United States) may be subject to review and approval by CFIUS. Any review and approval of an investment by CFIUS may have outsized impacts on transaction certainty, timing, feasibility, and cost, among other things. In the event that CFIUS reviews one or more investments, there can be no assurances that Vista will be able to maintain or proceed with such investments on acceptable terms. Additionally, CFIUS has authority to seek to impose limitations, conditions, or restrictions on, or prohibit, one or more such investments that may prevent the Fund from maintaining or pursuing investment opportunities that the Fund otherwise would have maintained or pursued, or syndicating interests to foreign persons, which could adversely affect the performance of the Fund’s investment in such portfolio companies and thus the performance of Vista. Legislation to reform CFIUS (the Foreign Investment Risk Review Modernization Act (“FIRRMA”)) was signed into law by the U.S. President on August 13, 2018, and regulations to implement FIRRMA became effective in February 2020. Among other things, FIRRMA expands the scope of CFIUS’s jurisdiction to cover more types of transactions and empowers CFIUS to scrutinize more closely investments in U.S. “sensitive personal data,” “critical infrastructure” and “critical technology” companies (e.g., companies that develop or produce certain encryption software), including investments involving foreign limited partners or co-investors that may be deemed “non-passive.”

Moreover, certain transactions involving foreign persons and U.S. “critical technology” companies, as well as sovereign investments in “critical technology,” infrastructure or data businesses, can be subject to mandatory pre-closing notification requirements, and monetary penalties, as well as reputational damage and potential legal restrictions on future investments, may attach to a party’s failure to file such a notification. In addition, CFIUS is actively pursuing transactions that were not notified to it and may ask questions regarding, or impose restrictions or mitigation on, investments post-closing.

Certain Unitholders are expected to be non-U.S. investors, and in the aggregate, could comprise a substantial portion of the Fund’s assets, which may increase the risks of an investment being subject to review by CFIUS or restrictions, limitations, or conditions being imposed. While the General Partner and/or the Manager may take steps (including, but not limited to, placing limitations on Unitholders’ rights) to help ensure that investments are not within the jurisdiction of CFIUS or to improve the Fund’s regulatory profile to help obtain approval of CFIUS, there can be no assurance that any restrictions implemented on any such Unitholder or any such group of Unitholders will allow the Fund to maintain, or proceed with, any investment, that the Fund’s investments will be exempt from CFIUS, or that CFIUS will not seek to ask questions about a transaction or will approve a particular transaction. Additionally, the Fund may make investments that are, or may become, subject to CFIUS requirements based on pre-existing foreign ownership and control; in such cases, CFIUS requirements may adversely impact a Portfolio Company’s ability to obtain or retain business or otherwise make it more difficult for the Fund to realize a profit from an investment.

Moreover, other countries continue to strengthen their own national security investment clearance regimes (including with respect to technology, infrastructure, and data-related transactions), and the Fund’s investments outside of the U.S. may also face delays, limitations or restrictions as a result of notifications made under and/or compliance with these legal regimes. Heightened scrutiny of foreign direct investment worldwide, including changes to the implementing laws and regulations or agency practice, may make it more difficult for the Fund to identify suitable buyers for investments upon exit and may constrain the universe of exit opportunities for an investment in a Portfolio Company.

Additionally, in August 2023, the President of the United States issued an executive order setting forth the framework for outbound investment controls regulating U.S. investment to countries and companies deemed to be adverse to U.S. national security and foreign policy interests. While the U.S. Department of the Treasury issued an Advanced Notice of Proposed Rulemaking in August 2023 contemplating the imposition of notification requirements for, and the potential prohibition of, outbound investment involving semiconductors and microelectronics, quantum information technologies, and artificial intelligence by U.S. persons into certain entities with a nexus to China, the exact scope and application of the outbound investment program has yet to be determined. Moreover, there is a high likelihood that the number of targeted sectors will expand over the life of the Fund. When restrictions on U.S. outbound investment become effective, these could limit the universe of prospective investments available to the Fund, making it more difficult to deploy capital or identify buyers for investments, and/or adversely affect the governance and operations of the Fund’s investments and thus the performance of the Fund.

Finally, more than two dozen U.S. states have enacted or are considering legislation that would prohibit, restrict or regulate foreign investment in real property in such states. The Fund cannot exclude the possibility that some or all of these states may prohibit, restrict or regulate (including requiring disclosure) of Fund investments, including based on the composition of the Fund’s Unitholder base. Collectively, these laws also elevate the likelihood that the Fund, the General Partner, the Manager or a Unitholder will be required or requested to disclose to U.S. federal and/or state regulators information about the Fund, the General Partner, the Manager, the Fund’s Unitholders, their structure and their beneficial ownership and control.

Any changes in the regulatory framework applicable to the Fund, including the changes described above, may impose additional compliance and other costs, increase the likelihood for regulatory investigations of the investment activities of the Fund, require the attention of senior management, affect the manner in which the Fund conducts its business and adversely affect the Fund’s profitability.

Geopolitical Conflicts and Risk. As economies and financial markets worldwide become increasingly interconnected, the likelihood increases that geopolitical conflicts in one country or region will adversely impact markets or issuers in other countries or regions, including in ways that are difficult to predict or foresee. The impacts of these conflicts or events can be exacerbated by failures of governments and societies to respond adequately to a geopolitical conflict and subsequent emerging events or threats. For example, local or regional armed conflicts have led to significant sanctions by the U.S., EU, and other countries against certain countries and persons and companies connected with certain countries. Such armed conflicts and sanctions and other local or regional developments can exacerbate global supply and pricing issues, particularly those related to oil and gas, and result in other adverse developments and circumstances, as well as increased general uncertainty, for markets, economies, issuers, businesses, and societies both globally and in specific jurisdictions. Although these types of conflicts have occurred and could also occur in the future, it is difficult to predict when similar conflicts affecting the U.S. or global financial markets and economies will occur, the effects of such events or conditions, potential retaliations in response to sanctions or similar actions, and the duration or ultimate impact of those conflicts. Any such conflicts could have a significant adverse impact on the operations, risk profile, and value of the Fund and its Portfolio Companies, with or without direct exposure to the specific geographies, markets, countries or persons involved in an armed conflict or subject to sanctions.

Wars and other international conflicts, such as the Israeli-Palestinian conflict and the ongoing military conflict between Russia and Ukraine, have caused disruption to global financial systems, trade and transport, among other things. In response, multiple other countries have put in place sanctions and other severe restrictions or prohibitions on certain of the countries involved, as well as related individuals and businesses. However, the ultimate impact of these conflicts and their effect on global economic and commercial activity and conditions, and on the operations, financial condition and performance of the Fund or any particular industry, business or investee country and the duration and severity of those effects, is impossible to predict.

These conflicts may have a significant adverse impact and result in significant losses to the Fund. This impact may include reductions in revenue and growth, unexpected operational losses and liabilities, and reductions in the availability of capital. It may also limit the ability of the Fund to source, diligence and execute new investments and to manage, finance and exit investments in the future. Developing and further governmental actions (military or otherwise) may cause additional disruption and constrain or alter existing financial, legal and regulatory frameworks and systems in ways that are adverse to the investment strategy which the Fund intends to pursue, all of which could adversely affect the Fund’s ability to fulfill its investment objectives.

The aforementioned ongoing conflicts and the measures taken in response have had and could be expected to continue to have a negative impact on the economy and business activity globally (including in the countries in which the Fund invests), and therefore could adversely affect the performance of the Fund’s investments. The severity and duration of the conflict and its future impact on global economic and market conditions (including, for example, oil prices) are impossible to predict, and as a result, present material uncertainty and risk with respect to the Fund, the performance of its investments, Portfolio Company operations, and the ability of the Fund to achieve its investment objectives. Similar risks exist to the extent that any portfolio companies, service providers and vendors of Vista, the Fund and any Portfolio Companies, or certain other parties have material operations or assets in the countries where such conflicts are taking place or in the immediate surrounding areas. Other geopolitical conflicts could arise in the future and such conflicts could have material adverse consequences on Vista, the Fund and its Portfolio Companies.

Furthermore, if after subscribing to the Fund, any investor or any beneficial owner thereof is included on a list of prohibited entities and individuals maintained by a relevant regulatory and/or government entity, including OFAC, or under similar EU, UK or Cayman Islands regulations or under other applicable law, or are operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the U.S., United Nations, EU, UK, Luxembourg, the Cayman Islands and/or other applicable jurisdictions, the Fund would likely be required to cease any further dealings with such investor or freeze any dealings with the interests or accounts of the investor (e.g., by prohibiting payments by or to the investor or restricting or suspending dealings with the interests or accounts) or freeze the assets of the Fund until such sanctions are lifted or a license is sought under applicable law to continue dealings. The Fund could further have to report to the relevant competent authorities the implementation of any restrictive measures carried out pursuant to international financial sanctions. For the avoidance of doubt, Vista has the sole discretion to determine the remedy if an investor is included on a sanctions list and is under no obligation to seek a license or any other relief to continue dealing with such investor. Although Vista expends significant effort and resources to comply with the sanctions regimes in the countries where it operates, one of these rules could be violated by Vista’s or the Fund’s activities or investors, which would adversely affect the Fund.

Terrorist Activities. The terrorist attacks on the U.S. on September 11, 2001, and subsequently in Paris, London, Madrid and elsewhere, together with the military response by the U.S., UK, Australia and various other allied countries in Afghanistan, Iraq, Syria and elsewhere and other terrorist attacks (including cyber sabotage or similar attacks) globally of unprecedented scope have caused instability in the world financial markets and, in particular, have resulted in substantial and continuing economic volatility and social unrest in various regions of the world. Further terrorist attacks in some countries in the intervening years have exacerbated this volatility, and further developments stemming from these events or other similar events could cause further volatility. Any additional significant military or other response by the U.S. or other countries and their allies or any further terrorist activities (including the terrorist attacks on Israel on October 7th, 2023 and the subsequent military response by Israel) could materially and adversely affect international financial markets and local economies alike. Any terrorist attacks, including biological or chemical warfare or cyber sabotage or similar attacks, that occur at or near significant strategic assets of the Fund’s investments having a national or regional profile would likely cause significant harm to employees, property and, potentially, the surrounding community, and may result in losses far in excess of available insurance coverage. As a result of global events similar to those described above and continued terrorism concerns, insurers significantly reduced the amount of insurance coverage available for liability to persons other than employees for claims resulting from acts of terrorism, war or similar events. In the current environment, there is a risk that one or more of the Fund’s assets will be directly or indirectly affected by terrorist attack, including biological or chemical warfare or cyber sabotage or similar attacks, and premier, high-profile assets in 24-hour urban markets may be particularly attractive targets. Such an attack could have a variety of adverse consequences for the Fund, including risks and costs related to the destruction of property, inability to use one or more assets for their intended uses for an extended period, decline in rents achievable or asset values, injury or loss of life and litigation related to the attack. Such risks may or may not be insurable at rates that Vista deems sensible at all times. As a result of a terrorist attack or terrorist activities in general, the Fund may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all. Recourse to the Fund’s service providers and other counterparties in the event of losses may be limited, and such losses may be borne by the Fund.

Social Media and Publicity Risk. The use of social networks, message boards, internet channels and other platforms has become widespread within the U.S. and globally. As a result, individuals now have the ability to rapidly and broadly disseminate information or misinformation, without independent or authoritative verification. Any such information or misinformation regarding Vista, the Fund or one or more Portfolio Companies could have a material and adverse effect on the value of the Fund.

RISKS RELATED TO TAXATION

Tax Liability Considerations. The taxation of partnerships and partners is complex. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretive conclusions. Should any such positions be successfully challenged by a taxing authority, a Unitholder might be found to have a different tax liability for that year than that reported on its tax returns. In addition, a taxing authority’s review of the Fund may result in a review of the returns of some or all of the Unitholders, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a Unitholder’s investment in the Fund. If such adjustments result in an increase in tax liability for any year, the Fund or one or more of the Unitholders may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any taxing authority’s review of the Fund’s tax returns will be borne by the Fund. The cost of any audit of a Unitholder’s tax return will be borne solely by the Unitholder. Each prospective Unitholder is strongly urged to review the disclosure included in “Item 1(c). Description of Business—Regulatory, Tax and ERISA Considerations” for additional information regarding legal, tax and regulatory affairs and related risks and to consult its tax advisor.

Delayed Tax Information. The Fund may not be able to provide final tax filing information to Unitholders for any given fiscal year until after the initial tax filing deadlines for Unitholder tax returns. Accordingly, Unitholders should plan to obtain extensions of the filing dates for their income tax returns. Each prospective investor should consult with its adviser as to the advisability and tax consequences of an investment in the Fund.

Changes in Tax Law, Practice and Interpretation. All statements contained herein concerning the U.S. federal income tax (or other tax) consequences of an investment in the Fund are based on existing law and interpretations thereof. Changes in and/or the enactment of new U.S. federal income tax and other tax laws, regulations or other administrative guidance and interpretations thereof could occur during the life of the Fund. Both the level and basis of taxation may change. Any such tax developments could materially affect the tax consequences of a Unitholder’s investment in the Fund, and the tax treatment of the Fund and the Fund’s investments, in each case possibly with retroactive effect. While certain changes in tax laws may be beneficial, others could negatively affect the after-tax returns of the Fund and the Unitholders. Accordingly, no assurance can be given that the currently anticipated tax treatment of an investment in the Fund, or of the Fund or investments made by the Fund, will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of the Unitholders.

Qualifying Income; Tax Treatment as a Corporation. The value of the Units to Unitholders will depend in part on the treatment of the Fund as a flow-through entity for U.S. federal income tax purposes. However, in order for the Fund to be treated as a partnership for U.S. federal income tax purposes, under present law, 90% or more of the Fund’s gross income for every taxable year must consist of “qualifying income,” as defined in Section 7704 of the Code, and the Fund must not be required to register, if it were a U.S. corporation, as an investment company under the 1940 Act and related rules. Although the Fund intends to continue to operate in a manner such that it will not need to be registered as an investment company if it were a corporation and so that it will meet the 90% test described above in each taxable year, the Fund may not meet these requirements, or current law may change so as to cause, in either event, the Fund to be treated as a corporation for U.S. federal income tax purposes. If the Fund were treated as a corporation for U.S. federal income tax purposes, adverse U.S. federal income tax consequences could result for the Unitholders and the Fund, as described in greater detail below in “—UBTI & ECI; Tax Treatment of Corporations.”

Changes in Tax Laws Related to Exceptions Under the “Publicly Traded Partnership” Rules. The Fund intends to continue to operate in a manner to enable it to be taxable as a partnership for U.S. federal income tax purposes and intends to qualify for one or more exemptions to taxation as a corporation under the publicly traded partnership rules of the Code including by complying with the “qualifying income” exception. The tax rules governing partnerships, publicly traded partnerships, and the “qualifying income” exception are complex and subject to change. Given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Fund is undertaking and the possibility of future changes in its circumstances, it is possible that the Fund will not so qualify for any particular year. If the Fund were treated as a corporation for U.S. federal income tax purposes, adverse U.S. federal income tax consequences could result for the Unitholders and the Fund, as described in greater detail in “Item 1(c). Description of Business—Regulatory, Tax and ERISA Considerations.”

OECD BEPS. Pursuant to the Organisation for Economic Co-operation and Development’s (“OECD’s”) global Base Erosion and Profit Shifting (“BEPS”) Project, many non-U.S. jurisdictions have now introduced domestic legislation implementing certain of the BEPS Actions. Depending on the jurisdictions in which the Fund invests and the implementation of the applicable tax laws, several of the areas of tax law on which the BEPS Project focuses (including double taxation treaties) could be relevant to, and potentially adversely impact, the ability of the Fund to efficiently realize income or capital gains and to efficiently repatriate income and capital gains from the jurisdictions in which they arise to Unitholders. In addition, further to the BEPS Project, the OECD has published certain proposals (commonly referred to as “BEPS 2.0”), which propose fundamental changes to the international tax system. The proposals are based on two “pillars” involving the reallocation of taxing rights (“Amount A of Pillar One”) and a new global minimum corporate tax rate (“Pillar Two”). Amount A of Pillar One generally reallocates a portion of profits of certain large multinational enterprises (“MNEs”) to the jurisdictions within which they carry on business. Pillar Two generally imposes a minimum effective tax rate of 15% on MNEs with consolidated revenues of at least EUR 750 million (as determined under the applicable rules). Pillar Two introduces two related tax measures (the “GloBE rules”): (1) the income inclusion rule (“IIR”) imposes a “top-up tax” on a parent entity where a constituent member of the MNE group has low taxed income, while (2) the undertaxed payment rule (“UTPR”) applies as a backstop if the constituent member’s income is not taxed by an IIR. An additional “subject to tax rule” will permit source jurisdictions to impose limited withholding taxes on low-taxed related party payments, which will be creditable against the GloBE rules tax liability. The BEPS 2.0 pillars must be implemented through domestic legislation of the relevant jurisdictions and various non-U.S. jurisdictions have begun that process. In the EU, for example, an EU tax directive requires EU member states to implement the IIR into domestic law for fiscal years beginning on or after December 31, 2023, and to implement the UTPR into domestic law for fiscal years beginning on or after December 31, 2024. Subject to the development and implementation of the BEPS proposals, effective tax rates for the Fund’s investments could increase, including by way of higher levels of tax being imposed than is currently the case, possible denial of deductions, increased withholding taxes and/or profits being allocated differently, and penalties could be due. This could adversely affect Unitholder returns. The implementation of BEPS and BEPS 2.0 in relevant jurisdictions is complex and likely to remain uncertain for a number of years.

U.S. Federal Income Tax Liability Resulting from IRS Audits. U.S. federal income taxes arising from an IRS audit of the Fund will be paid by the Fund unless the Fund qualifies for and affirmatively elects an alternative procedure. However, there can be no assurances that the Fund will be eligible to make such an election or that it will, in fact, make such an election. In addition, a “partnership representative” will have the power to act on behalf of the Fund and its partners in all IRS audits and other proceedings involving the Fund’s U.S. federal income, loss, deductions, and credits. See “Item 1(c). Description of Business—Regulatory, Tax and ERISA Considerations; Item 1(c) Description of Business—Certain U.S. Tax Considerations—Other Matters—Partnership Representative” for more information.

UBTI & ECI; Tax Treatment of Corporations. The Fund generally expects to make investments that give rise to UBTI, other than UDFI, or ECI (all as defined below) (other than with respect to ECI resulting from entities classified as United States real property holding corporations (“USRPHC”)) through entities that may elect to be classified as corporations for U.S. federal income tax purposes, whether formed in a U.S. or non-U.S. jurisdiction (each, a “Corporation”) and the Feeder expects to invest in the Fund through a Corporation. Although the Fund believes any Corporation, if formed, should be respected, it is possible the IRS could seek to disregard any Corporation for UBTI or ECI purposes, which could result in the debt-financed property or other UBTI rules being applied to tax-exempt Unitholders directly or the ECI rules being applied to non-U.S. Unitholders directly.

Although the Fund generally expects to avoid incurring ECI and UBTI (other than UDFI) by making investments through entities classified as corporations for US federal income tax purposes, there can be no guarantee the Fund will in fact do so and investors that are sensitive to direct incurrence of UBTI, including UDFI, or ECI, including ECI arising from an investment in a USRPHC, are encouraged to consider an investment in the Feeder.

The General Partner has formed the Feeder which expects to invest in the Fund through a Corporation which would generally allow investors to avoid directly incurring any ECI (including FIRPTA) and UBTI (including UDFI). Investors that are sensitive to incurring ECI and UBTI should consider investing through the Feeder.

To the extent that any Corporation were disregarded by the IRS, an investment in the Fund by a tax-exempt Unitholder may result in such Unitholder recognizing unrelated business taxable income (“UBTI”) (including from a trade or business conducted by a partnership of which the tax-exempt entity is a partner). Thus, tax-exempt Unitholders should be aware that they may be subject to U.S. federal income tax (and possibly state and local income tax) with respect to their share of such income and gain from the Fund that is treated as UBTI. Additionally, the Fund may directly or indirectly incur leverage on a portfolio or investment basis and such leverage may give rise to unrelated debt-financed income (“UDFI”). No assurances can be provided that the Fund will not incur UDFI and that such UDFI will not be attributed directly to tax-exempt investors. In addition, an investment in the Fund by a non-U.S. Unitholder may result in such Unitholder recognizing and being required to report income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). Non-U.S. Unitholders must generally file U.S. federal income tax returns and pay U.S. federal income tax with respect to ECI of the Fund allocable to them. Regardless of whether the Fund’s activities constitute a trade or business, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), gain derived by the Fund from the disposition of U.S. real property interests (including interests in certain entities owning U.S. real property interests) is generally treated as ECI. Thus, non-U.S. Unitholders that invest in the Fund should be aware that a portion of the Fund’s income and gain from U.S. Investments may be treated as ECI and thus may cause the non-U.S. Unitholders to be subject to U.S. federal income tax (and possibly state and local income tax), as well as U.S. federal income tax return filing obligations, with respect to their share of such income and gain. The Fund has no obligation to minimize UBTI or ECI.

Prospective investors should consult their own tax advisors regarding the foregoing. Potential investors should also note the considerations discussed in “Item 1(c). Description of Business—Regulatory, Tax and ERISA Considerations.”

Use of Corporate Intermediate Entities. Significant amounts of the assets of the Fund are expected to be held through one or more entities taxable as corporations for U.S. federal income tax purposes and are expected to be subject to U.S. corporate federal (and applicable state and local) income tax. Thus, significant incremental tax may be incurred from the use of such entities. In addition, if any such entity were a non-U.S. corporation, it might be considered a passive foreign investment company (“PFIC”) or controlled foreign corporation (“CFC”), which may result in additional income tax reporting or payment obligations. See “Item 1(c). Description of Business—Certain U.S. Tax Considerations—Taxation of U.S. Unitholders—Passive Foreign Investment Companies” and “Item 1(c). Description of Business—Certain U.S. Tax Considerations—Taxation of U.S. Unitholders—Controlled Foreign Corporations.” Because Unitholders will be located in numerous taxing jurisdictions and subject to different tax rules, no assurance can be given that any such structure will benefit all Unitholders to the same extent, including any structures or acquisitions utilizing leverage. Any such structure may result in additional indirect tax liabilities for certain Unitholders. Prospective investors should consult their own tax advisors regarding the foregoing.

Tax and Distributions; Phantom Income. The Fund is expected to be classified as a partnership for United States federal income tax purposes. As a partnership, the Fund will not itself be subject to United States federal income tax, and each Partner will be required to include in computing its United States federal income tax liability its allocable share of the items of income, gain, loss and deduction of the Fund, regardless of whether any distributions are made by the Fund. Due to possible differences between the allocation of gain or income for any tax purposes and distribution of cash relating to gain or income (including possible timing differences), there can be no assurance that Unitholders who are subject to tax on the allocated gain or income will receive distributions sufficient to satisfy their tax liabilities fully, and no assurance can be given that the Fund will make cash distributions in amounts sufficient to cover such tax liabilities as they arise. Accordingly, each Unitholder should ensure that it has sufficient cash flow from other sources to pay all tax liabilities resulting from such Unitholder’s ownership of an interest in the Fund. In addition, the Fund and its subsidiaries are permitted to make distributions to the General Partner in amounts intended to enable the General Partner and its direct and indirect owners to discharge their income tax liabilities arising from allocations of income or gain to the General Partner. Any such distributions will reduce the amount of subsequent distributions that the General Partner would otherwise receive.

Loans in Lieu of Distributions. Certain distributions to the General Partner may be deferred to the extent the amount distributable exceeds the General Partner’s tax basis in the Fund. In such case, the deferred distribution amount may be loaned by the Fund to the General Partner. Any interest accruing with respect to such a loan will be allocated and distributed solely to the General Partner.

Tax in Non-U.S. Jurisdictions. The Fund and/or any vehicle in which the Fund has a direct or indirect interest and/or the Unitholders may be subject to tax, including transfer taxes, in jurisdictions in which any such vehicles are incorporated, organized, controlled, managed, have a permanent establishment or are otherwise located and/or in which investments are made and/or with which investments have a connection. The Fund and/or the Unitholders may incur non-U.S. tax return (or other tax) filing obligations. Taxes such as withholding tax, branch tax or similar taxes may be imposed on profits of, or proceeds arising to, the Fund from investments in such jurisdictions. In addition, local tax incurred in such jurisdictions may not be creditable to, or deductible by, the Unitholders in their respective jurisdictions (including the U.S.).

Tax Considerations Differ for Each Unitholder. It is expected that Unitholders in the Fund may be resident, for tax purposes, in many different jurisdictions. No attempt is made herein to summarize the tax consequences for each prospective Unitholder of acquiring, holding or disposing of an interest in the Fund depending on such Unitholder’s particular tax characteristics. The tax position of Unitholders in the Fund may differ according to the Unitholder’s particular financial and tax situation, and accordingly, the structure of the Fund and its investments may not be tax efficient for any particular prospective Unitholder. No undertaking is given that amounts distributed or allocated to Unitholders will have any particular tax characteristics or that any specific tax treatment will be enjoyed. Further, no assurance is given that any particular investment structure in which the Fund has a direct or indirect interest will be suitable for all Unitholders and, in certain circumstances, such structures may lead to additional costs or reporting obligations for some or all of the Unitholders. Each prospective Unitholder should consider its own tax position in relation to acquiring, holding and potentially disposing of an interest in the Fund, consulting its tax advisor as appropriate.

U.S. Taxation of Performance Participation Allocation. U.S. federal income tax law treats certain income allocations to service providers by a partnership (such as the Fund) as short-term capital gain taxed at higher ordinary income rates unless such partnership has held the asset which generated such gain for more than three years. Similar rules may operate in other jurisdictions. This may create an incentive for the General Partner to cause the Fund to hold investments for a longer period. In addition, this three-year holding period requirement for long-term capital gains treatment in respect of the Performance Participation Allocation may create the potential for conflicts of interest between the General Partner and Unitholders. For example, the General Partner may cause the Fund to borrow more frequently, in greater amounts, or for longer periods; hold investments for longer than it would absent adverse tax consequences to the General Partner from a shorter holding period; or waive or defer the distribution or allocation of the Performance Participation Allocation to the General Partner, potentially changing the character or amount of income allocated to Unitholders. In addition, the current tax treatment of Performance Participation Allocation may change and Performance Participation Allocation may not be eligible for the preferential long-term capital gains tax rate. Any such change could adversely affect employees or other individuals performing services for the Fund and/or its portfolio entities who hold direct or indirect interests in the Fund and benefit from Performance Participation Allocation, which could make it more difficult for Vista to incentivize, attract and retain individuals to perform services for the Fund and/or its portfolio entities. Any such developments could thus adversely affect the Fund’s investment returns allocable to the Unitholders. It is unclear whether the current tax treatment of carried interest will change or how it would apply to Vista and any other individual involved with the Fund who benefit from Performance Participation Allocation.

Tax Information Exchange Regimes; FATCA Withholding Tax on Certain Non-U.S. Entities. Numerous jurisdictions have enacted, or have committed to enact, legislation and administrative guidance requiring the collection and sharing of certain information in order to combat tax avoidance. FATCA aims to combat tax evasion by U.S. tax residents using foreign accounts. It imposes withholding taxes in certain circumstances and requires financial institutions outside the United States to collect and share information about their U.S. customers. In addition, the OECD has also developed a global Common Reporting Standard (the “CRS”) for the automatic exchange of financial account information pursuant to which many countries have signed multilateral agreements. In the EU, Council Directive 2011/16/EU on administrative co-operation in the field of taxation (as amended) effectively implements the OECD’s CRS and requires governments to obtain detailed account information from financial institutions and exchange that information automatically with other jurisdictions annually.

One or more of these information exchange regimes are likely to apply to the Fund, vehicles in which the Fund owns an interest and/or alternative investment vehicles and may require the General Partner to collect and share with applicable taxing authorities information concerning Unitholders (including identifying information and amounts of certain income allocable or distributable to them). A Unitholder’s failure to provide such information may result in withholding taxes, governmental imposed penalties, expulsion from the Fund and/or alternative investment vehicles or other potential remedies. See “Item 1(c). Description of Business—Certain U.S. Tax Considerations—Other Matters—FATCA” for more information.

POTENTIAL CONFLICTS OF INTEREST

Vista faces, and will continue to face, conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of Vista, the Fund, the other Vista Entitles, the Portfolio Companies of the Fund and other Vista Entities’ and affiliates, partners, members, shareholders, officers, directors and employees (current and former) of the foregoing, some of which are described herein. Additional conflicts of interest are also expected to arise by virtue of the Fund’s investments in third-party fund managers and their investment activities (including, where applicable, their management of third-party pooled investment vehicles), although such third-party fund managers and third-party pooled investment vehicles will not be considered “affiliates” of Vista or the Fund for any purpose under this Registration Statement. Not all potential, apparent and actual conflicts of interest are included in this Registration Statement, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. Potential Unitholders should carefully review all of the relevant disclosure regarding conflicts of interest (including the Memorandum, the Registration Statement and Vista Equity Partners Management, LLC’s Form ADV) before making an investment decision.

If any matter arises that Vista and its affiliates (including the General Partner and/or Manager) determine in their good faith judgment constitutes an actual and material conflict of interest, Vista and relevant affiliates will take the actions they determine in good faith may be necessary or appropriate to mitigate and/or disclose the conflict, which will be deemed to fully satisfy any fiduciary duties they may have to the Fund or the Unitholders. Thereafter, Vista and relevant affiliates will be relieved of any liability related to the conflict to the fullest extent permitted by law.

Actions that could be taken by Vista or its affiliates to mitigate a conflict include, by way of example and without limitation, (i) if applicable, handling the conflict as described in this Registration Statement, (ii) obtaining from the Board of Directors (or the non-affiliated members of the Board of Directors) advice, waiver or consent as to the conflict, or acting in accordance with standards or procedures approved by the Board of Directors to address the conflict, (iii) disposing of the investment or security giving rise to the conflict of interest, (iv) disclosing the conflict to the Board of Directors, including non-affiliated members of the Board of Directors, as applicable, or Unitholders (including, without limitation, in distribution notices, financial statements, letters to Unitholders or other communications), (v) appointing an independent representative to act or provide consent with respect to the matter giving rise to the conflict of interest, (vi) validating the arms-length nature of the transaction by referencing participation by unaffiliated third parties, (vii) in the case of conflicts among clients, creating groups of personnel within Vista separated by information barriers (which can be expected to be temporary and limited purpose in nature), each of which would advise or represent one of the clients that has a conflicting position with other clients, (viii) implementing policies and procedures reasonably designed to mitigate the conflict of interest, or (ix) otherwise handling the conflict as determined appropriate by Vista in its good faith reasonable discretion. There can be no assurance that Vista will identify or resolve all conflicts of interest in a manner that is favorable to the Fund.

The Fund is subject to certain conflicts of interest arising out of the Fund’s relationship with the General Partner and Manager. Certain members of the Board of Directors are also executives of Vista and/or one or more of its affiliates. There is no guarantee that the policies and procedures adopted by the Fund, the terms of the Fund LPA, the terms and conditions of the Investment Management Agreement, or the policies and procedures adopted by the Board of Directors, the General Partner, the Manager, Vista and its affiliates, will enable the Fund to identify, adequately address or mitigate these conflicts of interest, or that Vista will identify or resolve all conflicts of interest in a manner that is favorable to the Fund, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts or have any right to consent to them.

Potential Conflicts of Interest – Generally. Prospective investors should be aware that there will be occasions when the General Partner and its affiliates encounter potential conflicts of interest in connection with the Fund’s activities. If any matter arises that the General Partner determines in its good faith judgment constitutes an actual or potential conflict of interest, the General Partner may take such actions as may be necessary or appropriate to ameliorate such conflict (and upon taking such actions, the General Partner will be relieved of any responsibility for such conflict to the fullest extent permitted by law and shall be deemed to have satisfied its fiduciary duties related thereto to the fullest extent permitted by law). These actions may include, by way of example and without limitation, disposing of the security giving rise to the conflict of interest, appointing an independent fiduciary, managing the conflict in accordance with Vista’s internal policies and procedures or consulting the Board. There can be no assurance that the General Partner will resolve all conflicts of interest in a manner that is favorable to the Fund. By acquiring the Units, each Unitholder will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest to the extent not prohibited by applicable law, including the Advisers Act. In addition, prospective investors should note that the Fund LPA contains provisions that, to the fullest extent permitted by applicable law, (i) reduce or eliminate the duties, including fiduciary and other duties, to the Fund and the Unitholders to which the General Partner would otherwise be subject, (ii) waive or consent to conduct on the part of the General Partner that might not otherwise be permitted pursuant to such duties, and (iii) that limit the remedies of Unitholders with respect to breaches of such duties.

Other Activities. Vista currently manages several other investment entities besides the Fund, which currently includes, without limitation, the Vista Funds (which, as described in the Explanatory Note, includes the Vista PE Funds, the Vista Credit Funds, VEPP and VCSL), VistaOne Lux, any companion funds and all Co-Invest Funds (as defined below) formed as a part of Vista’s Co-Investment Strategies (as defined below), and all other co-invest vehicles established to invest alongside the Vista Funds), as well as portfolio companies similar to those in which the Fund is expected to invest in, and direct certain relevant investment opportunities to those investment entities and investments. Vista reserves the right to also manage additional investment funds, managed accounts (and other similar arrangements) and vehicles and SPACs in the future, including successor entities to the Vista Entities listed above, all of which are treated as Vista Entities for purposes of this Registration Statement, as applicable. In addition, the key personnel of the General Partner and the Manager reserve the right to spend their business time and attention pursuing investment opportunities that do not fall within the investment objectives of the Fund for other Vista Entities, and other than on behalf of the Fund, including serving on the board of directors or other executive roles with respect to SPACs and/or their investments may compete with the Fund or companies acquired by the Fund. Such other Vista Entities and investments that Vista may control may compete with the Fund or companies in which the Fund has made an investment. With respect to Vista’s time and resources, the respective investment programs of the Fund and the other Vista Entities may or may not be substantially similar.

Vista reserves the right to also establish one or more companion funds. Any such companion funds may include public or private entities, contractual arrangements or other arrangements over which Vista has discretionary control and which have the same or similar investment objective, in whole or in part, with the Fund. Any such companion funds may be permitted to invest in all portfolio investments of the Vista Funds or in some subset of investments (e.g., based on the size, structure, industry, stage of life, other similar defining features of certain investments or any other factor set forth in Vista’s allocation policy) at preset percentage amounts or otherwise in the discretion of the companion fund’s general partner. The economic terms of a companion fund are not required to be the same as the Vista Funds alongside which it invests; and in certain cases, an investor in such companion fund will bear less fees and expenses than the investor would if it had invested in the Funds alongside which the companion fund invests.

In addition, Vista and/or its affiliates reserve the right to form a SPAC to acquire all or a portion of an investment that otherwise would fit within the investment criteria of the Fund. In allocating such investment between a SPAC and the Fund, Vista would consider such factors as it deems relevant, including whether a SPAC provides a more appropriate acquisition structure for such investment (e.g., including, without limitation, for potential investments that are positioned to be public companies or more likely to benefit from public company financing based on the timing and circumstances). Vista and/or its affiliates have the potential to enter into agreements to pursue acquisitions of certain target companies through SPACs and in such case the Fund would not be presented with such opportunities.

Vista engages in a broad range of activities, including investment activities for other Vista Entities, and providing transaction-related, investment advisory, management, consulting services (including VCT and OneVista, each as defined below), and other services to other Vista Entities and any of their respective portfolio companies and/or other investments and any managed accounts. In the ordinary course of conducting its activities, the interests of the Fund could conflict with the interests of other Vista Entities as well as other funds, co-investment vehicles or their respective affiliates. There can be no assurance that Vista will resolve all conflicts of interest in a manner that is favorable to the Fund and the Unitholders.

Additionally, Vista is permitted in the future to develop new businesses such as providing investment banking, advisory and other services to corporations, financial sponsors, management or other persons. Such services may relate to transactions that could give rise to investments that are deemed suitable for the Fund. In such case, Vista’s client would typically require Vista to act exclusively on its behalf, thereby precluding the Fund from participating in such investment. Vista reserves the right to engage in such services despite their potential restrictive effect on the investments ultimately available to the Fund. In addition, Vista may come into the possession of information through these new businesses that limits the Fund’s ability to engage in potential transactions.

Vista and its employees carry on investment activities for their own accounts, for personal or employee investment vehicles (including through family offices) and, potentially, for family members and friends who do not invest in the Fund (including holding passive ownership positions in other advisory entities not otherwise affiliated with Vista), as well as establish trusts, endowments, charitable programs, foundations or similar arrangements, give advice and recommend securities to other accounts or investment funds which may differ from advice given to, or securities recommended or bought for, the Fund, even though their investment objectives may be the same or similar. Vista and its employees are permitted to pay or receive compensation relation to such proprietary investment arrangements. Vista, its personnel (including Vista employees), their relatives and related persons of Vista are expected to have capital investments in or alongside the Fund, or in prospective Portfolio Companies, directly or indirectly, and therefore, expect to have additional potential conflicting interests in connection with these investments. Unless restricted by the Fund LPA, Vista personnel are permitted to serve on boards or act in other roles unaffiliated with Vista, Vista Entities or their portfolio companies, including boards of charitable and educational institutions, public companies and former portfolio companies, and receive compensation in connection with such services and roles, none of which will offset or otherwise reduce the Fund’s Management Fee.

Affiliated Business Development Company. Without limitation on the above, the Fund’s key personnel may serve in similar capacities for one or more Vista Entities that have been structured as closed-end management investment companies and have elected to be treated as business development companies under the 1940 Act (such entities, collectively, “BDCs”). The BDCs could be organized, funded and operated concurrently with the Fund and could target many of the same types of investments as the Fund targets. A BDC is required to be managed in accordance with the rules and regulations of the 1940 Act, which, in part, impose restrictions on the ability of the BDC to co-invest with the Fund, which may limit or restrict allocations of investments to the Fund. Although Vista may be able to obtain exemptive relief from the SEC for certain of these co-investment restrictions, during the time a BDC is subject to such restrictions, Vista may determine that certain investment opportunities otherwise eligible for the Fund are more appropriate for the BDC, which would preclude the Fund from also participating in such investments. At any time following the receipt of exemptive relief from the SEC, although co-investment with the Fund would be permitted, Vista may continue to allocate certain types of investments solely to the BDC and/or allocate to the BDC a pro rata or other portion of certain types of investments that otherwise would be available to the Fund.

The affiliates of the Manager would not be precluded from serving as investment adviser to, or sharing senior management or investment personnel with the affiliated investment adviser of, such BDC. In fact, Vista currently expects that certain officers, managers and other personnel of the Manager would be shared with the BDC, and would be responsible for, among other things, managing day-to-day activities, implementing investment strategy, identifying investment opportunities and making investment recommendations. In serving in these dual capacities, the officers, managers and personnel of the Manager will devote only as much of their time to the Fund’s business as they determine is reasonably required, which may be substantially less than their full time. In addition to the limitations imposed by the 1940 Act, those persons could also face conflicts of interest making decisions related to the allocation, holding and disposition of investments that are within the mandate of both the Fund and the BDC. On account of the fulfillment of their obligations and responsibilities to the BDC or its investors, there can be no assurance that the Manager and its officers, managers and other personnel will always take actions that are in the Fund’s best interests or the best interests of the Unitholders.

Vista Capital Markets Promoted Investments. The Fund is authorized to make investments from time to time in transactions where Vista Capital Markets is acting as agent, broker, principal, arranger or syndicate manager or member on the other side of the transaction or for other parties in the transaction, in circumstances where the General Partner believes in good faith that the terms of such transactions, taken as a whole, are appropriate for the Fund and are otherwise in accordance with applicable law.

In connection with selling investments by way of a public offering, Vista Capital Markets is, or is expected in the future to be, permitted to act as the managing underwriter or a member of the underwriting syndicate on a firm commitment basis (although it will not purchase investments from the Fund in that capacity). Vista is also authorized (or is expected in the future to be authorized), on behalf of the Fund, to effect transactions, including transactions in the secondary markets where Vista Capital Markets is also acting as a broker or other advisor on the other side of the same transaction.

Whether or not Vista Capital Markets receives commissions from such agency cross-transactions as indicated above, it may nonetheless have a potential conflict of interest regarding the Fund and the other parties to those transactions to the extent it receives commission or other compensation from such other parties. Vista is permitted to retain without offset any commissions, remuneration or other profits that may be made in such transactions. The General Partner will approve any transactions in which Vista Capital Markets acts as an underwriter, as broker for the Fund or as broker or advisor on the other side of a transaction with the Fund only where the General Partner believes in good faith that such transactions are appropriate for the Fund, and, by executing the subscription agreement in connection with an investor’s admission to the Fund, each investor will consent to all such transactions, along with the other transactions involving conflicts of interest described herein, to the fullest extent permitted by law.

Performance Participation Allocation; Management Fee. The existence of the General Partner’s Performance Participation Allocation creates an incentive for the General Partner and/or Vista to make more risky investments on behalf of the Fund than it would otherwise make in the absence of such performance-based compensation. In addition, as Vista manages other Vista Entities, for which it receives differing levels of performance-based compensation, Vista has a potential incentive to favor the Vista Entities or take increased investment risks on behalf of said Vista Entities for which it receives a larger performance-based compensation.

While valuations will be undertaken according to the Fund’s Valuation Policy, Unitholders should nonetheless be aware that the General Partner has an incentive in maximizing the valuations on the basis of which the Fund’s NAV will be calculated, given this will positively impact the Fund’s NAV, and therefore the potential Management Fee, to which the Manager may be entitled. Such potential conflicts cannot be entirely mitigated and in the event that the actual values that materialize are different from those on the basis of which the NAV for the Fund is determined (and the Management Fee is calculated), then the General Partner shall not be required to reverse or recalculate the Fund’s (or its constituent entities’) NAV or such valuations, or return of any amount of Management Fees that have been based on such NAV calculations. In addition, the distributions to be received by the Recipient with respect to its Performance Participation Allocation will be based in part upon the Fund’s net assets value and Total Return as calculated by the General Partner (as described in the Fund LPA) which differs from the Fund’s NAV and returns. Unitholders should note that, where the General Partner and/or its affiliates holds Units or interests in the Fund following any in-kind remuneration, the General Partner will have a further incentive to maximize investment valuations to positively impact the Fund’s NAV and the value of such Units or interests. Unitholders should note that, to the extent the General Partner receives proceeds following any redemption of such Units or interests, and such proceeds exceed the amount that would have been received had the General Partner’s remuneration instead been settled in cash, then the General Partner shall be entitled to retain such excess and shall not be liable to account for such excess to the Fund or any Unitholder.

More generally, the calculation of the Fund’s NAV includes certain subjective judgments with respect to estimating, for example, the value of the Fund’s portfolio and its accrued expenses, net portfolio income and liabilities (e.g., exclusion of potentially subjective or contingent liabilities that may arise on or subsequent to the sale of an Investment), and therefore, the Fund’s NAV may not correspond to realizable value upon a sale of those assets. See “Item 1A. Risk Factors—Risks Related to an Investment in the Units” including “—Valuations of Portfolio Companies,” “—Valuation Risks,” and “—Changes in Valuations” above.

The Fund LPA permits the General Partner to cause the Fund to distribute the General Partner’s share of securities resulting from an investment disposition by the Fund to the General Partner or its affiliates (including Vista personnel) in kind. This ability creates conflicts of interest between the General Partner and the Unitholders of the Fund. The General Partner will likely be incentivized to receive distributions in-kind of securities that it expects to increase in value because the benefits of such increase will inure solely to the General Partner, and the Fund or the Unitholders will not benefit from such increase.

Where the Management Fee is calculated taking into account the valuation of an investment (which may include expenses capitalized into the cost of such investment), the General Partner and/or Manager will have incentives to make determinations that result in a higher Management Fee to the Manager. Where the Fund LPA does not require Management Fees to be reduced in connection with investment reorganizations, restructurings, extraordinary dividends or similar transactions, the General Partner and/or the Manager expect to be incentivized to pursue such transactions. Further, Management Fees generally will not be reimbursed or refunded in the event of realizations, dispositions or partial write-downs or write-offs that occur partway through the relevant calculation period. Additionally, the amount of Performance Participation Allocation and Management Fees is dependent in part on the amount and timing of investment dispositions, and the General Partner and/or Manager expect to be subject to related conflicts of interest in determining whether and when to dispose of investments or make distributions, if at all, within the requirements of the Fund LPA. See “—Valuation” below for additional information.

Transfer by General Partner. To the extent the General Partner, the Manager, their employees and/or their respective affiliates commit to make an investment in the Fund, participation in or a portion of such investment may thereafter be transferred to others, subject to any express limitations thereon in the Fund LPA.

Syndication and Warehousing. Vista or its affiliates or a third-party warehouse facility will acquire an interest in another Vista Entity or an investment as principal, and subsequently sell some or all of it to the Fund. The Manager expects that Vista may use its proprietary balance sheet and/or third-party warehouse facilities to continue to acquire Warehoused Assets after the Initial Offering and to contribute such Warehoused Assets in kind, at cost, at cost plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer, at fair value, or at fair value plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer, to the Fund in exchange for cash and/or Class V Units, in particular during the Fund’s ramping period. In particular, circumstances may arise where the Fund is not in a position to make an Investment (including due to the Fund not having sufficient amounts available to make such investment or because of timing constraints with respect to a relevant investment opportunity), in which case another Vista Entity or a third-party warehouse facility may (but shall not be obliged to) temporarily make such commitment or investment, or Vista may temporarily add the Investment to its proprietary balance sheet, as a warehoused investment for the benefit of the Fund (i.e., with a view to subsequently syndicating such commitment or investment to the Fund). Similarly, another Vista Entity or third-party warehouse facility may acquire an investment and subsequently syndicate, or sell some or all of it, to the Fund notwithstanding the availability of capital from the Unitholders and other investors thereof or applicable credit facilities which can be used by the Fund (which may include circumstances where such amounts as are available to the Fund have been earmarked or reserved for other uses or contingent liabilities).

Any such transfers may be made (i) at fair value or at fair value plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer (including, as applicable, any related syndication/transfer/holdings fees, costs and expenses and any associated taxes) or (ii) at cost, or at cost plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer (including, as applicable, any related syndication/transfer/holdings fees, costs and expenses and any associated taxes), notwithstanding that the fair market value of any such investments may have declined below or increased above cost from the date of acquisition to the time of such transfer. It may be possible that the Fund acquires transferred assets from a member of Vista or its affiliates at above fair market value, and/or separately sells assets to a member of Vista or its affiliates at below fair market value. The Independent Directors will approve the price, terms and conditions of such transfer and may approve or waive any conflicts arising in connection therewith on behalf of the Unitholders. Also, Vista may charge fees on these transfers to either or both of the parties to them (without deduction of, or offset against, the Management Fee) and the Fund may have to accept limited representations and warranties as to the interests being acquired from a relevant member of Vista. Vista will be permitted to retain any portion of an investment initially acquired by them with a view to syndication to co-investors or other potential purchasers to the extent such portion has not been syndicated after reasonable efforts to do so. As part of structuring such syndication and warehousing arrangements, Vista may require the Fund to enter into conditional purchase agreements, whereby the Fund agrees to acquire future warehoused investments: (i) prior to their original acquisition; and/or (ii) prior to the Fund having the requisite available capital to acquire such assets, in each case with such sale being conditional upon the Fund having sufficient available capital in order to acquire the relevant warehoused assets. Vista may enter into a warehousing arrangement prior to the formation of the Fund and, as part of the structuring of such syndication and warehousing arrangement, Vista would expect to require the Fund to enter into a conditional purchase agreement on similar terms to those described in the foregoing sentences. Conflicts of interest are expected to arise in connection with these potential warehousing arrangements and any related affiliate transactions, including with respect to timing allocations of investments to such warehousing, structuring, pricing and other terms of the transactions related thereto. For example, Vista will have a conflict of interest when it or another Vista Entity receives fees for warehousing and/or transferring to the Fund all or a portion of an Investment. Vista may also have conflicts of interest when determining the timing and order of the Fund’s acquisition of warehoused investments from other Vista Entity which Vista manages and/or operates, for example, conflicts of interest relating to the previous and/or expected performance of such a warehoused investment.

These conflicts related to syndication of investments and warehousing will not necessarily be resolved in favor of the Fund, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these or other associated conflicts. By subscribing for Units, Unitholders will be deemed to have consented to the syndication of investments and warehousing to the extent the terms of such transactions are approved by the Independent Directors.

Distribution. Any material adverse change to the ability of the General Partner and/or Manager to build and maintain a network of licensed securities broker-dealers, financial intermediaries and other agents could have a material adverse effect on the Fund’s business and the offering. If the General Partner and/or Manager is unable to build and maintain a sufficient network of participating broker-dealers and financial intermediaries to distribute Units in the issuance, the Fund’s ability to raise proceeds through the issuance and implement the Fund’s investment strategy may be adversely affected. In addition, the Manager may in the future serve as dealer manager for other Vista PE Funds. As a result, the Manager may experience conflicts of interest in allocating its time between the issuance and such other issuers, which could adversely affect the Fund’s ability to raise capital through the issuance and implement the Fund’s investment strategy. Further, the participating distributors retained by the General Partner and/or Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as the Fund, which they may elect to emphasize to their retail clients. This may further adversely impact the ability of the Fund to raise capital and therefore its ability to implement the investment strategy of the Fund.

Co-Investments. In addition to the other investment activities listed above (see “—Other Activities” above), which are likely to require the General Partner, the Manager, the non-Independent Directors and other employees of Vista to devote substantial amounts of their time to matters unrelated to the business of the Fund, the Fund will invest in investment opportunities with other Vista Entities (including any vehicle formed to invest alongside the Fund or any other Co-Invest Fund (as defined below) as part of Vista’s Co-Investment Strategies (as defined below) or otherwise), whether already formed or those that may be formed in the future (together, the “Vista Co-Investors”, and each a “Vista Co-Investor”). Vista’s “Co-Investment Strategies” means the Co-Investment Program and the Co-Invest SMA Program. The Co-Investment Program is a formal program sponsored by Vista that individual clients enter into in order to co-invest alongside Vista Entities through investment vehicles formed pursuant to Vista’s co-investment strategies (each, a “Co-Invest Fund”) that are established on an investment-by-investment basis. The Co-Invest SMA Program is a program through which Vista establishes Co-Invest Funds for individual clients to co-invest alongside Vista Entities; Vista retains varying degrees of discretion over the management of, and deployment of capital from, such co-investment vehicles, and such vehicles may invest both directly in one or more Vista PE Funds and co-invest alongside one or more Vista Entities. In addition, Vista reserves the right to establish one or more vehicles specifically to co-invest alongside the Fund.

The Fund also reserves the right to invest in investment opportunities together with third-party co-investors and other persons such as private equity or debt fund sponsors. Vista reserves the right to also offer or commit to offer co-investment opportunities that are made available to the Fund to certain co-investment vehicles sponsored or advised by Vista (including vehicles in which Vista personnel and their affiliates, senior advisors and other associated persons and their affiliated entities may invest) and/or certain third-party co-investors (including Vista and its affiliates, other Vista PE Funds, any companion funds, consultants, persons associated with a portfolio company and other third-parties, including persons who Vista believes will provide a benefit to a Vista PE Fund and/or one or more portfolio companies or who provide a strategic or similar benefit to Vista, a Vista PE Fund, and/or a portfolio company) and other persons, including investment vehicles managed or advised by private equity or debt fund sponsors and strategic investors (together with the Vista Co-Investors, the “Co-Investors”) and, in such circumstances, the size of the investment opportunity otherwise available to the Fund may be less than it would otherwise have been. Co-investment opportunities may be offered to some and not all limited partners or Unitholders in Vista’s sole discretion. Additionally, a limited partner or Unitholder may be offered fewer co-investment opportunities than other limited partners in the same Vista Fund or Unitholders in VistaOne. Investing in the Fund does not give any rights, entitlements or priority to co-investment opportunities in VistaOne or the other Vista Funds. Decisions regarding whether and to whom to offer co-investment opportunities, as well as the applicable terms on which a co-investment opportunity is made, are made in the sole discretion of Vista or its affiliates or other participants in the applicable transactions, such as co-sponsors.

Allowing for any co-investment generally reduces the amount of the relevant investment opportunity that theoretically could have been taken by the Fund, and because co-invest opportunities generally appeal to Fund investors and third-parties, Vista expects to be subject to potential conflicts of interest in determining the amount of any given investment opportunity that should be allocated to the Fund.

In connection with the acquisition of a Portfolio Company, the General Partner reserves the right to make (or commit to make) an investment in such Portfolio Company with a view towards selling a portion of such investment to Co-Investors or other persons prior to or following the closing of the acquisition. In such event, the General Partner generally will sell down or transfer such interests to the Co-Investors at the cost in which the Fund made its investment (including any applicable interest expense). In making such determination, the General Partner may consider a number of factors, including (i) the General Partner’s view as to the materiality of the change in valuation of the applicable interest subject to sell down or transfer and (ii) the General Partner’s interest in limiting the Fund’s exposure to a given investment. Any such determination will ultimately be subject to the policies and procedures of Vista’s Allocation and Conflicts Oversight Committee, which are subject to change from time to time. Accordingly, the Fund will bear the risk that some or all of the excess portion of such investment may not be sold or may be sold only on unattractive terms, including, for example, the risk that a portion of the investment will be syndicated at a reduced cost, at cost or at a lower amount at a time when the General Partner believes the value of such investment has appreciated or should be higher than that paid (or willing to be paid) by a Co-Investor. To the extent such a syndication is made, the General Partner’s interest in limiting the Fund’s exposure to a given investment while providing a potential benefit to Co-Investors investing at such lower values will give rise to a potential conflict of interest. As a consequence of a failed co-investment syndication process or a co-investment syndication on unattractive terms, the Fund would be required to (i) bear the entire portion of any breakup, topping or other fees, costs and expenses related to such investment (including the proportionate share of such amounts that were expected to have been borne by Co-Investors), (ii) hold a larger-than-expected investment in such Portfolio Company, (iii) receive less-than-fair-market value for the syndicated portion of the investment and/or (iv) realize lower than expected returns from such investment.

Vista or its affiliates, directly or through a vehicle, may also purchase, as an investment with the Fund, a portion of an investment opportunity that Vista or its affiliates intend at the time of such investment to bridge or warehouse for the benefit of an existing or potential Co-Investor or Vista Entity. In connection with such transaction, Vista or its affiliates would expect to dispose of its portion of such investment at a time when the Fund would continue to hold such investment, and the Fund would not be given the opportunity to dispose of any portion of its investment as part of such transaction.

Certain Co-Investors may be established principally for the benefit of Vista personnel, senior advisors and associated persons (which may include executives of Vista, VCG, Portfolio Companies (directly or indirectly) and external consultants) and such Co-Investors typically will not be subject to management fees or carried interest or other performance compensation. Management fees and carried interest or other performance compensation applicable to other Co-Investors will be established by Vista in its sole discretion and may be less than those applicable to the Fund. Certain Co-Investors not comprising Co-Investors established for the benefit of Vista and/or VCG personnel, senior advisors and associated persons may not be subject to or otherwise charged any management fees and/or carried interest or other performance compensation. Certain Co-Investors co-investing with the Fund likely will have interests or requirements that conflict with and adversely impact the Fund (for example, with respect to their liquidity requirements, available capital, the timing of acquisitions and dispositions or control rights). Co-investment opportunities are generally extended based on a range of factors, including, but not limited to: (a) the absolute size of the transaction; (b) the remaining available capital in the Fund; (c) the level of risk associated with the transaction in relation to the size of the equity commitment and the composition of the Fund’s portfolio; (d) whether there may be an ability or obligation for the Fund to put in additional capital at a later stage, which may reduce the amount of capital that the Fund can invest up-front in a particular transaction; (e) whether regulatory, legal or other risks may result in a desire to own less than a certain percentage of the overall equity; or (f) whether there is a third-party that Vista has determined provides independent value to a transaction (including in connection with sourcing, acquiring, holding, financing, managing, operating, or monitoring such investment) or otherwise to Vista, the Fund or one or more Portfolio Companies that is sufficient to justify the Fund investing appropriately lesser amounts in order to enhance the return profile of the investment. In the event Vista determines that there is a portion of an investment that is available for co-investment, it may select Co-Investors for such co-investments based on a range of factors, including, but not limited to, the opportunity to further a relationship with a Co-Investor that may have indirect long-term benefits to Vista, and the Co-Investor’s: (i) ability to enhance the value of the investment; (ii) ability to make timely, binding decisions; (iii) ability to participate in follow-on financing rounds; (iv) ability to make investments of scale; (v) impact on tax, regulatory, legal and similar considerations; (vi) prior co-investment experience; (vii) confidentiality concerns that may arise in connection with providing a Co-Investor with specific information relating to an investment opportunity; (viii) Vista’s perception of whether an investment opportunity may subject the other investors to legal, tax, regulatory, reporting, or other burdens that make it less likely that the other investor or person would act upon the investment opportunity if offered (including whether the investor or a party has a complicated tax structure that would require particular structuring implementation or covenants that would not otherwise be required); (ix) Vista’s perceptions of its past experiences and relationships with the investor or person, such as the willingness or ability of the investor or person to respond promptly and/or affirmatively to potential investment opportunities previously offered by Vista and the expected amounts of negotiations required in connection with an investor or person’s commitment (including if a co-investment vehicle has already been formed to facilitate the investment); (x) the character and nature of the co-investment opportunity (including the potential co-investment amount, structure, geographic location, tax characteristics and relevant industry); (xi) the level of demand for participation in such co-investment opportunity; (xii) the ability of a potential co-investment party to aid in operating or monitoring the investment or the possession of certain expertise by a potential co-investment party and the potential co-investment party’s relationship with the management team of the potential Portfolio Company and whether the potential co-investment party has any existing positions in the Portfolio Company; (xiii) any interests a potential co-investment party has in any competitors of the Portfolio Company; (xiv) Vista’s evaluation of whether the profile or characteristics of the potential co-investment party may have an impact on the viability or terms of the proposed investment opportunity and the ability of the Fund to take advantage of such opportunity (for example, if the investor or person is involved in the same industry as a target company in which the Fund wishes to invest, or if the identity of the investor or person, or the jurisdiction in which the potential co-investment party is based, may affect the likelihood of the Fund being able to capitalize on a potential investment opportunity); (xv) whether Vista believes that allocating investment opportunities to an investor or person will help establish, recognize, strengthen, and/or cultivate relationships that may provide indirectly longer-term benefits (including strategic, sourcing or similar benefits) to the Fund and/or Vista and whether the potential co-investment party has demonstrated a long-term and/or continuing commitment to the potential success of the current or future Vista Entities and/or Vista; (xvi) rights of priority with respect to co-investment allocations granted by virtue of the Co-Investor’s participation in Vista’s Co-Investment Strategies; (xvii) whether a potential co-investment party has a history of participating in opportunities; (xviii) size and nature of other co-investment opportunities (if any) expected to be available around the same time; (xix) the extent to which a potential co-investment party has been provided a greater amount of co-investment opportunities relative to others; (xx) the composition of a co-investment vehicle’s portfolio; (xxi) whether the potential co-investment party would require any governance rights that would complicate the transactions (or, alternatively, whether the potential co-investment party would be willing to defer to Vista and assume a passive role in governing a Portfolio Company); (xxii) rights of priority with respect to co-investment allocations by virtue of the Co-Investor’s participation in either the Co-Investment Program or the Co-Invest SMA Program; and (xxiii) whether and to what extent the Co-Investor will pay management or performance-based fees (including different carried interest). In addition, from time to time, Vista or its affiliates will participate alongside the Fund in an investment, which will reduce the amount of any co-investment opportunities available to Unitholders. The factors above are not listed in order of importance or priority and Vista is not required to, and does not, consider all of the factors described above in any particular investment and some factors may be more or less important depending upon the nature of the particular investment and attendant circumstances or from which fund strategy the co-investment opportunity was generated.

From time to time, the Manager has arranged certain above-the-fund structured equity vehicles that serve to increase the amount of general partner commitment available to Vista principals (“GP commitments”) in Vista Entities. Such GP commitments are in addition to the contractually required minimum GP commitment in the applicable Vista Entities, and further align Vista’s interest with its investors. Certain other structured equity vehicles make additional investments in holding companies that invest directly in portfolio companies or investments. These vehicles are either alongside a Vista Entity or below-the-fund and provide additional leverage for such holding companies.

Notwithstanding the foregoing, Vista is generally required to first present to the Co-Investment Program and any Co-Invest Funds established for individual clients pursuant to the Co-Invest SMA Program over which Vista has investment discretion (such Co-Invest Funds, the “Vista Co-Invest Funds”) all co-investment opportunities arising with respect to another Vista PE Fund that are not allocated to another Vista PE Fund; provided that (i) such investment opportunities, in Vista’s good faith judgement, meet the Co-Investment Program’s or the Vista Co-Invest Funds’ respective investment criteria and (ii) a Co-Invest Fund established pursuant to the Co-Investment Program or the Co-Investment SMA Program is able to make such investments and such investments are not materially limited as a result of investment restriction or applicable law or regulation. Any co-investment opportunities remaining after such presentation to the Co-Investment Program may then be presented to other participants of the Co-Invest SMA Program and/or other third-party Co-Investors based on the factors listed above. Subject to applicable contractual restrictions, Vista retains broad discretion in establishing the terms of the Co-Investment Strategies and other co-investment arrangements.

Vista’s allocation of investment opportunities among investors or persons and in the manner discussed above may not, and often will not, result in proportional allocations among such persons, and such allocations may be more or less advantageous to some such persons relative to other such persons. For example, Vista may be incentivized to offer a co-investment opportunity to certain investors or persons over others based on its economic arrangements with such persons (including, for example, whether Vista and/or the General Partners are entitled, under arrangements made with certain potential co-investment parties, to additional management fees, carried interest, or other fees based on the availability of co-investment opportunities offered to such parties). Different economic arrangements among co-investment parties will also create an incentive for Vista to allocate certain co-investment opportunities (for example, those that are expected to generate higher carry) to the co-investment party with greater economic potential for Vista (e.g., those with higher management fees and/or performance-based fees). In addition, Vista will maintain full discretion regarding Vista or Vista PE Funds implementing their investment strategies, including in the acquisition and ownership composition of portfolio companies, and certain investment vehicles managed or advised by private equity or debt funds, co-sponsors, co-underwriters, financing parties and other persons who Vista believes will provide a benefit to a Vista PE Fund and/or one or more portfolio companies or who provide a strategic or similar benefit to Vista, a Vista PE Fund, and/or a portfolio company may receive allocations of investment opportunities in priority to other Co-Investors. While Vista will allocate investment opportunities in a manner that it believes in good faith is fair and equitable to its clients under the circumstances over time and considering relevant factors, there can be no assurance that the Fund’s actual allocation of an investment opportunity, if any, or the terms on which that allocation is made will be as favorable as they would be if the conflicts of interest to which Vista may be subject, discussed herein, did not exist. From time to time, Vista’s Allocation and Conflicts Oversight Committee may make allocation determinations and/or resolve conflicts of interest as they arise between the Vista PE Funds, strategies, and/or other parties.

In the event Vista determines to offer an investment opportunity to Co-Investors, there can be no assurance that Vista will be successful in offering a co-investment opportunity to a potential Co-Investor, in whole or in part, that the closing of such co-investment will be consummated in a timely manner, that the co-investment will take place on the terms and conditions that will be preferable for the Fund, or that expenses incurred by the Fund with respect to the syndication of the co-investment will not be substantial, and the Fund bears the risk that any or all excess portion of an investment is not sold or is sold on unattractive terms. As a consequence, the Fund may bear the entire portion of any fees, costs and expenses related to such investment including, but not limited to, break-up fees and hold a larger than expected portion of such investment. Further, it is possible that a potential co-investment party may experience financial, legal or regulatory difficulties and may, from time to time, have economic, tax, regulatory, contractual or other business interests or goals that are inconsistent with those of the Fund and as a result, may take a different view from Vista as to appropriate strategy for an investment or may be in a position to take a contrary action to the Fund’s investment objective. In the event that Vista is not successful in offering a co-investment opportunity to potential Co-Investors, in whole or in part, the Fund may consequently hold a greater concentration and have more exposure in the related investment opportunity than was initially intended, which could make the Fund more susceptible to fluctuations in value resulting from adverse economic and/or business conditions with respect thereto. An investment that is not syndicated to Co-Investors as originally anticipated could significantly reduce the Fund’s overall investment returns. Similarly, it is possible that the market value of an investment may increase between the time that Vista closes on the investment and the time that the syndication is completed. In most cases the purchase price paid by syndicate buyers will not reflect this increase. Therefore, it is possible that the Fund overcommits to an investment and will bear a disproportionate allocation of the risks associated with the transaction without being compensated for assuming such risks.

Co-Investors may purchase their interest in an investment at the same time as the Fund or may purchase their interest from the Fund after the Fund has consummated the investment structured in such case as a post-closing sell down or transfer. Vista will generally seek to ensure that the Fund and any Co-Investors participate in any co-investment and any related transactions on comparable economic terms to the extent Vista determines appropriate and subject to legal, tax and regulatory considerations. Unitholders should note, however, that such participation may not be appropriate in all circumstances and that the Fund may participate in such investments on different and potentially less favorable economic terms than other parties if Vista deems such participation as being otherwise in the Fund’s interests. Each co-investment opportunity (should any exist) is likely to be different than other co-investment opportunities and the allocation of each such opportunity will be dependent on the facts and circumstances specific to that unique situation (e.g., timing, industry, size, geography, asset class, projected holding period, exist strategy and counterparty). This may have an adverse impact on the Fund. To the extent the Fund borrows under a subscription line credit facility in order to acquire a portion of an investment (or pay related expenses) that it subsequently sells down to a Co-Investor, the interest accrued on such borrowing may be paid by the Fund and borne by its Unitholders.

If a proposed transaction is not consummated and no co-investment vehicle is formed or a Co-Investor is not admitted to a vehicle that is formed, the full amount of expenses relating to such proposed but unconsummated transaction would be borne by the Fund as proposed investors for such proposed transaction (including reverse termination fees, extraordinary expenses, such as litigation costs and judgments, and other expenses). If a co-investment vehicle is formed, a Vista Co-Investor is admitted to such vehicle, and such vehicle is fully permitted to participate in such transaction, such entity generally will bear expenses related to its formation and operation, many of which are similar in nature to those borne by the Fund, although, from time to time, the Fund alongside which a co-investment vehicle is investing generally will bear such costs directly or indirectly. In the event that a transaction in which a co-investment was planned, including a transaction for which a co-investment was believed necessary in order to consummate such transaction, ultimately is not consummated, all broken deal expenses relating to such unconsummated transaction (including reverse termination fees, extraordinary expenses such as litigations costs and judgments, and other expenses) could be borne entirely by the Fund, and not by any prospective co-investors, that were to have participated in such transaction. As a result, such costs are typically borne by the Fund as proposed investors in such proposed transaction, which will result in the Fund bearing more than its pro rata share of such unconsummated transaction costs. In many cases, no co-investment vehicle will have been formed at such time. Similarly, co-investment vehicles may not be allocated any share of break-up fees paid in connection with such an unconsummated transaction. However, to the extent that such co-investors have already invested in a co-investment or other vehicle in connection with such planned transaction, and such vehicle is fully permitted to participate in such transaction, the vehicle will generally bear its share of such broken deal expenses where permitted by such vehicle’s governing documents. To the extent the Fund makes use of a credit facility to invest in a Portfolio Company or pay related expenses, it generally will not be reimbursed separately by Co-Investors for use of the facility.

Costs associated with proposed but unconsummated transactions are expected to include, among other things, legal, accounting, advisory, consulting or other third-party expenses (including amounts payable to third-parties), any travel and travel-related and accommodation expenses, all fees, costs, and expenses of lenders, investment banks and other financing sources in connection with arranging financing for a proposed investment (including commitment fees), any break-up fees, reverse termination fees, topping, termination costs of negotiating co-investment documentation (including non-disclosure agreements with counterparties), the costs from onboarding (i.e., KYC) investment entities with a financial institution, expenses incurred in connection with any tax audit, investigation, settlement or review of the investment entities, or other similar fees, extraordinary expenses such as litigation costs and judgments and other expenses, and any deposits or down payments of cash or other property which are forfeited in connection with a proposed investment that is not consummated.

Furthermore, as described below under “Allocation of Investment Opportunities”, Vista and its personnel may manage assets for one or more advisory clients through a separate account or similar arrangement employing an investment strategy investing in parallel with, or similar to, the strategy of the Fund. Such arrangements may afford those clients different terms than the Unitholders with respect to fees and expenses, subscription, liquidity and the content and frequency of reports. Advisory clients that have been granted additional access to portfolio information or enhanced transparency may be able to make investment decisions based on information and at times not generally available to other investors, including the Unitholders. Any such investment decisions made by these advisory clients on the basis of such information, including as related to the exercise of any liquidity rights, could adversely affect the market value of the Fund’s investments and therefore the value of the interests the Fund.

For an additional description of Vista’s allocation procedures with respect to co-investment opportunities, please see Part 2 of the Form ADV for Vista Equity Partners Management, LLC.

Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that Vista provides investment management services to both the Fund and other Vista Entities, including the allocation of co-investment opportunities among the Fund and such other Vista Entities.

The General Partner, the Manager and their affiliates may give advice and make investment recommendations to other Vista Entities that differ from advice given to, or investment recommendations made to, the Fund, even though their investment objectives may be the same or similar to those of the Fund. Other Vista Entities, whether now existing or created in the future, could compete with the Fund for the purchase and sale of all or a subset of investment opportunities (see “—Competing Investments” below).

While Vista will seek to manage potential conflicts of interest in good faith, the portfolio strategies employed by Vista in managing its other entities could conflict with the transactions and strategies employed by Vista, the General Partner and the Manager in managing the Fund and may affect the prices and availability of the investments. Conversely, participation in specific investment opportunities may be appropriate, at times, for both the Fund and other Vista Entities. Allocation of identified investment opportunities among the Fund and other Vista Entities presents inherent conflicts of interest where demand exceeds available supply. Unitholders should note that the conflicts inherent in making such allocation decisions likely will not always be resolved to the advantage of the Fund.

With respect to the allocation of investment opportunities among the Fund and other Vista Entities, as a general matter, and subject to the Fund LPA, Vista and its affiliates will allocate investment opportunities (and realization opportunities) between the Fund and such other Vista Entities in a manner that is consistent with the adopted written investment allocation policies and procedures established by Vista and its affiliates, which may be amended from time to time, designed to ensure allocations of opportunities are made over time on a basis it determines to be fair and equitable to its clients under the circumstances.

As an initial matter, Vista and its affiliates will evaluate key characteristics regarding the target investment, including the enterprise value and operational maturity of the target and/or the nature of the investment (i.e., debt or equity) to determine which Vista PE Funds are eligible to participate in the opportunity, considering whether such opportunity meets the investment objective, strategy (including due to such target falling within a particular industry vertical or otherwise due to defining characteristics such as ESG or similar considerations applicable to the Fund or such other Vista PE Funds) and targeted portfolio construction criteria of one or more Vista Entities. Prior to making any allocation to a Vista Entity of an investment opportunity, Vista, in its discretion, determines what additional factors may restrict or limit the offering of an investment opportunity to one or more Vista Entities (e.g., obligation to offer, related investments or legal and regulatory exclusions, etc.). In allocating investment opportunities, Vista reserves the right to also take into account such factors as the sourcing of the transaction (and with respect to an investment opportunity originated by a third-party, the relationship of a particular Vista PE Fund to or with such third-party), each Vista Entity’s liquidity, reserves and targeted rate of return and duration, the size and nature of the company (enterprise value) or investment (including whether a Vista Entity is able to commit to invest all capital required to consummate a particular investment opportunity and the stage of development and anticipated holding period, liquidity and duration of the investment), minimum, maximum or target investment size, the nature of the investment focus of such other Vista Entities (including, without limitation, the size of an investment), the relative amounts of capital available or projected future capacity for investment (including whether a Vista Entity is able to invest all capital required to consummate a particular investment opportunity), applicable investment limitations (including, without limitation, industry, asset class, issuer, volatility and geographic exposure limits, hedging limits, leverage, concentration, diversification considerations and other similar risk metrics), the structural and operational differences among Vista Entities (including, without limitation, exposure limits and hedging risks), risk and cash flow considerations, suitability as a follow-on investment for a current investment or to upsize an existing investment, composition of each Vista Entity’s portfolio, the availability of other suitable investments for each Vista Entity, the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals, any “ramp-up” period of a newly established Vista Entity, the structural and operational considerations of the Vista Entities (including, without limitation, exposure limits and hedging limits), whether an investment opportunity requires additional consents or authorizations from the Fund, investors or third-parties, whether an investment opportunity would enable the Fund to qualify for certain programmatic benefits or discounts that are not readily available to other funds including, but not limited to, the ability to enter into credit arrangements with certain financial or governmental institutions, the operational maturity of the prospective portfolio company, likelihood of current income, whether the investment complements an existing portfolio company already owned by a Vista Entity (for example, a debt instrument of a portfolio company whose equity is owned by a Vista Entity, the use of leverage in the proposed capital structure, any requirements contained in the governing documents of such other Vista Entities and other considerations deemed relevant by the General Partner and Vista in good faith). For allocating investment opportunities in public securities among the Fund and other Vista Entities, except as described in the applicable allocation procedures of Vista (which may be subject to change from time to time), the Fund and each other Vista Entity interested in participating in any such investment opportunity will each determine a desired target size with respect to such investment opportunity and such investment opportunity will generally be allocated amongst the Fund and each other Vista Entity on a pro rata basis based on the desired target size of the Fund and each such other Vista Entity. In other circumstances, during the period that a Portfolio Company is owned by the Fund, it could become a suitable investment for one or more other Vista Entities due to size, revenue or other characteristics. The application of the above allocation requirements and factors will often result in allocation on a non-pro rata basis and there can be no assurance that the Fund will participate in all investment opportunities that fall within its investment objectives. To the extent that a particular Vista Entity desires to take advantage of any market dislocation or favorable market condition and make an investment alongside another Vista Entity, such investment opportunities will be allocated based on the factors identified above and in accordance with Vista’s allocation policy, as amended from time to time. Vista makes allocation determinations based solely on Vista’s expectations at the time such investments are made, however, investments and their characteristics may change and there can be no assurance that an investment may prove to have been more suitable for another Vista Entity in hindsight. Vista and its affiliates may also determine that allocation of all or a portion of an investment opportunity to Vista and its affiliates may be appropriate in instances where Vista or its affiliates intend to bridge or warehouse such investment opportunity for a current or future Vista PE Fund.

Vista also reserves the right to enter into arrangements with third-party service providers or consultants, who provide Vista with deal sourcing services or other information on investment opportunities. Vista will allocate such investment opportunities, and fees and expenses in connection with such investment opportunities, in the same way it otherwise allocates opportunities and fees and expenses.

The ability of Vista to effect or recommend transactions on behalf of the Fund may be restricted by applicable laws or regulatory requirements in the United States (including without limitation under the 1940 Act), or elsewhere that are applicable to Vista or any Vista Entity. In addition, Vista may adopt policies designed to comply with such laws or requirements. Accordingly, the Fund may be subject to restrictions applicable to any potential investments alongside, or investments in portfolio companies or prospective portfolio companies of certain Vista Entities, including regulated funds. As a result, there may be periods when the General Partner or the Manager may not make or otherwise initiate or recommend certain Investments on behalf of the Fund and Unitholders will not be advised of that fact.

In terms of governance, Vista has established an Allocation and Conflicts Oversight Committee that assists Vista in (a) upholding its fiduciary duty to each of the Vista Entities through the allocation of investment opportunities in a manner that is consistent with their governing documents and ensuring that allocation determinations among the investment strategies and Vista Entities is fair and equitable over time and consistent with Vista’s allocation policy, and (b) assisting in the resolution of certain investment-related conflicts of interest.

As described above, Vista will generally allocate control investment opportunities in a manner that is consistent with the adopted written investment allocation policies and procedures established by Vista, which may be amended from time to time, and in accordance with such policies and procedures, such allocation, among different types of Vista PE Funds on the Vista platform, may be based on the estimated enterprise value such that the Vista Flagship Funds are allocated investment opportunities with the largest estimated enterprise value relative to the Vista Foundation Funds and Vista Endeavor Funds, which are generally allocated investment opportunities with smaller estimated enterprise values, subject to certain exceptions. The Fund generally expects to participate in control investment opportunities with the Vista PE Funds.

Subject to the foregoing discussion and the below, allocations of investments between the Fund, on the one hand, and the Vista PE Funds, on the other hand, are generally expected to take place in accordance with any number of considerations beyond contractual obligations as set forth in Vista’s allocation policy, as such policy may be updated from time to time. An investment opportunity may be appropriate for more than one Vista PE Fund, which would create a conflict between the Vista PE Funds that will be resolved in accordance with Vista’s allocation policy. To the extent the Fund jointly holds securities with any other Vista PE Fund that has a different expected duration or different liquidity terms, conflicts of interest will arise between the Fund and such other Vista PE Fund with respect to the timing and manner of disposition of opportunities. In order to mitigate any such conflicts of interest, the Fund may recuse itself from participating in any decisions relating or with respect to the investment by the Fund or such other Vista PE Fund. If such other Vista PE Fund maintains voting rights with respect to the securities it holds, or if the Fund does not recuse itself, Vista may be required to take action where it will have conflicting loyalties between its duties to the Fund and such other Vista PE Fund, which may adversely impact the Fund. Even if the Fund and such other Vista PE Fund and/or co-investment or other vehicles invest in the same securities, conflicts of interest may still arise. For example, it is possible that as a result of legal, tax, regulatory, accounting or other considerations, the terms of such investment (including with respect to price and timing) for the Fund and/or such other Vista PE Fund and/or co-investment or other vehicles may not be the same. Additionally, the Fund and such other Vista PE Fund and/or co-investment or other vehicles will generally have different expiration dates and/or investment objectives (including return profiles) and Vista, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities and such differences may also impact the allocation of investment opportunities (including follow-on investments related to earlier investments made by the Fund and such other Vista PE Fund). Such other Vista PE Fund and/or co-investment or other vehicles may also have certain governance rights for legal, regulatory or other reasons that the Fund will not have. As such, the Fund and/or such other Vista PE Fund and/or co-investment or other vehicles may dispose of a shared investment (or choose whether to invest in related investments (such as follow-on investments)) at different times and on different terms, and investors therein may receive different consideration than is offered to the Unitholders (e.g., Unitholders may receive cash whereas investors in such other Vista PE Fund and/or co-investment or other vehicles may be provided the opportunity to receive distributions in-kind in lieu thereof). In the event that, upon disposition of such shared investment, Unitholders receive distributions in cash and shareholders of such other Vista PE Fund and/or co-investment or other vehicles receive distributions in kind, the returns of the Fund’s Unitholders on such shared investment may be less than those investors of such other Vista PE Fund and/or co-investment or other vehicles who received distributions in kind and liquidated the corresponding securities at a later time. In addition, investments alongside a Vista PE Fund in public securities may also result in conflicts of interest that do not apply to other joint investments. Following an IPO or subsequent public offering of a portfolio entity in which the Fund and any other Vista PE Funds hold an investment or otherwise if at any time the Fund and another Vista PE Fund both hold public securities in the same portfolio company, the Fund and such other Vista PE Fund are generally permitted to exit such public securities at different times and on different terms through sales on the public markets Vista may reach different conclusions for each such vehicle on the decision of whether, when and at what price to sell such securities based on the different expiration dates and/or investment objectives of the Fund and such other Vista PE Funds or for other reasons, and this may result in other Vista PE Funds exiting earlier or at a higher price than the Funds (or vice versa). Alternatively, the Fund and any other Vista PE Funds may dispose of investments together and the timing of such disposition may in part be driven by another Vista PE Fund’s term or return profile that may be different from the Fund’s, particularly in light of the Fund’s perpetual nature. It is also possible that the Fund and one or more other Vista PE Funds will buy certain investments or assets at or about the same time that one or more additional other Vista PE Funds are selling the same or related investments or assets. Such circumstances can be expected to arise from time to time for a number of reasons and may depend on various factors including the respective amounts of available capital, expiration dates, investment objectives and/or return profiles of the Fund and/or other Vista PE Funds. Vista will not be required to provide notice or disclosure of the terms or occurrence of any such transactions to the Unitholders or obtain any consent or approval from the Board of Directors, and there can be no assurance that conflicts of interest arising out of such transactions will be resolved in favor of the Fund.

In addition, from time to time and as permitted by the Fund LPA, Vista reserves the right to form one or more separately managed accounts or other similar arrangements with one or more investors (who may also be investors in the Fund or other Vista PE Funds) that have the same or overlapping investment objectives with the Fund. In such circumstances, the existence of any such separately managed account (or similar arrangement) that invests alongside the Fund would generally reduce the capital available for the Fund to invest in an investment in which such separately managed account or similar arrangement invests. Any such separately managed account (or similar arrangement) may be funded (directly or indirectly) by proceeds received by one or more investors in one or more Vista PE Funds.

Vista’s allocation of investment opportunities among the Fund and other Vista Entities in the manner discussed above may result in the allocation of all or none of an investment opportunity to the Fund, or a disproportional allocation among such persons, with such allocations being more or less advantageous to some such persons relative to other such persons. There can be no assurance that the Fund’s actual allocation of an investment opportunity, if any, or the terms on which such allocation is made, will be as favorable as they would be if the conflicts of interest to which Vista likely will be subject, discussed above and below, did not exist. There can be no assurance that the Fund will have an opportunity to participate in certain investments that fall within the Fund’s investment objectives.

For an additional description of Vista’s allocation procedures with respect to investment opportunities, please see Part 2 of the Form ADV for Vista Equity Partners Management, LLC.

Conflicts Relating to Purchases and Sales and Different Positions in the Capital Structure. The Fund is expected to, from time to time, invest in conjunction with an investment being made by another Vista Entity and is expected to invest in the securities of a company in which any such other Vista Entity has already made an investment, including when the Fund and another Vista Entity invest in different types of securities of the same Portfolio Company, and potential conflicts are expected to arise in connection with such investments. Vista is permitted to cause the Vista Entities to invest in a broad range of asset classes throughout the corporate capital structure, including investments in corporate loans, debt securities, preferred equity securities, and common equity securities. Accordingly, Vista Entities are permitted invest in different parts of the capital structure of a company or other issuer in which the Fund invests, subject to provisions of the relevant limited partnership agreement, without the Fund’s approval. For example, Vista invests in the equity securities of a portfolio company on behalf of a Vista PE Fund and, at times, in the debt of the same company for a Vista Credit Fund. In addition, Vista Entities may invest in the same part of the capital structure of a specific company or other obligor, but in different proportions, and, given that the different Vista Entities may be subject to different tax, legal or regulatory requirements or have different investment objectives, the Vista Entities may have conflicting interests with respect to certain aspects of such investment. As a consequence, conflicts of interest may arise in connection with decisions made by Vista, including with respect to structuring such investment and exiting such investment, which may be more beneficial for one or more Vista Entities than the Fund. In addition, Vista may cause a Vista Credit Fund to invest in the debt of an obligor and, at times, cause a Vista PE Fund to invest. A Vista PE Fund is not required to, for example, invest through the same investment vehicles, invest at the same time, have the same access to credit or employ the same hedging or investment strategies as a Vista Credit Fund and vice versa with respect to a Vista Credit Fund. This will likely result in differences in price, terms, leverage and associated costs. Where multiple Vista Entities invest in the same company at different times, the first Vista Entity to invest typically will bear a higher level of diligence and transaction fees, costs and expenses than later Vista Entities; similarly, to the extent a transaction does not proceed, the first Vista Entity to invest typically will bear the full amount of broken deal expenses relating to the transaction, regardless of whether other Vista Entities could or would have invested in the company in potential future transactions. Further, there can be no assurance that the Vista PE Fund and the Vista Credit Fund or any vehicle with which it co-invests will exit such investment at the same time or on the same terms, or that the terms of such fund and a co-invest vehicle will be perfectly aligned (for example, in instances where a fund bears any guarantee obligations in connection with financing a transaction and the co-investors are not required to bear such risks), nor is the relevant Vista Entity, subject to the relevant limited partnership agreement, required to obtain the relevant advisory committee approval in order to do so. Vista and its affiliates may from time-to-time express inconsistent views of commonly held investments or of market conditions more generally. For example, Vista may choose to sell all or part of an investment in an entity while another Vista Entity holds or increases its investment in such entity (or vice versa). In instances where multiple Vista PE Funds invest in a company at the same time or at a different time and the portfolio company seeks additional capital, if one Vista PE Fund is unable to fund its share of additional capital (e.g., in the event such Vista PE Fund does not have sufficient available capital), the other Vista PE Fund will likely be obligated to fund more than its share of such amount. In such event, one Vista PE Fund will gain greater exposure to such investment than may have been intended and the other Vista PE Fund will be diluted in such investment. The returns of each Vista PE Fund may be negatively impacted as a result of the foregoing. In addition, investment opportunities may be appropriate for one or more Vista Entities at the same, different or overlapping levels of a portfolio company’s capital structure.

In the event that one Vista Entity has a controlling or significantly influential position in a portfolio company, it will have the ability to elect some or all of the board of directors of such a portfolio company, thereby controlling the policies and operations, including the appointment of management, future issuances of securities, payment of dividends, incurrence of debt and entering into extraordinary transactions. In addition, a controlling Vista Entity is likely to have the ability to determine, or influence, the outcome of operational matters and to cause, or prevent, a change in control of such a company. Such management and operational decisions may, at times, be in direct conflict with other Vista Entities that have invested in the same portfolio company that do not have the same level of control or influence over the portfolio company.

There can be no assurance that the return on a Vista Entity’s investments will be the same as the returns obtained by other Vista Entities participating in a given transaction or that it would have been as favorable as it would have been had such conflict not existed. As the investment adviser to both the Vista PE Funds and Vista Credit Funds, Vista owes a fiduciary duty to each Vista Entity. Because of the different legal rights associated with the debt and equity of the same portfolio company, Vista may face a conflict of interest in respect of the advice it gives to, and the actions it takes on behalf of one Vista Entity versus another Vista Entity (e.g., the terms of debt instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies), and the action taken for a Vista PE Fund may be adverse to a Vista Credit Fund (or vice versa), particularly in the case of financial distress of a company. Given the nature of such conflicts there can be no assurance that any such conflict can be resolved in a manner that is beneficial to each Vista Entity. For example, the Vista PE Funds, including the Fund, are permitted to hold equity interests in a portfolio company in which a Vista Credit Fund holds debt securities or of which it is otherwise a creditor. In a bankruptcy proceeding, the Vista PE Fund’s interest may be subordinated or otherwise adversely affected by virtue of Vista’s or the Vista Credit Fund’s involvement and actions relating to their debt investment. This may result in loss or substantial dilution of the Vista PE Fund’s investment, while Vista or the Vista Credit Fund recovers all or part of amounts due to it. In addition, where Vista or the Vista Credit Fund is a creditor of a portfolio company in which the Vista PE Fund holds more junior securities, Vista or the Vista Credit Fund may take actions in its own interests with respect to its rights as a creditor (e.g., with respect to breaches of covenants) that may be adverse to the interests of the Vista PE Fund as an equity holder. The General Partner and the Manager’s ability to implement the Fund’s strategies effectively may be limited to the extent that contractual obligations entered into in respect of investments made by Vista or another Vista Entity, including Vista Credit Funds, impose restrictions on the Fund engaging in transactions that the General Partner and the Manager may otherwise be interested in pursuing. In addition, in the event a portfolio company breaches a debt or asset covenant, two Vista Entities holding investments of a different priority may have differing interests in terms of deciding whether to waive certain available remedies. Such actions would have a direct (and likely negative) impact on the Vista PE Fund’s equity investment in such a company. The involvement of Vista Entities at both the equity and debt levels could inhibit strategic information exchanges among fellow creditors. In certain circumstances, the Vista Entities will be prohibited from exercising voting or other rights and will be subject to claims by other creditors with respect to the subordination of their interest.

Investments by more than one Vista Entity in a portfolio company also have the potential to raise the risk of using assets of another Vista Entity to support positions taken by other Vista Entities, or that a Vista Entity may remain passive in a situation in which it is entitled to exercise voting or other rights. In addition, where more than one Vista Entities invest in the same portfolio company, there can be no assurance that such parties will dispose of investments at the same time and on the same terms. For example, because Vista has a potential incentive to show realized returns in connection with other fundraising activities (including fundraising for a successor fund) and because one fund’s term may expire before the end of another fund’s term, such Vista PE Funds may dispose of the investment at different times. Investments disposed of at different times will likely be disposed of at different valuations and, as a result, each Vista Entity may realize different returns as compared to the same investment held by another entity. These variations in timing may be detrimental to a Vista Entity. At the same time, if Vista determines it is advisable for a Vista Entity to exit an investment at the same time as another Vista Entity, the term of which may expire sooner than the former entity’s, such former entity may dispose of its interest earlier than it ordinarily would have and may, as a result, experience lower returns than it otherwise may have earned on such investments. From time to time, Vista’s Allocation and Conflicts Oversight Committee may resolve conflicts of interest as they arise between Vista Entities, strategies, and/or other parties. There can be no assurance that any such conflict can be resolved in a manner that is beneficial to either Vista Entities. In that regard, actions may be taken for one or more Vista Entities that adversely affect another Vista Entity.

If additional capital is necessary as a result of financial or other difficulties of a portfolio company, or to finance growth or other opportunities, the Vista Entities (individually or with another Vista Entity) may or may not provide such additional capital, and if provided, each Vista Entity generally will supply such additional capital in such amounts, if any, as determined by Vista in its sole discretion. Conflicts would also arise in situations where Vista could potentially cause portfolio companies owned by different Vista Entities to merge in whole or part with each other or to be purchased or sold in whole or in part to each other. Such transactions may lead to a conflict of interest because Vista controls the Vista Entities and/or portfolio companies on each side of such transactions. Depending on the transaction structure, such transaction may disproportionately benefit the purchasing, selling, or merging Vista Entity (or Vista as a result of its interests in a Vista Entity), and the other Vista Entity may incur expenses or forego gains that would have been obtained had it not exited such company or companies. Determining consideration or other terms of such transactions have the potential to create a conflict of interest because of the terms (including the fee terms) of the Vista Entities and Vista’s interest in such Vista Entities. The acquisition or merger by a Vista Entity have the potential to also lead to the other Vista Entity holding the remaining portion of the company, if any, longer than it otherwise would have, which may increase the risk for loss. As a fiduciary to each Vista Entity in such a transaction, Vista will act in the best interests of each Vista Entity (as determined in its sole discretion), but there is no assurance that such transaction will be equally profitable or advantageous to each participating Vista Entity.

Vista will resolve all such conflicts using its reasonable judgment but in its sole discretion, subject in certain cases to approval by the limited partner advisory committees of the applicable Vista Entities (or, in the Fund’s case, the Independent Directors). There can be no assurance that any such conflicts can be resolved in a manner that is beneficial to each Vista Entity.

In addition, certain Vista Entities are permitted to invest in securities of publicly traded companies which are actual or potential Portfolio Companies of the Fund. The trading activities of those funds may differ from or be inconsistent with activities which are undertaken for the account of the Fund in such securities or related securities. In addition, the Fund may not pursue an investment in a portfolio company as a result of such trading activities by other Vista Entities. Vista is permitted to from time to time implement certain policies and procedures that seek to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions. Such policies and procedures have the potential, however, to reduce synergies across Vista’s areas of operation or expertise that the Fund is able to draw on to pursue its investment strategy and objectives. As a result of Vista’s growth and current and future product offerings, Vista is and may become subject to more regulatory and contractual restrictions than it would be subject to if it only managed the Fund and its predecessor and successor vehicles.

In certain circumstances, if more than one Vista Entity (including the Fund) is participating in an investment, the Fund may bear more than its pro rata share of expenses relating to such investment if the other Vista Entities do not have the resources to bear such expenses (including, for instance, as a result of insufficient reserves and/or the inability to call capital to cover such expenses). In such circumstances described above, Vista could take steps to reduce the potential conflicts of interest between the various Vista Entities (including the Fund), including causing the Fund to take certain actions that, in the absence of such conflict, it would not take (e.g., the Fund may divest itself of an asset it otherwise may have retained, Vista may establish information barriers, certain matters may be referred to the Board or a third-party, or the Fund may only invest in securities that seeks to align the interests with other investing Vista Entities). Any such steps could have the effect of benefiting another Vista Entity or Vista at the expense of the Fund.

Employees, their relatives, and related persons of Vista have, and are expected to continue to have, capital investments in or alongside certain Vista Entities, or in prospective Portfolio Companies directly or indirectly, and therefore may have additional conflicting interests in connection with these investments. In addition, subject to any restrictions in the Fund LPA, the Fund is permitted from time to time invest in securities of companies in which Vista, its personnel, their relatives, and other related persons of Vista have previously invested for their own accounts. Furthermore, subject to any restrictions in the Fund LPA, Vista, its personnel, their relatives, and/or other related persons are permitted from time to time invest for their own accounts in securities of companies in which the Fund invests. While the significant interests of Vista, its personnel, their relatives, and/or other related persons generally align the interest of such persons with the Vista Entities, such persons may have differing interests from the Fund with respect to such investments (for example, with respect to the availability and timing of liquidity) creating conflicts of interest. In addition, Vista personnel and their relatives are permitted to buy securities in transactions deemed unsuitable for the Fund. Such transactions are subject to conflicts of interest because Vista and its personnel and affiliates investing in the opportunity will, for some investments, benefit from the evaluation, investigation and due diligence undertaken by Vista on behalf of the Fund. In such circumstances, subject to any restrictions in the Fund LPA or the Fund’s policies and procedures, the investing Vista personnel and their relatives will not be required to share in or reimburse the Fund for any expenses (including broken deal expenses) incurred by the Fund in connection with the Fund’s consideration of the relevant investment opportunity. Such transactions are subject to any restrictions in the Fund LPA or the Fund’s policies and procedures. Vista generally will determine all matters relating to structuring transactions, including the amount and terms of securities and allocation of securities among Vista Entities, using its reasonable judgment considering all factors it deems relevant, but in any case, in its sole discretion.

Value Creation Team. The Value Creation Team (“VCT”) and members thereof (including VCG personnel) are entitled to receive fees from Portfolio Companies or the Fund related to consulting, management, due diligence and other services (“VCT Fees”). In general, VCT’s services are being provided to implement and install the Vista Best Practices and/or to provide specific shared business services at particular Portfolio Companies of the Fund. VCT Fees may be structured in various ways including as an annual fee, retainer, consulting fee (e.g., time and materials), subscription fee, success fee, or on a project-basis. VCT Fees are generally paid in exchange for services that the Portfolio Companies, prospective Portfolio Companies, or the Fund would otherwise need to engage third-party providers to perform. Unlike other fees described herein, each of which are shared with the Fund and the Unitholders through reductions or offsets against Management Fees, VCT Fees are retained by VCT and are in addition to the Management Fee paid by the Fund to the Manager, and, subject to any limitations in the Fund LPA or Investment Management Agreement, fees received by VCT are generally not subject to a Management Fee offset.

In many cases, there is not an independent third-party involved on behalf of the relevant Portfolio Company negotiating fees charged by Vista, its affiliates, and VCT, and therefore the fees are not subject to a market check. A conflict of interest may exist in the determination of any such fees with the Portfolio Company by virtue of Vista acting on behalf of both parties.

Competing Investments. Vista reserves the right to make investments on behalf of itself and/or other Vista Entities that are competitive to the companies that the Fund makes an Investment in (for example, another Vista Entity may invest in a portfolio company (in which, for these purposes, the Fund may have no interest) that competes with a Portfolio Company of the Fund). In providing advice and recommendations to, or with respect to, such investments and in dealing with such investments on behalf of such other Vista Entities, to the extent not prohibited by law, Vista will not take into consideration the interests of the Fund, the Fund’s Portfolio Companies and the investments. Accordingly, such advice, recommendations and dealings may result in adverse consequences to the Fund or its investments (see “—Allocation of Investment Opportunities” above).

Continuation Vehicles and Continuation Transactions. Vista could, subject to any requirements of the Fund LPA, from time to time establish other investment vehicles for the purpose of purchasing one or more investments from the Fund in connection with, or alongside other Vista PE Funds or their investors making an investment (such vehicles, “Continuation Vehicles” and such transactions, “Continuation Transactions”). In such circumstances, Vista is acting on behalf of, and making the investment decision for, both the Fund, or other Vista PE Funds and the applicable Continuation Vehicle. As a result, Continuation Transactions implicate conflicts of interest among the Fund, other Vista PE Funds and the Continuation Vehicle more generally. Further, because Vista and/or its affiliates will have the opportunity to earn additional management fees and/or receive additional carried interest and other benefits in respect of such Continuation Transactions, and because each purchaser’s commitment to acquire interests in a Continuation Vehicle will ordinarily be conditioned upon completion of the Continuation Transaction, Vista will have a potential conflict of interest in determining transaction terms and participants. While certain conflicts of interest related to Continuation Transactions may require approval by the Board of Directors, certain transactions may be able to be completed at the initiation of Vista without any such approval.

Cross Trades. Subject to the terms of the Fund LPA, Vista reserves the right to (directly or indirectly) cause the Fund to purchase securities from or sell securities and investments to other Vista Entities, or cause a Portfolio Company of the Fund to merge with a portfolio company of another Vista Entity, when Vista believes such transactions are appropriate and in the best interests of the Fund. Such transactions create conflicts of interest because, by not exposing such buy and sell transactions to market forces, the Fund may not receive the best price otherwise possible, or Vista might have an incentive to improve the performance of one Vista Entity by selling underperforming assets to another Vista Entity in order, for example, to earn fees. These conflicts are heightened to the extent the relevant securities are illiquid or do not have a readily ascertainable value, and there generally can be no assurance that the price at which such transactions are entered into represent what would ultimately be the underlying investment’s fair value. Additionally, in connection with such transactions, Vista, its affiliates, and/or their professionals (i) have significant investments, or intentions to invest, in the Vista Entity that is selling and/or purchasing such an investment; or (ii) otherwise have a direct or indirect interest in the investment (such as through certain other participations in the investment). (See also —“Conflicts Relating to Purchases and Sales and Different Positions in the Capital Structure” above.)

In the event Vista wishes to reduce the investment of one or more Vista Entities in an instrument and increase the investment of other Vista Entities in such instrument, it may effect such transactions by directing the transfer of the instrument between Vista Entities. Any incremental costs and expenses associated with any such investment generally will be borne by such Vista Entities on a pro rata basis.

Further, Vista Entities nearing the end of their term are expected from time to time to sell their interest in commonly held investments to other Vista Entities with more time remaining in their term, which gives rise to the conflicts of interest discussed herein. Conflicts of interest are also heightened in the foregoing transactions to the extent the relevant general partners are assigned varying percentages of carried interest from Vista Entities in the same investment, or if economic terms, performance and/or the potential for carried interest vary between Vista Entities, particularly when one Vista Entity sells its portion of such investment to another Vista Entity, which could cause a portion of such carried interest to become “crystallized.” The General Partner intends to conduct such transactions in a manner that the General Partner believes to be fair and equitable to each Vista Entity under the circumstances over time, including a consideration of the potential present and future benefits with respect to each fund.

Follow-On Investments. Investments to finance follow-on acquisitions are a regular part of the business of the Fund. Follow-on investments may present conflicts of interest, including determination of the equity component and other terms of the new financing. In addition, the Fund may participate in re-leveraging and recapitalization transactions involving portfolio companies in which other Vista Entities have invested or will invest. Recapitalization transactions may present conflicts of interest, including determinations of whether existing investors are being cashed out at a price that is higher or lower than market value and whether new investors are paying too high or too low a price for the company or purchasing securities with terms that are more or less favorable than the prevailing market terms. Vista will resolve conflicts using its reasonable judgment but in its sole discretion, subject in certain cases to approval by the Independent Directors.

Research Costs for Investments. There may be circumstances when Vista considers a portfolio company on behalf of the Fund but initially determines not to make such an investment, but eventually makes an investment in such portfolio company through another Vista Entity. In these circumstances, Vista or such Vista Entities are expected to benefit from research by the original investment team researching the investment and/or from costs related thereto borne by the Fund in pursuing the potential portfolio investment, but will not be required to reimburse the Fund for expenses incurred in connection with such investment.

Data Sharing Arrangements. Vista and its affiliates reserve the right to enter into formal or informal arrangements with portfolio companies to facilitate the sharing of data and/or data analytics. Subject to applicable legal, regulatory and contractual requirements, these information sharing arrangements are designed to allow Vista, Vista Entities and their portfolio companies to better discern economic or other trends and developments. Vista believes that all Vista Entities benefit from these arrangements in ways that would be impossible without the ability to aggregate data from across Vista’s businesses and their portfolio companies. However, information sharing may involve conflicts of interest between Vista Entities and/or between Vista Entities and Vista. For example, data analytics based on inputs from one portfolio company may inform business decisions by other portfolio companies, or investment decisions by Vista and its affiliates, without the source of the data being directly compensated. Vista and its affiliates may utilize such data outside of Vista Entities activities in a manner that provides a material benefit to Vista, without directly compensating or otherwise benefiting Vista Entities. As a result, Vista has a potential incentive to pursue investments (on its own behalf or on behalf of Vista Entities) based on the data that may be accessible as a result of owning such investments, and/or to utilize such data in a manner that benefits Vista and/or investments held by other Vista Entities.

Valuation. The Fund expects to make investments that likely will not have readily available market quotes. In such instances, the General Partner generally will value such investments in good faith in accordance with the Valuation Policy, subject to the independent valuation advisor’s confirmation for reasonableness, based on a blend of approaches, including, without limitation, comparison to publicly traded comparable companies, comparison to precedent M&A transactions, calculation based on Vista purchase multiples, and discounted cash flow models. Such valuations may vary from similar valuations performed by independent third-parties for similar types of investments. Inaccurate valuations may, among other things, prevent the Fund from effectively managing its investment portfolio and risks, affect the diversification and risk management of the Fund, affect the NAV at which Units are issued and repurchased, and affect the amount of Management Fee received by the Manager and the amount and timing of the Performance Participation Allocation received by the General Partner. Additionally, the General Partner has a conflict of interest with respect to such valuations because the compensation paid or allocated by the Fund to the General Partner and its affiliates, and the timing of the General Partner’s receipt of Performance Participation Allocation, will depend in part on the value of the investments.

Although the General Partner and its affiliates intend to operate in accordance with the Fund LPA, as well as the Valuation Policy and other policies, practices and procedures, in order to mitigate the potential for subjectivity in making such determinations, there can be no assurance that the Fund LPA or any such policies, practices and/or procedures will address all of the necessary factors to do so, or completely eliminate all potential conflicts of interest in such determinations. See also “—Valuations of Portfolio Companies.”

Fund Expenses. In addition to the Management Fee and Performance Participation Allocation, the Fund will pay and bear all expenses related to its operations that are not reimbursed by Portfolio Companies. Unitholders will indirectly bear these expenses. The amount of these Fund expenses will be substantial and will reduce the actual returns realized by Unitholders on their investment in the Fund (and may, in certain circumstances, reduce the amount of capital available to be deployed by the Fund in investments). Fund expenses include recurring and regular items, as well as extraordinary expenses for which it may be hard to budget or forecast. In addition, Fund expenses include fees, costs and expenses related to in-house legal, administrative, accounting, finance, tax, capital markets, compliance, ESG or other similar services provided by the General Partner, Vista or its affiliates. Any such in-house services may be provided to the Fund on such terms determined by the General Partner in its sole discretion.

As described further in the Fund LPA, “Fund Expenses” encompass a broad swath of expenses and include all expenses of organizing, offering and operating the Fund (defined as the “Organizational, Offering and Operating Expenses”). Although certain Organizational, Offering and Operating Expenses are separately categorized, there are ongoing Fund Expenses to be borne by the Unitholders that are not classified as Organizational, Offering and Operating Expenses, including costs that relate to organizational matters, such as costs and expenses of administering any written agreements entered into with Unitholders. Expenses to be borne by the General Partner are only limited to those items specifically enumerated in the Fund LPA (including salaries, rent and equipment expenses), and all other costs and expenses in operating the Fund will be borne by the Fund and indirectly by its Unitholders.

From time to time, the General Partner will be required to decide whether costs and expenses, including costs and expenses related to in-house legal, administrative, accounting, finance, tax, capital markets, compliance, ESG or other similar services provided by the General Partner, Vista or its affiliates, are to be borne by the Fund, on the one hand, and other Vista Entities, on the other. Vista will allocate such fees and expenses in a manner it believes in good faith to be fair and equitable, but in its sole discretion. The allocations of such expenses may not be proportional, as certain Vista Entities have different expense reimbursement terms, including with respect to management fee offsets, and any such determinations involve inherent matters of discretion, e.g., in determining whether to allocate pro rata based on number of funds or co-investors receiving related benefits or proportionately in accordance with asset size, or in certain circumstances determining whether a particular expense has a greater benefit to the Fund or the General Partner and/or its affiliates, and Vista may have a financial incentive to favor allocations that may benefit itself, which may result in the Vista Entities bearing different levels of expenses with respect to the same investment. Further, Vista reserves the right to consider each relevant Vista Entities’ (including the Fund’s) strategy as a component of its allocation of investment expenses, and as a general matter will not allocate expenses associated with the Fund’s equity investment to a Vista Credit Fund investment, or vice versa, even if the two investments are in the same portfolio company. In addition, there may be occasions where a Vista PE Fund procures borrowing through a subscription line or credit facility in order to make an investment, syndicating out a portion of the investment to another Vista PE Fund. Subject to the borrowing fund’s governing documents, the borrowing fund will bear the entire cost of interest from the borrowing, even though the investment may ultimately be made by other Vista PE Funds.

Certain expenses are paid for by the Portfolio Companies, or, if paid by Vista, are reimbursed by the Fund and/or Portfolio Companies of the Fund, and in some cases, Vista may not necessarily seek out the lowest cost options when incurring (or causing the Fund or its Portfolio Companies to incur) such expenses.

In addition, the Fund may pay expenses common to multiple Vista Entities and be reimbursed by the other Vista Entities for their share of expense, without interest.

Other Fees. Vista, and its affiliates have received or may receive in the future break-up fees, closing fees, monitoring fees, directors’ fees or other similar fees from Portfolio Companies (collectively, “Portfolio Company Fees”). Generally, Portfolio Company Fees are in addition to out-of-pocket costs and expenses incurred by Vista in connection with any consummated or unconsummated transaction or in connection with generating any such fees. Subject to any applicable management fee offsets, Vista or its affiliates have been reimbursed and may be reimbursed by a portfolio company with respect to Vista or its affiliates providing services to such Portfolio Companies. In certain circumstances, one or more co-investors or co-syndicators are likely to have different contractual, policy, or similar obligations with respect to Portfolio Company Fees, and accordingly Vista or its affiliates may receive Portfolio Company Fees attributable to such persons on a different (and potentially more favorable) basis than Portfolio Company Fees attributable to the Fund.

The Management Fee borne by the Unitholders will generally be reduced by an amount equal to 100% of such Unitholders’ pro rata shares of Portfolio Company Fees received and retained by the General Partner, the Manager or their affiliates in connection with the Fund. In addition, the fees and expenses of placement agents will be paid by the Fund and offset against the Management Fee. Further, the portion of fees received by VCT related to consulting, management or other services from Portfolio Companies shall also be offset against the Management Fee. Except as set forth above, the Fund will not receive (in the form of an offset against the Management Fee or otherwise) the benefit of fees or other compensation received by Vista in connection with the provision of services by Vista to the Fund or third-parties. Conflicts of interest may also arise due to the allocation of any Portfolio Company Fees received by Vista to or among co-investors. To the extent the receipt by Vista of any such Portfolio Company Fees results in an offset of the Management Fee as may be provided in the Fund LPA and/or Investment Management Agreement, such Portfolio Company Fees will be allocated among the Fund, any Vista Entities and co-investors (to the extent such co-investors bear a management fee) participating (or intending to participate) in such investment. The amount of such Portfolio Company Fees allocable to such Vista Entities and/or co-investors will not result in an offset of the Management Fee payable by the Fund, even if the Vista Entities, and/or co-investors provide for lower or no management fees, and in some cases may be retained by Vista pursuant to the terms of such vehicles. Furthermore, as the General Partner and its related parties do not pay Management Fees on the Vista Units, the amount of any Portfolio Company Fees relating to the General Partner’s or its related parties’ investments will not result in any offset to the Management Fee. The General Partner, the Manager and their affiliates, including VCG (and its members), are permitted to receive from Portfolio Companies and other persons unrelated to the Fund, fees related to consulting, advisory or similar services at market rates. In addition, the General Partner, the Manager and/or their affiliates may receive fees associated with capital invested by co-investors relating to investments in which the Fund participates. In such circumstances, such amounts will not be deemed paid to or received by the General Partner, the Manager or their affiliates in connection with the provision of capital to Portfolio Companies by the Fund and such amounts will not be subject to the offset provisions as described in the “Item 2—Expenses—Fee Offset” below.

In addition, companies that the Fund has made investments in may be counterparties or participants in agreements, transactions or other arrangements with portfolio companies of other Vista Entities that, although Vista determines to be consistent with the requirements of such Vista Entity’s governing agreements, may not have otherwise been entered into but for the affiliation with Vista, and which may involve discounts, fees and/or servicing payments to the Manager and/or Vista-affiliated entities which will not be subject to the management fee offset provisions as described above. For further information, please also see “—Vista Credit Funds” below.

In the event that a transaction in which an investment alongside another Vista Entity that was planned is unconsummated, any broken deal expenses relating to such unconsummated transaction could be borne entirely by the Fund (see “—Co-Investments” above).

Material Non-Public Information. The Manager or the General Partner may come into possession of material, non-public information with respect to an issuer. Should this occur, the Manager will be restricted from buying or selling securities, derivatives or loans of the issuer on behalf of the Fund until such time as the information became public or was no longer deemed material to preclude the Fund from participating in an investment. Disclosure of such information to the General Partner’s personnel responsible for the affairs of the Fund may be on a need-to-know basis only, and the Fund may not be free to act upon any such information even though such action or disclosure would be in the interests of the Fund. Additionally, there may be circumstances in which one or more of certain individuals associated with the Manager and the General Partner may be precluded from providing services related to the Fund’s activities because of certain confidential information available to such individuals, the Manager or the General Partner. Therefore, the Fund may not have access to material, non-public information in the possession of Vista which might be relevant to an investment decision to be made by the Fund, and the Fund may initiate a transaction or sell a portfolio investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, the Fund may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell a portfolio investment that it otherwise might have sold. Furthermore, to the extent not restricted by confidentiality requirements or applicable law, Vista may apply experience and information gained in providing services to portfolio companies and other investments to provide services to competing portfolio companies and investments of Vista or other Vista Entities, which may have adverse consequences for the Fund.

Vista also has an information barrier policy, which establishes certain information controls that, among other things, restrict communication between each of the business units of Vista (e.g., private equity, credit, public strategy). Consequently, while an investment team operating in one business unit is expected to have knowledge of information that could be pertinent to an investment or disposition decision of a Vista Entity operating in another one of the business units, the investment professionals of such other Vista Entity, including the Fund to the extent applicable, would not have access to such information due to this policy, unless parity of information already exists between such business units. Similarly, the receipt of material non-public information by one investment team would only restrict the operation of that business unit and would not restrict other business units’ operations. However, an information barrier would not restrict the flow of information that one business unit wishes to receive from another business unit, as that business unit can opt-out of the barrier in its discretion, subject to the restrictions on use of any material non-public information received as a result. Additionally, certain Vista personnel may be considered “above the wall” and therefore exempt from the information barriers. As a result of this treatment and the resulting access to material non-public information, such personnel may be required to recuse themselves in connection with certain fund-related proceedings, which may impede the relevant Vista PE Fund’s investment program or operations. There can be no guarantee that informational barriers will be able to prevent all issues relating to the handling of material non-public information.

In addition, Vista receives and generates various kinds of portfolio company data and other information, including related to financial, industry, market, business operations, trends, budgets, customers, suppliers, competitors, ESG and other metrics, financial information, commercial and transactional information, user data, costs data and related data or information. This information may, in certain instances, include material non-public information received or generated in connection with efforts on behalf of a fund’s investment (or prospective investment) in a portfolio company. As described above, the receipt of such information may restrict the Fund from transactions in the relevant company. Such information will also be periodically received in the ordinary course as a result of Vista personnel serving as directors of a public Portfolio Company and could cause the Fund to be restricted from transactions in the relevant Portfolio Company more often than if Vista personnel did not serve in such positions, which could have an adverse effect on Fund performance if Vista desired to engage in such transactions (including disposing of an investment in a timely manner). Vista has in the past and is likely in the future to enter into information sharing and confidentiality arrangements with portfolio companies and other sources of information that may limit the internal distribution and use of such data. Further, data is expected to be aggregated across the Vista Entities (including the Fund) and their respective portfolio companies and, in connection therewith, Vista is expected to serve as the repository for such data, including with ownership, use and distribution rights therein. Vista may also share data from one Portfolio Company of the Fund with another Portfolio Company of the Fund or another Vista Entity. Vista has used and expects in the future in certain instances to use this information in a manner that provides a material benefit to Vista, its affiliates, or to other Vista Entities, including in identifying specific investment or business opportunities, without compensating or otherwise benefitting the Fund. In addition, Vista has a potential incentive to pursue investments in portfolio companies based on the data and information expected to be received or generated. Vista has in the past utilized and is likely in the future to utilize such information to benefit Vista, its affiliates or other Vista Entities in a manner that may otherwise present a conflict of interest resulting from the particular facts and circumstances but does not intend to specifically disclose such conflicts to the Fund.

Vista or an affiliate from time to time is expected to sign nondisclosure agreements or other deal documentation in view of future participation by the Fund, although this typically is done as a courtesy and without compensation from the Fund.

Restrictions on Participation in Initial Public Offerings. Restrictions similar to those described above in relation to material non-public information will affect the Manager’s ability to buy or sell securities, derivatives or loans of certain issuers on behalf of the Fund, as a result of Vista personnel, including persons who are not part of the Fund’s investment team, serving as directors of public companies. Such restrictions also would apply where Vista personnel serve as directors of private companies that become public through initial public offerings. Due to such restrictions, the Fund may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell a portfolio investment that it otherwise might have sold. It is possible that one or more Portfolio Companies of the Fund or the other Vista Entities will conduct an initial public offering during the life of the Fund, and if that occurs, the Fund’s ability to participate in such initial public offering would be restricted.

Positions with Portfolio Companies. As a result of the Fund controlling interests in Portfolio Companies, Vista and/or its affiliates typically have the right to appoint board members to such Portfolio Companies, to influence their appointment, or to sit as an observer on a Portfolio Company board. From time to time, Portfolio Company board members (including such members who are Vista personnel, senior advisors or consultants to Vista) approve compensation and other amounts payable to Vista or its affiliates, including, but not limited to, cash, transaction fees, profits, or equity interests, or other compensation. In addition, Vista and/or its affiliates have the ability to appoint third-parties as Portfolio Company board members. In such circumstances, any compensation or fees received by such third-party is not subject to the Management Fee offset described above, or otherwise shared with the Fund and/or investors.

Certain decisions made by a director may subject Vista, its affiliate or the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify Vista personnel from such claims. From time to time, employees of Vista may also be asked to serve as directors of, or observers with respect to, certain entities in which the Fund has fully exited its ownership interest and/or following the termination of such employee’s employment with Vista. In such circumstances, any compensation or fees received with respect to such exited investment and/or by such Vista employee is not subject to the Management Fee offset described above, or otherwise shared with the Fund and/or Unitholders.

Further, Vista personnel or consultants to Vista (i.e., VCT members) are permitted to also serve as directors or interim executives of, or otherwise be associated with, companies that are competitors of Portfolio Companies of the Fund. In such cases, such personnel may be subject to fiduciary and other obligations to make decisions that they believe to be in the best interests of the relevant companies. Although, in most cases involving the Fund’s Portfolio Companies, the interests of the Fund and its Portfolio Companies would be expected to be aligned, this may not always be the case, particularly if Portfolio Companies are likely to be in financial difficulty. It would also be expected that the interests of a competitor company would not be aligned with those of the Fund or the Fund’s Portfolio Companies. This may result in a conflict between the relevant individual’s obligations to a Portfolio Company or competing company and the interests of the Fund. In some circumstances, having Vista personnel serve as directors or interim executives of a Portfolio Company of the Fund or another company (including, for these purposes, a portfolio company of any Vista PE Fund) may restrict the ability of the Fund to invest directly in an investment opportunity that also constitutes an investment opportunity for such company.

Additionally, a Portfolio Company typically will reimburse Vista or service providers retained at Vista’s discretion for expenses (including, without limitation, expenses related to training programs, meetings and other events (to the extent that such programs, meetings or events are attended by Portfolio Company personnel), certain entertainment expenses (to the extent that such expenses are attributable to Portfolio Company usage), travel and travel-related expenses, and expenses relating to recruiting, relocation and background checks for Portfolio Company positions) incurred by Vista or such service providers in connection with its performance of services for such Portfolio Company, as well as consulting fees (and other cash and non-cash compensation) incurred. This subjects Vista and its affiliates to conflicts of interest because the Fund generally does not have an interest or share in these reimbursements, and the amount of such reimbursements may be substantial. Vista determines the amount of these reimbursements for such services in its own discretion, subject to its internal reimbursement policies and practices. Although the amount of individual reimbursements typically is not disclosed to all investors in the Fund, their effect is reflected in the Fund’s audited financial statements, and any fee paid or expense reimbursed to Vista or such service providers generally is subject to: agreements with sellers, buyers and management teams; the review and supervision of the board of directors of or lenders to portfolio companies; and/or third-party co-investors in its transactions. These factors help to mitigate related conflicts of interest.

Portfolio Companies may also be counterparties or participants in agreements, transactions or other arrangements with portfolio companies of other Vista PE Funds that may involve fees and/or servicing payments to Vista or its affiliates which are not subject to management fee offsets or otherwise shared with the relevant Vista PE Funds.

Participation in the Fund by Members of Vista. Vista may purchase Class E Units or Class V Units, or may otherwise make amounts available for the benefit of the Fund (directly or indirectly), including (without limitation) for the purposes of: (i) providing a source of liquidity to the Fund and (ii) providing seed capital for prospective investments. Such participation may be made on economic terms preferential to other Unitholders (and such other terms Vista considers reasonable having regard to the circumstances). Such participation by one or more Vista Entity or its/their affiliates, and their interests as investors in the Fund, may conflict with the interests of the Fund and its other investors (and may have the effect of diluting the Units of other investors).

Furthermore, certain Unitholders, including current and/or former senior advisors, officers, directors and personnel of Vista or its affiliates, charitable programs, endowment funds and related entities established by or associated with any of the foregoing, and other persons related to Vista, may receive preferential terms in connection with their investment in or alongside Vista PE Funds. Specific examples of such preferential terms received by certain affiliated Unitholders may include, among others, waiver of Management Fees. In addition, by virtue of their affiliation with Vista, affiliated Unitholders may have more information about the Fund and Investments than other Unitholders and will have access to information (including, but not limited to, valuation reports) in advance of communication to other Unitholders. As a result, such affiliated Unitholders will be able to take actions on the basis of such information which, in the absence of such information, other Unitholders do not take. Finally, to the extent affiliated Unitholders submit repurchase requests in respect of their Class E Units in the Fund, conflicts of interest will arise and Vista’s affiliation with such Unitholders could influence Vista’s determination to exercise its discretion whether to satisfy, reject or limit any such requested redemption. While such affiliated Unitholders and/or the Fund will seek to adopt policies and procedures to address such conflicts of interest, there can be no assurance that the conflicts of interest described above will be resolved in favor of the Fund or other Unitholders.

Board of Directors. The functions and duties that members of the Board of Directors (some of whom may be affiliated with Vista) undertake for the benefit of the Fund, will not be exclusive and such members of the Board of Directors may perform similar functions and duties for other Vista Entities (including, without limitation, Vista) and/or other Vista PE Funds and/or third parties and accordingly conflicts of interest may arise in allocating time, services and/or functions among such other Vista Entities, other Vista PE Funds, one or more third parties and the Fund.

Members of the Board of Directors may be members, employees, officers, managers or directors of entities or advisory teams that provide advice to the general partner, manager and/or operator of certain Vista PE Funds or may be third parties (including third party (sub-)investment managers and/or service providers). Certain members of the Board of Directors may therefore have significant other responsibilities in addition to their responsibilities in respect of the Fund, including with respect to portfolio companies of certain Vista PE Funds and/or the funds of other third-party sponsors. This may present a conflict of interest if such persons pursue the interests of the Fund or a third party-managed fund and a Vista PE Fund simultaneously. Certain members of the Board of Directors which are affiliated with Vista may also, as part of their services to Vista, be appointed to the board of a portfolio company of a Vista PE Fund (generally in a supervisory capacity with a view to monitoring the performance of such portfolio company in accordance with the relevant Vista PE Fund’s shareholder rights) and situations may arise in which such a member has a duty to or an interest in a portfolio company which conflicts with its duties to, or the interests of, the Fund or a Vista PE Fund. Similar conflicts may arise with the interests of members of the Board of Directors which are not affiliated with Vista, including with respect to their engagement with third party sponsors of investment funds, some of which may compete with the interests of Vista PE Funds.

Certain members of the Board of Directors may have been or be invited to make an investment in the Vista PE Funds, some of which the Fund will participate in and/or alongside, in exchange for a right to receive economic entitlements (such as carried interest, where applicable), thereby creating an indirect alignment of their interest with those of Unitholders. However, members of the Board of Directors who are professionals within Vista may hold investments and/or other economic rights or entitlements with respect to multiple Vista PE Funds which may present conflicts of interest and create incentives to resolve a conflict which is more favorable to one Vista PE Fund than another Vista PE Fund (including as a result of having a greater investment or economic entitlement in one Vista PE Fund than another Vista PE Fund, or the matter in respect of which a conflict arises having a disproportionate bearing on such professional’s economic entitlement in respect of one Vista PE Fund as compared with another relevant Vista PE Fund with respect to the conflict matter at hand). Vista Entities and managers, directors, officers and employees of Vista may hold an indirect investment in, or receive other economic enticements with respect to, the Fund through one or more Vista PE Fund entities (including a subsidiary investment vehicle) or otherwise invest directly or indirectly alongside the Fund through one or more co-investment schemes established for such purpose.

Independent Directors. Directors which are not affiliated with Vista may perform similar functions to their functions in respect of the Fund for other Vista PE Funds and may perform similar functions for, and have duties to, other organizations and businesses that may give rise to conflicts of interest. In certain cases, such independent directors may also be appointed to the board of portfolio companies of certain Vista PE Funds or investment funds of third-party sponsors, typically in a non-executive capacity, and have other business interests that give rise to conflicts of interest with the interests of the Fund, the Vista PE Fund(s) or one or more of their portfolio companies. The independent Directors may also gain knowledge, expertise and information by virtue of their role with respect to one or more Portfolio Companies indirectly held by the Fund which may benefit one or more competing organizations or businesses in respect of which the independent Directors separately provide advice or otherwise have an interest. In the event that an independent Director has an actual or potential conflict of interest by virtue of such member’s involvement with or investment in other Vista PE Funds or other business interests, such member shall be required to disclose such interest to the Board of Directors in accordance with the Articles.

Third-Party Consultants and VCT. Vista from time to time retains certain consultants, including VCG, and deploys other members of VCT, namely Vista’s operating professionals, to provide services to (or with respect to) one or more Vista PE Funds or certain current or prospective portfolio companies in which one or more Vista PE Funds invest. Such persons generally may provide services in relation to the identification, acquisition, holding, improvement and disposition of portfolio companies, including operational aspects of such companies, and from time to time also provide “front office” functions with respect to a Vista PE Fund, such as sourcing or other investment-related functions (such services provided by third-party consultants, VCG or other members of VCT, collectively, “Consultant Services”). Consultant Services may also include serving in management or policymaking positions for portfolio companies. These services may be high level insight or extensive day-to-day roles, and may include support to the General Partner or portfolio companies regarding, among other things, the company’s management (including serving in management positions or participating in determining corporate strategy), the company’s supply chain, revenue and margin management (including determining sales/marketing strategy and retail strategy), data intelligence, finance (including generating metrics and reporting and business restructuring), human capital management (including recruiting personnel and determining executive/incentive compensation), information technology, cybersecurity, corporate communications, customer service, sustainability (including strategy, policy, and reporting development), real estate matters, and similar operational matters. The nature of the relationship with each such consultant and the time devotion requirements of each such consultant may vary significantly. These arrangements may be memorialized in a formal written agreement or may be informal and are negotiated individually, depending upon the anticipated Consultant Services to be provided. In certain cases, consultants have attributes of, or may otherwise be perceived to be, Vista personnel (for instance, they may have dedicated office space, receive Vista administrative support, participate in general meetings or events for Vista personnel, have a Vista e-mail address or business cards), even though they are not employees, affiliates or personnel of Vista. Consultants may make use of Vista resources or otherwise be associated with Vista.

Compensation for third-party consultants, VCG or other members of VCT may be paid and/or reimbursed by Vista, the Portfolio Companies and/or the Fund. Consultant compensation paid to a consultant that is an affiliate or employee of Vista or its affiliates will be determined at the discretion of the General Partner taking into account the particular Consultant Services and may include reimbursement of an allocable portion of an affiliated consultant’s compensation (including, without limitation, salary, bonus, payroll taxes and benefits) and overhead (including, without limitation, rent, property taxes and utilities allocable to the workspaces), as well as cash fees, retainers, discretionary bonuses (whether or not based on pre-determined milestones), transactions fees, participation interest or securities of a Portfolio Company or holding company, and/or a share of proceeds upon sale of a Portfolio Company or holding company (including interests financed by a loan from the Fund). Consultants or other members of VCT also may have a limited partner interest in the General Partner and/or one or more Vista Entities, including the Fund, may receive remuneration from Vista and/or the Vista Entities or their affiliates, and/or be entitled to other forms of compensation, the amount of which will generally be determined according to one or more methods, including the value of the time (including an allocation for overhead and other fixed costs) of such consultants, hours worked by a consultant, a percentage of the value of a Portfolio Company, or amounts charged by other providers for comparable services. Compensation in the form of profits or equity interests in a Portfolio Company or intermediate holding company generally has a dilutive impact on the Fund’s investment, and the Fund typically will bear the costs of all compensation paid to such persons as well as fees, costs and expenses of structuring consultant arrangements. Third-party consultants, VCG and/or other members of VCT have also received and expect to receive in the future expense reimbursements (including reimbursements for travel and other costs in connection with their services). Such fees related to investment opportunities, reimbursements, and other compensation paid to third-party consultants, VCG or other members of VCT will not offset the Management Fee. In the event one or more providers are providing services with respect to the Vista Entities, including the Fund, such providers’ expenses will be allocated among the Vista Entities as determined by Vista, as applicable in a manner it believes to be fair and equitable to the Vista Entities under the circumstances over time, consistent with the applicable governing documents and as described elsewhere herein. To the extent any such provider’s expenses are payable to any affiliated consultant by the Fund or a Portfolio Company, such expenses will be retained by such consultant and will not reduce the Management Fee or any other fees otherwise payable to Vista or its affiliates and will not benefit the Fund or its investors, even if the consultant paid by the Fund or a Portfolio Company have the effect of reducing any retainers or minimum amounts otherwise paid by Vista. The determination of whether compensation of a third-party consultant or member of VCT is paid by a Portfolio Company, the Fund or Vista will be made by Vista in its sole discretion. Vista’s determination as to whether a service is a Consultant Service, the categorization of any fees and expenses, and the allocation of such fees and expenses shall be binding on the Fund and the Unitholders.

Although Vista seeks to retain consultants with a view to reducing costs to Portfolio Companies and, ultimately, the Fund, a number of factors may result in limited or no cost savings from such retention. Vista also seeks to reduce potential conflicts of interest resulting from such arrangements by structuring compensation packages for such persons in a manner that Vista believes will align such persons’ interests with those of the Unitholders and seeks to retain only consultants and service providers that it believes provide a level of service at a value generally consistent with other relevant market alternatives. VCG operates at or near break-even, as assessed on an annual basis by Vista. However, there can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost.

Soft Dollar Usage. Vista reserves the right to take into consideration the receipt of brokerage and research products and services in connection with brokerage transactions. When appropriate under its discretionary authority and consistent with the duty to seek best execution, Vista may direct brokerage transactions for client accounts to broker-dealers who provide Vista with such products and services. The brokerage commissions used to acquire such products and services in these arrangements are known as “soft dollars.” Broker-dealers typically provide a bundle of services, including both research and brokerage (e.g., research ideas, investment strategies, block positioning capabilities, clearance, settlement, and custodial services). The research provided can be either proprietary or third-party. Broker-dealers do not generally charge separate fees for proprietary research and brokerage services. Vista may direct brokerage transactions to acquire either type of research and execution services. Section 28(e) of the Exchange Act provides a “safe harbor” which allows an investment adviser to pay for research and brokerage products and services with commission dollars generated by transactions. In determining whether a service or product qualifies as research or brokerage, Vista evaluates, among other things, whether the service or product provides lawful and appropriate assistance to Vista in carrying out its investment decision making responsibilities. Vista limits its use of soft dollars to pay for research and execution services that fall within the safe harbor. Vista uses soft dollars to pay for a portion of “mixed use” items (products or services that include both safe harbor eligible research/brokerage elements and non-safe harbor eligible research/brokerage elements). In such cases, Vista has a conflict of interest in allocating the costs of such services between those that primarily benefit Vista and those that primarily benefit the Fund. In these cases, Vista makes a good faith allocation of the portion of those services used for non-research purposes and pays directly for such portion of those services. Accordingly, the approval for any mixed-use product will also include an approved allocation methodology, as detailed within Vista’s soft dollar policy. Vista benefits from the research and services that it receives because it does not need to pay for or generate the research internally, and this benefit could incentivize Vista to select a counterparty based on its interest in receiving research rather than investor’s interests in receiving the most favorable execution available.

Order Aggregation. When transacting in the same publicly-traded security for two or more Vista Entities, Vista reserves the right to aggregate the orders into a single order (“bunched order”) if Vista, in exercising reasonable judgment at the time of the aggregation, believes the bunched trade is reasonably likely to result in an overall economic benefit to each Vista Entity. Such determination is based on an evaluation that the Fund will benefit from relatively better purchase or sale prices, lower commission expenses or better timing of the transactions, or a combination of these and other factors. In instances, where the execution prices are different due to the volume and execution time of the securities transacted, each of the Vista Entities will generally receive the average transaction price. In the event a bunched order is only partially executed, the executed portion of combined transaction orders for two or more Vista Entities will be allocated, when possible, on a pro-rata basis (to the nearest round lot), with each Vista Entity receiving a percentage of the executed portion of the order based upon each Vista Entity’s percentage of the original order. This policy will apply to all Vista Entities participating in the execution under the same trading circumstances (price limits, time of entry, etc.). The allocation will be made at the average execution price or at prices mathematically closest to the average price. Every effort will be made to use a single average price in such allocations; the documentation will be maintained by the executing broker. The executing broker will provide an average price for the day for the execution(s) unless the orders are placed separately with a wide discrepancy in price paid/received.

Diverse Unitholder Group. The Unitholders may have conflicting investment, tax and other interests with respect to their investments in the Fund. The conflicting interests of individual Unitholders may relate or arise from, among other things, the nature of portfolio investments made by the Fund, the structuring or the acquisition of portfolio investments and the timing of disposition of portfolio investments. As a consequence, conflicts of interest may arise in connection with the decisions made by the General Partner and the Manager, including with respect to the nature or structuring of portfolio investments that may be more beneficial for one Unitholder than for another Unitholder, especially with respect to Unitholders’ individual tax situations. In selecting and structuring portfolio investments appropriate for the Fund, the General Partner and the Manager will consider the investment and tax objectives of the Fund and its Unitholders as a whole, not the investment, tax or other objectives of any Unitholder individually.

Relationships with Third-Parties; Service Providers. Vista generally exercises its discretion to recommend to the Fund, or to a Portfolio Company thereof, that it contracts for services with (i) Vista or a related person of Vista (which may include a Portfolio Company of the Fund); (ii) an entity with which Vista or its affiliates or employees has a relationship or from which Vista or its affiliates or employees otherwise derives financial or other benefit, including relationships with joint venturers or co-venturers, or relationships where Vista personnel are seconded, or from which Vista receives secondees; or (iii) certain Vista Entity investors (including Unitholders) or their affiliates. Such relationships may influence decisions that Vista makes with respect to the Fund. For example, Vista may be presented with opportunities to receive financing and/or other services in connection with the Fund’s investments from certain Unitholders or their affiliates that are engaged in lending or related business. Such services also include services during the diligence and acquisition process. This subjects Vista to conflicts of interest, because although Vista selects service providers that it believes are aligned with its operational strategies and will enhance Portfolio Company performance and, relatedly, returns of the Fund, Vista has a potential incentive to recommend the related or other person (including a Unitholder) because of its financial or other business interest. There is a possibility that Vista, because of such belief or for other reasons (including whether the use of such persons could establish, recognize, strengthen, and/or cultivate relationships that have the potential to provide longer-term benefits to a Vista Entity or Vista) may favor such retention or continuation even if a better price and/or quality of service could be obtained from another person. Vista will not necessarily seek out the lowest cost options when incurring (or causing the Fund or its Portfolio Companies to incur) such expenses. Although Vista generally seeks appropriate rates for services, it reserves the right to prioritize prior usage, perceived quality, sector competence or expertise, familiarity, onboarding speed or other factors in retaining or recommending service providers. Additionally, from time to time, Vista permits certain service providers, their affiliates and personnel to invest in or alongside, the Fund or other Vista Entities, and due to the nature of the service provider relationships these persons have the potential to have information advantages relative to other investors or Co-Investors. In certain circumstances where Vista commits or has committed to seek “market” or “arms-length” rates or terms, Vista will do so in its sole discretion, seeking rates that it has determined in its sole discretion to be reflective of the range of rates in the applicable or related markets. Vista reserves the right to deem third-party investments in a transaction to be verification that the transaction was entered into at a value that is at “arms-length”. Consequently, Vista undertakes no minimum amount of benchmarking, and does not represent that any such benchmarking ultimately will be accurate, comparable or relate specifically to the assets, geographies, services or comparable markets to which such rates or terms relate. Where such rates or terms include hourly components, Vista reserves the right to rely on approximations or estimates of time spent for purposes of allocating or charging for services. Any methodology, or choice among methodologies, involves potential conflicts of interest. Whether or not Vista has a relationship or receives financial or other benefit from recommending a particular service provider, there can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost.

Vista and its affiliates also reserve the right to, from time to time, employ Vista employees with pre-existing ownership interests in portfolio companies owned by the Vista Entities advised by Vista and/or its affiliates; conversely, former employees of Vista and/or its affiliates are expected, from time to time, to serve in significant management roles at portfolio companies or service providers recommended by Vista. In such capacity, this may give rise to conflicts to the extent that an employee’s fiduciary duties to a Portfolio Company as a director may conflict with the interests of the Fund, but, because the Fund will generally be a significant shareholder of such companies, it is expected that such interests will generally be aligned. Compensation (if any) paid to Vista principals and employees for this service is for the benefit of the Fund only and is subject to a Management Fee offset. Vista expects to be subject to a potential conflict of interest with the Fund in recommending the retention or continuation of a third-party service provider to the Fund or a Portfolio Company if such recommendation, for example, is motivated by a belief that the service provider or its affiliate(s) will continue to invest in one or more Vista Entities, will provide Vista information about markets and industries in which Vista operates (or is contemplating operations), or will provide other services that are beneficial to Vista and/or will provide financial sponsorship of events held by Vista (such as transaction closing dinners or outings, or informational summits or training events for Vista or Portfolio Company personnel). Vista expects to be subject to a potential conflict of interest in making such recommendations, in that Vista has an incentive to maintain goodwill between it and the existing and prospective portfolio companies for a Vista Entity, while the products or services recommended may not necessarily be the best available to the Portfolio Companies held by the Fund.

Vista employees may also serve as directors, or otherwise be associated with, companies that are competitors of Portfolio Companies of the Fund. Portfolio Companies may also be counterparties or participants in agreements, transactions, or other arrangements with portfolio companies of other Vista Entities that may involve fees and/or servicing payments to Vista or its affiliates, which are not subject to Management Fee offsets or otherwise shared with the Fund.

Vista and its affiliates reserve the right to, from time to time, hire part-time or full-time employees (including interns) who are relatives of, or are otherwise associated with an investor, Portfolio Company, former Portfolio Company, investment target, or service provider. Although Vista uses reasonable care to mitigate any potential conflicts of interest with respect to each particular situation, there is no guarantee that Vista can control all such conflicts of interest and there may be a continuing appearance of a conflict of interest (including, for instance, preferential hiring practices).

Services required by the Fund (including some services that will have been historically provided by Vista or its affiliates to the Fund) may be, for certain reasons including efficiency and economic considerations, outsourced in whole or in part to third-parties or licensed software, in each case in the discretion of Vista or its affiliates. This can create a conflict of interest because Vista and its affiliates have an incentive to outsource such services at the expense of the Fund to, among other things, leverage the use of Vista’s personnel. Such services may include, without limitation, deal sourcing, asset management, information technology, licensed software, depository, data processing, client relations, administration, custodial, marketing and marketing-reviews, accounting, valuation, trading, legal, human resources, client services, compliance, corporate secretarial and tax support, director services and other similar services. Outsourcing may not occur universally for all Vista Entities and accordingly, certain costs may be incurred by the Fund for a third-party service provider that is not incurred for comparable services by other Vista Entities. The decision by Vista to initially perform a service for the Fund in-house does not preclude a later decision to outsource such services (or any additional services) in whole or in part to a third-party service provider in the future and Vista has no obligation to inform the Fund or investors of such a change. Such services may also supplement or be performed alongside services performed by Vista. The costs and expenses of any such third-party service providers will be borne by the Fund. Vista also reserves the right to elect to allocate costs associated with providing in-house legal, administrative, accounting, finance, tax, capital markets, compliance, ESG or other similar services to the Vista Entities and/or portfolio companies, as described above.

Third-party advisors and service providers often charge different rates, including discounted or below-market or no-fee rates, or otherwise have different arrangements for specific types of services. For example, the fee for a particular type of service may vary based on the complexity of the matter, the expertise required, demands placed on the service provider and the volume of various matters and services. Therefore, to the extent the types of services used by the Fund are different from those used by Vista or its affiliates, or other Vista Entities or their portfolio companies or any of their respective affiliates, any of the foregoing may pay different or preferential amounts or rates than those paid by the Fund or its Portfolio Companies with respect to any particular advisor or service provider. The General Partner reserves the right to make all determinations regarding any such differential rates or arrangements with respect to the Fund in its sole discretion.

In addition, certain advisors and service providers (including law firms) may temporarily provide their personnel to Vista, the Fund or other Vista Entities, their portfolio companies or their respective affiliates on secondment pursuant to various arrangements including at cost or at no cost. Vista, the Fund, other Vista Entities, their portfolio companies or any of their respective affiliates may from time to time be beneficiaries of these arrangements, including in circumstances where the advisor or service provider also provides services to the Fund in the ordinary course. Such personnel may provide services in respect of multiple matters, including in respect of matters related to Vista, its affiliates and/or any Vista Entities’ portfolio companies and in any such circumstance the benefits or costs of any such personnel will be allocated in Vista’s discretion taking into consideration the usage of such personnel.

Vista from time to time is permitted to cause the Fund to bear the full cost and expense of engaging certain service providers on behalf of a Portfolio Company. In the event the Fund is not the sole shareholder of the Portfolio Company, other shareholders will benefit from the costs incurred by the Fund and will not reimburse the Fund for their pro rata portion of the cost of any such service provider.

Certain personnel of Vista (which for the avoidance of doubt, may be separate from VCT personnel) or its affiliates (including VCG) are permitted to be temporarily seconded to or otherwise engaged by certain portfolio companies on either a full-time or a part-time basis to provide services to such portfolio companies. In some instances, Vista will pay such person’s cash and non-cash compensation and will pay for any travel costs or other out-of-pocket expenses incurred in connection with the provision of their services. In other instances, in accordance with the Fund LPA, the Portfolio Company will bear such costs and expenses (including by reimbursing Vista), including cash, equity, and other non-cash compensation, and such expenses will not be offset against the relevant management fee. To the extent Vista receives any fees or expense reimbursement from a Portfolio Company with respect to such personnel, in the event that employee is not a principal of Vista and is spending a material portion of his or her business time in a non-director management role at the Portfolio Company, it is expected that they will not result in any offset against the Management Fees payable by the Fund. In certain instances, whether an individual who provides services to a Portfolio Company should be characterized as an industry specialist, an employee or former employee of Vista, or a seconded employee may be unclear. In such cases, Vista will make a determination in good faith based on its evaluation of the relevant facts and circumstances, including the types of services provided to the Portfolio Company and the amount of time such individual dedicates to the portfolio compared to other duties to Vista and the Fund’s other Portfolio Companies or potential Portfolio Company. To the extent such secondment or engagement is on a part-time basis, Vista will use its discretion in allocating the appropriate costs of such employees amongst the appropriate entities and reserves the right to rely on approximations or estimates of time spent for purposes of allocating or charging for services.

Vista generally is permitted to, in its discretion, recommend to the Fund or to a Portfolio Company thereof (in response to a solicitation for a recommendation or otherwise) that it contract for services with (i) Vista or a related person of Vista (including but not limited to a portfolio company of a Vista Entity); or (ii) an entity with which Vista or its affiliates or a member of their personnel has a relationship or from which Vista or its affiliates or their personnel otherwise derives financial or other benefit. Such relationships may influence decisions that Vista makes with respect to the Fund. When making such a recommendation, Vista, because of its financial or other business interest, has an incentive to recommend the related or other person even if another person is more qualified to provide the applicable services and/or can provide such services at a lesser cost.

Other Professional Services to the Fund and Portfolio Companies. The Fund is expected to bear as Fund expenses an allocable portion of the compensation and expenses attributable to certain in-house legal, administration, accounting, finance, tax, compliance, capital markets, ESG and other professionals employed by Vista or its affiliates in respect of services performed on behalf of the Fund, its investments and its Portfolio Companies. Vista will determine the cost of services performed by such in-house professionals in its good faith and in its sole discretion. In allocating such expenses, Vista’s methodologies may include requiring personnel, in a reasonable manner, to record and allocate their time on a routine basis to the Fund, its investments and its Portfolio Companies, or any other methodologies they determine to be fair and reasonable under the circumstances. Because Vista’s in-house expense calculation and allocation processes rely on certain judgments and assessments that in turn are based on information and estimates from various inputs, the calculations and allocations that result may not be exact. In the future, Vista may use additional or different methods to allocate in-house expenses in a manner that it determines to be fair and reasonable. Vista also expects from time to time to expand the scope of categories of personnel to apply to additional professionals employed by Vista or its affiliates in respect of services performed on behalf of the Fund, its investments and its Portfolio Companies.

OneVista. Vista continues to evolve its engagement with the enterprise software sector and empower organizations to fuel their digital transformation efforts. In furtherance thereof, Vista launched the “OneVista” initiative to leverage the broad reach of the Vista platform and the network effect of its portfolio. Through OneVista, Vista and the VCT have sought, and will likely continue to seek, to identify and help facilitate synergies between and among its portfolio companies (including those held by different Vista Entities) with the aim of enabling strategic partnerships and collaborations between and among such portfolio companies, thereby enhancing their respective go-to-market strategies. The OneVista team may also work with portfolio companies to facilitate a sales opportunity in isolation, rather than in concert with other portfolio companies. In connection therewith, the applicable participating portfolio companies will bear fees, costs and expenses related to such efforts. In certain circumstances, a portfolio company that is a member of the OneVista ecosystem may bear more than its proportionate share of the fees, costs and expenses, as compared to other member portfolio companies. Further, some members of the OneVista ecosystem may derive greater benefits than other members in these arrangements, which would in turn confer greater benefits on some Vista PE Funds than other Vista PE Funds. There can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services or benefits at lesser cost. In facilitating the OneVista activities, Vista and its affiliates face potential conflicts of interest because although Vista and its affiliates intend to make recommendations that they believe are aligned with a portfolio company’s financial and operational strategies and which they anticipate will enhance investment performance, Vista and its affiliates may have an incentive to make such a recommendation because of its, or its affiliates’, financial or business interests. Further, there can be no assurance that Vista will be able to achieve its objectives with respect to OneVista or, if any such activities are conducted, such activities will not have an adverse effect on the applicable portfolio companies.

Investor Relationships. Although the Fund does not expect to, the General Partner and/or the Fund could enter into other written agreements with one or more Unitholders. These agreements may entitle a Unitholder to make an investment in the Fund on terms other than those described herein, which may be more favorable. The General Partner and/or the Fund may enter into such agreements with certain investors that have investment arrangements with respect to one or more Vista Funds, and such written agreements may contain differing economic, governance, reporting or related arrangements to those offered and/or disclosed to other Unitholders. Any such written agreements are likely to confer benefits on the relevant Unitholder, which may be at the expense of the Fund or of Unitholders as a whole. Vista has no obligation to offer any such additional rights, terms, or conditions, to any other Unitholder in the Fund, except to the extent required by the Fund LPA. Once invested in the Fund, Unitholders generally cannot impose additional investment guidelines or restrictions on the Fund.

Vista Credit Funds. Historically, certain portfolio companies of the Vista PE Funds have paid arranger fees in connection with debt issued by such portfolio companies. In instances where one or more Vista Credit Funds participated in such debt issuances, the participating Vista Credit Funds have received their pro rata share of arranger economics that would otherwise have been paid by the issuing portfolio company to arranging banks in addition to the market fee paid to lenders investing in the credit facilities of such portfolio companies. Vista expects that the Fund’s Portfolio Companies will issue debt and that the Vista Credit Funds may participate in such debt issuances. In connection with any such issuances, the applicable Portfolio Company is expected to pay arranger fees or other economics and the participating Vista Credit Funds will generally benefit from receiving a pro rata share of any such fees or other economics. Such arranger fees will not be offset against the Management Fee of the Fund.

Policies Subject to Change. The foregoing summarizes, as of the date of this Registration Statement, certain of Vista’s policies, which are subject to change, and the information relating thereto may be qualified by subsequent disclosure to investors through the Form ADV of Vista Equity Partners Management, LLC, other periodic disclosures (including any filings of the Fund that may be required under the Exchange Act), shareholder reporting, and any disclosure as otherwise permitted or required by the governing agreements of the Fund.

Special Purpose Acquisition Companies. A SPAC is typically a publicly-traded company formed for the purpose of raising capital through an initial public offering (an “IPO”) to fund the acquisition, through a merger, capital stock exchange, asset acquisition, or other similar transaction (each, a “Transaction”), of one or more undervalued operating businesses. Following the acquisition of a target company, a SPAC typically would exercise control over the management of such target company in an effort to increase the value of such target company. Capital raised through the IPO of securities of a SPAC is typically placed into a trust until the target company is acquired or a pre-determined period of time elapses. Investors in a SPAC would receive a return on their investment in the event that a target company is acquired and such target company’s value increased. In the event that a SPAC is unable to locate and acquire a target company by the deadline, the SPAC would be forced to liquidate its assets, which may result in losses due to the expenses and liabilities of the SPAC. Investors in a SPAC are subject to the risk that, among other things: (i) such SPAC may not be able to locate or acquire a target company by the deadline; (ii) assets in the trust may be subject to third-party claims against such SPAC, which may reduce the per share liquidation price received by the investors in the SPAC; (iii) such SPAC may be exempt from the rules promulgated by the SEC to protect investors in “blank check” companies, such as Rule 419 promulgated under the Securities Act, so that investors in such SPAC may not be afforded the benefits or protections of those rules; (iv) such SPAC may only able to complete one Transaction, which may cause it to be solely dependent on a single business; (v) the value of any target company may decrease following its acquisition by such SPAC; (vi) the value of the funds invested and held in the trust decline; (vii) the inability to redeem due to the failure to hold the securities in the SPAC on the record date or the failure to vote against the acquisition; and (viii) if the SPAC is unable to consummate a Transaction, public stockholders will be forced to wait until the deadline before liquidating distributions are made. In addition, most SPACs are illiquid and have a concentrated shareholder base that tends to be composed of hedge funds (at least at inception).

The Fund may invest in a SPAC that, at the time of investment, has not selected or approached any prospective target businesses with respect to a Transaction. In such circumstances, there may be a limited basis for the Fund to evaluate the possible merits or risks of such SPAC’s investment in any particular target business. To the extent that a SPAC completes a Transaction, it may be affected by numerous risks inherent in the business operations of the acquired company or companies. For these and additional reasons, investments in SPACs are speculative and involve a high degree of risk. Further, the Fund is permitted to invest in entities that will sponsor SPACs and, in such circumstances, would bear the associated expenses, which, among other things, are used to fund certain offering expenses, the upfront portion of the underwriting discount, and the working capital of the applicable SPAC. In exchange for supplying the “at-risk capital” of a newly formed SPAC, the Fund sponsoring the SPAC may receive the sponsor shares from the applicable SPAC. As sponsor, the Fund could lose the at-risk capital invested in a SPAC and such sponsor shares could become worthless if the SPAC is not successful and is unable to locate and consummate a Transaction or gain approval for the Transaction from the SPAC’s shareholders within the specified time period.

Vista and/or its affiliates are also permitted to sponsor one or more SPACs (without Vista PE Funds participating in sponsoring the SPAC) and, in connection therewith, may receive sponsor shares in such SPAC and for the avoidance of doubt, any amounts earned with respect thereto will not reduce the Management Fee or be for the benefit of the Fund except to the extent provided in the Fund LPA and/or Investment Management Agreement. The issuance of sponsor shares would have an indirect dilutive effect on the interests of the entity (e.g., the Fund) investing in the SPAC to the extent the Fund does not own the SPAC sponsor. Based on the investment strategy typical for a SPAC, such activity will not be subject to the restrictions on the formation of a successor fund. Conflicts may arise as a result of such activities, including in the event that any such SPAC enters into a transaction with a portfolio company of any Vista PE Fund or in the event that the Fund determines to make an investment in any such SPAC, in the event that the Fund determines to make an investment or commit to make an investment in the future alongside the SPAC, and in allocating Vista personnel time.

In particular, if the Fund (after obtaining the approval of the Independent Directors) commits to invest in a Vista-sponsored SPAC’s IPO, conflicts of interest arise with respect to the “at-risk” capital (described below) and receipt of sponsor shares which, as discussed above, will not reduce the Management Fee. In order to launch a SPAC, it is necessary for a SPAC’s sponsor to commit “at-risk” capital at the time of the IPO, which the sponsor loses if a Transaction is not consummated. If Vista or an affiliate commits to fund this “at-risk” capital, Vista or such an affiliate could be incentivized to pursue a deal to avoid losing the “at-risk” capital. Additionally, the sponsor shares will only have value to the extent a Transaction is consummated. Investment by the Fund in a Vista-sponsored SPAC (or a commitment by the Fund to invest in such SPAC) indirectly benefits Vista as the sponsor of the SPAC as such investment or commitment increases the likelihood of a successful Transaction by providing committed capital for the Transaction. In addition, if the Fund invests in a Vista-sponsored SPAC, in addition to its receipt of Management Fees and Performance Participation Allocation, Vista or an affiliate would also have an interest in the sponsor shares in the SPAC, which could act as a dual layer of fees/expenses borne by the Fund.

Additional potential conflicts of interest arise if the Transaction is between a Vista-sponsored SPAC and a Portfolio Company of the Fund. The sponsor of a SPAC is incentivized to find a target for a Transaction to avoid loss of “at-risk” capital, and in order for the sponsor shares to have value, and Vista or an affiliate would likely receive carried interest upon the sale of the Portfolio Company to the SPAC. All of these factors would incentivize Vista to consummate a Transaction, including with a Vista portfolio company. Vista will seek to resolve such conflicts in a manner that Vista deems fair and equitable to the extent possible under the prevailing facts and circumstances and that is consistent with the Fund LPA and the governing documents of such SPAC, but there can be no assurance that any such conflicts would be resolved in a manner beneficial to the Fund.

Platform Builds. From time to time, the Fund may establish or invest in platform companies or similar platform investments that seek to acquire interests in other companies and/or assets. While the Fund would typically be involved in the strategy and oversight of any platform investment, a platform investment typically would retain its own management team to operate, administer and manage the platform on a daily basis. In such cases, the Fund generally will directly or indirectly bear the expenses related to developing and operating the platform investment, including overhead expenses (such as real estate, technology, salaries, bonuses and incentive-based compensation (e.g., equity, a profits interest, options and warrants)), investment sourcing and diligence expenses, transaction fees and other related expenses. Such expenses generally will not offset any Management Fees paid by the Fund and as such the General Partner is incentivized to have such platform investments bear expenses that might otherwise have been paid by the General Partner or its affiliate.

Such platform investments create potential conflicts of interest. For example, management teams at platform companies sometimes provide services that are similar to, and that may overlap with, services provided by Vista and its personnel to the Fund, and certain Vista professionals are expected to serve on the boards of, or otherwise provide services to, platform investments. Vista generally will have the ability to significantly influence the form and amount of compensation paid to a platform investment’s management team. Members of such a management team also may render services exclusively to the platform or provide the same or similar services to other funds and/or portfolio companies.

Information and Fringe Benefits. In connection with its services to the Vista Entities and their investments, Vista, its affiliates and personnel expect to receive the benefit of certain tangible and intangible benefits. For example, in the course of Vista’s operations, including research, due diligence, investment monitoring, operational improvements and investment activities, Vista and its personnel expect to receive and benefit from information, “know-how,” experience, analysis and data relating to the Fund or Portfolio Company (as applicable) operations, terms, trends, market demands, customers, vendors and other metrics (collectively, “Vista Information”). In many cases, Vista Information will include tools, procedures and resources developed by Vista to organize or systematize Vista Information for ongoing or future use. Although Vista expects the Fund and its Portfolio Companies generally to benefit from Vista’s possession of Vista Information, it is possible that any benefits will be experienced solely by other or future Vista PE Funds or portfolio companies and not by the Fund or Portfolio Company from which Vista Information was originally received. Vista Information will be the sole intellectual property of Vista and solely for the use of Vista. Vista reserves the right to use, share, license, sell or monetize Vista Information, without offset to Management Fees, and the Fund or relevant Portfolio Company will not receive any financial or other benefit of such use, sharing, licensure, sale or monetization. Additionally, expenses relating to the Fund or Portfolio Companies are expected to be charged using credit cards or other widely available third-party rewards programs that provide airline miles, hotel stays, travel rewards, traveler loyalty or status programs, “points,” “cash back,” rebates, discounts and other arrangements, perquisites and benefits under the available terms of such reward programs. Such terms are expected to vary from time to time, and any such rewards (whether or not de minimis or difficult to value) generally will inure to the benefit of the personnel participating in the rewards program, rather than the Portfolio Companies, the Fund or its investors; no such rewards will offset Management Fees.

Other Conflicts. In addition, other present and future activities of the General Partner, the Manager, the Fund, other Vista Entities and their Portfolio Companies, affiliates and related parties will from time to time give rise to additional conflicts of interest relating to the Fund and its investment activities. The General Partner generally will attempt to resolve conflicts in a fair and equitable manner, but conflicts will not necessarily be resolved in favor of the Fund’s interests and there may be situations where the Fund, as a passive investor investing alongside or in other Vista Entities, may not have the ability to mitigate such conflicts. In addition, pursuant to the Fund LPA, Independent Directors are authorized to give consent on behalf of the Fund with respect to certain matters, including those which may be required or advisable, as determined in the General Partner’s sole discretion, under the Advisers Act or other applicable laws or regulations, which may be, but is not required to be, given by a majority of the Independent Directors. If the Independent Directors consent to a particular matter and the General Partner acts in a manner consistent with, or pursuant to the standards and procedures approved by the Independent Directors or otherwise as provided in the Fund LPA, then the General Partner and its affiliates will not have any liability to the Fund or the Unitholders for such actions taken in good faith by them.

No Independent Advice. The terms of the agreements and arrangements under which the Fund is established and will be operated have been or will be established by the General Partner and are not the result of arm’s-length negotiations or representations of the Unitholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in the Fund.

Item 2.	Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We were organized on September 30, 2024 as a limited partnership under the laws of the State of Delaware. We are a private fund exempt from registration under Section 3(c)(7) of the 1940 Act.

Revenues

We plan to generate revenues primarily from our investments, including dividends, distributions and capital appreciation on our Direct Investments, Secondary Investments and Primary Commitments. To a lesser extent, we also plan to generate revenue in the form of interest income from our investments in Debt and Other Securities Investment, which may be used to generate income, facilitate capital deployment and provide a potential source of liquidity.

Expenses

Management Fee

For a discussion of the compensation of the Manager, see “Item 1(c). Description of Business—Compensation of the Manager and General Partner” above.

Performance Participation Allocation

The General Partner or the Recipient, directly or indirectly through a Lower Fund or Intermediate Entity, will be allocated the Performance Participation Allocation equal to:

(1)

first, if the Total Return (as defined below) for the applicable period exceeds the sum of (i) the Hurdle Amount (as defined below) for that period and (ii) the Loss Carryforward Amount (as defined below) (any such Total Return excess, the “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Recipient equals 15% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Recipient pursuant to this clause (the “Catch-Up”); and

(2)	second, to the extent there are remaining Excess Profits, 15% of such remaining Excess Profits.

The Performance Participation Allocation will accrue monthly (subject to pro-rating for partial periods) and be paid annually. The Fund, the Feeder Funds and any Parallel Fund will each be obligated to pay or cause to be allocated or paid (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Lower Funds. Vista Units do not pay a Performance Participation Allocation.

The Recipient will also be allocated a Performance Participation Allocation with respect to all Investor Units that are repurchased in connection with repurchases of Investor Units in an amount calculated as described above with the relevant period being the portion of the Reference Period (as defined below) for which such Investor Unit was outstanding, and proceeds for any such Investor Unit repurchase will be reduced by the amount of any such Performance Participation Allocation.

The Recipient may elect to receive the Performance Participation Allocation in cash, Class V Units and/or shares or units of any Lower Fund. Class V Units are not subject to the Repurchase Program and are subject to a separate repurchase arrangement.

“Total Return” for any period since the end of the prior Reference Period (as defined below) shall equal the sum of:

(1)	all distributions accrued or paid (without duplication) on Investor Units of the Fund outstanding at the end of such period since the beginning of the then-current Reference Period, plus

(2)

the change in aggregate NAV of such Investor Units of the Fund since the beginning of the Reference Period, before giving effect to (x) changes resulting solely from the proceeds of issuances of Investor Units, (y) any allocation/accrual to the Performance Participation Allocation and (z) applicable Servicing Fee expenses (including any payments made to the Fund for payment of such expenses); provided, that the aggregate NAV of such Investor Units shall be calculated without taking into account any accrued and unpaid taxes of any Intermediate Entity or Lower Fund (or the receipts of such Intermediate Entity or Lower Fund) through which the Fund indirectly invests in an Investment or taxes paid by any such Intermediate Entity or Lower Fund since the end of the prior Reference Period, minus

(3)	all Fund Expenses (to the extent not already reflected in clause (2)) but excluding applicable expenses for Servicing Fee.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Investor Units issued during the then-current Reference Period, (ii) treat certain taxes incurred (directly or indirectly) by the Fund which relate to a Unitholder as part of the distributions accrued or paid on Investor Units and (iii) exclude the proceeds from the initial issuance of such Investor Units.

“Hurdle Amount” for any period during a Reference Period means that amount that results in a 5% annualized internal rate of return on the NAV of Investor Units of the Fund outstanding at the beginning of the then-current Reference Period and all Investor Units issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Investor Units minus all Fund Expenses but excluding applicable expenses for Servicing Fee and (ii) all issuances of Investor Units over the period.

The ending NAV of Investor Units of the Fund used in calculating internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Participation Allocation and applicable Servicing Fee and without taking into account any accrued and unpaid taxes of any Intermediate Entity or Lower Fund (or the receipts of such Intermediate Entity or Lower Fund) through which the Fund indirectly invests in an Investment or taxes paid by any such Intermediate Entity or Lower Fund since the end of the prior Reference Period. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Investor Units repurchased during such period, which Investor Units will be subject to the Performance Participation Allocation upon repurchase as described above.

Except as described in “Loss Carryforward Amount” below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

The Recipient will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Fund.

“Reference Period” means the year ending December 31.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Investor Units repurchased during the applicable Reference Period, which Investor Units will be subject to the Performance Participation Allocation upon repurchase as described above. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.”

Fee Offset

Vista and its affiliates (and in the case of director fees, Vista executives) have received or may receive in the future break-up fees or similar fees in connection with unconsummated transactions (which does not include amounts received with respect to group purchasing, healthcare brokerage, insurance and other similar services to the portfolio companies), closing fees, monitoring fees or other similar fees from portfolio companies in connection with the acquisition, ownership, control and exit of portfolio companies (“Other Fees”). Vista or its affiliates may also receive cash and non-cash directors’ fees, including warrants, options, derivatives and other rights in respect of securities owned by the Fund (“Director Fees”). In addition, the Fund (or its portfolio companies or entities through which the Fund makes acquisitions of portfolio companies) may retain service providers in which Vista has an interest or which are affiliates of Vista to provide services for fees.

The aggregate Management Fee paid by the Fund in any fiscal year shall be reduced by an amount (the “Reduction Amount”) equal to the sum of (i) 100% of the Fund’s share of any Other Fees received by the Manager or its affiliates in such fiscal year and (ii) 100% of the Fund’s share of all Director Fees received by the Manager and its affiliates in such fiscal year; provided that the Reduction Amount shall be decreased by Fund Expenses (as defined in the Fund LPA) and the Fund’s share (pro rata with any parallel vehicles) of Broken Deal Expenses (as defined in the Fund LPA) that the General Partner or its affiliates had elected to bear. In no event will Other Fees or Director Fees include any stock options or other compensation granted or paid by Portfolio Companies to employees of Vista who serve in a bona fide, non-director management capacity at any such Portfolio Company.

For the avoidance of doubt, investment banking fees, consulting (including management consulting) fees, syndication fees, capital markets syndication and significant sums in advisory fees (including underwriting fees), regulated broker dealer fees, origination fees, servicing fees, healthcare consulting/brokerage fees, fees relating to group purchasing, financial advisory fees and similar fees for arranging acquisitions and other major financial restructurings and other similar operational and financial matters, loan servicing and/or other types of insurance fees, data management and services fees or payments, operations fees, financing fees, fees for asset services, title insurance fees, asset leasing fees, asset management fees (e.g., services relating to the preparation of monthly cash flow models and industry asset management fees, incentive fees and other similar fees and annual retainers (whether in cash or in kind)) do not constitute Other Fees and will not reduce or offset the Management Fee or benefit the Fund or the Unitholders.

If the Fund makes Primary Commitments in other Vista Entities, (a) the aggregate Management Fee paid by the Fund in any fiscal year shall be reduced by an amount equal to the sum of 100% of management fees charged by the other Vista Entities in respect of the Fund’s direct or indirect investment in such Vista Entity and (b) the aggregate Performance Participation Allocation paid by the Fund in any fiscal year shall be reduced by an amount equal to the sum of 100% of carried interest or incentive fees in respect of the Fund’s direct or indirect investment in such Vista Entity.

Vista Capital Markets may be entitled to receive certain fees and interest payments in connection with the activities of the Fund and its Portfolio Companies, including, without limitation, capital markets advisory, offering, placement, financing, syndication, capital structure advisory, turnaround, workout, underwriting, solicitation, investment banking, currency, hedging, structuring, loan agent, loan servicing or similar fees in connection with the activities of the Fund and its Portfolio Companies, including with respect to an initial public offering, the arranging of credit facilities for the Fund, the placing of co-investment, the distribution of debt or equity securities of a Portfolio Company or otherwise arranging or providing financing for a Portfolio Company alone or with other lenders, which could include other Vista Entities. Any such fees will be retained by Vista Capital Markets, will not constitute Other Fees and will not reduce or offset the Management Fee or benefit the Fund or the Unitholders.

Additionally, Vista’s VCT is entitled to receive fees from Portfolio Companies or the Fund related to consulting, management, due diligence and other services as further described in this Registration Statement (the “VCT Fees”). VCT Fees are retained by Vista’s VCT and will not reduce or offset against the Management Fee.

Fees at Multiple Levels

The Fund will indirectly bear other fees, costs and expenses in connection with an Investment in or alongside another Vista Entity, including any investment related expenses and expenses paid to affiliates of Vista, administrative expenses and other fees, costs and expenses included in the definition of Fund Expenses as applicable to such Vista Entity (to the extent applicable).

To the extent the Management Fee and/or the Performance Participation Allocation may apply at the level of the Fund or any Lower Fund or Intermediate Entity, Unitholders will only bear such Management Fee and/or Performance Participation Allocation by the Manager or General Partner once.

Subscription Fee

Certain financial intermediaries through which a Unitholder was placed in the Fund may charge such Unitholder a Subscription Fee of up to (i) 3.5% of NAV on Class A-S Units, Class F-S Units and Class S Units, (ii) 3.5% of NAV on Class A-B Units, Class F-B Units and Class B Units and (iii) 1.5% of NAV on Class A-D Units, Class F-D Units and Class D Units sold in the Private Offering. No Subscription Fee will be paid with respect to Class A-I Units, Class F-I Units, Class I Units, the Vista Units or any Units issued pursuant to the DRIP.

Servicing Fee

Each of Class S Units, Class A-S Units and Class F-S Units will bear a servicing fee of 0.85% of the NAV of such Class of Units per annum (the “Servicing Fee”) accrued and payable monthly. Each of Class D Units, Class A-D Units and Class F-D Units will bear a Servicing Fee of 0.25% of the NAV of such Class of Units per annum accrued and payable monthly. Each of Class B Units, Class A-B Units and Class F-B Units will bear a Servicing Fee of 0.50% of the NAV of such class of Units per annum accrued and payable monthly.

The Servicing Fee will be calculated based on NAV as of the end of each month before giving effect to any accruals for the Servicing Fee and repurchases, if any, for that month and distributions payable on the Fund’s Units. For the avoidance of doubt, the Servicing Fee will be payable by the Fund and Unitholders will not be billed separately for payment of the fees. Class STE Units, Class A-STE Units and Class F-STE Units will pay Servicing Fee at the Feeder level, without duplication at the Fund level. Class DTE Units, Class A-DTE Units and Class F-DTE Units will pay Servicing Fee at the Feeder level, without duplication at the Fund level. No Servicing Fee will be payable with respect to Class I Units, Class A-I Units, Class F-I Units or the Vista Units. Class BTE Units, Class A-BTE Units and Class F-BTE will pay Servicing Fee at the Feeder level, without duplication at the Fund level.

The Servicing Fee will be payable to participating brokers or other financial intermediaries. Any amounts allocated in accordance with the foregoing sentence will compensate such participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Unitholder by such participating brokers or other financial intermediaries, as applicable. The receipt of the Servicing Fee by a Unitholder’s broker or other financial intermediary will result in a conflict of interest.

The Manager or its affiliates, out of their own resources and without additional cost to the Fund or the Unitholder, may make additional payments or provide other forms of compensation to intermediaries, including affiliates of the Manager, for the sale of Units and related services. These payments and compensation are in addition to the Servicing Fee paid by the Fund. The level of such payments may be substantial and may be different for different intermediaries. These payments may create incentives on the part of an intermediary to view the Fund favorably compared with investment funds that do not make these payments or that make smaller payments.

Administration Fee

In consideration for its administrative services pursuant to an administration agreement, The Bank of New York Mellon (the “Administrator”) will be entitled to receive a monthly fee based on the Fund’s monthly Transactional NAV, subject to a minimum annual fee (the “Administration Fee”), plus out-of-pocket expenses.

Initial Expense Support

Pursuant to an expense support agreement between the Fund and the Manager (the “Expense Support Agreement”), the Manager has agreed to advance all or a portion of the Fund Expenses (including, inter alia, Organizational, Offering and Operating Expenses (as defined herein)) to be borne by the Fund and the appropriately apportioned expenses relating to the Feeder Funds, the Intermediate Entities, the Lower Funds and any Parallel Fund to the extent not paid by such Feeder Fund, Intermediate Entity, Lower Fund or any such Parallel Fund (the “Initial Expense Support”), through the first anniversary of the Initial Offering, which term may be renewed in the Manager’s sole discretion pursuant to an amended and restated Expense Support Agreement.

The Manager, in its sole discretion, will determine the portion of Initial Expense Support that is attributable to the Fund, the General Partner, the Ultimate General Partner or any Feeder Fund, Intermediate Entity, Lower Fund or Parallel Fund. The Fund will reimburse the Manager for all such advanced expenses ratably over the 60 months following the first anniversary of the Initial Offering (each, an “Expense Support Reimbursement”), unless the Board determines that for any given month, it is in the best interests of the Fund to reimburse the Manager non-ratably for such month, or on such earlier date as determined by the Manager, unless the Manager waives its right to reimbursement for any advanced expenses.

The Manager may elect to receive the Expense Support Reimbursement in cash, Class V Units and/or shares or units of any Lower Fund. Class V Units are not subject to the Repurchase Program and are subject to a separate repurchase arrangement.

In the event of dissolution, liquidation, sale of substantially all of the assets of the Fund or termination of the Investment Management Agreement, including termination of the Investment Management Agreement by the Fund, the Fund agrees to first reimburse the Manager any amounts previously advanced by the Manager to the Fund that have not otherwise been reimbursed.

Fund Expenses

VistaOne shall bear and be charged with all costs and expenses of its operations other than compensation of the General Partner’s and the Manager’s investment professionals for providing investment advisory services to the Fund (collectively, the “Fund Expenses”) and shall promptly reimburse the General Partner, the Manager or their affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such entities, including, without limitation:

(i)

all fees, costs, expenses, liabilities and obligations (collectively, “Costs”) relating or attributable to investigating, developing, negotiating, trading, settling, acquiring, holding (including expenses of portfolio tracking facilities), structuring (including the costs related to the organization or maintenance of any intermediary entity used to acquire, hold or dispose of an Investment or to otherwise facilitate VistaOne’s investment activities), organizing, financing, refinancing, restructuring, managing, operating, monitoring, taking public or private, valuing, winding up, liquidating, dissolving and disposing of the VistaOne’s Investments (including, without limitation, any legal, tax, accounting, administrative, accounting, advisory, sourcing, brokerage, custody, hedging and consulting and other similar costs and expenses in connection therewith, including travel and other similar costs and any costs and expenses in connection therewith, including travel and other related expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings (including with prospective portfolio companies or other similar companies), fees, costs and expenses of outside counsel and compensation and overhead of VistaOne employees or other VistaOne personnel, interest and fees on money borrowed by VistaOne, the

Manager, the General Partner or their affiliates on behalf of VistaOne, expenses or other obligations incurred in connection with credit facilities or guarantees made by VistaOne, registration costs and related expenses and commitment, real estate title, survey, brokerage, finders’, custodial and other fees, any costs or expenses relating to currency conversion in the case of Investments denominated in a currency other than U.S. dollars and any other costs and expenses associated with vehicles through which VistaOne directly or indirectly participates in Investments);

(ii)

broker, dealer, underwriting (including both commissions and discounts), loan administration, private placement fees, sales commissions, investment banker, finder and similar services, including any costs payable to Vista Capital Markets;

(iii)

legal, accounting, auditing, tax and other professional services and out-of-pocket costs, if any, associated with any third-party examination, audits, inquiry, investigation, settlement or review (including similar services) of VistaOne or an affiliate that are attributable to the operation of VistaOne, asset and financial administration, custodian, depositary, insurance (including directors and officers, fidelity bond, management liability, data protection, cybersecurity, errors and omissions, liability, representation and warranty liability and crime coverage, and all deductibles, premiums and charges in connection with the maintenance thereof), litigation and indemnification costs, judgments and settlements, consulting (including consulting fees and other compensation paid to consultants performing investment initiatives and other similar consultants and, to the extent not otherwise paid by a Portfolio Company, VCT fees, or fees paid to the Vista Consulting Group, or its members, employees or other persons engaged by the Vista Consulting Group for consulting services, including performing investment diligence or providing services related to ESG investment considerations and policies and other consultants), financing, valuation or appraisal (including, without limitation, the costs of any third-party valuation agents or pricing services), filing, printing, title, transfer, registration, research (including data and information service subscriptions, related systems and services from data providers and data management software), administration (including any anti-money laundering laws and regulations, any third-party administrator and administration, tracking or reporting software or services, if any (including ESG tracking tools, reports or assessments, maintaining the books and records of VistaOne and related internal costs that VistaOne may incur to produce any such books and records or external costs for a third-party administrator to maintain and oversee VistaOne’s books and records)), advisory, tax and other professional services, third-party diligence software and service providers, subject and industry-matter experts, technology-related expenses and information-technology system expenses (including the costs of developing, implementing and maintaining computer software and hardware and other technological systems and market data and research utilized in connection with VistaOne’s investment and operational activities (including internal expenses, charges and/or related costs incurred, charged or specifically allocated by VistaOne, the Manager or its affiliates in connection with such provision of services thereby) for the benefit of VistaOne, the Unitholders, or a Portfolio Company or potential Portfolio Company) and other costs (including those associated with the preparation or distribution of VistaOne’s financial statements, tax returns, tax estimates and Schedule K-1s (or equivalents) or any other administrative, regulatory or other VistaOne-related reporting or filing), including the Fund’s, the General Partner’s and the Ultimate General Partner’s registered office fees and filings in the State of Delaware;

(iv)

unreimbursed costs incurred in connection with any transfer or proposed transfer contemplated by Section 8.2 of the Fund LPA or any Unitholder’s name change, internal restructuring or change in trust, registered agent or custodian;

(v)

compliance with any financial account reporting regime, FATCA and any similar laws, rules and regulations, and any costs of any third-party service providers and professionals related to the foregoing;

(vi)

any activities with respect to protecting the confidential or non-public nature of any information or data, including confidential information (including any Costs incurred in connection with the Freedom of Information Act);

(vii)

all Costs incurred by or on behalf of VistaOne, the General Partner, any other Vista Person relating to investment and disposition opportunities for VistaOne not consummated (including in developing, negotiating and structuring prospective or potential investments that are not ultimately made or a proposed disposition that is not actually consummated and including without limitation any legal, tax, accounting, auditing, travel, insurance, advisory, consulting, brokerage, finders’, financing, appraisal, filing, printing, real estate title, survey, reverse breakup, termination and other related costs, fees and expenses and any liquidated damages, and/or similar payments and commitment fees) (collectively, “Broken Deal Expenses”);

(viii)

all out of pocket Costs incurred by the Fund, the General Partner or any Vista personnel in connection with any third-party advisory committees, any independent representative of VistaOne, any annual or periodic meetings of the Unitholders, and any other conference or meeting with any Unitholder(s) (including set-up costs, speaker fees, honorarium and other related expenses);

(ix)

any taxes, fees, costs of obtaining tax receipts or other governmental charges levied against VistaOne and all expenses incurred in connection with any tax audit, investigation, settlement or review of VistaOne, in each case, subject to Section 10.6 of the Fund LPA;

(x)

Costs charged or specifically attributed to VistaOne or its Portfolio Companies or allocated by the General Partner, the Manager or their respective Affiliates to provide in-house legal, administrative, accounting, finance, tax, capital markets, compliance, ESG or other similar services to VistaOne or its Portfolio Companies on matters related to potential or actual Investments and transactions, and costs incurred by VistaOne, the General Partner, the Manager or their respective affiliates in connection with the provision of such in-house services, including, without limitation, compensation and other overhead allocable to such in-house services (based on such metric as the General Partner or its affiliates determine in good faith (which metric may change over time));

(xi)

expenses relating to ongoing administrative, governance and compliance services necessary for the operation of VistaOne and its Portfolio Companies (including, without limitation, (x) expenses relating to the preparation and filing of Form PF, Form 10, 1934 Act reports, reports and notices to be filed with the U.S. Commodity Futures Trading Commission, reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which VistaOne and its Portfolio Companies engages in activities and any related regulations or the laws and/or regulations of jurisdictions in which VistaOne engages in activities) and/or any other regulatory filings, notices or disclosures of the Manager and/or its affiliates relating to VistaOne and its activities, compensation of the Independent Directors and preparing materials and coordinating meetings of the Board of Directors and (y) compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Manager and/or their affiliates in performing administrative and/or accounting services for VistaOne or any Portfolio Company (including but not limited to legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to VistaOne based on such metric as the General Partner or its affiliates determine in good faith (which metric may change over time));

(xii)	Costs of third parties incurred in connection with energy, sustainability and ESG-related programs and initiatives with respect to the Fund;

(xiii)

Costs of offering Units (including expenses associated with updating the offering materials, expenses associated with printing such materials, expenses associated with subscriptions and repurchases and travel expenses relating to the ongoing offering of Units);

(xiv)

Costs related to the organization or maintenance of any entity used to directly or indirectly acquire, hold or dispose of any one or more Investment(s) or otherwise facilitating VistaOne’s investment activities, including without limitation any travel and accommodation expenses related to such entity and the salary and benefits of any personnel (including personnel of the Manager or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such entity, or other overhead expenses in connection therewith;

(xv)

Costs associated with auditing, research, reporting, printing, publishing and technology, including, without limitation, news and quotation equipment and services, preparation of any periodic reports and related statements of VistaOne (including notices, communications, financial statements and tax returns including any tax returns or filings required to be made by VistaOne in any jurisdictions in which any Unitholders are resident or established) in respect of VistaOne and its activities;

(xvi)	Costs associated with responding to information requests from Unitholders and other persons;

(xvii)

Costs relating to the maintenance of any website, data room or communication medium used in relation to the Fund (including for the hosting of constitutional documents or any other documents to be communicated to investors, prospective investors or third parties), expenses and any placement fees payable to a placement agent or financial intermediary in respect of the subscription by Partners admitted through a placement agent or financial intermediary (to the extent such fees or expenses are not borne by such Partners directly);

(xviii)

organizational, offering and operating expenses of the Fund, the General Partner, the Ultimate General Partner, the Feeder Funds, the Intermediate Entities, the Lower Funds and/or any Parallel Funds to the extent not paid by the General Partner, the Ultimate General Partner, the Feeder Funds, the Intermediate Entities, the Lower Funds and/or Parallel Funds or their investors, as applicable (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating placement agents or financial intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of each entity (including, as applicable, transfer agent, administrator and depository fees, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, entertainment and meals)) (collectively, the “Organizational, Offering and Operating Expenses”); provided, that any such expenses (including, without limitation, any Fund Expenses) may be apportioned to, and borne solely by, the investors participating in the Fund, the Feeder Funds, the Intermediate Entities, the Lower Funds and/or Parallel Funds, as applicable, or be allocated among the Fund, General Partner, Ultimate General Partner, the Feeder Funds, the Intermediate Entities, the Lower Funds and/or Parallel Funds as determined by the General Partner in its reasonable discretion; and

(xix)

Costs attributable to amendments to, and waivers, consents or approvals pursuant to, the constituent documents of VistaOne, including those as the General Partner considers to be necessary or desirable to comply with applicable regulatory provisions, including the preparation, distribution and implementation thereof.

Fund Expenses relating to Investments shall generally be allocated among VistaOne and other Vista Entities pro rata based upon their relative investment size in the Investment (and in good faith in the case of Broken Deal Expenses and related expenses for unconsummated transactions based on their relative expected investment sizes thereof). The General Partner hereby agrees that it shall use commercially reasonable efforts to cause any of the Fund’s third-party co-investors that have agreed in writing to participate in a potential Investment alongside the Fund to bear their pro rata share of any Broken Deal Expenses. Fund Expenses may be paid out of any funds of the Fund (or of any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds) in a manner reasonably determined by the General Partner. If the Fund (or any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds) invests alongside or in another Vista Entity, any expenses that are payable in accordance with the governing terms of such Vista Entity shall be deemed payable by the Fund (or any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds) (with respect to the Fund’s (and/or any Feeder Funds’, Intermediate Entities’, Lower Funds’ or Parallel Funds’) allocable portion of such expenses). The General Partner also may cause the Fund (and/or any Feeder Funds, Intermediate Entities, Lower Funds and/or Parallel Funds) to borrow funds to pay Fund Expenses.

Any amounts paid by VistaOne for or resulting from any instrument or other arrangement designed to hedge or reduce one or more risks associated with an Investment shall be considered a Fund Expense relating to such Investment.

Hedging

The Fund may, but is not obligated to, engage in hedging transactions for the purpose of efficient portfolio management, which may include hedging our foreign currency exchange risk. The General Partner may review the Fund’s hedging policy from time to time depending on movements and projected movements of relevant currencies and interest rates and the availability of cost-effective hedging instruments for us at the relevant time.

Financial Condition, Liquidity and Capital Resources

We have not yet commenced commercial activities. Vista has made an initial capital contribution of      in cash, in exchange for      Units. As of         , the General Partner was our only Unitholder.

We expect to generate cash primarily from (i) the net proceeds of our continuous Private Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.

Our primary use of cash will be for (i) making Investments, (ii) the cost of operations (including the Management Fee and Performance Participation Allocation), (iii) debt service of any borrowings, (iv) periodic repurchases, including under the Repurchase Program (as described herein), and (v) cash distributions, if any, to the holders of our Units.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in fair values and interest rates. We plan to invest primarily in Investments. Many of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of NAV.”

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

Item 3.	Properties

Our corporate headquarters are located at 401 Congress Avenue Suite 3100, Austin, TX 78701 and are provided by the General Partner and the Manager. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

We have not yet commenced commercial activities. Vista has made an initial capital contribution of      in cash, in exchange for      Units. As of         , the General Partner was our only Unitholder.

Item 5.	Directors and Executive Officers

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors. The Board is responsible for overseeing the Fund’s periodic reports under the Exchange Act and certain conflicts of interest related to Vista in accordance with the provisions of the Fund LPA and any policies of the General Partner.

Our Board is expected to consist of      members,  of whom will be Independent Directors. The General Partner may appoint additional directors to the Board from time to time. Our General Partner elects the Fund’s executive officers, who serve at the discretion of the General Partner.

Board of Directors and Executive Officers

Information regarding the Board of Directors and executive officers are set forth below:

Name	Year of Birth	Position	Position Held Since

Non-Independent Directors

David A. Breach	1966	Director	2024

Rachel Arnold	1979	Director	2024

Justin Hirsch	1985	Director	2024

Dan Parant	1982	Director	2024

Independent Directors

[ ]		Independent Director

[ ]		Independent Director

[ ]		Independent Director

[ ]		Independent Director

Executive Officers

Robert F. Smith	1962	Chairman	2024

David A. Breach	1966	Co-Chief Executive Officer	2024

Monti Saroya	1979	Co-Chief Executive Officer	2024

Ashley MacNeill	1980	Co-President	2024

Dan Parant	1982	Co-President	2024

Rohan Ranadive	1980	Chief Financial Officer	2024

Andy Ugarte	1985	Chief Operating Officer	2024

Each director will hold office until his or her death, resignation, removal or disqualification. The address for each of our directors is Four Embarcadero Center, 20th Floor, San Francisco, CA.

Each officer holds office at the pleasure of the General Partner until his or her successor is duly appointed and qualified.

Biographical Information

Directors

Our directors have been divided into two groups — Independent Directors and non-Independent Directors. The status of an Independent Director under the Fund LPA is determined consistent with the independence tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other standards determined by the General Partner.

Non-Independent Directors

David A. Breach, the President and Chief Operating Officer of Vista, is Co-Chief Executive Officer of VistaOne and a member of the VistaOne Board of Directors and the VistaOne Investment Committee. He currently sits on Vista’s Executive Committee, the firm’s governing and decision-making body for matters affecting its overall management and strategic direction, as well as the firm’s Private Equity Management Committee, Vista’s decision-making body for matters affecting the overall private equity platform, and Vista’s Private Equity Funds’ Investment Committee. Mr. Breach also sits on the boards of Vista portfolio companies EagleView, Jamf (NASDAQ: JAMF), Solera and Stats Perform. Mr. Breach is also a member of the San Francisco Advisory Board for Sponsors for Educational Opportunity and the American Investment Council. Earlier in his career, Mr. Breach was a Senior Partner at Kirkland & Ellis, where his practice focused on the representation of private equity funds in all aspects of their business. While at Kirkland & Ellis, Mr. Breach was a member of its 15-person global executive management committee and was a founding partner of its San Francisco office. Mr. Breach holds a J.D. from the University of Michigan.

Rachel Arnold is a member of the VistaOne Board of Directors and the VistaOne Investment Committee. She is also Co-Head of the Vista Endeavor Funds and serves as a member of Vista’s Executive Committee and Private Equity Management Committee. Ms. Arnold has over two decades of experience investing in and scaling growth at market-leading software companies. She currently sits on the boards of BigTime, BlueConic, Gnosis, RadarFirst, Resilinc, and Tripleseat, and is involved with Vista’s investments in COMPLY, Innovapptive and mabl. She was actively involved with Vista’s investments in AGDATA, Autotask, Benchmark Gensuite, BigMachines, Bonterra, Bullhorn, Dispatch, Jebbit, Kibo, Lanyon, Lone Wolf, Naviga, PeopleAdmin, Relias Learning, SecureLink, WorkTango and Zapproved. Ms. Arnold was named one of GrowthCap’s Top Women Leaders in Growth Investing in 2022 and 2023, and to Buyouts’ Women in Private Equity Class of 2022. Before joining Vista in 2012, Ms. Arnold held executive roles at four Vista companies, including interim CEO at Bonterra and senior positions at Mitratech, MicroEdge, and SRC Software. She also worked as Strategy Director at Interbrand and as an Equity Research Associate at Pacific Crest. Ms. Arnold holds a B.A. in International Business from Linfield College.

Justin Hirsch is a member of the VistaOne Board of Directors. He joined Vista in 2016 and oversees Vista’s strategic priorities, balance sheet and principal investments, and manages Vista’s capital structure, risk levels and growth initiatives. He is also involved with investment structuring and serves as a member of Vista’s Executive Committee. Prior to Vista, Mr. Hirsch worked at Evercore, where he advised alternative asset managers on minority investments and other strategies to meet growth objectives. He was also a member of the financial sponsors group that focused coverage on technology assets. Mr. Hirsch began his career in the principal transactions group at Macquarie Capital. Mr. Hirsch holds a B.A. in Human Biology from Stanford University.

Dan Parant is Co-President of VistaOne and a member of the VistaOne Board of Directors. He joined Vista in 2024 and is the Global Head of Private Wealth Solutions at Vista. Prior to joining Vista, Mr. Parant was a Managing Director and Co-Head of Americas Private Wealth at KKR, where he started KKR’s private wealth business in 2012 and led a team of over 50 executives focused on delivering private market solutions to financial advisors across wirehouses, private banks, RIAs and independent broker dealers in the U.S., Canada and Latin America. Before KKR, he was a Vice President and Head of Alternatives Business Development for Intermediary Distribution at Neuberger Berman and previously was a member of the Absolute Return Strategies business at Lehman Brothers. Prior to joining Lehman Brothers, Mr. Parant was an Associate in the Capital Markets Consulting group at Thomson Financial. Mr. Parant started his career working in Major League Baseball for the Tampa Bay Rays. Mr. Parant holds a B.S. in Applied Economics and Management from Cornell University.

Independent Directors

[   ]

Executive Officers

Robert F. Smith, the Founder, Chairman and CEO of Vista, is the Chairman of VistaOne and a member of the VistaOne Investment Committee. Mr. Smith is a member of the Business Roundtable and serves on the Board of Overseers of Columbia Business School and the Cornell Engineering College Council. He is Chairman of Carnegie Hall, a Founding Member of the World Economic Forum EDISON Alliance, a Founding Partner of the REFORM Alliance, and the former Chair of the Robert F. Kennedy Center for Human Rights. Mr. Smith is the Founding Director and President of the Fund II Foundation, which is dedicated to preserving the African American experience, human rights, environmental conservation, and a broad range of initiatives. He also founded the Student Freedom Initiative to help relieve student debt at HBCUs and MSIs, and leads the Southern Communities Initiative to advance economic inclusion. Mr. Smith has been awarded the Carnegie Medal of Philanthropy, named one of Forbes’ 100 Greatest Living Business Minds and recognized as one of TIME’s 100 Most Influential People in the World in 2020. Mr. Smith earned a B.S. in Chemical Engineering from Cornell University and an MBA from Columbia Business School.

Monti Saroya is Co-Chief Executive Officer of VistaOne and a member of the VistaOne Investment Committee. Mr. Saroya joined Vista in 2008 and is Co-Head of the Vista Flagship Fund and also sits on its Investment Committee. Additionally, Mr. Saroya serves as a member of Vista’s Executive Committee and Private Equity Management Committee. He currently sits on the boards of Advanced, Allvue Systems, Avalara, Cloud Software Group, Duck Creek, Finastra, Gainsight, iCIMS, Infoblox, Mindbody, Pipedrive, Salesloft, Solera and Xactly. Mr. Saroya previously sat on the boards of Apptio, Aspira, Cvent (NASDAQ: CVT), Drift, Pluralsight, PowerSchool (formerly NYSE: PWSC), Omnitracs and is also actively involved in Vista’s investments in Jio and Vivid Seats (NASDAQ: SEAT), Datto (formerly NYSE: MSP), Marketo, SumTotal, The ACTIVE Network, Transfirst, Turaz and Zywave. Mr. Saroya is recognized as a thought leader in investing and enterprise software, featured in PEI’s Investing in Technology report. Before Vista, he was a senior research analyst at JMP Securities, an associate for enterprise software/applications, and worked in sales at Siebel Systems and operations at Cisco Systems. Mr. Saroya holds a B.S. in Computer Engineering from California Polytechnic State University, magna cum laude.

Ashley MacNeill is Co-President of VistaOne. She joined Vista in 2022 and works across the organization to run Vista’s Equity Capital Markets strategy, including managing all portfolio company equity financing activities and serving as a member of Vista’s Private Equity Management Committee. Prior to joining Vista, Ms. MacNeill spent 12 years at Morgan Stanley, where she most recently served as Co-Head of Technology Equity Capital Markets for the Americas and Managing Director. Before Morgan Stanley, she was an Associate Director at UBS Investment Bank in Canada. During her almost 20 years in capital markets and investment banking, Ms. MacNeill has led various teams and IPOs for some of the largest public technology companies, including Uber, Snapchat, Shopify, Warner Music and Datadog. She also worked on Vista IPOs for Datto (formerly NYSE: MSP) and IAS (NASDAQ: IAS), as well as the original IPOs for Vista companies Mindbody and KnowBe4. Ms. MacNeill holds an HBA and a BSEng in Mechanical Engineering and Business from Western University.

Rohan Ranadive is the Chief Financial Officer of VistaOne. He joined Vista in 2022 and is responsible for driving various initiatives across the Finance organization. Prior to joining Vista, Mr. Ranadive was Chief Financial Officer at Aviditi Advisors, where he managed the company’s Finance and Operations teams. Before Aviditi, he was a Managing Director at TPG, where he spent over a decade leading many of TPG’s strategic initiatives and had oversight of different departments across Finance and the broader Operations organization. Prior to TPG, Mr. Ranadive worked in the advisory practice at Ernst and Young. Mr. Ranadive holds a B.B.A. in Finance and an MBA from The University of Texas.

Andy Ugarte is the Chief Operating Officer of VistaOne. He joined Vista in 2022 and is responsible for driving product development and strategy initiatives for the Capital & Partner Solutions team. Prior to joining Vista, Mr. Ugarte spent over 10 years at Evercore, most recently as Managing Director and Co-Head of the Hong Kong generalist M&A Advisory group. While at Evercore, Mr. Ugarte provided advice to sponsor and corporate clients on complex cross-border M&A transactions, domestic M&A transactions across Southeast Asia and the United States, and GP minority stake sales. Before Evercore, Mr. Ugarte worked at Macquarie Capital, where he served as an Investment and Advisory Professional in the Principal Transactions group in the United States and the Infrastructure Advisory group in Canada. Mr. Ugarte holds a BCom in Finance from the University of British Columbia and an M.B.A. in Finance and Entrepreneurial Management from The Wharton School, University of Pennsylvania.

Leadership Structure and Oversight Responsibilities

Overall responsibility for our oversight rests with the General Partner, subject to certain oversight rights held by the Board. We will enter into the Investment Management Agreement pursuant to which the Manager, an affiliate of the General Partner, will manage the Fund on a day-to-day basis. The Board is expected to be composed of      members,      of whom will be Independent Directors. As described below, the Board will establish an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board and the General Partner or Manager in fulfilling their oversight responsibilities. See “Item 11. Description of Registrant’s Securities to be Registered—Delaware Law and Certain Provisions of the Fund LPA—Amendment to the Fund LPA.”

Committees

The Board of Directors will establish an Audit Committee and may form additional committees in the future.

Audit Committee

The Audit Committee is composed of     ,     , and     , each of whom is an Independent Director.      serves as Chair of the Audit Committee. Our Board determined that      is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act.

The General Partner may appoint additional directors to the Board and the Audit Committee from time to time.

In accordance with its written charter, to be adopted by the Board, the Audit Committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (c) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (d) pre-approves all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; and (e) acts as a liaison between our independent registered public accounting firm and the Board.

Investment Committee

Vista has developed and adheres to a disciplined investment process which is driven and monitored by the Vista Funds’ respective investment committees, thereby enabling consistent insight to be applied to investment evaluations and decisions. Robert F. Smith, David A. Breach, Michael Fosnaugh, Monti Saroya, Patrick Severson, Martin Taylor, Rachel Arnold, René Yang Stewart and Nadeem Syed will serve as the initial members of the Investment Committee. Consistent with Vista’s operating philosophy, other Vista Managing Directors will also observe and, where applicable, participate in various Investment Committee meetings, thereby resulting in a broad yet consistent review of each investment opportunity at multiple points prior to a given investment being consummated.

For information concerning the background of Robert F. Smith, David A. Breach, Monti Saroya and Rachel Arnold, see “—Directors and Executive Officers” above. Information concerning the background of the remainder of the members of the Investment Committee is set forth below:

Michael Fosnaugh is a member of the VistaOne Investment Committee. He joined Vista in 2005 and is also Co-Head of the Flagship Fund and sits on its Investment Committee. Additionally, Mr. Fosnaugh serves as a member of Vista’s Executive Committee and Private Equity Management Committee. Mr. Fosnaugh currently sits on the boards of Acquia, Alegeus, Applause, CentralSquare, EAB, Greenway Health, Integral Ad Science (NASDAQ: IAS), InvoiceCloud, Jamf (NASDAQ: JAMF), KnowBe4 (formerly NASDAQ: KNBE), PlanSource, Securonix, SimplePractice, SmartBear, Stats Perform and TripleLift. He was also actively involved with Vista’s investments in Advicent, Forcepoint, Mediaocean, MRI Software, Numerator, Ping Identity (formerly NYSE: PING), SirsiDynix, Sunquest Information Systems, Vertafore, Websense and Zywave. Mr. Fosnaugh is the Co-Head of the Chicago office. Mr. Fosnaugh is recognized as a thought leader in investing and enterprise software, featured in PEI’s Investing in Technology report. Before Vista, he worked at SG Cowen & Co. in the Technology, Media, and Telecommunications Group, advising on transactions and financings. Mr. Fosnaugh holds an A.B. in Economics from Harvard College, cum laude.

Patrick Severson is a member of the VistaOne Investment Committee. He joined Vista in 2013 and is Co-Head of the Vista Foundation Funds and sits on its Investment Committee. Additionally, he serves as a member of Vista’s Executive Committee and Private Equity Management Committee. Mr. Severson currently sits on the boards of Assent Compliance, BetterCloud, Energy Exemplar, ESO, Granicus, Khoros, Kibo, LogicMonitor, Monetate, Naviga, Poppulo, Power Factors, Sonatype and Trintech. He was also actively involved with Vista’s investments in AGDATA, AlertMedia, ARCOS, Autotask, Bonterra, PeopleAdmin, Regulatory DataCorp (RDC), Return Path, StarRez, TigerConnect and Wrike. Before Vista, Mr. Severson was a Partner at Warburg Pincus, investing in software companies for 12 years. He also worked as a Consultant at Booz-Allen & Hamilton and at Price Waterhouse, focusing on media and technology. Mr. Severson holds a B.S. in Computer Science from Stanford University and an M.B.A. from Columbia University.

Martin Taylor is a member of the VistaOne Investment Committee. He joined Vista in 2006 and is Co-Head of the Foundation Funds and sits on its Investment Committee. Additionally, Mr. Taylor serves as a member of Vista’s Executive Committee and Private Equity Management Committee. Mr. Taylor currently sits on the boards of AlertMedia, ARCOS, Bonterra, Critical Start, Integral Ad Science (NASDAQ: IAS), Jamf (NASDAQ: JAMF), NAVEX, StarRez, TigerConnect, TRG Screen and Vivid Seats (NASDAQ: SEAT) and has served on numerous other boards during his tenure. Previously at Vista, Mr. Taylor was a Managing Director and drove a variety of cross-fund and cross-portfolio initiatives. He was the initial President of Vista Consulting Group, where he was instrumental in building and scaling Vista’s value creation infrastructure, formalizing Vista’s portfolio engagement model and developing many of Vista’s best practices. Before Vista, he spent over 13 years at Microsoft as a Corporate Vice President, managing corporate strategy, sales, and product marketing, and served as Chief of Staff to CEO Steve Ballmer.

René Yang Stewart is a member of the VistaOne Investment Committee. She joined Vista in 2007 and is Co-Head of the Vista Endeavor Funds and sits on its Investment Committee. Additionally, Ms. Stewart serves as a member of Vista’s Private Equity Management Committee. She currently sits on the boards of Dispatch, Gatekeeper, Lifeloop, OfficeSpace and WorkTango. Ms. Stewart was also actively involved with Vista’s investments in Accruent, AGDATA, Bullhorn, Lone Wolf, Mitratech, SecureLink and Zapproved. Ms. Stewart was named one of GrowthCap’s Top Women Leaders in Growth Investing in 2022 and 2023, GrowthCap’s Leaders of Growth Investing in 2022 and GrowthCap’s Top 25 Software Investors in 2021, 2023, and 2024. Prior to joining Vista, Ms. Stewart worked at Yahoo! in the Corporate Finance group, focusing on mergers and acquisitions and business development opportunities for the company. Before her time at Yahoo!, Ms. Stewart worked at Lehman Brothers in the Global Technology group. Ms. Stewart holds a B.A. in Economics from Columbia University.

Nadeem Syed is a member of the VistaOne Investment Committee. He joined Vista in 2018 and is currently Head of Value Creation and a member of the private equity Flagship team. Mr. Syed serves as a member of Vista’s Executive Committee and Private Equity Management Committee. Mr. Syed currently sits on the boards of Alegeus, Allvue Systems, KnowBe4 (formerly NASDAQ: KNBE) and Securonix. Prior to joining Vista, Mr. Syed was CEO of Finastra (formerly Misys), a Vista company and the third-largest financial services software company in the world. Before Finastra, Mr. Syed was COO of SumTotal Systems, a former Vista company, where he led the company’s strategic initiatives, overseeing services, support, engineering, product management and cloud operations. Prior to SumTotal Systems, Mr. Syed spent 19 years in multiple senior leadership roles at Oracle. Mr. Syed holds a B.S. in Production Engineering from the University of Mumbai (formerly University of Bombay) and an M.S. in Industrial Engineering from Louisiana State University.

Item 6.	Executive Compensation

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Manager, the General Partner or their affiliates, pursuant to the terms of the Investment Management Agreement and the Fund LPA, as applicable. Our day-to-day investment operations will be managed by the General Partner and the Manager. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Manager or its affiliates.

None of our executive officers will receive direct compensation from us. We will reimburse the General Partner, the Manager and/or their affiliates for Fund Expenses incurred on our behalf, which can include the compensation, overhead (including rent and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Manager and/or their affiliates in performing administrative and/or accounting services for the Fund, the Feeder, any Parallel Funds or any Intermediate Entity (including but not limited to legal and compliance, finance, accounting, operations, investor relations, reporting, tax, valuation and internal audit personnel and other non-investment professionals that provide services to the Fund, the Feeder, any Parallel Funds or any Intermediate Entity; provided, that any such expenses, fees, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services). Certain executive officers and non-Independent Directors, through their financial interests in the General Partner and/or Manager, are entitled to a portion of the profits earned by the General Partner and/or Manager, which includes any fees, including compensation discussed herein, payable to the General Partner and/or Manager under the terms of the Investment Management Agreement and the Fund LPA, as applicable, less expenses incurred by the General Partner and/or Manager in performing its services under the Investment Management Agreement and the Fund LPA, as applicable. See “Item 1(c). Description of Business—Investment Management Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

Compensation of Directors

No compensation is paid to our non-Independent Directors in connection with their service as directors. We will pay compensation to each Independent Director. We are also authorized to pay the reasonable out-of-pocket expenses of each Independent Director incurred by such director in connection with the fulfillment of his or her duties as an Independent Director.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons, Promoters and Certain Control Persons

Investment Management Agreement; Fund LPA

We will enter into the Investment Management Agreement with the Manager pursuant to which we will pay the Management Fee and reimburse certain Fund Expenses. We will also enter into the Fund LPA, pursuant to which the General Partner will be entitled to receive the Performance Participation Allocation. In addition, pursuant to the Investment Management Agreement and the Fund LPA, we will reimburse the Manager and General Partner for certain expenses as they occur. See “Item 1(c). Description of Business—Investment Management Agreement” and “—Fund LPA.”

Certain Business Relationships

We are subject to conflicts of interest arising out of our relationship with Vista, including the General Partner, the Manager and their affiliates. There is no guarantee that the policies and procedures adopted by us, the terms of our Fund LPA, the terms and conditions of the Investment Management Agreement or the policies and procedures adopted by the General Partner, the Manager, Vista and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest, or that the General Partner will resolve all conflicts of interest in a manner that is favorable to the Fund. Notwithstanding the foregoing, we believe our directors, officers, and the Vista personnel involved in our management will devote a sufficient amount of time to our business to fulfill their responsibilities to us.

Prospective investors should be aware that there will be occasions when the General Partner and its affiliates encounter potential conflicts of interest in connection with the Fund’s activities. If any matter arises that the General Partner determines in its good faith judgment constitutes an actual or potential conflict of interest, the General Partner may take such actions as may be necessary or appropriate to ameliorate such conflict (and upon taking such actions, the General Partner will be relieved of any responsibility for such conflict to the fullest extent permitted by law and shall be deemed to have satisfied its fiduciary duties related thereto to the fullest extent permitted by law). These actions may include, by way of example and without limitation, disposing of the security giving rise to the conflict of interest, appointing an independent fiduciary, managing the conflict in accordance with Vista’s internal policies and procedures or consulting the Board. There can be no assurance that the General Partner will resolve all conflicts of interest in a manner that is favorable to the Fund. By acquiring the Units, each Unitholder will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest to the extent not prohibited by applicable law, including the Advisers Act. In addition, prospective investors should note that the Fund LPA contains provisions that, to the fullest extent permitted by applicable law, (i) reduce or eliminate the duties, including fiduciary and other duties, to the Fund and the Unitholders to which the General Partner would otherwise be subject, (ii) waive or consent to conduct on the part of the General Partner that might not otherwise be permitted pursuant to such duties, and (iii) that limit the remedies of Unitholders with respect to breaches of such duties.

See “Item 1A. Risk Factors—Potential Conflicts of Interest” including “—Other Activities,” “—Buying and Selling Investments or Assets from Certain Related Parties,” “—Allocation of Investment Opportunities,” “—Conflicts Relating to Purchases and Sales and Different Positions in the Capital Structure,” “—Competing Investments,”“—Relationships with Third-Parties; Service Providers,” and “—Other Professional Services to the Fund and Portfolio Companies,”

Statement of Policy Regarding Transactions with Related Persons

Our Board of Directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our Board of Directors will adopt a written policy on transactions with related persons (the “Related Person Transaction Policy”). Under the Related Person Transaction Policy, the Independent Directors must review and approve any “related person transaction” (as defined below). A “related person transaction” is defined as any transaction that (a) requires Independent Director approval pursuant to the Fund LPA and our governance guidelines, (b) would be required to be disclosed by us under Item 404(a) of Regulation S-K in which we were or are to be a participant, (c) the amount involved exceeds $120,000 and (d) in which any “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation. Subject to limited exceptions, no related person transaction will be executed without the approval or ratification of a committee of our Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of our Board of Directors. Our Independent Directors fulfill the obligations under this policy.

In reviewing a related person transaction or proposed related person transaction, our Independent Directors shall consider all relevant facts and circumstances, including without limitation: (a) the relationship of the related person to the Fund, (b) the nature and extent of the related person’s interest in the transaction, (c) the material terms of the transaction, (d) the business purpose of the transaction, (e) the importance and fairness of the transaction for both us and the related person, (f) whether the transaction would likely impair the judgment of a director or executive officer to act in our best interest, (g) whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by us with non-related persons, if any, and (h) any other matters that management or our Independent Directors deem appropriate.

In addition, the Related Person Transaction Policy provides that our Independent Directors, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, considers whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under our Fund LPA, our governance guidelines and our Code of Business Conduct and Ethics.

Promoters and Certain Control Persons

The General Partner or Manager may be deemed a promoter of the Fund. We intend to enter into the Investment Management Agreement with the Manager and the Fund LPA with the General Partner. The Manager, for its investment management services to us, will be entitled to receive the Management Fee, in addition to the reimbursement of certain Fund Expenses. The General Partner will also be entitled to receive the Performance Participation Allocation, as described herein. In addition, under the Investment Management Agreement and Fund LPA, to the extent permitted by applicable law, we will indemnify the Manager and the General Partner and certain of their affiliates. See “Item 1(c). Description of Business.”

Director Independence

See “Item 5. Directors and Executive Officers” for information on the Fund’s Independent Directors.

Item 8.	Legal Proceedings

Neither we, the General Partner nor the Manager are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us, the General Partner or the Manager. From time to time, we, the General Partner or the Manager may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. We may also be subject to regulatory proceedings.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters

Market Information

Our outstanding Units will be offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. Our Units are not listed or traded on any recognized securities exchange.

Because our Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Units may not be sold or transferred (i) except as permitted under the Fund LPA and (ii) unless the Units are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the Units unless and until we accept their repurchase or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Units may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Units.

Distributions

See “Item 1(c). Description of Business—Distribution Reinvestment Plan” and “Item 11. Description of Registrant’s Securities to be Registered—Distributions” for a description of our distribution policies.

Calculation of NAV

See “Item 1(c). Description of Business—Valuation” for a description of our NAV calculation.

Timing of Valuations

The Fund’s Investments will be valued on a monthly basis for purposes of updating the Fund’s monthly NAV. The monthly NAV per Unit for each Class will generally be available around the 20th Business Day of the following month (e.g., the NAV for February 28 will generally be available around March 27). Prospective Unitholders will therefore not know the NAV per Unit of their investment until after the investment has been accepted. Prospective Unitholders are required to subscribe for a USD amount and the number of Units that such Unitholder receives will subsequently be determined based on the NAV per Unit as of the time such investment was accepted by the Fund (e.g., a Unitholder admitted as of March 1 of a calendar year, whose investment is based on the Fund’s NAV as of the last day of February of such year, will learn of such NAV and the corresponding number of Units represented by their subscription around March 31 of that year). The General Partner may in its discretion, but is not obligated to, consider material market data and other information (as of the applicable month-end for which NAV is being calculated) that becomes available after the end of the applicable month in valuing the Fund’s assets and liabilities and calculating its NAV as of such month-end.

Valuation Policies and Procedures

The Fund will take appropriate measures to fairly and equitably value the Fund’s Investments for financial reporting purposes in accordance with GAAP, including ASC 820, Fair Value Measurements and Disclosure (“ASC 820”), issued by the Financial Accounting Standards Board. ASC 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. For other purposes as described in “Item 1A.—Risks Related to an Investment in the Units—Accounting, Disclosure and Regulatory Standards,” the Fund will use Transactional NAV in accordance with the methodology set forth in the Fund’s Valuation Policy.

The Fund may hold assets with different characteristics, including public and private investments, control and minority equity investments and securities with varying rights and preferences, in accordance with the Fund LPA. The Fund may have different levels of governance, information rights and influence on the Portfolio Company. The Fund shall determine which valuation methodology or methodologies apply to each Investment based on a variety of facts and circumstances that are subject to change from time to time depending on the relevant Investment.

All determinations of fair value shall be made in accordance with the terms of the Fund LPA and the Valuation Policy and shall be final and binding on the Fund and all Unitholders, their successors and assigns.

Marketable Securities

The fair value of securities which are primarily traded on a securities exchange or quoted on any national automated or international inter dealer quotation system (the “Marketable Securities”) on the applicable date of determination (the “Reference Date”). If market quotations are not readily available or reliable, fair value will be determined in good faith by the General Partner.

Non-Marketable Securities—Direct Investments

There is no single standard for determining fair values of holdings that do not have a readily available market price and, in many cases, such fair values may be best expressed as a range of fair values from which a single estimate may be derived in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each Investment while employing a valuation process that is consistently followed. Determinations of fair value involve subjective judgments and estimates.

For Direct Investments which are not Marketable Securities, the General Partner will utilize generally accepted valuation techniques that are consistent with the characteristic of the Direct Investment and market participant assumptions. Generally, the Fund’s Direct Investments will initially be valued at cost; however, to the extent the General Partner does not believe a Direct Investment’s cost reflects the current market value, the General Partner may adjust such valuation in accordance with the Valuation Policy. For monthly valuations made between quarterly determinations (as described below), the General Partner will monitor investments for material changes to fair value and will make adjustments to fair value provided that a material change has occurred and is quantifiable. The month-end process will be more limited than the quarter end process and is not expected to take into consideration all factors that are included in the quarterly process. Additionally, as described below, an independent valuation advisor will value each Direct Investment which is not a Marketable Security on a rolling basis throughout the year.

The General Partner will generally utilize multiple valuation techniques to corroborate the conclusions including the Discounted Cash Flow (“DCF”), Guideline Public Companies, Precedent M&A Transactions and External Valuation Indications methodologies. The DCF analysis takes the present value of projected cash flows of the business including the terminal cash flow. Guideline Public Companies applies a multiple to relevant financial metric(s) by observing comparable valuation multiples of similar companies that trade on a public exchange. Precedent M&A Transactions applies a multiple to relevant financial metric(s) by observing comparable valuation multiples of precedent control transactions. External Valuation Indications are used when potential buyers of portfolio companies engage the Fund in discussions to acquire specific companies and are highly contextual. The General Partner will evaluate the use of each approach considering the different characteristics of each Investment. In the absence of an external indication of value, the General Partner generally expects to equally weight valuation approaches when multiple techniques are utilized. However, such weighting, as well as the blend of approaches, will depend on a variety of facts and circumstances and shall be subject to change from time to time depending on the applicable asset. The General Partner also considers other factors including macroeconomic and industry conditions, potential transactions and external indications of value, performance, outlook and any cash flow activity related to the Investment.

Because assets are valued as of a specified valuation date, events occurring after the valuation date will not be reflected in the valuations. To the extent information indicating a condition that existed at the valuation date becomes available subsequent to the valuation date and before financial information is publicly released, it will be evaluated to determine whether it would have a material impact requiring adjustment of the final valuation.

Non-Marketable Securities—Investments in Target Funds

The Fund’s Secondary Investments in Target Funds and any Primary Commitments thereto will generally be valued based on the latest net asset value reported or provided by such investment fund’s investment advisor or investment manager (each, a “Target Fund Sponsor”). The Target Funds will typically provide the Fund with only estimated net asset values or other valuation information on a quarterly basis and the information provided by a Target Fund will typically be as of a date that is several months old by the time the Fund strikes its NAV. For this reason, the Fund typically expects to apply one or more adjustments to the valuations received from a Target Fund, which would include adjustments for cash flows received from or distributed to the Target Fund Sponsor after the date of the most recently reported Target Fund net asset value, specifically, (i) adding the nominal amount of investment related capital calls and (ii) deducting the nominal amount of investment related distributions from the net asset value as reported by the Target Fund Sponsor. In addition, the General Partner may further adjust the Target Fund’s net asset value for any changes in market prices for public securities held by the Target Fund and may also apply a potential market adjustment to reflect the estimated change in fair value of the Target Fund’s non-public unrealized investments from the date of the last reported Target Fund net asset value to the date that the Fund’s NAV is being calculated. There can be no assurance that these adjustments will improve the accuracy of these valuations.

Any data provided by a Target Fund will be subject to revision through the end of each Target Fund’s annual audit. The Fund will use the latest information available from each Target Fund at the time of each subscription or repurchase transaction and in certain cases a change to a Target Fund’s net asset value relating to prior periods as a result of an annual audit may differ materially from the information used in those prior period subscription or repurchase transactions.

Valuation Advisor

The General Partner will engage a qualified, independent valuation advisor (the “Valuation Advisor”) to provide a more detailed “range of value” analysis on each Direct Investment above a de minimis threshold which is not a Marketable Security on a rolling basis throughout the year, such that the value of each Direct Investment may be estimated by the Valuation Advisor at different times during the year but that the Valuation Advisor would provide a range of value on each Direct Investment at least once per year. In periods where a “range of values” analysis is not performed on such Direct Investments, the General Partner will engage the Valuation Advisor to provide positive assurance regarding the reasonableness of the General Partner’s valuations such that each Direct Investment will generally have a positive assurance opinion in the remaining months of the year.

The Valuation Advisor will discharge its responsibilities in accordance with the Valuation Policy. The Fund may engage additional independent valuation advisors in the future as the Fund’s portfolio grows. While the Valuation Advisor is responsible for reviewing valuations, the Valuation Advisor is not responsible for, and does not determine, the fair value of the Fund’s investments and does not calculate the Fund’s NAV, which is ultimately the General Partner’s responsibility. The Valuation Advisor may be replaced at any time by the General Partner.

The General Partner and its affiliates act as investment advisers to other clients that may invest in the same securities as the Fund. Valuation determinations by the General Partner or its affiliates for such other clients may on rare occasion result in different values than those ascribed to the same security owned by the Fund.

Suspension of NAV

In addition, the General Partner may, but is not obligated to, suspend the determination of NAV and/or the Fund’s offering and/or repurchases where (i) the circumstances so require and (ii) the suspension is reasonably deemed to be in the best interests of Unitholders. The General Partner will notify Unitholders of any such suspension. No Units will be issued or repurchased during such suspension period.

Item 10.	Recent Sales of Unregistered Securities

We have not yet commenced commercial activities. Vista has made an initial capital contribution of      in cash, in exchange for      Units. As of         , the General Partner was our only Unitholder. These Units were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the 1933 Act.

Item 11.	Description of Registrant’s Securities to be Registered

Description of our Units

General

There is currently no market for the Units, and the Fund does not expect that a market for these Units will develop in the future. The Fund does not intend for the Units offered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase these Units. Under the terms of the Fund LPA, Unitholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Fund LPA provides that no Unitholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Fund by reason of being a Unitholder, nor shall any Unitholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund’s assets or the affairs of the Fund by reason of being a Unitholder.

Units

Unitholders are not entitled to vote in the election of the Fund’s directors. Accordingly, the Fund is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of Unitholders is required under Delaware law. Moreover, Unitholders are not able to bring matters before meetings of unitholders or nominate directors at such meeting, nor are they generally able to submit unitholder proposals under Rule 14a-8 of the Exchange Act except on matters on which such Unitholders have voting rights, if any.

Certain financial intermediaries through which a Unitholder was placed in the Fund may charge such Unitholder Subscription Fee on Units that are paid by the Unitholder outside of its investment in the Fund and not reflected in the Fund’s NAV.

Investor Units

Classes A-S, F-S and S Units

Certain financial intermediaries may charge Subscription Fee of up to 3.5% of NAV on Class A-S Units, Class F-S Units and Class S Units sold in the Private Offering.

We pay the participating broker dealers and other intermediaries ongoing distribution and servicing fees of (a) 0.85% of NAV per annum for Class A-S Units, Class F-S Units and Class S Units, accrued and payable monthly. Such Servicing Fee are calculated based on the Fund’s NAV, which is the price at which the Fund sells and repurchases its Units.

Unitholders will not pay a Subscription Fee when receiving Class A-S Units, Class F-S Units and Class S Units under the DRIP; however, the Servicing Fee will apply.

Classes A-B, F-B and B Units

Certain financial intermediaries may charge Subscription Fee of up to 3.5% of NAV on Class A-B Units, Class F-B Units and Class B Units sold in the Private Offering.

We pay the participating broker dealers and other intermediaries ongoing Servicing Fee of 0.50% for Class A-B Units, Class F-B Units and Class B Units in each case as accrued, and payable monthly.

Unitholders will not pay a Subscription Fee when receiving Class A-B Units, Class F-B Units and Class B Units under the DRIP; however, the Servicing Fee will apply.

Classes A-D, F-D and D Units

Certain financial intermediaries may charge Subscription Fee of up to 1.5% of NAV on Class A-D Units, Class F-D Units and Class D Units sold in the Private Offering.

We pay the participating broker dealers and other intermediaries ongoing distribution and servicing fees of 0.25% for Class A-D Units, Class F-D Units and Class D Units (all of which constitutes Servicing Fee) in each case as accrued, and payable monthly.

Unitholders will not pay a Subscription Fee when receiving Class A-S Units, Class F-S Units, Class S Units and Class B Units under the DRIP; however, the Servicing Fee will apply.

Classes A-I, F-I, and I Units

With respect to each of Classes A-I, F-I and I Units, (1) no Servicing Fee will be paid on such Units and (2) no Subscription Fee will be paid with respect to such Units, including those such Units issued pursuant to the Fund’s distribution reinvestment plan.

Vista Units

Classes E and V Units

With respect to each of Classes E and V Units, (1) no Servicing Fee will be paid on such Units and (2) no Subscription Fee will be paid with respect to such Units, including those such Units issued pursuant to the Fund’s distribution reinvestment plan.

Distributions

The Fund may declare distributions from time to time as authorized by the General Partner. Any distributions the Fund makes are at the discretion of the General Partner, considering factors such as earnings, cash flow, capital needs, taxes and general financial condition and the requirements of applicable law. As a result, the Fund’s distribution rates and payment frequency may vary from time to time. There is no assurance the Fund will pay distributions in any particular amount, if at all.

Unitholders of record as of the record date will be eligible for distributions declared. The per Unit amount of distributions on each class may differ if different class-specific fees and expenses are deducted from the gross distributions for each class. See “Item 1(c). Description of Business—Distribution Reinvestment Plan.”

Transfers

Unitholders may transfer part or all their Units in accordance with the Fund LPA upon 60 calendar days’ notice, or such reasonably shorter period as agreed to by the General Partner, and submit an executed form to the Transfer Agent, which form shall be provided by the Transfer Agent upon request. Such transfer will be recorded on the books and records of the Fund and be effective as of the first calendar day of the quarter immediately following the end of the Notice Period. The General Partner may refuse such requested transfer for certain reasons, including, but not limited to, if such transfer may jeopardize either the Fund’s or Feeder’s status as a partnership which is not a publicly traded partnership under the Code.

Any transferee must provide the Fund with a duly completed subscription document, any required AML/KYC documents and any additional information or documentation as requested by the General Partner or its delegate in connection with the transfer and by the transferee’s broker or financial intermediary, as applicable.

Each transferor agrees that it will pay all reasonable costs and expenses incurred by the Fund and the General Partner in connection with such transfer, including, without limitation, attorneys’ and accountants’ fees incurred by the Fund and any transfer, stamp, documentary or other similar taxes in connection with a transfer of Units by such transferor, including in connection with any in-house legal, administrative, accounting, finance, tax, compliance or other similar services provided by the Fund, General Partner, Manager or their respective affiliates related to such transfer. Such expenses shall be due and payable on the day the transferee is admitted to the Fund as a substitute Unitholder.

Unit Exchanges

If (i) a participating broker-dealer requests on behalf of its client or (ii) the Unitholder exits a relationship with a participating broker-dealer and does not enter into a new relationship with a participating broker-dealer, a holder’s Class S Units or Class D Units may be exchanged into an equivalent NAV amount of Class I Units as of a Subscription Date, subject to the General Partner’s approval; provided, however, that Anchor Units cannot be exchanged into Founder Units or Standard Units, Founder Units cannot be exchanged into Anchor Units or Standard Units and Regular Units cannot be exchanged into Anchor Units or Founder Units. Further, in certain cases, where a holder of Class S Units or Class D Units exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s Units may be exchanged into an equivalent NAV amount of Class I Units.

Class E Units are available only to Vista, certain of its affiliates, officers, directors and employees, the Fund’s officers and directors and certain strategic partners of Vista and/or the Fund in Vista’s sole discretion. The General Partner reserves the right to convert any investor’s Class E Units to any class of Investor Units, in its sole discretion.

Delaware Law and Certain Provisions of the Fund LPA

Organization and Duration

The Fund was formed on September 30, 2024, as a Delaware limited partnership. The Fund will remain in existence until dissolved in accordance with the Fund LPA or pursuant to Delaware law. The Fund LPA provides that the Fund will be dissolved upon (a) the determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Fund is in the best interests of the Fund, (b) the complete withdrawal or assignment of all of the General Partnership Interest (as defined in the Fund LPA) (other than in connection with a permitted assignment and substitution under Section 8.1 of the Fund LPA), bankruptcy, dissolution or commencement of winding up of the General Partner, (c) the termination, dissolution or withdrawal of the General Partner, (d) upon (i) certain cause events, including a finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment not stayed or vacated with 30 days that the General Partner or the Manager has committed a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Fund or the ability of the General Partner or the

Manager to perform their respective duties under the terms of the Fund LPA or the Investment Management Agreement, as the case may be, or fraud or willful misconduct by the General Partner or the Manager in connection with the performance of their respective duties under the terms of the Fund LPA or the Investment Management Agreement, as the case may be, that has a material adverse effect on the business of the Fund and (ii) the consent by holders in interest of 75% of the outstanding Units to dissolve the Fund or (e) the entry of a decree of dissolution of the Fund pursuant to Section 18-802 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”).

Purpose

Under the Fund LPA, the principal purpose of the Fund is to seek to invest in privately negotiated equity investments and other Investments in accordance with the investment objectives and policies of the Fund as in effect from time to time, as described elsewhere in this Registration Statement and the Fund LPA, and to engage in any other lawful activity as the General Partner may from time to time determine.

Amendment to the Fund LPA

Except as otherwise required by law, the Fund LPA may be amended, modified or supplemented, and any provision may be waived, by the written consent of the General Partner; provided, that any amendment, modification or supplement that is viewed by the General Partner in its discretion, as a whole together with all such amendments, modifications or supplements, as having a material adverse effect in the aggregate on the Unitholders of the Fund will require the approval of the Independent Directors.

Actions Related to Merger, Conversion, Reorganization or Dissolution

The General Partner may in its sole discretion enter into any one or more transactions related to capital or conversion events, including a merger, conversion, consolidation or other reorganization of the Fund and take all actions necessary or desirable to affect any such transactions, as further described in the Fund LPA.

Exclusive Delaware Jurisdiction

Any action or proceeding against the parties relating in any way to the Fund LPA shall be brought and enforced in the courts of the State of Delaware, and to the extent that subject matter jurisdiction exists, the United States for the District of Delaware.

Item 12.	Indemnification of Directors and Officers

As further explained in the Fund LPA and to the fullest extent permitted by law, the Fund will indemnify and hold harmless any of the directors, officers of the Fund, General Partner, Manager, Ultimate General Partner, partnership representative and any of their respective affiliates and any person who serves at the specific request of the General Partner or the Manager on behalf of the Fund or any other entity (each, a “VistaOne Indemnified Party”) for any mistake in judgment or any action or omission required pursuant to the Fund LPA, unless such action or inaction by the VistaOne Indemnified Party constituted bad faith, intentional and material breach of the Fund LPA, fraud, willful misconduct or gross negligence of such VistaOne Indemnified Party.

The Fund’s indemnification obligations will be satisfied from the Fund’s assets. Upon prior written approval by the General Partner, the Fund will advance expenses that are reasonably incurred by a VistaOne Indemnified Party in the defense or settlement of any claim that is subject to indemnification.

For the avoidance of doubt, nothing in the Fund LPA constitutes a waiver of, in the case of a Unitholder, any non-waivable right and, in the case of the General Partner and its Affiliates, any such person’s non-waivable duties under applicable law.

Item 13.	Financial Statements and Supplementary Data

Set forth below is an index to our financial statement attached to this Registration Statement.

Page
Index to Financial Statement*	F-
Report of Independent Registered Public Accounting Firm*	F-
Statement of Assets and Liabilities as of , 2024*	F-
Notes to Financial Statement*	F-

*	To be filed by amendment.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

N/A.

Item 15.	Financial Statements and Exhibits

(a) List separately all financial statements filed

The financial statement attached to this Registration Statement is listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

3.1	Certificate of Limited Partnership

3.2	Limited Partnership Agreement

3.3	Form of Amended and Restated Limited Partnership Agreement*

10.1	Form of Investment Management Agreement*

21.1	List of Subsidiaries—None.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VistaOne, L.P.
By:	/s/ David A. Breach
Name: David A. Breach
Title: Co-Chief Executive Officer

Date: December 9, 2024

[Signature Page to Form 10]